     As filed with the Securities and Exchange Commission on June 9, 1998
                                                           Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              (INCLUDING EXHIBITS)

                              PULASKI FINANCIAL CORP.
                ----------------------------------------------
                   (Exact name of registrant in its charter)

       Delaware                                 6035                       [applied for]
--------------------------------          -----------------              -----------------
(State or other jurisdiction of           (Primary SIC No.)               (I.R.S. Employer
incorporation or organization)                                           Identification No.)

                             12300 Olive Boulevard
                          St. Louis, Missouri  63141
                                (314) 878-2210
        ---------------------------------------------------------------
   (Address and telephone number of principal executive offices and place of business)

                            Paul M. Aguggia, Esquire
                            Aaron M. Kaslow, Esquire
                              BREYER & AGUGGIA LLP
                              1300 I Street, N.W.
                                 Suite 470 East
                            Washington, D.C.  20005
                                 (202) 737-7900
        ---------------------------------------------------------------
           (Name, address and telephone number of agent for service)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

  As soon as practicable after this registration statement becomes effective.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

===========================================================================================================================
                                         Calculation of Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Title of Each Class of Securities     Proposed Maximum      Proposed Offering     Proposed Maximum        Amount of
Being Registered                      Amount Being          Price(1)              Aggregate Offering      Registration Fee
                                      Registered(1)                               Price(1)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 Par Value            10,849,057             $10.00                $108,490,570          $32,004.72

Participation interests                      41,000                  -                           -               (2)
===========================================================================================================================

===========================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee. As described in the Prospectus, the actual number of shares to be issued and sold are subject to adjustment based upon the estimated pro forma market value of the registrant and market and financial conditions.
(2) The securities of the Registrant to be purchased by the Pulaski Bank, A Federal Savings Bank 401(k) Plan are included in the amount shown for Common Stock. Accordingly, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS SUPPLEMENT

                            PULASKI FINANCIAL CORP.

                      PULASKI BANK, A FEDERAL SAVINGS BANK
                   EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

  This Prospectus Supplement relates to the offer and sale to participants ("Participants") in the Pulaski Bank, A Federal Savings Bank Employees' Savings and Profit Sharing Plan ("Plan" or "401(k) Plan") of participation interests and shares of Pulaski Financial Corp. common stock, par value $.01 per share ("Common Stock"), as set forth herein.

  In connection with the proposed reorganization of Pulaski Bank, A Federal Savings Bank ("Savings Bank" or "Employer") from the mutual holding company form of organization to a wholly owned subsidiary of a stock savings and loan holding company, Pulaski Financial Corp. (the "Holding Company") has been formed. The reorganization of the Savings Bank as a wholly-owned subsidiary of the Holding Company, the exchange of shares of Savings Bank common stock ("Savings Bank Common Stock") by public stockholders of the Savings Bank (the "Public Stockholders") for Common Stock and the sale of Common Stock to the public (the "Conversion Offerings") are herein referred to as the "Conversion and Reorganization." Applicable provisions of the 401(k) Plan permit the investment of the Plan assets in Common Stock at the direction of a Plan Participant. This Prospectus Supplement relates to the election of a Participant to direct the purchase of Common Stock in connection with the Conversion and Reorganization.

  The Prospectus, dated _________, 1998, of the Holding Company ("Prospectus"), which is attached to this Prospectus Supplement includes detailed information with respect to the Conversion and Reorganization, the Conversion Offerings, the Common Stock and the financial condition, results of operation and business of the Savings Bank and the Holding Company. This Prospectus Supplement, which provides detailed information with respect to the Plan, should be read only in conjunction with the Prospectus. Terms not otherwise defined in this Prospectus Supplement are defined in the Plan or the Prospectus.

  A PARTICIPANT'S ELIGIBILITY TO PURCHASE COMMON STOCK IN THE CONVERSION AND REORGANIZATION THROUGH THE PLAN IS SUBJECT TO THE PARTICIPANT'S GENERAL ELIGIBILITY TO PURCHASE SHARES OF COMMON STOCK IN THE CONVERSION OFFERINGS AND THE MAXIMUM AND MINIMUM LIMITATIONS SET FORTH IN THE PLAN OF CONVERSION. SEE "THE CONVERSION AND REORGANIZATION" AND "-- LIMITATIONS ON PURCHASES OF SHARES" IN THE PROSPECTUS.

  FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PARTICIPANT, SEE "RISK FACTORS" IN THE PROSPECTUS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), THE OFFICE OF THRIFT SUPERVISION ("OTS"), THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC") OR ANY OTHER FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC, THE OTS, THE FDIC OR ANY OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The date of this Prospectus Supplement is ________________, 1998

     No person has been authorized to give any information or to make any representations other than those contained in the Prospectus or this Prospectus Supplement in connection with the offering made hereby, and, if given or made, such information and representations must not be relied upon as having been authorized by the Holding Company, the Savings Bank or the Plan. This Prospectus Supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Savings Bank or the Plan since the date hereof, or that the information herein contained or incorporated by reference is correct as of any time subsequent to the date hereof. This Prospectus Supplement should be read only in conjunction with the Prospectus that is attached herein and should be retained for future reference.

                               TABLE OF CONTENTS

                                                                                                                PAGE
The Offering
         Securities Offered...................................................................................  S-1
         Election to Purchase Common Stock in the Conversion and Reorganization...............................  S-1
         Value of Participation Interests.....................................................................  S-1
         Method of Directing Transfer.........................................................................  S-1
         Time for Directing Transfer..........................................................................  S-2
         Irrevocability of Transfer Direction.................................................................  S-2
         Treatment of Savings Bank Common Stock Held in the Plan..............................................  S-2
         Direction to Purchase Common Stock After the Conversion and Reorganization...........................  S-2
         Purchase Price of Common Stock.......................................................................  S-3
         Nature of a Participant's Interest in the Common Stock...............................................  S-3
         Voting and Tender Rights of Common Stock.............................................................  S-3

Description of the Plan
         Introduction.........................................................................................  S-3
         Eligibility and Participation........................................................................  S-4
         Contributions Under the Plan.........................................................................  S-4
         Limitations on Contributions.........................................................................  S-5
         Investment of Contributions..........................................................................  S-7
         The Employer Stock Fund..............................................................................  S-9
         Benefits Under the Plan..............................................................................  S-9
         Withdrawals and Distributions from the Plan..........................................................  S-9
         Administration of the Plan........................................................................... S-10
         Reports to Plan Participants......................................................................... S-11
         Plan Administrator................................................................................... S-11
         Amendment and Termination............................................................................ S-11
         Merger, Consolidation or Transfer.................................................................... S-12
         Federal Income Tax Consequences...................................................................... S-12
         Restrictions on Resale............................................................................... S-15

Legal Opinions................................................................................................ S-15

Investment Form............................................................................................... S-16

                                 THE OFFERING

SECURITIES OFFERED

     The securities offered hereby are participation interests in the Plan and up to _______ shares, at the actual purchase price of $10.00 per share, of Common Stock which may be acquired by the Plan for the accounts of employees participating in the Plan. The Holding Company is the issuer of the Common Stock. Only employees and former employees of the Savings Bank and their beneficiaries may participate in the Plan. Information with regard to the Plan is contained in this Prospectus Supplement and information with regard to the Conversion and Reorganization and the financial condition, results of operation and business of the Savings Bank and the Holding Company is contained in the attached Prospectus. The address of the principal executive office of the Savings Bank is 12300 Olive Boulevard, St. Louis, Missouri 63141. The Savings Bank's telephone number is (314) 878-2210.

ELECTION TO PURCHASE COMMON STOCK IN THE CONVERSION AND REORGANIZATION

     In connection with the Savings Bank's Conversion and Reorganization, each Participant in the 401(k) Plan may direct the trustees of the Plan (collectively, the "Trustee") to transfer up to ___% of a Participant's beneficial interest in the assets of the Plan to the Employer Stock Fund and to use such funds to purchase Common Stock issued in connection with the Conversion and Reorganization. Amounts transferred may include salary deferral, Employer matching and profit sharing contributions. The Employer Stock Fund consists of investments in the Common Stock. Funds not transferred to the Employer Stock Fund may be invested at the Participant's discretion in the other investment options available under the Plan. See "DESCRIPTION OF THE PLAN --INVESTMENT OF CONTRIBUTIONS" below. A PARTICIPANT'S ABILITY TO TRANSFER FUNDS TO THE EMPLOYER STOCK FUND IN THE CONVERSION OFFERINGS IS SUBJECT TO THE PARTICIPANT'S GENERAL ELIGIBILITY TO PURCHASE SHARES OF COMMON STOCK IN THE CONVERSION OFFERINGS. FOR GENERAL INFORMATION AS TO THE ABILITY OF THE PARTICIPANTS TO PURCHASE SHARES IN THE CONVERSION OFFERINGS, SEE "THE CONVERSION AND REORGANIZATION-- THE SUBSCRIPTION, DIRECT COMMUNITY AND SYNDICATED COMMUNITY OFFERINGS" IN THE ATTACHED PROSPECTUS.

VALUE OF PARTICIPATION INTERESTS

     The assets of the Plan are valued on an ongoing basis and each Participant is informed of the value of his or her beneficial interest in the Plan on a monthly basis. This value represents the market value of past contributions to the Plan by the Savings Bank and by the Participants and earnings thereon, less previous withdrawals, and transfers from other Plans.

METHOD OF DIRECTING TRANSFER

     The last page of this Prospectus Supplement is an investment form to direct a transfer to the Employer Stock Fund ("Investment Form"). If a Participant wishes to transfer funds to the Employer

Stock Fund to purchase Common Stock issued in connection with the Conversion Offerings, the Participant should indicate that decision in Part 2 of the Investment Form. If a Participant does not wish to make such an election, he or she does not need to take any action.

TIME FOR DIRECTING TRANSFER

     THE DEADLINE FOR SUBMITTING A DIRECTION TO TRANSFER AMOUNTS TO THE EMPLOYER STOCK FUND IN ORDER TO PURCHASE COMMON STOCK ISSUED IN CONNECTION WITH THE CONVERSION OFFERINGS IS ___________, 1998. The Investment Form should be returned to ___________ at the Savings Bank no later than the close of business on such date.

IRREVOCABILITY OF TRANSFER DIRECTION

     A Participant's direction to transfer amounts credited to such Participant's account in the Plan to the Employer Stock Fund in order to purchase shares of Common Stock in connection with the Conversion Offerings shall be irrevocable. Participants, however, will be able to direct the sale of Common Stock, as explained below.

TREATMENT OF SAVINGS BANK COMMON STOCK HELD IN THE PLAN

     Shares of Savings Bank Common Stock held in the Employer Stock Fund prior to the consummation of the Conversion and Reorganization will treated in the same manner as shares held by other Public Stockholders. Such shares will be exchanged for shares of Common Stock pursuant to the Exchange Ratio. Application of the Exchange Ratio will result in the holders of the outstanding Savings Bank Common Stock owning, in the aggregate, approximately the same percentage of the Common Stock to be outstanding upon the completion of the Conversion and Reorganization as the percentage of Savings Bank Common Stock owned by them, in the aggregate, immediately prior to the consummation of the Conversion. FOR ADDITIONAL INFORMATION REGARDING THE TREATMENT OF SAVINGS BANK COMMON STOCK, SEE "THE CONVERSION AND REORGANIZATION" IN THE PROSPECTUS.

DIRECTION TO PURCHASE COMMON STOCK AFTER THE CONVERSION AND REORGANIZATION

     After the Conversion and Reorganization, a Participant will be able to direct that a certain percentage of such Participant's interests in the trust assets ("Trust") be transferred to the Employer Stock Fund and invested in Common Stock or to the other investment funds available under the Plan. Alternatively, a Participant may direct that a certain percentage of such Participant's interest in the Employer Stock Fund be transferred from the Employer Stock Fund to other investment funds available under the Plan. Participants will be permitted to direct that future contributions made to the Plan by or on their behalf be invested in Common Stock. Following the initial election, the allocation of a Participant's interest in the Employer Stock Fund may be changed by the Participant on a monthly basis. Special restrictions may apply to transfers directed by those Participants who are executive officers, directors and principal stockholders of the Holding Company who are subject to the provisions of Section 16(b) of the Securities and Exchange Act of 1934, as amended ("Exchange Act").

PURCHASE PRICE OF COMMON STOCK

     The funds transferred to the Employer Stock Fund for the purchase of Common Stock in connection with the Conversion will be used by the Trustee to purchase shares of Common Stock. The price paid for such shares of Common Stock will be the same price as is paid by all other persons who purchase shares of Common Stock in the Conversion Offerings.

NATURE OF A PARTICIPANT'S INTEREST IN THE COMMON STOCK

     The Holding Company Stock purchased for an account of a Participant will be held in the name in the Employer Stock Fund. Any earnings, losses or expenses with respect to the Common Stock, including dividends and appreciation or depreciation in value, will be credited or debited to the account and will not be credited to or borne by any other accounts.

VOTING AND TENDER RIGHTS OF COMMON STOCK

     The Trustee generally will exercise voting and tender rights attributable to all Common Stock held by the Trust as directed by Participants with an interest in the Employer Stock Fund. With respect to each matter as to which holders of Common Stock have the right to vote, each Participant will be allocated a number of voting instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The percentage of shares of Common Stock held in the Employer Stock Fund that are voted in the affirmative or negative on each matter shall be the same percentage of the total number of voting instruction rights that are exercised in either the affirmative or negative, respectively.

                            DESCRIPTION OF THE PLAN

INTRODUCTION

     The Savings Bank adopted the Plan effective ________________. The Plan is a cash or deferred arrangement established in accordance with the requirement under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended ("Code").

     The Savings Bank intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. The Savings Bank will adopt any amendments to the Plan that may be necessary to ensure the qualified status of the Plan under the Code and applicable Treasury Regulations. The Savings Bank has received a determination from the Internal Revenue Service ("IRS") that the Plan is qualified under Section 401(a) of the Code and that it satisfies the requirements for a qualified cash or deferred arrangement under
Section 401(k) of the Code.

     EMPLOYEE RETIREMENT INCOME SECURITY ACT. The Plan is an "individual account plan" other than a "money purchase pension plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase pension plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. Neither the funding requirements contained in Title IV of ERISA nor the plan termination insurance provisions contained in Title IV will be extended to Participants or beneficiaries under the Plan.

     APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS OR HER BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S TERMINATION OF EMPLOYMENT WITH THE SAVINGS BANK. A SUBSTANTIAL FEDERAL TAX PENALTY MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59 1/2, UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THIS PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS OR HER EMPLOYMENT WITH THE SAVINGS BANK OR AFTER TERMINATION OF EMPLOYMENT.

     REFERENCE TO FULL TEXT OF PLAN. THE FOLLOWING STATEMENTS ARE SUMMARIES OF THE MATERIAL PROVISIONS OF THE PLAN. THEY ARE NOT COMPLETE AND ARE QUALIFIED IN THEIR ENTIRETY BY THE FULL TEXT OF THE PLAN, WHICH IS FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT FILED WITH THE SEC. COPIES OF THE PLAN ARE AVAILABLE TO ALL EMPLOYEES BY FILING A REQUEST WITH THE PLAN ADMINISTRATOR. EACH EMPLOYEE IS URGED TO READ CAREFULLY THE FULL TEXT OF THE PLAN.

ELIGIBILITY AND PARTICIPATION

     Any employee of the Savings Bank is eligible to participate and will become a Participant in the Plan following completion of 1,000 hours of service with the Savings Bank within a consecutive 12 month period of employment and the attainment of age 21. The Plan fiscal year is the calendar year ("Plan Year"). Directors who are not employees of the Savings Bank are not eligible to participate in the Plan.

     During 1997, approximately __ employees participated in the Plan.

CONTRIBUTIONS UNDER THE PLAN

     PARTICIPANT CONTRIBUTIONS. Each Participant in the Plan is permitted to elect to reduce such Participant's Compensation (as defined below) pursuant to a salary reduction agreement and have that amount contributed to the Plan on such Participant's behalf. Such amounts are credited to the

Participant's deferral contributions account. For purposes of the Plan, "Compensation" means a Participant's total amount of earnings reportable W-2 for federal income tax withholding purposes plus a Participant's elective deferrals pursuant to a salary reduction agreement under the Plan or any elective deferrals to a Section 125 plan. Due to recent statutory changes, the annual Compensation of each Participant taken into account under the Plan is limited to $160,000 (as adjusted under applicable Code provisions). A Participant may elect to modify the amount contributed to the Plan under the participant's salary reduction agreement during the Plan Year. Deferral contributions are generally transferred by the Savings Bank to the Trustee of the Plan on a periodic basis.

     EMPLOYER CONTRIBUTIONS. The Savings Bank currently matches 50% of a Participant's monthly deferral contributions to a maximum of 4% of Compensation.

LIMITATIONS ON CONTRIBUTIONS

     LIMITATIONS ON ANNUAL ADDITIONS AND BENEFITS. Pursuant to the requirements of the Code, the Plan provides that the amount of contributions allocated to each Participant's Account during any Plan Year may not exceed the lesser of 25% of the Participant's "Section 415 Compensation" for the Plan Year or $30,000 (as adjusted periodically under applicable Code provisions). A Participant's "Section 415 Compensation" is a Participant's Compensation, excluding any amount contributed to the Plan under a salary reduction agreement or any employer contribution to the Plan or to any other plan or deferred compensation or any distributions from a plan of deferred compensation. In addition, annual additions are limited to the extent necessary to prevent the limitations for the combined plans of the Savings Bank from being exceeded. To the extent that these limitations would be exceeded by reason of excess annual additions to the Plan with respect to a Participant, the excess must be reallocated to the remaining Participants who are eligible for an allocation of Employer contributions for the Plan Year.

     LIMITATION ON 401(K) PLAN CONTRIBUTIONS. The annual amount of deferred compensation of a Participant (when aggregated with any elective deferrals of the Participant under any other employer plan, a simplified employee pension plan or a tax-deferred annuity) may not exceed $9,500 (as adjusted periodically under applicable Code provisions). Contributions in excess of this limitation ("excess deferrals") will be included in the Participant's gross federal income tax purposes in the year they are made. In addition, any such excess deferral will again be subject to federal income tax when distributed by the Plan to the Participant, unless the excess deferral (together with any income allocable thereto) is distributed to the Participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the Participant in the taxable year in which the excess deferral is made.

     LIMITATION ON PLAN CONTRIBUTIONS FOR HIGHLY COMPENSATED EMPLOYEES. Sections 401(k) and 401(m) of the Code limit the amount of deferred compensation contributed to the Plan in any

Plan Year on behalf of Highly Compensated Employees (defined below) in relation to the amount of deferred compensation contributed by or on behalf of all other employees eligible to participate in the Plan. Specifically, the actual deferral percentage for a Plan Year (i.e., the average of the ratios, calculated
                            ----
separately for each eligible employee in each group, by dividing the amount of salary reduction contributions credited to the salary reduction contribution account of such eligible employee by such employee's compensation for the Plan
Year) of the Highly Compensated Employees may not exceed the greater of (a) 125% of the actual deferred percentage of all other eligible employees, or (b) the lesser of (i) 200% of the actual deferred percentage of all other eligible employees, or (ii) the actual deferral percentage of all other eligible employees plus two percentage points. In addition, the actual contribution percentage for a Plan Year (i.e., the average of the ratios calculated
                            ----
separately for each eligible employee in each group, by dividing the amount of employer contributions credited to the Matching contributions account of such eligible employee by each eligible employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (a) 125% of the actual contribution percentage of all other eligible employees, or (b) the lesser of (i) 200% of the actual contributions percentage of all other eligible employees, or (ii) the actual contribution percentage of all other eligible employees plus two percentage points.

     In general, a Highly Compensated Employee includes any employee who, during the Plan Year or the preceding Plan Year, (1) was at any time a 5% owner (i.e.,
                                                                          ----
owns directly or indirectly more than 5% of the stock of the Employer, or stock possessing more than 5% of the total combines voting power of all stock of the Employer) or, (2) during the preceding Plan Year, received Section 415 Compensation in excess of $80,000 (as adjusted periodically under applicable Code provisions) and, if elected by the Savings Bank, was in the top paid group of employees for such Plan Year.

     In order to prevent disqualification of the Plan, any amounts contributed by Highly Compensated Employees that exceed the average deferral limitation in any Plan Year ("excess contributions"), together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the Savings Bank will be subject to a 10% excise tax on any excess contributions unless such excess contributions, together with any income allocable thereto, either are recharacterized or are distributed before the close of the first 2 1/2 months following the Plan Year to which such excess contributions relate. In addition, in order to avoid disqualification of the Plan, any contributions by Highly Compensated Employees that exceed the average contribution limitation in any Plan Year ("excess aggregate contributions") together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the 10% excise tax will be imposed on the Savings Bank with respect to any excess aggregate contributions, unless such amounts, plus any income allocable thereto, are distributed within 2 1/2 months following the close of the Plan Year in which they arose.

     TOP-HEAVY PLAN REQUIREMENTS. If, for any Plan Year, the Plan is a Top-Heavy Plan (as defined below), then (i) the Savings Bank may be required to make certain minimum contributions to the Plan on behalf of non-key employees (as defined below), and (ii) certain additional restrictions would apply with respect to the combination of annual additions to the Plan and projected annual benefits under any defined plan maintained by the Savings Bank.

     In general, the Plan will be regarded as a "Top-Heavy Plan" for any Plan Year, if as of the last day of the preceding Plan Year, the aggregate balance of the accounts of all Participants who are key Employees exceeds 60% of the aggregate balance of the Accounts of the Participants. "Key Employees" generally include any employee, who at any time during the Plan Year or any other the four preceding Plan Years, if (1) an officer of the Savings Bank having annual compensation in excess of $60,000 who is in an administrative or policy-making capacity, (2) one of the ten employees having annual compensation in excess of $30,000 and owing, directly or indirectly, the largest interest in the employer, (3) a 5% owner of the employer (i.e., owns directly or indirectly
                                              ----
more than 5% of the stock of the employer, or stock possessing more than 5% of the total combined voting power of all stock of the employer), or (4) a 1% of owner of the employer having compensation in excess of $150,000.

INVESTMENT OF CONTRIBUTIONS

     All amounts credited to Participant's Accounts under the Plan are held in the Trust which is administered by the Trustee. The Trustee is appointed by the Savings Bank's Board of Directors. The Plan provides that a Participant may direct the Trustee to invest all or a portion of his or her Accounts in various managed investment portfolios, as described below. A Participant may periodically elect to change his or her investment directions with respect to both past contributions and for more additions to the Participant's accounts invested in these investment alternatives.

     Under the Plan, the Accounts of Participant held in the Trust will be invested by the Trustee at the direction of the Participant in the following managed portfolios:

Investment Fund A - A passively managed, diversified equity portfolio with the objective of simulating the performance of the Standard & Poor's Composite Index of 500 stocks. An investment in Fund A provides an opportunity for investment growth generally consistent with that of widely traded common stocks, but with a corresponding risk of decline in value.

Investment Fund B - A portfolio of fixed income contracts with the objective of maximizing income at minimum risk of capital. Contributions are invested in fixed income instruments including but not limited to group annuity contracts issued by insurance companies.

Investment Fund C - A passively managed, diversified portfolio of stock with the objective of replicating the performance of the S & P MidCap Index. An investment return generally consistent with that of smaller to medium sized company stocks, with an above average potential for increase or decrease in value.

Investment Fund D - A government instrument fund with the objective of maximizing income at minimum risk of capital with underlying investments in obligations issued or guaranteed by the United States government or agencies or instrumentalities thereof.

Investment Fund E - A portfolio of high quality treasury, agency, corporate and asset/mortgage-backed securities with the objective of replicating the total performance of the Lehman Brothers Aggregate Bond index.

Investment Fund F - A diversified fund of a broad range of stable value securities which reduces short-term risk, and invests among a broad range of large U.S. and international companies to capture growth potential.

Investment Fund G - A diversified fund of U.S. and international stocks, U.S.
                    bonds, and stable value investments which pursues long-term appreciation and short-term stability and takes advantage of market opportunities with a small flexible component.

Investment Fund H - A diversified fund of a broad range of domestic and international stocks which takes advantage of market opportunities with a large flexible component.

Investment Fund I - A fund which invests in over 1,000 foreign stocks in 20 countries of companies based in Europe, Australia, and the Far East. Its goal is to approximate the performance of the Morgan Stanley Capital International index by investing in most of the same stocks as the index. The Fund limits its investment in Japanese stocks to no more than 25% of the Fund's overall portfolio.

     A Participant may also invest all or a portion of his or her Accounts in the portfolios described above and in Fund J, described below:

Investment Fund J - The Employer Stock Fund which invests in common stock of the
                    Holding Company.

     A Participant may elect to have both prior contributions and additions to the Participant's Account invested either in the Employer Stock Fund or in any of the other managed portfolios listed above. Any amounts credited to a Participant's Accounts for which investment directions are not given will be invested in Investment Fund D.

     The net gain (or loss) in the Accounts from investments (including interest payments, dividends, realized and unrealized gains and losses on securities, and expenses paid from the Trust) are determined monthly on a quarterly basis. For purposes of such allocation, all assets of the Trust are valued at their fair market value.

THE EMPLOYER STOCK FUND

     The Employer Stock Fund consists of investments in Common Stock. In connection with the Conversion Offerings, pursuant to the attached Investment Form, Participants will be able to change their investments at a time other than the normal election intervals. Any cash dividends paid on Common Stock held in the Employer Stock Fund will be credited to a cash dividend subaccount for each Participant investing in the Employer Stock Fund. To the extent practicable, all amounts held in the Employer Stock Fund (except the amounts credited to cash dividend subaccounts) will be used to purchase shares of Common Stock. It is expected that all purchases will be made at prevailing market prices. Pending investment in Common Stock, assets held in the Employer Stock Fund will be placed in bank deposits and other short-term investments.

     When Common Stock is purchased or sold, the cost or net proceeds are charged or credited to the Accounts of Participants affected by the purchase or sale. A Participant's Account will be adjusted to reflect changes in the value of shares of Common Stock resulting from stock dividends, stock splits and similar changes.

     To the extent dividends are not paid on Common Stock held in the Employer Stock Fund, the return on any investment in the Employer Stock Fund will consist only of the market value appreciation of the Common Stock subsequent to its purchase.

     INVESTMENTS IN THE EMPLOYER STOCK FUND MAY INVOLVE CERTAIN RISK FACTORS ASSOCIATED WITH INVESTMENTS IN COMMON STOCK OF THE HOLDING COMPANY. FOR A DISCUSSION OF THESE RISK FACTORS, SEE "RISK FACTORS" IN THE PROSPECTUS.

BENEFITS UNDER THE PLAN

     VESTING. A Participant, has at all times a fully vested, nonforfeitable interest in all of his or her deferred contributions and the earnings thereon under the Plan. A Participant vests in his or her matching contributions account a the rate of 25% per year of employment with 100% vesting after four years of employment.

WITHDRAWALS AND DISTRIBUTIONS FROM THE PLAN

     APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS OR HER BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59 1/2 UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THE PLAN REGARDLESS OF WHETHER SUCH A

WITHDRAWAL OCCURS DURING HIS OR HER EMPLOYMENT WITH THE SAVINGS BANK.

     DISTRIBUTION UPON RETIREMENT, DISABILITY OR TERMINATION OF EMPLOYMENT. Payment of benefits to a Participant who retires, incurs a disability, or otherwise terminates employment generally shall be made in a lump sum cash payment. At the request of the Participant, the distribution may include an in-kind distribution of Common Stock of the Holding Company credited to the Participant's Account. A Participant whose total vested account balance equals or exceeds $3,500 at the time of termination, may elect, in lieu of a lump sum payments, to be paid in annual installments over a period not exceeding the life expectancy of the Participant or the joint life expectancies of the Participant and his or her designated beneficiary. Benefits payments ordinarily shall be made not later than 60 days following the end of the Plan Year in which occurs later of the Participant's: (i) termination of employment; (ii) attainment of age 65; or (iii) tenth anniversary of commencement of participation in the Plan; but in no event later than April 1 following the calendar year in which the Participant attains age 70 1/2 (if the Participant is retired). However, if the vested portion of the Participant's Account balances exceeds $3,500, no distribution shall be made from the Plan prior to the Participant's attaining age 65 unless the Participant consents to an earlier distribution. Special rules may apply to the distribution of Common Stock of the Holding Company to those Participants who are executive officers, directors and principal shareholders of the Holding Company who are subject to the provisions of Section 16(b) of the Exchange Act.

     DISTRIBUTION UPON DEATH. A Participant who dies prior to the benefit commencement date for retirement, disability or termination of employment, and who has a surviving spouse, shall have his or her benefits paid to the surviving spouse in a lump sum, or if the payment of his or her benefits had commenced before his or her death, in accordance with the distribution method in effect at his or her death. With respect to an unmarried Participant, and in the case of a married Participant with spousal consent to the designation of another beneficiary, payment of benefits to the beneficiary, payments of benefits to the beneficiary of a deceased Participant shall be made in the form of a lump sum payment in cash or in Common Stock, or if the payment of his or her benefit had commenced before his or her death, in accordance with the distribution method if effect at death.

     NONALIENATION OF BENEFITS. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order (as defined in the Code), benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

ADMINISTRATION OF THE PLAN

     TRUSTEE. The Trustee with respect to Plan assets, other than the Employer Stock Fund, is currently Bank of New York. Bank of New York also serves as custodian of the Employer Stock Fund assets. Members of the Board of Directors of the Savings Bank serve as trustees with respect to the Employer Stock Fund. Except as otherwise indicated by the context, references in this Prospectus Supplement to the Trustee refer to Bank of New York.

     Pursuant to the terms of the Plan, the Trustee receives and holds contributions to the Plan in trust and has exclusive authority and discretion to manage and control the assets of the Plan pursuant to the terms of the Plan and to manage, invest and reinvest the Trust and income therefrom. The Trustee has the authority to invest and reinvest the Trust and may sell or otherwise dispose of Trust investments at any time and may hold trust funds uninvested. The Trustee has authority to invest the assets of the Trust in "any type of property, investment or security" as defined under ERISA.

     The Trustee has full power to vote any corporate securities in the Trust in person or by proxy; provided, however, that the Participants will direct the Trustee as to voting and tendering of all Common Stock held in the Employer Stock Fund.

     The Trustee is entitled to reasonable compensation for its services and is also entitled to reimbursement for expenses properly and actually incurred in the administration of the Trust. The expenses of the Trustee and the compensation of the persons so employed is paid out of the Trust except to the extent such expenses and compensation are paid by the Savings Bank.

     The Trustee must render at least annual reports to the Savings Bank and to the Participants in such form and containing information that the Trustee deems necessary.

REPORTS TO PLAN PARTICIPANTS

     The administrator will furnish to each Participant a statement at least semiannually showing (i) the balance in the Participant's Account as of the end of that period, (ii) the amount of contributions allocated to such Participant's Account for that period, and (iii) the adjustments to such Participant's Account to reflect earnings or losses (if any).

PLAN ADMINISTRATOR

     The Savings Bank currently serves as the Plan Administrator. The Plan Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the Plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to Participants, beneficiaries and others under Sections 104 and 105 of ERISA.

AMENDMENT AND TERMINATION

     The Savings Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, each employee who ceases to be a Participant shall have a fully vested interest in his or her Account. The Savings Bank reserves the right to make, from time to time, any amendment or amendments to the Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of the Participants or their beneficiaries.

MERGER, CONSOLIDATION OR TRANSFER

     In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Trust to another plan, the Plan requires that each Participant (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

FEDERAL INCOME TAX CONSEQUENCES

     THE FOLLOWING IS ONLY A BRIEF SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE PLAN. THE SUMMARY IS NECESSARILY GENERAL IN NATURE AND DOES NOT PURPORT TO BE COMPLETE. MOREOVER, STATUTORY PROVISIONS ARE SUBJECT TO CHANGE, AS ARE THEIR INTERPRETATIONS, AND THEIR APPLICATION MAY VARY IN INDIVIDUAL CIRCUMSTANCES. FINALLY, THE CONSEQUENCES UNDER APPLICABLE STATE AND LOCAL INCOME TAX LAWS MAY NOT BE THE SAME AS UNDER THE FEDERAL INCOME TAX LAWS.

PARTICIPANTS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO ANY DISTRIBUTION FROM THE PLAN AND TRANSACTIONS INVOLVING THE PLAN.

     The Plan has received a determination from the IRS that it is qualified under Section 401(a) and 401(k) of the Code, and that the related Trust is exempt from tax under Section 501(a) of the Code. A plan that is "qualified" under these sections of the Code is afforded special tax treatment which include the following: (1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan of each year; (2) Participants pay no current income tax on amounts contributed by the employer on their behalf; and
(3) earnings of the Plan are tax-exempt thereby permitting the tax-free accumulation of income and gains on investments. The Plan will be administered to comply in operation with the requirements of the Code as of the applicable effective date of any change in the law. The Savings Bank expects to timely adopt any amendments to the Plan that may be necessary to maintain the qualified status of the Plan under the Code. Following such an amendment, the Plan will be submitted to the IRS for a determination that the Plan, as amended, continues to qualify under Sections 401(a) and 501(a) of the Code and that it continues to satisfy the requirements for a qualified cash or deferred arrangement under
Section 401(k) of the Code.

     Assuming that the Plan is administered in accordance with the requirements of the Code, participation in the Plan under existing federal income tax laws will have the following effects:

     (a) Amounts contributed to a Participant's 401(k) account and the investment earnings are actually distributed or withdrawn from the Plan. Special tax treatment may apply to the taxable portion of any distribution that includes Common Stock or qualified as a "Lump Sum Distribution" (as described below).

     (b) Income earned on assets held by the Trust will not be taxable to the Trust.

     LUMP SUM DISTRIBUTION. A distribution from the Plan to a Participant or the beneficiary of a Participant will qualify as a "Lump Sum Distribution" if it is made: (i) within a single taxable year of the Participant or beneficiary; (ii) on account of the Participant's death or separation from service, or after the Participant attains age 59 1/2; and (iii) consists of the balance to the credits of the Participant under the Plan and all other profit sharing plans, if any, maintained by the Savings Bank. The portion of any Lump Sum Distribution that is required to be included in the Participant's or beneficiary's taxable income for federal income tax purposes ("total taxable amount") consists of the entire amount of such Lump Sum Distribution less the amount of after-tax contributions, if any, made by the Participant to any other profit sharing plans maintained by the Savings Bank which is included in such distribution.

     AVERAGING RULES. The portion of the total taxable amount of a Lump Sum Distribution ("ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However, for distributions occurring prior to January 1, 2000, a Participant who has completed at least five years of participation in the Plan before the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the Participant's death (regardless of the period of the Participant's participation in the Plan or any other profit sharing plan maintained by the Employer), may elect to have the ordinary income portion of such Lump Sum Distribution taxed according to a special averaging rule ("five-year averaging"). The election of the special averaging rules may apply only to one Lump Sum Distribution received by the Participant or beneficiary, provided such amount is received on or after the Participant turns 59 1/2 and the recipient elects to have any other Lump Sum Distribution from a qualified plan received in the same taxable year taxed under the special averaging rule. The special five-year averaging rule has been repealed for distributions occurring after December 31, 1999. Under a special grandfather rule, individuals who turned 50 by 1986 may elect to have their Lump Sum Distribution taxed under either the five-year averaging rule (if available) or the prior law ten-year averaging rule. Such individuals also may elect to have that portion of the Lump Sum Distribution attributable to the Participant's pre-1974 participation in the Plan taxed at a flat 20% rate as gain from the sale of a capital asset.

     COMMON STOCK INCLUDED IN LUMP SUM DISTRIBUTION. If a Lump Sum Distribution includes Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such Common Stock, i.e., the excess of the value of such Common
                                   ----
Stock at the time of the distribution over its cost to the Plan. The tax basis of such Common Stock to the Participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the Common Stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such Common Stock. Any gain on a subsequent sale or other taxable disposition of the Common Stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term capital gain or long-term capital gain depending upon the length of the holding period of the Common Stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations by the IRS.

     DISTRIBUTIONS: ROLLOVERS AND DIRECT TRANSFERS TO ANOTHER QUALIFIED PLAN OR TO AN IRA. Pursuant to a change in the law, effective January 1, 1993, virtually all distributions from the Plan may be rolled over to another qualified Plan or to an individual retirement account ("IRA") without regard to whether the distribution is a Lump Sum Distribution or Partial Distribution. Effective January 1, 1993, Participants have the right to elect to have the Trustee transfer all or any portion of an "eligible rollover distribution" directly to another plan qualified under Section 401(a) of the Code or to an IRA. If the Participant does not elect to have an "eligible rollover distribution" transferred directly to another qualified plan of to an IRA, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. An "eligible rollover distribution" means any amount distributed from the Plan except: (1) a distribution that is (a) one of a series of substantially equal periodic payments made (not less frequently than annually) over the Participant's life of the joint life of the Participant and the Participant's designated beneficiary, or (b) for a specified period of ten years or more; (2) any amount that is required to be distributed under the minimum distribution rules; and (3) any other distributions excepted under applicable federal law. The tax law change described above did not modify the special tax treatment of Lump Sum Distributions, that are not rolled over or transferred, i.e., forward averaging, capital gains tax treatment and the
             ----
nonrecognition of net unrealized appreciation, discussed earlier.

     ADDITIONAL TAX ON EARLY DISTRIBUTIONS. A Participant who receives a distribution from the Plan prior to attaining age 59 1/2 will be subject to an additional income tax equal to 10% of the taxable amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled over into an IRA or another qualified plan or the distribution is (i) made to a beneficiary (or to the estate of a Participant) on or after the death of the Participant, (ii) attributable to the Participant's being disabled within the meaning of Section 72(m)(7) of the Code, (iii) part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his or her beneficiary, (iv) made to the Participant after separation from service on account of early retirement under the Plan after attainment of age 55, (v) made to pay medical expenses to the extent deductible for federal income tax purposes, (vi) pursuant to a qualified domestic relations order, or (vii) made to effect the distribution of excess contributions or excess deferrals.

     THE FOREGOING IS ONLY A BRIEF SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE PLAN. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE PLAN.

RESTRICTIONS ON RESALE

     Any person receiving shares of the Common Stock under the Plan who is an "affiliate" of the Savings Bank or the Holding Company as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933, as amended ("Securities Act") (e.g., directors, officers and substantial shareholders of the Savings Bank) may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act (the Holding Company and the Savings Bank having no obligation to file such registration statement) or, assuming the availability thereof, pursuant to Rule 144 or some other exemption from the registration requirements of the Securities Act. Any person who may be an "affiliate" of the Savings Bank or the Holding Company may wish to consult with counsel before transferring any Common Stock owned by him or her. In addition, Participants are advised to consult with counsel as to the applicability of the reporting and short-swing profit liability rules of Section 16 of the Exchange Act which may affect the purchase and sale of the Common Stock where acquired or sold under the Plan or otherwise.

                                LEGAL OPINIONS

     The validity of the issuance of the Common Stock will be passed upon by Breyer & Aguggia LLP, Washington, D.C., which firm is acting as special counsel for the Holding Company in connection with the Savings Bank's Conversion and Reorganization from the mutual holding company form of organization to a wholly-owned subsidiary of the Holding Company.

                                Investment Form
                             (Employer Stock Fund)

                     PULASKI BANK, A FEDERAL SAVINGS BANK
                  EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN


Name of Participant:_________________________

Social Security Number:______________________

     1. Instructions. In connection with the proposed reorganization of Pulaski Bank, A Federal Savings Bank ("Savings Bank") from the mutual holding form of organization to a wholly-owned subsidiary of a savings and loan holding company ("Conversion and Reorganization"), participants in the Pulaski Bank, A Federal Savings Bank Employees' Savings and Profit Sharing Plan ("Plan") may elect to direct the investment of up to 100% of their account balances into the Employer Stock Fund ("Employer Stock Fund"). Amounts transferred at the direction of Participants into the Employer Stock Fund will be used to purchase shares of the common stock of Pulaski Financial Corp. ("Common Stock"), the proposed holding company for the Savings Bank. A PARTICIPANT'S ELIGIBILITY TO PURCHASE SHARES OF COMMON STOCK IS SUBJECT TO THE PARTICIPANT'S GENERAL ELIGIBILITY TO PURCHASE SHARES OF COMMON STOCK IN THE CONVERSION OFFERINGS AND THE MAXIMUM AND MINIMUM LIMITATIONS SET FORTH IN THE PLAN OF CONVERSION. SEE THE PROSPECTUS FOR ADDITIONAL INFORMATION.

     You may use this form to direct a transfer of funds credited to your account to the Employer Stock Fund, to purchase Common Stock in the Conversion Offerings. To direct such a transfer to the Employer Stock Fund, you should complete this form and return it to ___________ at the Savings Bank, NO LATER THAN THE CLOSE OF BUSINESS ON ___________, 1998. The Savings Bank will keep a copy of this form and return a copy to you. (If you need assistance in completing this form, please contact ___________.)

     2. Transfer Direction. I hereby direct the Plan Administrator to transfer $__________ (in increments of $10) to the Employer Stock Fund to be applied to the purchase of Common Stock in the Conversion Offerings. Please transfer this amount from the following investments as indicated:
_________________________________________________________.

     3. Effectiveness of Direction. I understand that this Investment Form shall be subject to all of the terms and conditions of the Plan and the terms and conditions of the Conversion and Reorganization. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.

____________________________               _____________________________________
     Signature                                              Date

                             *    *    *    *    *

     4. Acknowledgement of Receipt. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.

____________________________               _____________________________________
     Plan Administrator                                      Date

PROSPECTUS

                            PULASKI FINANCIAL CORP.
      (PROPOSED HOLDING COMPANY FOR PULASKI BANK, A FEDERAL SAVINGS BANK)
            BETWEEN 5,100,000 AND 7,935,000 SHARES OF COMMON STOCK

Pulaski Bank, A Federal Savings Bank is converting from the mutual holding company form of organization to the stock holding company form of organization. Pulaski Bancshares, M.H.C., which is a federally-chartered mutual holding company, currently owns 69.81% of the outstanding common stock of Pulaski Bank. As a result of the conversion, Pulaski Bancshares, M.H.C. will cease to exist and Pulaski Bank will become a wholly-owned subsidiary of Pulaski Financial Corp., a Delaware corporation that was formed in May 1998. Pulaski Financial Corp. is offering its common stock to the public under the terms of a Plan of Conversion which must be approved by the members of Pulaski Bancshares, M.H.C. and by the stockholders of Pulaski Bank. The conversion will not go forward if Pulaski Bancshares, M.H.C. and Pulaski Bank do not receive these approvals or if Pulaski Financial Corp. does not sell at least the minimum number of shares. Pursuant to the Plan of Conversion, Pulaski Financial Corp. will issue shares of its common stock in this offering that will represent a 73.14% ownership interest in Pulaski Financial Corp., which is based on the percentage ownership that Pulaski Bancshares, M.H.C. currently maintains in Pulaski Bank, after certain adjustments for waived dividends. Pulaski Financial Corp. will also issue shares of its common stock to the public stockholders of Pulaski Bank in exchange for their shares of Pulaski Bank's common stock pursuant to an exchange ratio that will result in the public stockholders of Pulaski Bank owning in the aggregate approximately 26.86% of Pulaski Financial Corp.

--------------------------------------------------------------------------------
                               OFFERING SUMMARY

                           Price Per Share:  $10.00

                                             Minimum          Midpoint         Maximum         Maximum, as adjusted
                                             -------          --------         -------         --------------------
Number of shares:                            5,100,000        6,000,000        6,900,000            7,935,000
Gross offering proceeds:                   $51,000,000      $60,000,000      $69,000,000          $79,350,000
Estimated offering expenses:                $1,047,000       $1,114,000       $1,180,000           $1,256,000
Estimated net proceeds:                    $49,953,000      $58,886,000      $67,820,000          $78,094,000
Estimated net proceeds per share:                $9.79            $9.81            $9.83               $9.84

The amount of common stock being offered in the conversion is based on an independent appraisal of the market value of Pulaski Bank and Pulaski Bancshares, M.H.C. after giving effect to the conversion. The independent appraiser has stated that as of May 29, 1998, the market value of the converted Pulaski Bank and Pulaski Bancshares, M.H.C. ranged from $69,729,290 to $94,339,630. Based on this valuation and the 73.14% ownership interest being sold in this offering, the minimum of the offering range was set at $51,000,000 and the maximum was set at $69,000,000. Subject to approval of the Office of Thrift Supervision, an additional 15% above the maximum number of shares may be sold.

Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc. ("Webb") will use its best efforts to assist Pulaski Financial Corp. in selling at least the minimum number of shares but does not guarantee that this number will be sold. All funds received from subscribers will be held in an interest-bearing savings account at Pulaski Bank until the completion or termination of the conversion.

Pulaski Financial Corp. has received preliminary approval to have its common stock quoted on the Nasdaq National Market under the symbol PULB.

The subscription offering will terminate at 12:00 Noon, Central Time, on ______________, 1998, unless extended for up to ___ days.

--------------------------------------------------------------------------------
THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

FOR A DISCUSSION OF CERTAIN RISKS THAT YOU SHOULD CONSIDER, SEE "RISK FACTORS" BEGINNING ON PAGE __.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
For additional information about the conversion, please refer to the more detailed information in this prospectus. For assistance, please contact the stock information center at (___)___________.

                      CHARLES WEBB & COMPANY, a Division
                       of Keefe, Bruyette & Woods, Inc.
               The date of this prospectus is ___________, 1998

                          FORWARD-LOOKING STATEMENTS

     Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act. These forward-looking statements include statements of goals, intentions and expectations and involve risks and uncertainties including, but not limited to, the following: changes in general economic conditions; the performance of financial markets; interest rates; and competitive, regulatory, legislative or tax changes that affect the cost of or demand for the Bank's products. Because of these uncertainties, actual future results may differ materially from those contemplated by such statements.

                               TABLE OF CONTENTS

                                                 PAGE
                                                 ----
Summary........................................
Risk Factors...................................
Selected  Financial Information................
Use of Proceeds................................
Dividend Policy................................
Market for Common Stock........................
Capitalization.................................
Historical and Pro Forma
  Regulatory Capital Compliance................
Pro Forma Data.................................
Effect of the Conversion on the Bank's
  Stockholders.................................
Subscriptions by Executive Officers and
  Directors....................................
Pulaski Bank, A Federal Savings Bank and
  Subsidiaries.................................
  Consolidated Statements of Income............
Management's Discussion and
  Analysis of Financial Condition
  and Results of Operations....................
Business of the Holding Company................
Business of the Bank...........................
Management of the Holding Company..............
Management of the Bank.........................
Regulation.....................................
Taxation.......................................
The Conversion.................................
Comparison of Stockholders' Rights.............
Restrictions on Acquisition
  of the Holding Company.......................
Description of Capital Stock
  of the Holding Company ......................
Registration Requirements......................
Legal and Tax Opinions.........................
Experts........................................
Additional Information.........................
Index to Consolidated
  Financial Statements.........................
Glossary.......................................   G-1


               [Map of St. Louis area showing branch locations]

                                    SUMMARY

     The following summary explains the significant aspects of the conversion. For additional information about the conversion and the stock offering please refer to the more detailed information in this prospectus. Throughout this prospectus, Pulaski Bank, A Federal Savings Bank is referred to as the "Bank", Pulaski Bancshares, M.H.C. is referred to as the "MHC" and Pulaski Financial Corp. is referred to as the "Holding Company." See the glossary at the back of this prospectus for the definitions of certain terms that are printed in boldface type the first time they appear in this prospectus.

PULASKI FINANCIAL CORP.

     The Bank formed the Holding Company under Delaware law in May 1998 for the purpose of owning all of the Bank's capital stock following completion of the conversion. The Holding Company has received conditional approval of the OTS to become a savings and loan holding company by acquiring the capital stock of the Bank in the conversion. Before the completion of the conversion, the Holding Company will not have any material assets or liabilities and it will not conduct any business other than business related to the conversion. After the conversion, the Holding Company's primary assets will be all of the capital stock of the Bank, the loan that the Holding Company intends to make to the Bank's ESOP and the net proceeds remaining from the sale of its common stock after contributing 50% of the net proceeds to the Bank and funding the ESOP loan. Initially, the primary activity of the Holding Company will be to direct, plan and coordinate the Bank's business activities. In the future, the Holding Company might become an operating company or acquire or organize other operating subsidiaries, including other financial institutions, although it currently has no specific plans or agreements to do so. The Holding Company's main office is located at 12300 Olive Boulevard, St. Louis, Missouri 63141 and its telephone number is (314) 878-2210.

PULASKI BANCSHARES, M.H.C.

     The MHC is the federally-chartered mutual holding company of the Bank. The MHC was formed in May 1994 as a result of the reorganization of the Bank into a federally chartered mutual holding company. The members of the MHC consist of depositors of the Bank and those current borrowers of the Bank who had loans outstanding as of the consummation date of the MHC reorganization (May 11, 1994). The MHC's sole business activity is holding 1,470,000 shares of the Bank's common stock, which represents 69.81% of the outstanding shares as of the date of this prospectus. As part of the conversion, the MHC will merge into the Bank, with the Bank as the surviving entity. As a result of this merger, the MHC will cease to exist. The MHC's main office is located at 12300 Olive Boulevard, St. Louis, Missouri 63141 and its telephone number is (314) 878-2210.

PULASKI BANK, A FEDERAL SAVINGS BANK

     The Bank was founded in 1922 as a Missouri-chartered mutual savings and loan association. In 1994, in connection with the formation of the MHC, the Bank converted to a Missouri-chartered capital stock savings and loan association. In 1995, the Bank converted to a federally chartered stock savings bank and adopted the name Pulaski Bank, A Federal Savings Bank. Upon completion of the conversion, the Bank will adopt the name Pulaski Bank. The Bank's main office is located at 12300 Olive Boulevard, St. Louis, Missouri 63141 and its telephone number is (314) 878-2210.

     The Bank is regulated by the OTS and the FDIC. The Bank's deposits have been federally-insured by the FDIC since 1947 and are currently insured by the FDIC under the SAIF. The Bank has been a member of the FHLB-System since 1946.

     The Bank's strategy is to operate as an independent, retail financial institution dedicated to financing home ownership and other consumer needs in St. Louis and the surrounding area. At March 31, 1998, the Bank operated five offices in the St. Louis area and had total assets of $183.6 million, deposits of $154.1 million and stockholders' equity of $24.6 million. At that date, $117.4 million, or 93.7%, of the Bank's loans were residential mortgage loans and $7.3 million, or 5.8%, of the Bank's loans were consumer loans. In recent years, as part of its asset/liability management strategy, the Bank has sold most of the fixed-rate loans that it has originated. Loan sales for the six months ended March 31, 1998 and the year ended September 30, 1997 totaled $51.6 million and $63.6 million, respectively. For a discussion of the Bank's business strategy and recent results of operations, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." For a discussion of the Bank's business activities, see "BUSINESS OF THE BANK."

THE CONVERSION

     The conversion is being undertaken pursuant to the PLAN OF CONVERSION that was adopted by the Boards of Directors of the Bank and the MHC on April 15, 1998. Pursuant to the Plan of Conversion, (i) the MHC will merge into the Bank, at which time the MHC will cease to exist and the outstanding shares of the Bank's common stock held by the MHC will be canceled, and (ii) the Bank will become a wholly-owned subsidiary of the Holding Company. As part of the conversion, the Holding Company will sell shares of its common stock in this offering that will represent an ownership interest in the Holding Company that is based on the percentage ownership that the MHC currently maintains in the Bank. The Holding Company will also issue shares of its common stock to the public stockholders of the Bank in exchange for their shares of Bank common stock pursuant to an exchange ratio that will result in the public stockholders of the Bank owning in the aggregate approximately 26.86% of the Holding Company, before giving effect to any (i) payment of cash in lieu of issuing fractional shares and (ii) shares purchased by the stockholders of the Bank in the offering.

     The following diagram illustrates the current organizational structure and ownership of the Bank:

      ------------------------------            ---------------------------
          Pulaski Bancshares, MHC                    Public Stockholders
                   69.81%                                    30.19%
      ------------------------------            ---------------------------
                                ------------------
                                   Pulaski Bank
                                ------------------

     The following diagram reflects the post-conversion organizational structure and ownership of the Holding Company and the Bank. The ownership interests presented assume no fractional shares of the Holding Company's common stock are issued and does not give effect to purchases of any shares in this offering by the Bank's public stockholders or to the exercise of outstanding stock options. As required by the OTS, the aggregate ownership interest of the Bank's public stockholders has been adjusted downward to reflect assets held by the MHC and the waiver by the MHC of certain dividends paid by the Bank.

            ---------------------------     ----------------------------
               PURCHASERS IN OFFERING          FORMER BANK STOCKHOLDERS
                       73.14%                           26.86%
            ---------------------------     ----------------------------

                       --------------------------------
                            PULASKI FINANCIAL CORP
                                     100%
                       --------------------------------

                              -----------------
                                 PULASKI BANK
                              -----------------

     Completion of the conversion requires the following member and shareholder approvals:

     1. Approval by the holders of at least a majority of the total number of votes eligible to be cast by the members of the MHC.

     2. Approval by the holders of at least two-thirds of the outstanding shares of the Bank's common stock (including those shares held by the MHC).

     3. Approval by the holders of at least a majority of the shares of the Bank's common stock (not including those shares held by the MHC) present in person or by proxy at a meeting of stockholders called for the purpose of considering the Plan of Conversion.

     The MHC has called a special meeting of its members to be held on __________, 1998 for the purpose of considering the Plan of Conversion. The Bank has called a special meeting of its stockholders also to be held on __________, 1998 for the purpose of considering the Plan of Conversion. The MHC intends to vote its shares of Bank Common Stock, which amounts to 69.81% of the outstanding shares, in favor of the Plan of Conversion at the special meeting of stockholders. As of March 31, 1998, directors (including directors emeritus) and executive officers of the Bank and their associates beneficially owned 137,607 (not including shares that may be acquired through the exercise of stock options), or 21.6%, of the outstanding shares of Bank common stock held by the Bank's public shareholders (i.e. shareholders other than the MHC), which they
                            ----
intend to vote in favor of the Plan of Conversion.

REASONS FOR THE CONVERSION

      The Boards of Directors of the Holding Company, the MHC and the Bank believe that the conversion is in the best interests of the MHC and its members, the Bank and its stockholders, and the communities served by the MHC and the Bank. In their decision to pursue the conversion, the Boards of Directors considered the various regulatory uncertainties associated with the mutual holding company structure, including the MHC's future ability to waive any dividends from the Bank and the uncertain future of the federal thrift charter. In addition, the Boards of Directors considered the various advantages of the stock holding company form of organization, including: (i) the Holding Company's ability to repurchase shares of its common stock without adverse tax consequences; (ii) the Holding Company's greater flexibility under current law and regulations relative to the MHC to acquire other financial institutions and diversify operations; (iii) the larger capital base of the Holding Company that will result from the sale of common stock in this offering; and (iv) the potential increased liquidity in the Holding Company common stock relative to the Bank common stock because of the larger number of shares to be outstanding upon consummation of the conversion. Currently, the Boards of Directors of the Holding Company and the Bank have no specific plans, arrangements or understandings, written or oral, regarding any stock repurchases, acquisitions or diversification of operations. See "THE CONVERSION -- Purposes of Conversion."

THE SUBSCRIPTION OFFERING AND THE DIRECT COMMUNITY OFFERING

     The Holding Company is offering shares of its common stock in a SUBSCRIPTION OFFERING to certain current and former depositor and borrower customers of the Bank and to the Bank's ESOP. Pursuant to its Plan of Conversion, the Bank has granted subscription rights in the following order of priority in accordance with applicable regulatory requirements to:

     1. "Eligible Account Holders" -- the Bank's depositors with $50 or more on deposit as of March 31, 1997.

     2.   The Bank's ESOP.

     3. "Supplemental Eligible Account Holders" -- the Bank's depositors with $50 or more on deposit as of June 30, 1998.

     4. "Other Members" -- the Bank's depositors as of __________, 1998 and borrowers of the Bank as of May 11, 1994 whose loans continue to be outstanding as of __________, 1998.

     If the number of shares sold in the conversion is increased above the maximum of the offering range the ESOP will have first priority to purchase any such shares over the maximum of the offering range, up to a total of 8% of the common stock sold in this offering.

     IMPORTANT: Subscription rights are not transferable, and persons with subscription rights may not subscribe for shares for the benefit of any other person. If you violate this prohibition you may lose your right to purchase shares in the conversion and may be subject to criminal prosecution and/or other sanctions.

     The Subscription Offering will expire at 12:00 Noon, Central Time, on the EXPIRATION DATE of ________, 1998, unless extended by the Bank and the Holding Company for up to __ days. In the event of an oversubscription, shares will be allocated in accordance with the Plan of Conversion.

     Concurrently with the Subscription Offering, shares will be offered to the general public in a DIRECT COMMUNITY OFFERING. Public stockholders of the Bank will have first preference to purchase shares in the Direct Community Offering and natural persons and trusts of natural persons who are residents of the Bank's LOCAL COMMUNITY will have second preference. The Direct Community Offering will terminate on the Expiration Date unless extended with approval of the OTS, if necessary. The Subscription Offering and the Direct Community Offering are being managed by Webb. Webb is a registered broker-dealer and a member of the NASD. Webb is not obligated to purchase any shares of common stock in this offering. Shares not sold in the Subscription Offering or Direct Community Offering may be offered for sale in a SYNDICATED COMMUNITY OFFERING, which would be an offering to the general public on a best efforts basis by a selling group of broker-dealers managed by Webb. See "THE CONVERSION -- The Subscription, Direct Community and Syndicated Community Offerings."

EXCHANGE OF THE BANK'S COMMON STOCK

     As part of the conversion, each share of Bank common stock held by the MHC will be canceled and each share of Bank common stock held by the Bank's public stockholders will be exchanged for shares of Holding Company common stock. The number of shares of Holding Company common stock to be issued to the Bank's public stockholders will be based on an EXCHANGE RATIO that will result in the Bank's public stockholders owning in the aggregate approximately 26.86% of the outstanding shares of Holding Company common stock before giving effect to any
(i) payment of cash in lieu of issuing fractional shares of Holding Company common stock and (ii) shares purchased by the Bank's public stockholders in the offering. As required by the OTS, the aggregate ownership interest of the Bank's public stockholders has been adjusted downward from 30.19% to 26.86% to reflect assets held by the MHC and the waiver by the MHC of certain dividends paid by the Bank. THE FINAL EXCHANGE RATIO WILL BE BASED ON

THE PERCENTAGE OWNERSHIP INTEREST OF THE BANK'S PUBLIC STOCKHOLDERS IN THE BANK AND THE NUMBER OF SHARES SOLD IN THIS OFFERING AND NOT ON THE MARKET VALUE OF BANK COMMON STOCK. ACCORDINGLY, THE VALUE OF THE SHARES OF HOLDING COMPANY COMMON STOCK TO BE RECEIVED FOR EACH SHARE OF BANK COMMON STOCK MAY BE LESS THAN THE MARKET VALUE OF BANK COMMON STOCK AT THE TIME OF EXCHANGE. See "-- Stock Pricing and Number of Shares to be Issued in the Conversion."

     Pursuant to OTS regulations, stockholders of the Bank do not have dissent and appraisal rights with respect to the conversion because the Bank's common stock is listed on The Nasdaq Stock Market. Accordingly, if the conversion is approved, the exchange of each share of Bank common stock for shares of Holding
Company common stock will be mandatory.   DO NOT SEND YOUR CERTIFICATES FOR
EXCHANGE AT THIS TIME. The Holding Company will mail to each stockholder of the Bank exchange instructions and a transmittal letter after the consummation of the conversion. See "THE CONVERSION -- Delivery and Exchange of Stock Certificates -- Exchange Shares."

STOCK PRICING AND NUMBER OF SHARES TO BE ISSUED IN THE CONVERSION

     Between 5,100,000 and 6,900,000 shares of the common stock will be sold in this offering, all at a price of $10.00 per share. With the approval of the OTS, the number of shares may be increased to 7,935,000. You will not pay a commission to buy any shares in the conversion.

     The amount of common stock being offered in the conversion is based on an independent appraisal of the estimated pro forma market value of the Bank and the MHC after giving effect to the conversion. RP FINANCIAL, the independent appraiser, has estimated that, in its opinion, as of May 29, 1998, the aggregate pro forma market value of the Bank and the MHC ranged between $69,729,290 and $94,339,630 (with a midpoint of $82,034,460) ("Estimated Valuation Range"). The pro forma market value is the market value of the Bank and the MHC after taking into account the sale of shares in this offering and the formation of the Holding Company. The appraisal was based in part on the Bank's financial condition and operations and the effect of the additional capital raised by the sale of common stock in this offering. Based on this valuation and the approximate 73.14% ownership interest being sold in this offering, the Board of Directors of the Holding Company and the Bank established an offering range of $51,000,000 to $69,000,000. The independent appraisal will be updated prior to the completion of the conversion. If the pro forma market value of the Bank and the MHC changes to either below $69,729,290 or above $108,490,570 (the adjusted maximum of the Estimated Valuation Range), you will be notified and provided with the opportunity to modify or cancel your order. The $10.00 per share purchase price was determined by the Boards of Directors of the Holding Company and the Bank. See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued."

     Based on the 2,105,840 shares of Bank common stock outstanding at the date of this Prospectus, and assuming a minimum of 5,100,000 and a maximum of 6,900,000 shares of Holding Company common stock are sold in the offering, the Exchange Ratio is expected to range from approximately 2.9456 to 3.9852. The final Exchange Ratio will be adjusted if any options to purchase shares of Bank common stock are exercised after the date of this prospectus and before the consummation of the conversion.

                     Shares to be Sold              Shares to be Exchanged      Total Shares
                          in this                          for Bank             of Common
                        Offering(1)                    Common Stock (1)         Stock to be      Exchange
               -----------------------------    -----------------------------
               Amount                Percent    Amount                Percent   Outstanding(1)   Ratio(1)
               ------                -------    ------                -------   --------------   --------
Minimum......   5,100,000             73.14      1,872,929             26.86      6,972,929       2.9456
Midpoint.....   6,000,000             73.14      2,203,446             26.86      8,203,446       3.4654
Maximum......   6,900,000             73.14      2,533,963             26.86      9,433,963       3.9852
15% above
 Maximum.....   7,935,000             73.14      2,914,057             26.86     10,849,057       4.5830

______________
(1) Assumes that outstanding options to purchase 15,592 shares of Bank common stock are not exercised before consummation of the conversion. If all options are exercised, the percentages represented by the shares sold in this offering and the shares issued in exchange for the Bank's common stock would be 72.66% and 27.34%, respectively, and the Exchange Ratio would be 2.8751, 3.3825, 3.8898, and 4.4733, at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively.

PURCHASE LIMITATIONS

     The minimum number of shares that you may purchase is 25. The Bank has established the following additional purchase limitations:

     1. No person (including all persons on a joint account) may purchase more than 40,000 shares in the offering.

     2. No person, either alone or together with associates or persons acting in concert, may purchase shares in an amount that, when combined with shares received in exchange for Bank common stock, exceeds 125,000 shares.

     Because OTS policy requires that the maximum purchase limitation include shares to be received in exchange for shares of Bank common stock, if you own shares of Bank common stock you may be limited in your ability to subscribe for and purchase shares in this offering.

     For further discussion of the purchase limits and definitions of "associate" and "acting in concert," see "THE CONVERSION -- Limitations on Purchases of Shares."

PROCEDURE FOR PURCHASING COMMON STOCK

     To subscribe for shares of common stock in the Subscription Offering, you should send or deliver an original, signed stock order form together with full payment (or appropriate instructions for withdrawal of full payment from permitted deposit accounts, as described below) to the Bank in the postage-paid envelope provided so that the stock order form is received before the end of the Subscription Offering. You must also sign the certification that is part of the stock order form. Payment for shares may be made in cash (if made in person) or by check or money order. The Bank will pay interest at the rate it pays on passbook accounts from the date funds are received until completion or termination of the conversion. Subscribers who have deposit accounts with the Bank may include instructions on the stock order form requesting withdrawal from such deposit account(s) to purchase shares. Withdrawals from certificates of deposit may be made without incurring an early withdrawal penalty. All funds authorized for withdrawal from deposit accounts with the Bank will earn interest at the applicable account rate, but a hold will be placed on such funds making them unavailable until the completion of the conversion. After the Bank receives your order, your order cannot be withdrawn or changed, except with the consent of the Bank.

     IMPORTANT: To ensure that your subscription rights are properly identified, you must list all qualifying savings accounts and loans, as of the respective qualifying dates, on the stock order form. Persons who do not list all qualifying savings accounts and loans may be subject to reduction or rejection of their subscription.

     The Holding Company and the Bank have the discretion to accept or reject orders received either through the Direct Community Offering or the Syndicated Community Offering. If your order is rejected in part, you will not have the right to cancel the remainder of the order.

     Owners of self-directed IRAS may use the assets of their IRAs to purchase shares of common stock in the conversion, provided that their IRAs are not maintained on deposit with the Bank. If you want to use funds in a self-directed IRA maintained by the Bank to purchase shares of common stock, you must transfer your account to an unaffiliated institution or broker. If you are interested in doing so, you should contact the stock information center at least one week before the Expiration Date.

     For further information on how to purchase stock, see "THE CONVERSION -- Procedure for Purchasing Shares in the Subscription and Direct Community Offerings."

USE OF PROCEEDS

     The Holding Company will use the proceeds of the offering as follows:

     . 50% of the net proceeds will be contributed to the Bank. The Bank will use these funds to make loans and purchase investments similar to the kinds it currently holds. The Bank may also use these funds to expand its banking operations through the acquisition of additional branches or other financial institutions.

     . The remaining net proceeds will be kept for general corporate purposes. These purposes may include, for example, paying dividends or buying back shares of common stock. Funds may also be used for future diversification or acquisition activities or may be contributed to the Bank to support its growth.

     . An amount equal to 8% of the gross proceeds will be loaned to the ESOP to fund its purchase of common stock.

     For further discussion, see "USE OF PROCEEDS."

PURCHASES BY OFFICERS AND DIRECTORS

     The Bank expects its directors and executive officers (together with their associates) to subscribe for 68,500 shares, which equals 1.1% of the shares issued at the midpoint of the offering range. The purchase price paid by them will be the same $10.00 per share price as that paid by all other persons who purchase shares in the conversion. See "SUBSCRIPTIONS BY EXECUTIVE OFFICERS AND DIRECTORS."

BENEFITS OF THE CONVERSION TO MANAGEMENT

     ESOP. The Bank's ESOP intends to purchase 8% of the shares of common stock sold in this offering. If the ESOP's subscription is not filled in its entirety, the ESOP may purchase shares in the open market or may purchase shares directly from the Holding Company. If the number of shares sold in the conversion is increased above the maximum of the offering range, the ESOP will have a first priority to purchase any such shares over the maximum of the offering range, up to a total of 8% of the common stock sold in the offering. The Holding Company will recognize additional compensation expense as a result of the adoption of the ESOP. For information about the ESOP, see "MANAGEMENT OF THE BANK -- Benefits -- Employee Stock Ownership Plan." See also "RISK FACTORS -- Expenses Associated with ESOP and MRDP" and "PRO FORMA DATA."

     MANAGEMENT RECOGNITION AND DEVELOPMENT PLAN. After the conversion, the Holding Company expects to adopt the Pulaski Financial Corp. 1999 Management Recognition and Development Plan ("1999 MRDP"). If the 1999 MRDP is implemented within one year after the conversion, under current OTS regulations the plan will be subject to approval by stockholders at a meeting which may be held no earlier than six months after completion of the conversion. The 1999 MRDP will reserve a number of shares equal to 4% of the number of shares sold in this offering (276,000 shares at the maximum of the Estimated Valuation Range). Pursuant to the 1999 MRDP, the Holding Company would be able to make awards of shares of common stock to key employees and directors of the Holding Company and the Bank at no cost to the recipient. All awards would be subject to vesting over a period of years. The size of individual awards will be determined prior to submitting the 1999 MRDP for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for such meeting.
The Holding Company will recognize additional compensation expense as a result of the adoption of the 1999 MRDP. For additional information about the 1999 MRDP, see "MANAGEMENT OF THE BANK -- Benefits -- Management Recognition and Development Plans." See also "RISK FACTORS -- New Expenses Associated With ESOP and 1999 MRDP" and "PRO FORMA DATA."

     STOCK OPTION PLAN. After the conversion, the Holding Company expects to adopt the Pulaski Financial Corp. 1999 Stock Option Plan ("1999 Option Plan"). If the 1999 Option Plan is implemented within one year after the conversion, under current OTS regulations the plan will be subject to approval by stockholders at a meeting which may be held no earlier than six months after completion of the conversion. The 1999 Option Plan will reserve a number of shares equal to 10% of the number of shares sold in this offering. Pursuant to the 1999 Option Plan, the Holding Company would be able to award options to acquire shares of common stock to key employees and directors of the Holding Company and the Bank at no cost to the recipient. The exercise price of such options would be 100% of the fair market value of the common stock on the date the option is granted. All awards would be subject to vesting over a period of years. The size of individual awards will be determined prior to submitting the 1999 Option Plan for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for such meeting. For additional information about the 1999 Option Plan, see "MANAGEMENT OF THE BANK -- Benefits -- Stock Option Plans."

     EMPLOYMENT AND SEVERANCE AGREEMENTS. The Holding Company and the Bank plan to enter into employment agreements with William A. Donius, the Holding Company's and the Bank's President and Chief Executive Officer, Thomas F. Hack, the Holding Company's and the Bank's Chief Financial Officer, and Michael J. Donius, the Holding Company's and the Bank's Chief Operating Officer, to replace the employment agreements that each of these officers currently have with the Bank. The new employment agreements will provide certain benefits to the executive if he is terminated following a change in control of the Holding Company or the Bank. If there is a change in control of the Holding Company or the Bank, the executive will be entitled to a package of cash and/or benefits with a maximum value equal to 2.99 times his average annual compensation during the five-year period preceding the change in control. If a change in control had occurred as of March 31, 1998, the aggregate value of the severance benefits payable to the executives under the proposed employment agreements would have been approximately $738,000. See "RISK FACTORS -- Provisions of Employment and Severance Agreements" and "MANAGEMENT OF THE BANK -- Executive Compensation -- Employment Agreements."

     The Holding Company and the Bank plan to enter into severance agreements with two of the Bank's senior officers, neither of whom will be covered by an employment agreement. The severance agreements provide certain benefits to the officers if they are terminated following a change in control of the Holding Company or the Bank. If there is a change in control of the Holding Company or the Bank each officer would be entitled to a package of cash and/or benefits with a maximum value equal to two times the officer's compensation during the 12-month period preceding the change in control. If a change in control had occurred as of March 31, 1998, the total value of the severance benefits payable to these senior officers under the proposed agreements would have been approximately $374,000. See "RISK FACTORS -- Provisions of Employment and Severance Agreements" and "MANAGEMENT OF THE BANK -- Executive Compensation -- Severance Agreements."

     ASSUMPTION OF EXISTING BENEFIT PLANS. Upon consummation of the conversion, the Holding Company will assume the Bank's 1994 Stock Option Plan ("1994 Option Plan") and Management Recognition and Development Plan ("1994 MRDP"). All stock options awarded pursuant to the 1994 Option Plan that are outstanding at the consummation of the conversion will be converted into options to purchase shares of Holding Company common stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the Exchange Ratio so that the aggregate exercise price remains unchanged. The duration of the options will also be unchanged. As of the date of this prospectus, there were outstanding options to purchase 48,160 shares of Bank common stock at a weighted-average exercise price of $14.79 per share. Shares of restricted stock granted pursuant to the 1994 MRDP will be converted into shares of Holding Company common stock based on the Exchange Ratio without any change in the vesting or other terms of the awards. See "MANAGEMENT OF THE BANK - Benefits."

MARKET FOR COMMON STOCK

     The Holding Company has obtained preliminary approval for its common stock to be listed on the Nasdaq National Market under the symbol PULB. The Bank's common stock, which currently trades on the Nasdaq SmallCap Market under the symbol PULB, will continue to be listed until consummation of the conversion. After shares of the

Holding Company's common stock commence trading, interested investors may contact a stock broker to buy or sell shares. The Holding Company cannot assure you that there will be an active trading market for the common stock. See "RISK FACTORS -- Absence of Prior Market for the Common Stock" and "MARKET FOR COMMON STOCK."

DIVIDEND POLICY

     Following consummation of the conversion, the Holding Company's Board of Directors intends to pay cash dividends on the common stock at an initial quarterly rate equal to $.275 per share divided by the final Exchange Ratio. This formula will result in an initial quarterly dividend rate of $.095, $.08, $.07 and $.06 per share at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively. Dividends will be subject to determination and declaration by the Board of Directors, which will take into account a number of factors, including the Holding Company's consolidated operating results and financial condition, net worth and capital requirements, as well as regulatory restrictions on the payment of dividends from the Bank to the Holding Company (which would be a primary source of funds for the Holding Company). The Holding Company cannot guarantee you that dividends will in fact be paid or that if paid such dividends will not be reduced or eliminated in the future. For further information about the payment of dividends, see "DIVIDEND POLICY."

COMPARISON OF STOCKHOLDERS' RIGHTS

     The Holding Company is a Delaware corporation subject to the provisions of the Delaware General Corporation Law, and the Bank is a federally-chartered savings bank subject to federal laws and OTS regulations. Upon consummation of the conversion, the stockholders of the Bank will become stockholders of the Holding Company and their rights as stockholders will be governed by the Holding Company's Certificate of Incorporation and Bylaws and Delaware law, rather than the Bank's Federal Stock Charter and Bylaws, federal law and OTS regulations. For a discussion of certain material differences in the rights of stockholders of the Holding Company and the Bank and an explanation of possible antitakeover effects of certain provisions of the Holding Company's Certificate of Incorporation and Bylaws, see "COMPARISON OF STOCKHOLDERS' RIGHTS" and "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

                                 RISK FACTORS

     Before investing in the common stock please carefully consider the matters discussed below. The common stock is not a savings account or deposit and is not insured by the FDIC or any other government agency.

MORTGAGE LENDING AND RISKS ASSOCIATED WITH ARM LOANS

     At March 31, 1998, approximately 63.9% of the Bank's assets consisted of residential mortgage loans held for investment. Such loans represented 93.7% of the total loan portfolio at that date. While generally considered to involve less risk than other types of lending, such as commercial mortgage loans, commercial business loans and consumer loans, residential mortgage loans provide relatively lower yields. The Bank's loan portfolio also includes a significant amount of loans with adjustable rates of interest. At March 31, 1998, $87.0 million, or 69.7%, of the Bank's total loans receivable (excluding loans held for sale) had adjustable interest rates. Adjustable rate loans generally pose the risk that as interest rates rise the underlying payments of the borrowers rise, thereby increasing the potential for loan delinquencies and loan losses. At the same time, the marketability of the underlying properties may be adversely affected by higher interest rates. The Bank's adjustable rate loans contain periodic and lifetime interest rate adjustment limits which, in a rising interest rate environment, may prevent such loans from repricing to market interest rates. Accordingly, the Bank has no assurance that yields on ARM LOANS will be sufficient to offset increases in the Bank's cost of funds. Moreover, the Bank's ability to originate ARM loans may be affected by changes in the level of interest rates and by market acceptance of the terms of such loans. In a relatively low interest rate environment, as currently exists, borrowers generally tend to favor fixed-rate loans over ARM loans. For a discussion of the Bank's loan portfolio, see "BUSINESS OF THE BANK -- Lending Activities."

FLUCTUATION IN INCOME FROM LOAN SALES

     Changes in the level of interest rates and the condition of the local and national economies affect the amount of loans originated by the Bank and demanded by investors to whom the loans are sold. Generally, the Bank's loan origination and sale activity and, therefore, its results of operations, may be adversely affected by an increasing interest rate environment to the extent such environment results in decreased loan demand by borrowers and/or investors. Accordingly, the volume of loan originations and the profitability of this activity can vary significantly from period to period. In addition, the Bank's results of operations are affected by the amount of operating expenses associated with loan origination and sale activities, such as compensation and benefits, occupancy and equipment expenses, and other operating costs. During periods of reduced loan demand, the Bank's results of operations may be adversely affected to the extent that it is unable to reduce expenses commensurate with the decline in loan originations.

INTEREST RATE RISK

     Changes in interest rates can have significant effects on the Bank's profitability. The Bank's ability to make a profit, like that of most financial institutions, depends largely on its net interest income, which is the difference between the interest income received from its interest-earning assets (such as loans and investment securities) and the interest expense incurred in connection with its interest-bearing liabilities (such as deposits and borrowings). The Bank's net interest income and the market value of its assets and liabilities could be significantly affected by changes in interest rates.
In both a rising and declining interest rate environment, the Bank anticipates that its net interest income could be adversely affected. In addition, rising interest rates may adversely affect the Bank's earnings because they may cause a decrease in customer demand for loans. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Asset and Liability Management."

     Changes in interest rates also can affect the average life of loans and mortgage-backed securities. During periods of declining interest rates, loans and mortgage-backed securities prepay faster as loans are prepaid and refinanced at lower interest rates. During such periods, the Bank generally will not be able to reinvest the proceeds of any such prepayments at comparable yields. Conversely, during periods of rising interest rates, the rate of prepayments generally slows. Moreover, volatility in interest rates also can result in disintermediation, or the flow of funds away from savings institutions into direct investments, such as U.S. Government and corporate securities and other investment vehicles which, because of the absence of federal insurance premiums and reserve requirements, generally pay higher rates of return than savings institutions.

BELOW AVERAGE RETURN ON EQUITY AFTER CONVERSION

     Return on equity (net income divided by average equity) is a ratio used by many investors to compare the performance of a particular company with other companies. The Holding Company's post-conversion return on equity will be below the average return on equity for many publicly held savings associations and banks. In addition, the expenses associated with the ESOP and 1999 MRDP, along with other post-conversion expenses, will limit earnings growth levels. Over time, the Holding Company intends to deploy the net proceeds from the conversion to increase earnings per share and book value per share, without assuming undue risk, with the goal of achieving a return on equity competitive with other publicly traded savings associations. This goal could take a number of years to achieve, and the Holding Company cannot assure you that this goal can be attained. Consequently, you should not expect a competitive return on equity in the near future. See "SELECTED FINANCIAL INFORMATION," "CAPITALIZATION" and "PRO FORMA DATA."

EXPENSES ASSOCIATED WITH ESOP AND 1999 MRDP

     If the ESOP and 1999 MRDP are implemented, the Bank will recognize additional material employee compensation and benefit expenses that stem from the shares purchased or granted to employees and executives under those plans. The Bank cannot predict the actual amount of these new expenses because applicable accounting practices require that they be based on the fair market value of the shares of common stock when the expenses are recognized. Expenses for the ESOP would be recognized when shares are committed to be released to participants' accounts, and expenses for the 1999 MRDP would be recognized over the vesting period of awards made to recipients. These expenses have been reflected in the pro forma financial information under "PRO FORMA DATA" assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, will be based on the fair market value of the common stock at the time of recognition, which may be higher or lower than $10.00. For further discussion of these plans, see "MANAGEMENT OF THE BANK -- Benefits -- Employee Stock Ownership Plan" and "-- Benefits -- Management Recognition and Development Plan."

POSSIBLE DILUTIVE EFFECT OF BENEFIT PROGRAMS

     If the conversion is completed and stockholders approve the 1999 MRDP and 1999 Option Plan, the Holding Company intends to issue shares to its officers and directors through these plans. If the shares for the 1999 MRDP are issued from authorized but unissued stock, your ownership interest could be diluted by up to approximately 2.8%. If the shares for the 1999 Option Plan are issued from authorized but unissued stock, your ownership interest could be diluted by up to approximately 7.0%. In either case, the issuance of additional shares would decrease net income per share and stockholders' equity per share. If the ESOP is not able to purchase 8% of the shares of common stock issued in the conversion, the ESOP may purchase newly issued shares from the Holding Company. If this occurs, your ownership interest would be diluted and net income per share and stockholders' equity per share may be decreased. See "PRO FORMA DATA."

POSSIBLE VOTING CONTROL BY MANAGEMENT AND EMPLOYEES

     The 68,500 shares of common stock expected to be purchased by the Bank's directors and executive officers and their associates in the conversion, combined with shares such persons will receive in exchange for their shares of Bank common stock and the shares expected to be awarded or sold to plan participants under the ESOP, the 1999 MRDP, the 1999 Option Plan and the 1994 Option Plan, could ultimately result in management and employees and their associates controlling up to approximately 30.1% of the outstanding shares of the common stock (assuming the sale of 6,900,000 shares in the conversion and that the shares issued under the 1999 MRDP, the 1999 Option Plan and the 1994 Option Plan are repurchased treasury shares) and could permit management to benefit from certain statutory and regulatory provisions, as well as certain provisions in the Holding Company's Certificate of Incorporation and Bylaws, that tend to promote the continuity of existing management. If these individuals were to act as a group or in concert with each other they could have significant influence over the outcome of any stockholder vote requiring a majority vote and in the election of directors and could effectively exercise veto power in matters requiring the approval of stockholders, such as certain business combinations. Management might thus have the power to authorize actions that might be viewed as contrary to the best interests of non-affiliated holders of the common stock and might have veto power over actions that such holders might deem to be in their best interests. See "SHARES TO BE PURCHASED BY MANAGEMENT PURSUANT TO SUBSCRIPTION RIGHTS," "MANAGEMENT OF THE BANK --Executive Compensation" and "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

ANTI-TAKEOVER PROVISIONS AND STATUTORY PROVISIONS THAT COULD DISCOURAGE HOSTILE ACQUISITIONS OF CONTROL

     Provisions in the Holding Company's Certificate of Incorporation and Bylaws, the corporation law of the state of Delaware, and certain federal regulations might make it difficult and expensive to pursue a tender offer, change in control or takeover attempt that management opposes. As a result, stockholders who might desire to participate in such a transaction might not have an opportunity to do so. Such provisions will also make the removal of the current board of directors or management of the Holding Company, or the appointment of new directors, more difficult. These provisions include: limitations on voting rights of beneficial owners of more than 10% of the Holding Company's common stock; supermajority voting requirements for certain business combinations; the election of directors to staggered terms of three years; the elimination of cumulative voting for directors; and the removal of directors without cause only upon the vote of holders of 80% of the outstanding voting shares. The Certificate of Incorporation of the Holding Company also contains provisions regarding the timing and content of stockholder proposals and nominations and limiting the calling of special meetings. See "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

POSSIBLE ANTI-TAKEOVER EFFECT OF  EMPLOYMENT AND SEVERANCE AGREEMENTS

     The employment and severance agreements of senior officers of the Holding Company and the Bank provide for cash severance payments and/or the continuation of health, life and disability benefits in the event of their termination of employment following a change in control of the Holding Company or the Bank. If a change in control had occurred at March 31, 1998, the aggregate value of the severance benefits available to these executive officers under the employment and severance agreements would have been approximately $1.2 million. These arrangements may have the effect of increasing the costs of acquiring the Holding Company, thereby discouraging future attempts to take over the Holding Company or the Bank. For information about the proposed employment and severance agreements, see "MANAGEMENT OF THE BANK -- Executive Compensation."

COMPETITION

     The Bank faces intense competition both in making loans and attracting deposits. Competition for loans principally comes from commercial banks, savings associations, credit unions, mortgage banking companies and insurance companies. Historically, commercial banks, savings associations and credit unions have been the Bank's most direct competition for deposits. The Bank also competes with short-term money market funds and with other financial institutions, such as brokerage firms and insurance companies, for deposits. In competing for loans, the Bank may be forced periodically to offer lower loan interest rates. Conversely, in competing for deposits, the Bank may be forced periodically to offer higher deposit interest rates. Either case or both cases could adversely affect net interest income. See "BUSINESS OF THE BANK -- Competition."

ABSENCE OF PRIOR MARKET FOR THE COMMON STOCK

     The Holding Company has never issued capital stock and, consequently, there is no existing market for the common stock. Although the Holding Company has received preliminary approval to list its common stock on the Nasdaq National Market under the symbol PULB, the Holding Company cannot guarantee that an active and liquid trading market for its common stock will develop, or if it does develop, that it will continue. Furthermore, the Holding Company cannot guarantee that if you purchase shares in the conversion you will be able to sell your shares at or above the $10.00 purchase price. See "MARKET FOR COMMON STOCK."

POSSIBLE INCREASE IN ESTIMATED VALUATION RANGE AND NUMBER OF SHARES ISSUED

     RP Financial may increase the Estimated Valuation Range up to 15% to reflect material changes in the financial condition or results of operations of the Bank or changes in market conditions or general financial, economic or regulatory conditions following the commencement of the offering. If the Estimated Valuation Range is increased, the Holding Company anticipates that it would sell, without any additional notice, up to 7,935,000 shares of common stock for an aggregate price of up to $79,350,000. This increase in the number of shares would decrease pro forma net earnings per share and stockholders' equity per share, increase the Holding Company's pro forma consolidated stockholders' equity and net earnings, and increase the purchase price as a percentage of pro forma stockholders' equity per share and net earnings per share. See "PRO FORMA DATA."

RISK OF YEAR 2000 DATA PROCESSING PROBLEMS

     Computer programs that use only two digits to identify a year could fail or create erroneous results by or at the year 2000. All of the material data processing of the Bank that could be affected by this problem is provided by a third party service bureau. If the Bank's service bureau is unable to complete its year 2000 adjustments in a timely fashion and the Bank is unable to find a new service bureau, or if the Bank's service bureau does not successfully make all the necessary year 2000 adjustments, resulting computer malfunctions could interrupt the operations of the Bank and have a significant adverse impact on the Bank's financial condition and results of operations. The Bank has developed a plan and created a committee of the Board of Directors to analyze how the year 2000 will impact its operations and to monitor the status of its vendors. Currently, the total pre-tax costs associated with required modifications and conversions is not expected to exceed $100,000. Such estimate is based on assumptions regarding the continued availability of various resources, third-party modification plans and other factors. Accordingly,
actual expenses may be different from estimates.   See "MANAGEMENT'S DISCUSSION
AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Year 2000
Issues."

FINANCIAL INSTITUTION REGULATION AND THE FUTURE OF THE THRIFT INDUSTRY

     The Bank is subject to extensive regulation, supervision and examination by the OTS and the FDIC. The U.S. Congress is considering legislative proposals that would modernize the financial services industry. Many of these proposals would eliminate the federal savings association charter by requiring that all federal thrifts convert to national banks or other banking charters. Likewise, the unitary savings and loan holding company would be eliminated and all thrift holding companies would become bank holding companies regulated by the Federal Reserve Board. The Bank is a federal savings association and the Holding Company, upon completion of the conversion, will be a unitary savings and loan holding company. If federal legislation is enacted that eliminates the federal savings association charter, the Bank would be required to change its charter. No assurance can be given whether federal legislation will be enacted that affects the federal savings association charter or unitary savings and loan holding companies, or if such legislation is enacted, what form this legislation might take. Accordingly, management of the Bank and the Holding Company cannot predict what effect, if any, such legislation would have on the activities and operations of the Bank and the Holding Company.

                        SELECTED FINANCIAL INFORMATION

     The following tables set forth certain information concerning the financial position and results of operations of the Bank at the dates and for the periods indicated. This information should be read in conjunction with the Financial Statements and Notes thereto presented elsewhere in this prospectus. Results for the six months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ending September 30, 1998.

                                                At March 31,                      At September 30,
                                                                -----------------------------------------------------
                                                    1998          1997       1996      1995        1994        1993
                                                ------------      ----       ----      ----        ----        ----
                                                                                   (in thousands)
SELECTED BALANCE SHEET DATA:

Total assets..................................      $183,629    $179,419   $178,812  $183,095    $190,701    $184,332
Loans receivable, net.........................       124,734     130,359    134,044   148,551     157,724     128,950
Loans held for sale...........................        21,695      14,384      7,210     3,263       2,509       1,984
Bankers acceptances, investment securities
  and FHLB stock..............................        12,674      17,706     16,650     7,094       8,446      17,632
Mortgage-backed and related securities........         6,120       6,362      7,424     9,443      11,680      14,960
Cash and cash equivalents.....................        14,028       6,248      9,022    10,882       6,937      17,786
Deposits......................................       154,116     148,672    147,824   151,505     152,828     162,217
FHLB advances.................................         1,900       2,200      3,000     5,000      12,000       3,000
Stockholders' equity..........................        24,649      23,858     22,504    22,096      21,328      14,846

                                                         Six Months
                                                       Ended March 31,                       Year Ended September 30,
                                                      ----------------       ------------------------------------------------------
                                                      1998        1997       1997      1996        1995          1994          1993
                                                      ----        ----       ----      ----        ----          ----          ----
                                                                                              (in thousands)
SELECTED OPERATING DATA:

Interest income...............................      $  6,848    $  6,629   $ 13,498  $ 13,329    $ 12,823      $ 12,010      $12,739
Interest expense..............................         3,546       3,473      6,985     7,071       6,882         6,034        6,783
                                                    --------    --------   --------  --------    --------      --------      -------
Net interest income...........................         3,302       3,156      6,513     6,258       5,941         5,976        5,956
Provision for loan losses.....................            69          18        169        65         151           274          158
                                                    --------    --------   --------  --------    --------      --------      -------
Net interest income after provision for loan
 losses.......................................         3,233       3,138      6,344     6,193       5,790         5,702        5,798
Other income..................................           587         393        887       729         815           736        1,071
Other expense.................................         2,309       2,174      4,284     5,669(1)    4,766         4,588        4,460
                                                    --------    --------   --------  --------    --------      --------      -------
Income before income taxes and cumulative
 effect of a change in accounting principle...         1,510       1,357      2,947     1,253       1,839         1,850        2,409
Income taxes..................................           534         463      1,024       370         614           584          801
Cumulative effect of change in
 accounting principle.........................            --          --         --        --          --            40(2)        --
                                                    --------    --------   --------  --------    --------      --------      -------
Net income....................................      $    976    $    894   $  1,923  $    883    $  1,225      $  1,306      $ 1,608
                                                    ========    ========   ========  ========    ========      ========      =======


PER SHARE DATA (3)
Net income - basic............................         $0.47       $0.43      $0.92     $0.42       $0.59         $0.63          n/a
Net income - diluted..........................          0.46        0.43       0.91      0.42        0.58           n/a          n/a
Dividends(4)..................................          0.55        0.50       1.03      0.85        0.80          0.15          n/a

_______________
(1)  Includes one-time SAIF assessment of $1.0 million.
(2)  Reflects adoption of SFAS No. 109, "Accounting for Income Taxes."
(3) Effective December 31, 1997, the Bank adopted SFAS basic earnings per share and diluted earnings 128 relating to the computation of earnings per share. Prior per share data have been share, which requires the presentation of restated.
(4) The MHC has waived the receipt of all dividends declared and paid by the Bank.

                                                            At                       At September 30,
                                                                        -------------------------------------------
                                                      March 31, 1998    1997       1996      1995     1994     1993
                                                      --------------    ----       ----      ----     ----     ----
SELECTED OTHER DATA:

Number of:
 Real estate loans outstanding.......................       2,818        2,921      3,031     3,228    3,409    3,233
 Deposit accounts....................................      17,260       16,047     16,316    17,155   17,831   18,881
 Full-service offices................................           5            5          5         4        5        5

                                                                 At or For
                                                               the Six Months                       At or For
                                                               Ended March 31,               Year Ended September 30,
                                                               ---------------     -------------------------------------------
                                                               1998       1997     1997       1996      1995     1994     1993
                                                               ----       ----     ----       ----      ----     ----     ----
SELECTED FINANCIAL RATIOS:

Performance Ratios(1):
Return on average assets(2)..........................         1.07%       1.01%    1.08%      0.49%     0.66%    0.70%    0.88%
Return on average equity(3)..........................         7.88        7.82     8.28       3.90      5.66     7.46    11.44
Average equity as a percent of average total assets..        13.64       12.85    12.98      12.60     11.71     9.37     7.67
Interest rate spread(4)..............................         3.10        3.00     3.07       2.97      2.79     2.95     3.10
Net interest margin(5)...............................         3.74        3.62     3.72       3.57      3.30     3.29     3.37
Average interest-earning assets to
 average interest-bearing liabilities................       115.87      115.62   116.26     114.96    113.31   110.27   107.11
Other expenses as a percent of average total assets..         2.54        2.44     2.39       3.17      2.60     2.38     2.36
Dividend payout ratio(6).............................        35.34       34.88    33.27      60.04     40.27     6.91      N/A

Capital Ratios:
Tangible.............................................        13.39       13.00    13.29      12.59     11.94    11.18     8.05
Core.................................................        13.39       13.00    13.29      12.59     11.94    11.18     8.05
Risk-based...........................................        26.27       30.08    28.74      29.41     26.92    25.19    20.22

Asset Quality Ratios:
Nonperforming loans as a percent
 of total loans(7)...................................         0.97        0.52     0.86       0.50      0.56     1.15     0.48
Nonperforming assets as a
 percent of total assets(8)..........................         0.80        0.45     0.70       0.47      0.65     1.03     0.40
Allowance for loan losses as a percent
 of total loans......................................         0.45        0.33     0.42       0.36      0.28     0.30     0.19
Allowance for loan losses as a
 percent of nonperforming loans......................        45.56       63.31    49.04      67.93     49.44    25.93    39.14
Net charge-offs as a percent of
 average outstanding loans...........................         0.01        0.03     0.02       0.00      0.13     0.03     0.02
---------------------

(1)  Ratios for the six-month periods are annualized where appropriate.
(2)  Net income divided by average total assets.
(3)  Net income divided by average total equity.
(4) Difference between weighted average yield on interest-earning assets and weighted average cost of interest-bearing liabilities.
(5)  Net interest income as a percentage of average interest-earning assets.
(6) Dividends per share divided by net income per weighted average publicly traded common share. The MHC has waived all dividends declared and paid by the Bank.
(7) Nonperforming loans consist of loans accounted for on a nonaccrual basis and accruing loans 90 days or more past due.
(8) Nonperforming assets consist of nonperforming loans, real estate acquired in settlement of loans, and restructured loans. See "BUSINESS OF THE BANK -- Lending Activities -- Nonperforming Assets and Delinquencies."

                                USE OF PROCEEDS

     The net proceeds from the sale of the common stock offered hereby are estimated to range from $50.0 million to $67.8 million. If the Estimated Valuation Range is increased by 15%, net proceeds are estimated to be $78.1 million. See "PRO FORMA DATA" for the assumptions used to arrive at such amounts. The Holding Company has received conditional OTS approval to contribute 50% of the net proceeds of the offering to the Bank.

     The following table presents the estimated net proceeds of the offering based on the number of shares set forth below together with the amount to be retained by the Holding Company and the amount to be contributed to the Bank.

                                   5,100,000   6,000,000      6,900,000    7,935,000
                                   Shares at   Shares at      Shares at    Shares at
                                   $10.00      $10.00         $10.00       $10.00
                                   Per Share   Per Share      Per Share    Per Share
                                   ----------  ----------     ----------   ----------
                                                   (in thousands)
Gross proceeds...................  $   51,000  $   60,000     $   69,000   $   79,350
Less expenses....................       1,047       1,114          1,180        1,256
                                   ----------  ----------     ----------   ----------
Net proceeds.....................  $   49,953  $   58,886     $   67,820   $   78,094
                                   ==========  ==========     ==========   ==========

Amount to be retained by the
 Holding Company.................  $   24,977  $   29,443     $   33,910   $   39,047

Amount to be contributed to the
 Bank............................  $   24,977  $   29,443     $   33,910   $   39,047

     Receipt of 50% of the net proceeds of the sale of the common stock will increase the Bank's capital and will support the expansion of the Bank's existing business activities. The Bank will use the funds contributed to it for general corporate purposes, including, initially, lending and investment in short-term U.S. Government and agency obligations. The Bank may also use these funds to expand its banking operations through the acquisition of additional branches or other financial institutions.

     In connection with the conversion and the establishment of the ESOP, the Holding Company intends to loan the ESOP the amount necessary to purchase 8% of the shares of common stock sold in the conversion. The Holding Company's loan to fund the ESOP may range from $4,080,000 to $5,520,000 based on the sale of 408,000 shares to the ESOP (at the minimum of the Estimated Valuation Range) and 552,000 shares (at the maximum of the Estimated Valuation Range), respectively, at $10.00 per share. If 15% above the maximum of the Estimated Valuation Range, or 7,935,000 shares, are sold in the conversion, the Holding Company's loan to the ESOP would be approximately $6,348,000 (based on the sale of 634,800 shares to the ESOP). It is anticipated that the ESOP loan will have a 15-year term with interest payable at the prime rate as published in The Wall Street Journal on the closing date of the conversion. The loan will be repaid principally from the Bank's contributions to the ESOP and from any dividends paid on shares of common stock held by the ESOP.

     The remaining net proceeds retained by the Holding Company initially will be invested primarily in short-term U.S. Government and agency obligations.
Such proceeds will be available for additional contributions to the Bank in the form of debt or equity, to support future diversification or acquisition activities, as a source of dividends to the stockholders of the Holding Company and for future repurchases of common stock to the extent permitted under Delaware law and federal regulations. The Holding Company will consider exploring opportunities to use such funds to expand operations through acquiring or establishing additional branch offices or acquiring other financial institutions.

Currently, there are no specific plans, arrangements, agreements or understandings, written or oral, regarding any expansion activities.

     Following consummation of the conversion, the Board of Directors will have the authority to adopt plans for repurchases of common stock, subject to statutory and regulatory requirements. Since the Holding Company has not yet issued stock, there currently is insufficient information upon which an intention to repurchase stock could be based. The facts and circumstances upon which the Board of Directors may determine to repurchase stock in the future would include but are not limited to: (i) market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the ability to improve the Holding Company's return on equity; (ii) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and (iii) any other circumstances in which repurchases would be in the best interests of the Holding Company and its stockholders. Any stock repurchases will be subject to a determination by the Board of Directors that both the Holding Company and the Bank will be capitalized in excess of all applicable regulatory requirements after any such repurchases and that capital will be adequate, taking into account, among other things, the Bank's level of nonperforming and classified assets, the Holding Company's and the Bank's current and projected results of operations and asset/liability structure, the economic environment and tax and other regulatory considerations. For a discussion of the regulatory limitations applicable to stock repurchases, see "THE CONVERSION -- Restrictions on Repurchase of Stock."

                                DIVIDEND POLICY

GENERAL

     Since September 1994, the Bank has paid quarterly cash dividends on the Bank's common stock. The MHC has waived receipt of all cash dividends paid by the Bank. Upon completion of the conversion, the Holding Company's Board of Directors will have the authority to declare dividends on the common stock, subject to statutory and regulatory requirements. The Board of Directors of the Holding Company intends to pay cash dividends on the common stock at an initial quarterly rate equal to $0.275 per share divided by the final Exchange Ratio. This formula will result in an initial quarterly dividend rate of $0.095, $0.08, $0.07 and $0.06 per share at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively. By adjusting the quarterly dividend in this fashion, the Holding Company intends to achieve economic parity with the dividends currently paid on the Bank's common stock. The first dividend payment on the Holding Company's common stock is expected during the month following the end of the quarter in which the conversion is consummated. In addition, the Board of Directors may determine to pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. Declarations or payments of any dividends (regular and special) will be subject to determination by the Holding Company's Board of Directors, which will take into account the amount of the net proceeds retained by the Holding Company, the Holding Company's financial condition, results of operations, tax considerations, capital requirements, industry standards, economic conditions and other factors, including the regulatory restrictions that affect the payment of dividends by the Bank to the Holding Company discussed below. Under Delaware law, the Holding Company will be permitted to pay cash dividends after the conversion either out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. In order to pay such cash dividends, however, the Holding Company must have available cash either from the net proceeds raised in the conversion and retained by the Holding Company, borrowings by the Holding Company, dividends received from the Bank or earnings on Holding Company assets. No assurances can be given that any dividends, either regular or special, will be declared or, if declared, what the amount of dividends will be or whether such dividends, if commenced, will continue.

CURRENT RESTRICTIONS

     Dividends from the Holding Company will depend, in part, upon receipt of dividends from the Bank because the Holding Company initially will have no source of income other than dividends from the Bank and earnings from the investment of the net proceeds from the offering retained by the Holding Company. OTS regulations require the Bank to give the OTS 30 days' advance notice of any proposed declaration of dividends to the Holding Company, and the OTS has the authority under its supervisory powers to prohibit the payment of dividends to the Holding Company. The OTS imposes certain limitations on the payment of dividends from the Bank to the Holding Company which utilize a three-tiered approach that permits various levels of distributions based primarily upon a savings association's capital level. The Bank currently meets the criteria to be designated a Tier 1 association, as defined under "REGULATION -- Federal Regulation of Savings Associations -- Limitations on Capital Distributions," and consequently could at its option (after prior notice to and no objection made by the OTS) distribute up to 100% of its net income during the calendar year plus 50% of its surplus capital ratio at the beginning of the calendar year less any distributions previously paid during the year. In addition, the Bank may not declare or pay a cash dividend on its capital stock if the effect thereof would be to reduce the regulatory capital of the Bank below the amount required for the liquidation account to be established pursuant to the Bank Plan of Conversion. See "REGULATION -- Federal Regulation of Savings Associations -- Limitations on Capital Distributions," "THE CONVERSION -
- Effects of Conversion to Stock Form on Depositors and Borrowers of the Bank - Liquidation Account" and Note 10 of the Notes to Consolidated Financial Statements included elsewhere herein.

     Additionally, in connection with the conversion, the Holding Company and the Bank have committed to the OTS that during the one-year period following consummation of the conversion, the Holding Company will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

TAX CONSIDERATIONS

     In addition to the foregoing, retained earnings of the Bank appropriated to bad debt reserves and deducted for federal income tax purposes cannot be used by the Bank to pay cash dividends to the Holding Company without the payment of federal income taxes by the Bank at the then current income tax rate on the amount deemed distributed, which would include the amounts of any federal income taxes attributable to the distribution. See "TAXATION - Federal Taxation" and
Note 9 of the Notes to Consolidated Financial Statements included elsewhere herein. The Holding Company does not contemplate any distribution by the Bank that would result in a recapture of the Bank's bad debt reserve or create the above-mentioned federal tax liabilities.

                            MARKET FOR COMMON STOCK

     The Holding Company has never issued capital stock and, consequently, there is no existing market for the common stock. Although the Holding Company has received preliminary approval to list the common stock on the Nasdaq National Market under the symbol PULB, there can be no assurance that the Holding Company will meet the Nasdaq National Market listing requirements, which include a minimum market capitalization, at least three market makers and a minimum number of record holders. Keefe, Bruyette & Woods, Inc. has agreed to make a market for the common stock following consummation of the conversion, although it has no obligation to do so, and will assist the Holding Company in seeking to encourage at least two additional market makers to establish and maintain a market in the common stock. Making a market involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. Based on the level of market making in the Bank's common stock, the Holding Company anticipates that prior to the completion of the conversion it will be able to obtain the commitment from at least two additional broker-dealers to act as market maker for the common stock. Additionally, the development of a liquid public market depends on the existence of willing buyers and sellers, the presence of which is not within the control of the Holding Company, the Bank or any market maker. There can be no assurance that an active and liquid trading market for the common stock will develop or that, if developed, it will continue. The number of active buyers and sellers of the common stock at any particular time may be limited. Under such circumstances, investors in the common stock could have difficulty disposing of their shares on short notice and should not view the common stock as a short-term investment. Furthermore, there can be no assurance that purchasers will be able to sell their shares at or above the $10.00 purchase price or that quotations will be available on the Nasdaq National Market as contemplated.

     The Bank's common stock is listed on the Nasdaq SmallCap Market under the same symbol PULB. At March 31, 1998, there were 486 record holders of the Bank's common stock (not including holders in nominee or "street name") and eight market makers in the Bank's common stock as reported by the Nasdaq Stock Market. The following table sets forth the high and low trading prices, as reported by Nasdaq, and cash dividends paid during the periods indicated.

                                                    Cash Dividend
                                     High    Low      Declared
                                     ----    ---      --------
Fiscal 1996
-----------
Quarter Ended December 31, 1995...  $16.50  $12.25      $ .20
Quarter Ended March 31, 1996......   16.50   15.00        .20
Quarter Ended June 30, 1996.......   15.50   14.00        .20
Quarter Ended September 30, 1996..   14.75   12.25        .25

Fiscal 1997
-----------
Quarter Ended December 31, 1996...   14.75   13.75        .25
Quarter Ended March 31, 1997......   20.00   14.00        .25
Quarter Ended June 30, 1997.......   19.63   17.38        .25
Quarter Ended September 30, 1997..   27.88   24.75       .275

Fiscal 1998
-----------
Quarter Ended December 31, 1997...   32.25   30.00       .275
Quarter Ended March 31, 1998......   51.00   47.50       .275
Quarter Ended June 30, 1998.......
Quarter Ended September 30, 1998
(through _________, 1998)

                                CAPITALIZATION

   The following table presents the historical capitalization of the Bank at March 31, 1998, and the pro forma consolidated capitalization of the Holding Company after giving effect to the assumptions set forth under "PRO FORMA DATA," based on the sale of the number of shares of common stock at the minimum, midpoint, maximum and maximum, as adjusted, of the Estimated Valuation Range. The shares that would be issued at the maximum, as adjusted, of the Estimated Valuation Range would be subject to receipt of OTS approval of an updated appraisal confirming such valuation. A CHANGE IN THE NUMBER OF SHARES TO BE ISSUED IN THE CONVERSION MAY MATERIALLY AFFECT PRO FORMA CONSOLIDATED CAPITALIZATION.

                                                                                Holding Company
                                                                      Pro Forma Consolidated Capitalization
                                                                              Based Upon the Sale of
                                                               --------------------------------------------------------
                                               Bank            5,100,000     6,000,000      6,900,000      7,935,000
                                          Capitalization       Shares at     Shares at      Shares at      Shares at
                                              as of            $10.00        $10.00         $10.00         $10.00
                                         March  31, 1998       Per Share(1)  Per Share(1)   Per Share(1)   Per Share(2)
                                         ---------------       ------------  ------------   ------------   ------------
                                                                            (in thousands)
Deposits(3)............................       $154,116          $  154,116     $  154,116     $  154,116     $  154,116
FHLB advances..........................          1,900               1,900          1,900          1,900          1,900
                                              --------          ----------     ----------     ----------     ----------
Total deposits and borrowed funds......       $156,016          $  156,016     $  156,016     $  156,016     $  156,016
                                              ========          ==========     ==========     ==========     ==========

Stockholders' equity:

  Preferred stock:
   1,000,000 shares, $.01 par value
   per share, authorized; none issued
   or outstanding......................       $     --          $       --     $       --     $       --     $       --

  Common stock:
   25,000,000 shares, $.01 par value
   per share, authorized; specified
   number of shares assumed to be
   issued and outstanding(4)...........          2,106                  70             82             94            108

  Additional paid-in capital...........          5,255              57,244         66,165         75,087         85,347

  Retained earnings(5).................         17,389              17,603         17,603         17,603         17,603
  Less:
   Common stock acquired
    by ESOP(6).........................             --              (4,080)        (4,800)        (5,520)        (6,348)
   Common stock acquired
    by 1994 MRDP.......................           (101)               (101)          (101)          (101)          (101)
   Common stock to be acquired
    by 1999 MRDP(7)....................             --              (2,040)        (2,400)        (2,760)        (3,174)
                                              --------          ----------     ----------     ----------     ----------
 Total stockholders' equity............       $ 24,649          $   68,696     $   76,549     $   84,403     $   93,435
                                              ========          ==========     ==========     ==========     ==========

                         (footnotes on following page)

_____________
(1) Does not reflect the possible increase in the Estimated Valuation Range to reflect material changes in the financial condition or results of operations of the Bank or changes in market conditions or general financial, economic and regulatory conditions, or the issuance of additional shares under the 1999 Option Plan.
(2) This column represents the pro forma capitalization of the Holding Company in the event the aggregate number of shares of common stock issued in the conversion is 15% above the maximum of the Estimated Valuation Range. See "PRO FORMA DATA" and Footnote 1 thereto.
(3) Withdrawals from deposit accounts for the purchase of common stock are not reflected. Such withdrawals will reduce pro forma deposits by the amounts thereof.
(4) The Bank's authorized capital consists solely of 20,000,000 shares of common stock, par value $1.00 per share, 1,000 shares of which will be issued to the Holding Company, and 10,000,000 shares of preferred stock, no par value per share, none of which will be issued in connection with the conversion.
(5) Pro forma retained income includes approximately $214,000 of retained earnings of the MHC at March 31, 1998. Retained earnings are substantially restricted by applicable regulatory capital requirements. Additionally, the Bank will be prohibited from paying any dividend that would reduce its regulatory capital below the amount in the liquidation account, which will be established for the benefit of the Bank's Eligible Account Holders and Supplemental Eligible Account Holders at the time of the conversion and adjusted downward thereafter as such account holders reduce their balances or cease to be depositors. See "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Bank -- Liquidation Account."
(6) Assumes that 8% of the common stock sold in the conversion will be acquired by the ESOP in the conversion with funds borrowed from the Holding Company. Under GAAP, the amount of common stock to be purchased by the ESOP represents unearned compensation and is, accordingly, reflected as a reduction of capital. As shares are released to ESOP participants' accounts, a corresponding reduction in the charge against capital will occur. Since the funds are borrowed from the Holding Company, the borrowing will be eliminated in consolidation and no liability or interest expense will be reflected in the consolidated financial statements of the Holding Company. See "MANAGEMENT OF THE BANK -- Benefits -- Employee Stock Ownership Plan."
(7) Assumes the purchase in the open market at $10.00 per share, pursuant to the proposed 1999 MRDP, of a number of shares equal to 4% of the shares of common stock issued in the conversion at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range. The shares are reflected as a reduction of stockholders' equity. See "RISK FACTORS -- Possible Dilutive Effect of Benefit Programs," "PRO FORMA DATA" and "MANAGEMENT OF THE BANK -- Benefits -- Management Recognition Plan." The 1999 MRDP is subject to stockholder approval at a meeting following consummation of the conversion.

            HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

    The following table presents the Bank's historical and pro forma capital position relative to its capital requirements at March 31, 1998. The amount of capital infused into the Bank for purposes of the following table is 50% of the net proceeds of the offering. For purpose of the table below, the amount expected to be borrowed by the ESOP and the cost of the shares expected to be acquired by the MRDP are deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see "USE OF PROCEEDS," "CAPITALIZATION" and "PRO FORMA DATA." The definitions of the terms used in the table are those provided in the capital regulations issued by the OTS. For a discussion of the capital standards applicable to the Bank, see "REGULATION -- Federal Regulation of Savings Associations -- Capital Requirements."

                                                                                     PRO FORMA AT MARCH 31, 1998
                                                     -------------------------------------------------------------------
                                                     Minimum of Estimated   Midpoint of Estimated   Maximum of Estimated
                                                       Valuation Range         Valuation Range         Valuation Range
                                                     --------------------   ---------------------   --------------------
                                                       5,100,000 Shares        6,000,000 Shares        6,900,000 Shares
                                 March 31, 1998      at $10.00 Per Share     at $10.00 Per Share     at $10.00 Per Share
                              --------------------   --------------------   ---------------------   --------------------
                                       Percent of             Percent of              Percent of             Percent of
                                        Adjusted               Adjusted                Adjusted               Adjusted
                                         Total                  Total                   Total                  Total
                              Amount    Assets (1)   Amount    Assets (1)   Amount     Assets (1)   Amount    Assets (1)
                              ------   -----------   ------   -----------   ------    -----------   ------   -----------
                                                             (Dollars in thousands)
GAAP capital(2)............   $24,649       13.42%   $37,600       18.74%   $39,906      19.59%    $42,213      20.42%

Tangible capital(2)........   $24,589       13.39%   $37,540       18.71%   $39,846      19.57%    $42,153      20.40%
Tangible capital
 requirement...............     2,754        1.50      3,009        1.50      3,054       1.50       3,100       1.50
                              -------   ---------    -------       -----    -------      -----     -------      -----
Excess.....................   $21,835       11.89%   $34,531       17.21%   $36,792      18.07%    $39,053      18.90%
                              =======   =========    =======       =====    =======      =====     =======      =====

Core capital(2)............   $24,589       13.39%   $37,540       18.71%   $39,846      19.57%    $42,153      20.40%
Core capital requirement(3)     5,507        3.00      6,018        3.00      6,109       3.00       6,200       3.00
                              -------   ---------    -------       -----    -------      -----     -------      -----
Excess.....................   $19,082       10.39%   $31,522       15.71%   $33,732      16.57%    $35,953      17.40%
                              =======   =========    =======       =====    =======      =====     =======      =====

Total capital(4)...........   $25,248       26.27%   $38,199       36.37%   $40,505      38.00%    $42,812      39.57%
Risk-based
 capital requirement.......     7,688        8.00      8,401        8.00      8,528       8.00       8,655       8.00
                              -------   ---------    -------       -----    -------      -----     -------      -----
Excess....................    $17,560       18.27%   $29,798       26.37%   $31,977      30.00%    $34,157      31.57%
                              =======   =========    =======       =====    =======      =====     =======      =====

                                 ---------------------
                                      15% above
                                 Maximum of Estimated
                                    Valuation Range
                                 --------------------
                                   7,935,000 Shares
                                 at $10.00 Per Share
                                 --------------------
                                          Percent of
                                           Adjusted
                                            Total
                                 Amount    Assets (1)
                                 ------   -----------

GAAP capital(2)............     $44,865      21.24%

Tangible capital(2)........     $44,805      21.32%
Tangible capital
 requirement...............       3,152       1.50
                                -------      -----
Excess.....................     $41,653      19.82%
                                =======      =====

Core capital(2)............     $44,805      21.32%
Core capital requirement(3)       6,304       3.00
                                -------      -----
Excess.....................     $38,501      18.32%
                                =======      =====

Total capital(4)...........     $45,464      41.33%
Risk-based
 capital requirement.......       8,801       8.00
                                -------      -----
Excess.....................     $36,663      33.33%
                                =======      =====

________________
(1) Tangible capital levels and core capital levels are shown as a percentage of adjusted total assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(2) Disallowed mortgage servicing assets account for the difference between GAAP capital and each of tangible capital and core capital.
(3) The current OTS core capital requirement for savings associations is 3% of total adjusted assets. The OTS has proposed core capital requirements which would require a core capital ratio of 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a core capital ratio of 4% to 5% for all other thrifts.
(4) Percentage represents total core and supplementary capital divided by total risk-weighted assets. Assumes net proceeds are invested in assets that carry a 20% risk-weighting.

                                PRO FORMA DATA

     Pursuant to the Plan of Conversion, the amount of common stock being offered in the conversion is based on an independent appraisal of the estimated pro forma market value of the Bank and the MHC after giving effect to the conversion. The Estimated Valuation Range as of May 29, 1998 is from a minimum of $69.7 million to a maximum of $94.3 million with a midpoint of $82.0 million. Based on this valuation and the approximate 73.14% ownership interest being sold in this offering, the Board of Directors of the Holding Company and the Bank established an offering range of $51.0 million to $69.0 million, with a midpoint of $60.0 million. At a price per share of $10.00, this results in a minimum number of shares of 5,100,000, a maximum number of shares of 6,900,000 and a midpoint number of shares of 6,000,000. The actual net proceeds from the sale of the common stock cannot be determined until the conversion is completed. However, net proceeds set forth on the following table are based upon the following assumptions: (i) Webb will receive fees of approximately $369,000, $436,000, $502,000 and $578,000 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively (see "THE CONVERSION -- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings); (ii) all of the common stock will be sold in the Subscription and Direct Community Offerings; and (iii) conversion expenses, excluding the fees paid to Webb, will total approximately $678,000 at each of the minimum, midpoint, maximum and 15% above the Estimated Valuation Range. Actual expenses may vary from this estimate, and the fees paid will depend upon the percentages and total number of shares sold in the Subscription Offering, Direct Community Offering and Syndicated Community Offering and other factors.

     The following table summarizes the historical net income and retained income of the Bank and the pro forma consolidated net income and stockholders' equity of the Holding Company for the periods and at the dates indicated based on the minimum, midpoint and maximum of the Estimated Valuation Range and based on a 15% increase in the maximum of the Estimated Valuation Range. The pro forma consolidated net income of the Bank for the six months ended March 31, 1998 and the year ended September 30, 1997 has been calculated as if the conversion had been consummated at the beginning of each period and the estimated net proceeds received by the Holding Company and the Bank had been invested at 5.39% and 5.44% at the beginning of the period, respectively, which represents the one-year U.S. Treasury Bill yield as of March 31, 1998 and September 30, 1997. While OTS regulations provide for the use of a yield representing the arithmetic average of the weighted average yield earned by the Bank on its interest-earning assets and the rates paid on its deposits, the Holding Company believes that the U.S. Treasury Bill yield represents a more realistic yield on the investment of the conversion proceeds. As discussed under "USE OF PROCEEDS," the Holding Company expects to retain 50% of the net proceeds of the offering from which it will fund the ESOP loan. A pro forma after-tax return of 3.40% and 3.43% is used for both the Holding Company and the Bank for the six months ended March 31, 1998 and the year ended September 30, 1997, respectively, after giving effect to an incremental combined federal and state income tax rate of 37.0%. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of common stock indicated in the footnotes to the table. Per share amounts have been computed as if the common stock had been outstanding at the beginning of the respective periods, but without any adjustment of per share historical or pro forma stockholders' equity to reflect the earnings on the estimated net proceeds.

     No effect has been given to: (i) the shares to be reserved for issuance under the Holding Company's 1999 Stock Option Plan, which is expected to be voted upon by stockholders at a meeting following consummation of the conversion; (ii) withdrawals from deposit accounts for the purpose of purchasing common stock in the conversion; (iii) the issuance of shares from authorized but unissued shares to the 1999 MRDP, which is expected to be voted upon by stockholders at a meeting following consummation of the conversion; or (iv) the establishment of a liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders. See "MANAGEMENT OF THE BANK -- Benefits -- Stock Option Plan" and "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued."

     THE FOLLOWING PRO FORMA INFORMATION MAY NOT BE REPRESENTATIVE OF THE FINANCIAL EFFECTS OF THE CONVERSION AT THE DATE ON WHICH THE CONVERSION ACTUALLY OCCURS AND SHOULD NOT BE TAKEN AS INDICATIVE OF FUTURE RESULTS OF OPERATIONS. STOCKHOLDERS' EQUITY REPRESENTS THE DIFFERENCE BETWEEN THE STATED AMOUNTS OF CONSOLIDATED ASSETS AND LIABILITIES OF THE HOLDING COMPANY COMPUTED IN ACCORDANCE WITH GAAP. STOCKHOLDERS' EQUITY HAS NOT BEEN

INCREASED OR DECREASED TO REFLECT THE DIFFERENCE BETWEEN THE CARRYING VALUE OF LOANS AND OTHER ASSETS AND MARKET VALUE. STOCKHOLDERS' EQUITY IS NOT INTENDED TO REPRESENT FAIR MARKET VALUE NOR DOES IT REPRESENT AMOUNTS THAT WOULD BE AVAILABLE FOR DISTRIBUTION TO STOCKHOLDERS IN THE EVENT OF LIQUIDATION.

                                                            At or For the Six Months Ended March 31, 1998
                                                      -------------------------------------------------------------
                                                      Minimum of   Midpoint of   Maximum of         15% Above
                                                      Estimated    Estimated     Estimated          Maximum of
                                                      Valuation    Valuation     Valuation          Estimated
                                                      Range        Range         Range              Valuation Range
                                                      ----------   -----------   ----------         ---------------
                                                      5,100,000     6,000,000    6,900,000          7,935,000(1)
                                                      Shares       Shares        Shares             Shares
                                                      at $10.00    at $10.00     at $10.00          at $10.00
                                                      Per Share    Per Share     Per Share          Per Share
                                                      ---------    ---------     ---------          ---------
                                                                    (In thousands, except per share amounts)
Gross proceeds......................................  $   51,000    $   60,000   $   69,000        $   79,350
Less: estimated expenses............................       1,047         1,114        1,180             1,256
                                                      ----------    ----------   ----------        ----------
Estimated net proceeds..............................      49,953        58,886       67,820            78,094
Less: Common stock acquired by ESOP.................      (4,080)       (4,800)      (5,520)           (6,348)
Less: Common stock to be acquired
    by 1999 MRDP....................................      (2,040)       (2,400)      (2,760)           (3,174)
                                                      ----------    ----------   ----------        ----------
    Net investable proceeds.........................  $   43,833    $   51,686   $   59,540        $   68,572
                                                      ==========    ==========   ==========        ==========

Consolidated net income:
 Historical.........................................  $      976    $      976   $      976        $      976
 Pro forma income on net proceeds(2)................         744           878        1,011             1,164
 Pro forma ESOP adjustments(3)......................         (86)         (101)        (116)             (133)
 Pro forma 1999 MRDP adjustments(4).................        (129)         (151)        (174)             (200)
                                                      ----------    ----------   ----------        ----------
   Pro forma net income.............................  $    1,505    $    1,602   $    1,697        $    1,807
                                                      ==========    ==========   ==========        ==========

Consolidated net income per share (5)(6):
 Historical.........................................  $     0.15    $     0.13   $     0.11        $     0.10
 Pro forma income on net proceeds...................        0.11          0.11         0.11              0.11
 Pro forma ESOP adjustments(3)......................       (0.01)        (0.01)       (0.01)            (0.01)
 Pro forma 1999 MRDP adjustments(4).................       (0.02)        (0.02)       (0.02)            (0.02)
                                                      ----------    ----------   ----------        ----------
   Pro forma net income per share(7)................  $     0.23    $     0.21   $     0.19        $     0.18
                                                      ==========    ==========   ==========        ==========

Consolidated stockholders' equity (book value):
 Historical.........................................  $   24,863    $   24,863   $   24,863        $   24,863
 Estimated net proceeds.............................      49,953        58,886       67,820            78,094
 Less: Common stock acquired by ESOP................      (4,080)       (4,800)      (5,520)           (6,348)
 Less: Common stock to be acquired
   by 1999 MRDP(4)..................................      (2,040)       (2,400)      (2,760)           (3,174)
                                                      ----------    ----------   ----------        ----------
   Pro forma stockholders' equity(8)................  $   68,696    $   76,549   $   84,403        $   93,435
                                                      ==========    ==========   ==========        ==========

Consolidated stockholders' equity per share(6)(9):
 Historical(6)......................................  $     3.57    $     3.03   $     2.64        $     2.29
 Estimated net proceeds.............................        7.16          7.18         7.19              7.20
 Less: Common stock acquired by ESOP................       (0.59)        (0.59)       (0.59)            (0.59)
 Less: Common stock to be acquired
   by 1999 MRDP(4)..................................       (0.29)        (0.29)       (0.29)            (0.29)
                                                      ----------    ----------   ----------        ----------
   Pro forma stockholders' equity per share(7)......  $     9.85    $     9.33   $     8.95        $     8.61
                                                      ==========    ==========   ==========        ==========

Purchase price as a percentage of pro forma
 stockholders' equity per share.....................      101.52%       107.18%      111.73%           116.14%

Purchase price as a multiple of pro forma
 net income per share (10)..........................      21.74x        23.81x       26.32x            27.78x

                         (footnotes on following page)

                                                             At or For the Year Ended September 30, 1997
                                                      -------------------------------------------------------
                                                      Minimum of   Midpoint of   Maximum of   15% Above
                                                      Estimated    Estimated     Estimated    Maximum of
                                                      Valuation    Valuation     Valuation    Estimated
                                                      Range        Range         Range        Valuation Range
                                                      ----------   -----------   ----------   ---------------
                                                      5,100,000    6,000,000     6,900,000    7,935,000(1)
                                                      Shares       Shares        Shares       Shares
                                                      at $10.00    at $10.00     at $10.00    at $10.00
                                                      Per Share    Per Share     Per Share    Per Share
                                                      ----------   -----------   ----------   ---------------
                                                            (In thousands, except per share amounts)
Gross proceeds......................................  $   51,000    $   60,000   $   69,000        $   79,350
Less: estimated expenses............................       1,047         1,114        1,180             1,256
                                                      ----------    ----------   ----------        ----------
Estimated net proceeds..............................      49,953        58,886       67,820            78,094
Less: Common stock acquired by ESOP.................      (4,080)       (4,800)      (5,520)           (6,348)
Less: Common stock to be acquired
     by 1999 MRDP...................................      (2,040)       (2,400)      (2,760)           (3,174)
                                                      ----------    ----------   ----------        ----------
     Net investable proceeds........................  $   43,833    $   51,686   $   59,540        $   68,572
                                                      ==========    ==========   ==========        ==========

Consolidated net income:
 Historical.........................................  $    1,923    $    1,923   $    1,923        $    1,923
 Pro forma income on net proceeds(2)................       1,502         1,771        2,041             2,350
 Pro forma ESOP adjustments(3)......................        (171)         (202)        (232)             (267)
 Pro forma 1999 MRDP adjustments(4).................        (257)         (302)        (348)             (400)
                                                      ----------    ----------   ----------        ----------
   Pro forma net income.............................  $    2,997    $    3,190   $    3,384        $    3,606
                                                      ==========    ==========   ==========        ==========

Consolidated net income per share (5)(6):
 Historical.........................................  $     0.29    $     0.25   $     0.22        $     0.19
 Pro forma income on net proceeds...................        0.23          0.23         0.23              0.23
 Pro forma ESOP adjustments(3)......................       (0.03)        (0.03)       (0.03)            (0.03)
 Pro forma 1999 MRDP adjustments(4).................       (0.04)        (0.04)       (0.04)            (0.04)
                                                      ----------    ----------   ----------        ----------
   Pro forma net income per share(7)................  $     0.45    $     0.41   $     0.38        $     0.35
                                                      ==========    ==========   ==========        ==========

Consolidated stockholders' equity (book value):
 Historical.........................................  $   24,072    $   24,072   $   24,072        $   24,072
 Estimated net proceeds.............................      49,953        58,886       67,820            78,094
 Less: Common stock acquired by ESOP................      (4,080)       (4,800)      (5,520)           (6,348)
 Less: Common stock to be acquired
   by 1999 MRDP(4)..................................      (2,040)       (2,400)      (2,760)           (3,174)
                                                      ----------    ----------   ----------        ----------
   Pro forma stockholders' equity(8)................  $   67,905    $   75,758   $   83,612        $   92,644
                                                      ==========    ==========   ==========        ==========

Consolidated stockholders' equity per share(6)(9):
 Historical(6)......................................  $     3.45    $     2.93   $     2.55        $     2.22
 Estimated net proceeds.............................        7.17          7.18         7.19              7.20
 Less: Common stock acquired by ESOP................       (0.59)        (0.59)       (0.59)            (0.59)
 Less: Common stock to be acquired
   by 1999 MRDP(4)..................................       (0.29)        (0.29)       (0.29)            (0.29)
                                                      ----------    ----------   ----------        ----------
   Pro forma stockholders' equity per share(7)......  $     9.74    $     9.23   $     8.86        $     8.54
                                                      ==========    ==========   ==========        ==========

Purchase price as a percentage of pro forma
 stockholders' equity per share.....................      102.67%       108.34%      112.87%           117.10%

Purchase price as a multiple of pro forma
 net income per share...............................       22.22x        24.39x       26.32x            28.57x

______________
(1) Gives effect to the sale of an additional 1,035,000 shares in the conversion, which may be issued to cover an increase in the pro forma market value of the Holding Company and the Bank as converted, without the resolicitation of subscribers or any right of cancellation. The issuance of such additional shares will be conditioned on a determination by RP Financial that such issuance is compatible with its determination of the estimated pro forma market value of the Bank and the MHC as converted. See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued."

(2) No effect has been given to withdrawals from savings accounts for the purpose of purchasing common stock in the conversion. Since funds on deposit at the Bank may be withdrawn to purchase shares of common stock (which will reduce deposits by the amount of such purchases), the net amount of funds available to the Bank for investment following receipt of the net proceeds of the conversion will be reduced by the amount of such withdrawals.
(3) It is assumed that 8% of the shares of common stock sold in the offering will be purchased by the ESOP. The funds used to acquire such shares will be borrowed by the ESOP (at an interest rate equal to the prime rate as published in The Wall Street Journal on the closing date of the conversion, which rate is currently ____%) from the net proceeds from the offering retained by the Holding Company. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. The Bank intends to make contributions to the ESOP in amounts at least equal to the principal and interest requirement of the debt. As the debt is paid down, stockholders' equity will be increased. The Bank's payment of the ESOP debt is based upon equal installments of principal over a 15-year period, assuming a combined federal and state income tax rate of 37.0%. Interest income earned by the Holding Company on the ESOP debt offsets the interest paid by the Bank on the ESOP loan. No reinvestment is assumed on proceeds contributed to fund the ESOP. Applicable accounting practices require that compensation expense for the ESOP be based upon shares committed to be released and that unallocated shares be excluded from earnings per share computations. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share purchase price. See "MANAGEMENT OF THE BANK -- Benefits -- Employee Stock Ownership Plan."
(4) In calculating the pro forma effect of the 1999 MRDP, it is assumed that the required stockholder approval has been received, that the shares were acquired by the 1999 MRDP at the beginning of the period presented in open market purchases at the $10.00 per share purchase price, that 20% of the amount contributed was an amortized expense during such period, and that the combined federal and state income tax rate is 37.0%. The issuance of authorized but unissued shares of the common stock instead of open market purchases would dilute the voting interests of existing stockholders by approximately 2.8% and pro forma net income per share would be $0.23, $0.21, $0.19 and $0.18 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively, for the six months ended March 31, 1998, and $0.45, $0.41, $0.38 and $0.35 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively, for the year ended September 30, 1997, and pro forma stockholders' equity per share would be $9.86, $9.35, $8.98 and $8.65 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively, at March 31, 1998, and $9.75, $9.26, $8.90 and $8.58 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively, at September 30, 1997. Shares issued under the 1999 MRDP vest 20% per year and for purposes of this table compensation expense is recognized on a straight-line basis over each vesting period. In the event the fair market value per share is greater than $10.00 per share on the date shares are awarded under the 1999 MRDP, total 1999 MRDP expense would increase. No effect has been given to the shares reserved for issuance under the proposed 1999 Option Plan.
(5) Per share amounts are based upon shares outstanding of 6,578,529, 7,739,446, 8,900,363 and 10,235,417 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively, for the six months ended March 31, 1998, and 6,592,129, 7,755,446, 8,918,763, and 10,256,577 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively, for the year ended September 30, 1997, which includes the shares of common stock issued in the conversion less the number of shares assumed to be held by the ESOP not committed to be released within the first year following the conversion.
(6) Historical per share amounts have been computed as if the shares of common stock expected to be issued in the conversion had been outstanding at the beginning of the period or on the date shown, but without any adjustment of historical net income or historical retained earnings to reflect the investment of the estimated net proceeds of the sale of shares in the conversion, the additional ESOP expense or the proposed 1999 MRDP expense, as described above.
(7) No effect has been given to the issuance of additional shares pursuant to options to granted pursuant to the 1999 Option Plan or to existing stock options. If stockholders approve the 1999 Option Plan following the conversion, the Holding Company will have reserved for issuance under the 1999 Option Plan authorized but unissued shares of common stock representing an amount of shares equal to 10% of the shares sold in this offerings. If all of these options were to be exercised utilizing authorized but unissued shares rather than treasury shares which could be acquired, the voting interests of existing stockholders would be diluted by approximately 7.0%. Assuming stockholder approval of the 1999 Option Plan, and that all options under the 1999 Option Plan were exercised at the end of the period at an exercise price of $10.00 per share, pro forma net earnings per share would be $0.21, $0.19, $0.18 and $0.16 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively, for the six months ended March 31, 1998, and $0.42, $0.38, $0.35 and $0.33 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively, for the year ended September 30, 1997, and pro forma stockholders' equity per share would be $9.96, $9.38, $9.02 and $8.71 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively, at March 31, 1998 and $9.76, $9.29, $8.94 and $8.66 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively, at September 30, 1997. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Stock Option Plans" and "RISK FACTORS -- Possible Dilutive Effect of Benefit Programs."
(8) "Book value" represents the difference between the stated amounts of the Bank's assets and liabilities. The amounts shown do not reflect the liquidation account which will be established for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in the conversion, or the federal income tax consequences of the restoration to income of the Bank's special bad debt reserves for income tax purposes which would be required in the unlikely event of liquidation. See "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Bank" and "TAXATION." The amounts shown for book value do not represent fair market values or amounts distributable to stockholders in the unlikely event of liquidation.
(9) Per share amounts are based upon shares outstanding of 5,100,000, 6,000,000, 6,900,000 and 7,935,000 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively.

(10) Annualized.

              EFFECT OF THE CONVERSION ON THE BANK'S STOCKHOLDERS

     The following table illustrates the effect of the conversion on the public stockholders of the Bank by setting forth selected comparative per share data for the Bank on both an historical and a pro forma equivalent basisgiving effect to the conversion, assuming that at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, one share of Bank common stock will be exchanged for 2.9456, 3.4654, 3.9852 and 4.5830 shares of Holding Company common stock, respectively. Pro forma equivalent book value per share and pro forma equivalent net income per share represent the pro forma amounts set forth in the tables under "PRO FORMA DATA" above multiplied by the foregoing Exchange Ratios. Pro forma equivalent dividends per share represent the intended dividend payment set forth under "DIVIDEND POLICY" above multiplied by the foregoing Exchange Ratios. This table should be read in conjunction with the consolidated financial statements of the Bank, including the notes thereto, appearing elsewhere in this prospectus. The following information is not necessarily indicative of the results of operations or the financial position that would have resulted had the conversion been consummated at the beginning of the periods indicated.

                                                          At or For the      At or For the
                                                         Six Months Ended     Year Ended
                                                          March 31, 1998     September 30, 1997
                                                         ----------------    ------------------
Book value per share
 Historical............................................      $11.71               $11.39
 Pro forma equivalent:
    At minimum of Estimated Valuation Range............       29.01                28.69
    At midpoint of Estimated Valuation Range...........       32.33                31.99
    At maximum of Estimated Valuation Range............       35.67                35.31
    At 15% above maximum of Estimated
      Valuation Range..................................       39.46                39.14

Basic net income per share
 Historical............................................      $ 0.47               $ 0.92
 Pro forma equivalent:
    At minimum of Estimated Valuation Range............        0.68                 1.36
    At midpoint of Estimated Valuation Range...........        0.73                 1.46
    At maximum of Estimated Valuation Range............        0.76                 1.51
    At 15% above maximum of Estimated
      Valuation Range..................................        0.82                 1.65

Dividends per share
 Historical............................................      $ 0.55               $ 1.03
 Pro forma equivalent:
    At minimum of Estimated Valuation Range............        0.56                 1.12
    At midpoint of Estimated Valuation Range...........        0.55                 1.10
    At maximum of Estimated Valuation Range............        0.56                 1.12
    At 15% above maximum of Estimated Valuation Range..        0.55                 1.10

               SUBSCRIPTIONS BY EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth, for each director and executive officer of the Bank (and their associates) and for all of the directors and executive officers as a group, (i) shares of Holding Company common stock to be received in exchange for shares of Bank common stock based upon the number of shares owned as of March 31, 1998, (ii) proposed purchases of common stock, assuming shares available to satisfy their subscriptions, and (iii) total shares of Holding Company common stock to be held upon consummation of the conversion, in each case assuming that 6,000,000 shares are sold at the midpoint of the Estimated Valuation Range. No individual has entered into a binding agreement with respect to such intended purchases and, therefore, actual purchases could be more or less than indicated below. Directors and executive officers and their associates may not purchase in excess of 32% of the shares sold in the conversion. Because OTS policy requires that the maximum purchase limitation include shares to be received in exchange for shares of Bank common stock, certain officers and directors of the Bank may be limited in their ability to purchase shares in this offering.

                               Number of
                               Shares Received  Proposed Purchase of  Total Common Stock
                               in Exchange      Common Stock          to be Held
                               for Bank
                                                -------------------------------------------
                               Common Stock                Number     Number     Percentage
                               (1)(2)           Amounts    of Shares  of Shares  of Total
                               ---------------  ---------  ---------  ---------  ----------
Robert A. Ebel                      84,902      $200,000     20,000    104,902       1.3%

Dr. Edward J. Howenstein            86,278            --         --     86,278       1.1

William A. Donius                   10,798       125,000     12,500     23,298       *

Michael J.  Donius                  12,530       100,000     10,000     22,530       *

E. Douglas Britt                    44,637        50,000      5,000     49,637       *

Garland A. Dorn                     13,632        25,000      2,500     16,132       *

Thomas F. Hack                      35,451            --         --     35,451       *

Other Officers (4 persons)          67,325            --         --     67,325       *
                                   -------      --------     ------    -------

Total                              355,553      $500,000     50,000    405,553       6.8
                                   =======      ========     ======    =======

_______________________

(*)  Less than 1%.
(1) Includes shares of Holding Company common stock received in exchange for shares of Bank common stock awarded pursuant to the 1994 MRDP that remain subject to vesting. Excludes shares which may be received upon the exercise of outstanding stock options granted under the 1994 Option Plan. Based upon the Exchange Ratio of 3.4654 at the midpoint of the Estimated Valuation Range, the following persons named in the table would have options to purchase common stock as follows: Mr. Ebel, 10,396 shares; Mr. Howenstein, 10,396 shares; Mr. William Donius, 31,881 shares; Mr. Michael Donius, 22,871 shares; Mr. Britt, 6,237 shares; Mr. Dorn, 3,465 shares; Mr. Hack, 11,782 shares; and other officers, 39,921 shares.
(2) Does not include stock options that may be granted under the 1999 Option Plan and shares that may be awarded under 1999 MRDP if such plans are approved by stockholders. See "MANAGEMENT OF THE BANK -- Benefits."

             PULASKI BANK, A FEDERAL SAVINGS BANK AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME

     The following Consolidated Statements of Income of Pulaski Bank, A Federal Savings Bank for the fiscal years ended September 30, 1997, 1996 and 1995 have been audited by Deloitte & Touche LLP, independent auditors, whose report thereon appears elsewhere in this prospectus. The Consolidated Statements of Income for the six months ended March 31, 1998 and 1997 were not audited by Deloitte & Touche LLP, but, in the opinion of management, reflect all adjustments (none of which are other than normal recurring entries) necessary for a fair presentation. The results of operations for the six months ended March 31, 1998 are not necessarily indicative of the results of operations that may be expected for the entire fiscal year. These statements should be read in conjunction with the Consolidated Financial Statements and related Notes included elsewhere herein.

                                             Six Months
                                           Ended March 31,            Years Ended September 30,
                                           ----------------        -------------------------------
                                           1998        1997        1997          1996         1995
                                           ----        ----        ----          ----         ----
INTEREST INCOME:
 Loans...................................  $5,826,780  $5,539,557  $11,356,782   $11,480,242  $11,221,194
 Investment securities...................     475,331     530,301    1,098,553       708,208      410,714
 Mortgage-backed and related securities..     257,776     292,334      570,691       674,999      839,084
 Other...................................     288,310     267,059      471,697       465,887      352,184
                                           ----------  ----------  -----------   -----------  -----------
   Total interest income.................   6,848,197   6,629,251   13,497,723    13,329,336   12,823,176
                                           ----------  ----------  -----------   -----------  -----------

INTEREST EXPENSE:
 Deposit.................................   3,476,746   3,381,715    6,824,171     6,885,279    6,413,203
 Advances from Federal Home Loan Bank....      69,231      90,983      160,594       186,490      468,335
                                           ----------  ----------  -----------   -----------  -----------
   Total interest expense................   3,545,977   3,472,698    6,984,765     7,071,769    6,881,538
                                           ----------  ----------  -----------   -----------  -----------

NET INTEREST INCOME......................   3,302,220   3,156,553    6,512,958     6,257,567    5,941,638

PROVISION FOR LOAN LOSSES................      69,523      18,481      169,176        64,700      151,358
                                           ----------  ----------  -----------   -----------  -----------

NET INTEREST INCOME AFTER PROVISION
 FOR LOAN LOSSES.........................   3,232,697   3,138,072    6,343,782     6,192,867    5,790,280
                                           ----------  ----------  -----------   -----------  -----------

OTHER INCOME:
 Service charges on deposit accounts.....      52,538      37,285       75,929        78,210       80,711
 Gains on sales of loans.................     280,738     157,043      408,180       214,054       66,662
 Insurance commissions...................      82,281      50,394      130,417       125,255      165,360
 Other...................................     171,624     147,964      272,832       311,308      502,165
                                           ----------  ----------  -----------   -----------  -----------
   Total other income....................     587,181     392,686      887,358       728,827      814,898
                                           ----------  ----------  -----------   -----------  -----------

OTHER EXPENSES:
 Salaries and employee benefits..........   1,178,886   1,273,312    2,510,438     2,647,036    2,418,705
 Occupancy and equipment expense.........     277,245     250,221      529,605       445,190      471,897
 Federal insurance premiums..............      48,667      93,704      142,034       355,935      361,553
 SAIF premium assessment.................                                          1,010,105
 Outside data processing.................     119,658     117,196      225,492       215,231      246,967
 Advertising.............................     154,918      26,977       56,781        89,947      111,332
 Professional services...................     175,899      92,963      175,875       193,362      255,843
 Other...................................     354,118     319,139      643,438       711,452      899,911
                                           ----------  ----------  -----------   -----------  -----------
   Total other expenses..................   2,309,391   2,173,512    4,283,663     5,668,258    4,766,208
                                           ----------  ----------  -----------   -----------  -----------

INCOME BEFORE INCOME TAXES...............   1,510,487   1,357,246    2,947,477     1,253,436    1,838,970

INCOME TAXES.............................     533,934     462,833    1,024,586       369,974      613,480
                                           ----------  ----------  -----------   -----------  -----------

NET INCOME...............................  $  976,553  $  894,413  $ 1,922,891   $   883,462  $ 1,255,490
                                           ----------  ----------  ===========   ===========  ===========

BASIC EARNINGS PER SHARE.................       $0.47       $0.43        $0.92         $0.42        $0.59
                                           ==========  ==========  ===========   ===========  ===========
DILUTED EARNINGS PER SHARE...............       $0.46       $0.43        $0.91         $0.42        $0.58
                                           ==========  ==========  ===========   ===========  ===========

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     Management's discussion and analysis of financial condition and results of operations is intended to assist in understanding the financial condition and results of operations of the Bank. The information contained in this section should be read in conjunction with the consolidated financial statements and accompanying notes thereto contained in this prospectus.

OPERATING STRATEGY

     The business of the Bank consists principally of attracting retail deposits from the general public and using them to originate mortgage loans secured by one- to four-family residences. The Bank's profitability depends primarily on its net interest income, which is the difference between the interest income it receives on its loan and investment portfolio and the interest it pays on deposits and borrowings. The Bank's profitability is also affected by the level of other income and expenses. Other income includes service charges, gains on sales of loans and insurance commissions. Other expenses include salaries and employee benefits, occupancy and equipment expenses, deposit insurance premiums, and data processing. The Bank's profitability is also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government legislation and regulation, and monetary and fiscal policies.

     The Bank's strategy is to operate as an independent, retail financial institution dedicated to financing home ownership and other consumer needs in St. Louis and the surrounding area. During 1997 the Bank implemented certain actions, outlined below, designed to further this strategy. In addition, when Walter A. Donius retired as President and Chief Executive Officer of the Bank in December 1997 after 42 years of service and William A. Donius, his son, succeeded him, management of the Bank viewed this transition as an opportune time to assess the Bank's competitive position and reevaluate its strategic business plan. In February 1998, the Bank's senior management held a strategic planning retreat to formulate a strategic plan through the year 2000 which was subsequently discussed with and approved by the Bank's Board of Directors.

     The Bank has recently taken and expects to take the following actions in furtherance of its strategic business plan:

     . In May 1998, the Bank hired M. Brad Condon, a mortgage banker with 20 years of experience, to supervise and manage its growing mortgage lending activities. Mortgage loan originations have increased from $17.5 million in fiscal 1991 to $91.9 million in fiscal 1997.

     . In 1997, the Bank formed a consumer loan department and began offering consumer loans, including automobile loans. Consumer loan originations lave increased from $1.5 million in fiscal 1995 to $4.9 million for the six months ended March 31, 1998. Later in 1998, the Bank will introduce home equity lines of credit.

     .    The Bank is installing ATMs at its office facilities in August 1998.

     . The Bank implemented a telephone banking system in May 1998, which allows customers to check account balances, transfer funds and make loan payments over the telephone.

     . In January 1998, the Bank introduced its High Performance Checking Account program, which expands the Bank's line of deposit products while helping to reduce the Bank's cost of funds.

     . In the fourth calendar quarter of 1998, the Bank will relocate its North County office to a larger facility that will include three drive-through lanes.

     . The Bank adopted an expansion plan for reaching new customers in the St.Louis area that calls for opening one new branch in 1999 and another new branch in 2000.

     The Bank has also taken internal steps to improve its productivity. In 1997, the Bank purchased a master customer information file system that will enable the Bank to monitor its customer relationships and allow it to better cross-sell products. In May 1998 the Bank implemented a new company-wide performance management system linked to compensation, that is intended to reward high performance and provide motivation to achieve annual goals.

     The conversion will increase the consolidated capital of the Holding Company by the amount of the net proceeds, after deduction for the shares to be sold to the ESOP. Funds withdrawn from deposit accounts will decrease interest-bearing liabilities, and new funds used to purchase shares will increase interest-earning assets. While the Holding Company expects these changes to increase its net interest income, the Holding Company also expects that the adoption of the ESOP and the 1999 MRDP will increase its non-interest expenses. For additional information regarding the effects of this offering, see "PRO FORMA DATA."

COMPARISON OF FINANCIAL CONDITION AT MARCH 31, 1998 AND SEPTEMBER 30, 1997

     Total assets increased $4.2 million to $183.6 million at March 31, 1998 from $179.4 million at September 30, 1997. The increase in total assets is primarily attributable to increases in loans held for sale and cash and cash equivalents offset by decreases in loans receivable and investment securities.

     Loans held for sale totaled $21.7 million at March 31, 1998 compared with $14.4 million at September 30, 1997. The increase was due to greater volume of lending as low interest rates continued to attract refinancing of mortgage loans. Cash equivalents increased as loan repayments and deposits were invested in overnight funds. During the first six months of fiscal 1998, management determined that the prevailing interest rate environment did not provide sufficient incentive to warrant maturity extension of the investment portfolio. Investments in debt securities decreased from $16.1 million at September 30, 1997 to $11.0 million at March 31, 1998. This decrease was due to maturity of investments and redemption, prior to maturity, of callable securities that resulted from the declining interest rate yield curve.

     Loans receivable decreased from $130.4 million at September 30, 1997 to $124.7 million at March 31, 1998. The decrease of $5.7 million was due to repayment of loans exceeding portfolio originations and reflects the payoff of the Bank's largest loan totaling approximately $1.2 million during the six month period ended March 31, 1998. In the current rate environment, the majority of the Bank's borrowers preferred fixed rate loans. As it is the Bank's strategy to maintain mostly adjustable rate loans in its portfolio, fixed rate loans were sold to correspondent lenders.

     Total liabilities at March 31, 1998 were $159.0 million, an increase of $3.4 million from $155.6 million at September 30, 1997. Deposits increased $5.4 million from $148.7 million at September 30, 1997 to $154.1 million at March 31, 1998. This growth was a result of the implementation of the High Performance Checking Account program, which involves frequent direct mail advertisement and gifts for new checking accounts. The number of new checking accounts has increased almost 28% since September 30, 1997. The Bank also believes that it has benefitted from the bank mergers and consolidations in the St. Louis market, which have caused customers to leave larger institutions and obtain services from smaller, locally-based financial institutions.

     Offsetting the increase in deposits, advances from the FHLB-Des Moines decreased $300,000 from $2.2 million at September 30, 1997 to $1.9 million at March 31, 1998. The decrease was due to scheduled debt service payments.

     Total stockholders' equity increased $791,000 to $24.6 million at March 31, 1998 from $23.9 million at September 30, 1997. The increase was attributable to net income of $976,000 offset by dividends of $347,000 declared and paid to minority stockholders. Also during the six months ended March 31, 1998, stock options were exercised, which resulted in capital contributions totaling approximately $134,000.

COMPARISON OF FINANCIAL CONDITION AT SEPTEMBER 30, 1997 AND 1996

     Total assets at September 30, 1997 were $179.4 million, an increase of $600,000 from $178.8 million at September 30, 1996. Loans held for sale increased $7.2 million and investment securities increased $1.1 million during 1997. These increases were offset by decreases in loans receivable of $3.7 million and cash equivalents of $2.8 million.

     Loans receivable decreased as loan prepayments and amortization exceeded portfolio loan originations. In fiscal 1997, the Bank's largest loan ($1.6 million) was repaid. During fiscal 1997, the majority of the Bank's borrowers preferred fixed rate loans. As it is the Bank's strategy to maintain mostly adjustable-rate mortgage loans in its portfolio, fixed rate loans were sold to correspondent lenders, which resulted in increased balances of loans held for sale. Proceeds were utilized to purchase investment-grade debt securities.

     The mortgage banking activities of the Bank include sale of loans to MHDC, for the purpose of providing subsidized loans to low-income and first-time homeowners. Loans made under these programs are generally securitized into GNMA mortgage-backed securities and sold ($10.2 million in fiscal 1997) to MHDC. In April 1998, the Bank discontinued its historical practice of retaining servicing on loans sold to MHDC due to a change in servicing policy by MHDC. Periodically, the Bank may purchase qualifying loans from other mortgage lenders who may not have sufficient volumes to fulfill commitment levels.

     Total liabilities at September 30, 1997 were $155.6 million, a decrease of $700,000 from $156.3 million at September 30, 1996. The decrease was due primarily to an $800,000 reduction in FHLB advances and a net decrease of $800,000 in other liabilities, primarily the result of payment in December 1996 of the special SAIF assessment premium which was accrued at September 30, 1996. These decreases were offset by an increase in deposits of $900,000.

     Total stockholders' equity at September 30, 1997 was $23.9 million, an increase of $1.4 million over $22.5 million at September 30, 1996. The increase is attributable to net income of $1.9 million, reduced by dividends paid to minority shareholders of $640,000.

COMPARISON OF OPERATING RESULTS FOR THE SIX MONTHS ENDED MARCH 31, 1998 AND 1997

     GENERAL. Net income for the six months ended March 31, 1998 was $977,000, or $0.46 per share (diluted), compared to $894,000, or $0.43 per share (diluted), for the six months ended March 31, 1997.

     INTEREST INCOME. Interest income increased $219,000 for the six months ended March 31, 1998 compared to the six months ended March 31, 1997. The increase resulted primarily from an increase in interest on loans of $287,000, offset by a decrease in interest on investment and mortgage-backed securities of $90,000.

     The increase in interest income on loans resulted from an increase in the average balance of loans outstanding from $138.8 million in 1997 to $144.2 million in 1998. The average yield on loans increased 10 basis points to 8.08%. The average balance of loans outstanding increased due to the significant increase in lending volume resulting from the low interest rate environment for fixed rate loans. As part of the Bank's interest rate risk policy, the majority of fixed rate mortgage loans are sold with servicing released.

     Interest on federal funds increased as a result of the increase in average balance to $10.6 million in 1998 from $10.3 million in 1997, coupled with an increase in the average interest rate from 5.20% to 5.44%. Excess liquidity was invested in federal funds because management believed the prevailing interest rate environment provided insufficient incentive for maturity extension.

     The decrease in interest income on investment securities resulted from a decrease in the average balance from $18.3 million in 1997 to $15.8 million in 1998 offset by an increase in the average yield on these investments from 5.80% in 1997 to 6.01% in 1998. The average yield increased due to the increase in short-term interest rates and a change in the portfolio to include callable instruments. The decrease in the average balance is a reflection of the redemption, prior to maturity, of callable securities and utilization of maturing securities to fund loan closings. At March 31, 1998, the Bank's portfolio included $5.0 million of callable securities with a weighted average rate of 6.01%. Callable securities carry the risk that if called proceeds may be reinvested at lower rates or longer terms. The decrease in interest income on mortgage-backed and related securities resulted primarily from a decrease in the average balance while the weighted average rate changed from 8.18% to 8.28% for the same period. The average balance of mortgage-backed and related securities declined as principal repayments were received. The average yield increased due to repayment and/or amortization of lower-rate securities.

     INTEREST EXPENSE. Interest expense increased $95,000 for the six months ended March 31, 1998 compared to the six months ended March 31, 1997. The increase resulted primarily from an increase in the average balance of deposits from $147.9 million for the six months ended March 31, 1997 to $150.4 million for the six months ended March 31, 1998. The increased deposit volume resulted from the implementation of the High Performance Checking Account program, which involves frequent direct mail advertisement and gifts for new checking accounts. The Bank also believes that it has attracted new customers as a result of bank mergers and consolidations in the St. Louis market. Interest on FHLB advances declined $22,000 as a result of the decreased principal balance due to scheduled debt service payments.

     PROVISION FOR LOAN LOSSES. The provision for loan losses is determined by management as the amount to be added to the allowance for loan losses after net charge-offs have been deducted to bring the allowance to a level which is considered adequate to absorb losses inherent in the loan portfolio. Because management believes it adheres to strict loan underwriting guidelines focusing on mortgage loans secured by one-to-four-family residences, the Bank's historical loan loss experience has been low. No assurances, however, can be given as to future loan loss experience.

     The provision for loan losses for the six month periods ended March 31, 1998 and 1997 was $69,000 and $18,000, respectively. This increase reflects the increase in the Bank's investment in consumer credit and non-conforming residential real estate loans. Non-conforming residential real estate loans represent credit issued which does not meet FANNIE MAE lending guidelines and therefore may not be pooled and securitized with other loans. Management does not believe that these loans contribute any significant credit risk to the Bank's portfolio.

     OTHER INCOME. Other income increased $194,000 for the six months ended March 31, 1998 from the six months ended March 31, 1997. This fluctuation was primarily due to an increase in gains on sales of loans. Year-to-date gains were due to loan volumes being approximately 89% greater than last year. In addition, commissions on sales of insurance products increased $32,000 and service charges on deposit accounts increased $15,000.

     OTHER EXPENSES. Other expenses increased $136,000 to $2.3 million for the six months ended March 31, 1998. Aside from advertising expenses and professional services, the other categories of other expenses remained relatively constant. Advertising expense increased $128,000 from $27,000 for the six months ended March 31, 1997 to $155,000 for the six months ended March 31, 1998. Advertising expenses for the six-month period consisted of $20,000 of expenses related to the celebration of the Bank's seventy-fifth anniversary and $92,000 associated with the commencement of the High Performance Checking Account program. The checking account promotion has been designed to last a minimum of three years. The Bank projects the first year promotional costs (consisting primarily of marketing firm fees, postage and direct mailing expenses, etc.) to be approximately $360,000 (including the costs incurred during the six months ended March 31, 1998) with similar costs expected in each of the subsequent two years if the promotion is continued. The goals of the promotion are (i) to increase the percentage of transaction accounts to total deposits, thereby decreasing the Bank's cost of funds, (ii) to increase other income through insufficient funds charges, service charges and fees levied on checking accounts and (iii) to increase cross-sell opportunities of other bank products. Professional services increased $82,000 from $50,000 for the three months ended March 31, 1997 to $132,000 for the three months ended March 31, 1998. This increase is attributable to certain consultative services provided to Bank management, including fees related to the implementation of the checking account program. Other consulting services included fees for the performance management compensation system design as well as fees for development of a strategic business and management development program.

     INCOME TAXES. The provision for income taxes increased to $534,000 for the six months ended March 31, 1998 from $463,000 for the six months ended March 31, 1997. The increase is primarily attributable to increased levels of taxable income and a slight increase in the Bank's effective tax rate.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED SEPTEMBER 30, 1997 AND 1996

     GENERAl. Net income for the year ended September 30, 1997 was $1.9 million, or $.91 per share (diluted), compared to $883,000, or $.42 per share (diluted), for the year ended September 30, 1996. The increase was primarily due to a $1.2 million decrease in FDIC insurance premiums. On September 30, 1996 the FDIC imposed a special one-time assessment on each depository institution with SAIF-assessable deposits to recapitalize the SAIF to a level commensurate with the Bank Insurance Fund (BIF). The special assessment of approximately $1.0 million was accrued by the Bank at September 30, 1996.

     INTEREST INCOME. Interest income increased $169,000 from $13.3 million in 1996 to $13.5 million in 1997. The increase was due primarily to an increase in interest on investments of $391,000, offset by a decrease of $123,000 of interest on loans, and a $104,000 decline in interest on mortgage-backed securities. The increase in interest on investment securities resulted from an increase in the average balance from $12.2 million in 1996 to $18.5 million in 1997. The average yield increased from 5.80% to 5.93% over the same period of time. The decrease in the interest on loans resulted from a decrease in the average balance of loans, from $146.0 million in 1996 to $140.8 million in 1997. The weighted average rate increased from 7.86% in 1996 to 8.07% in 1997. The higher average yield on loans was the result of repricing on adjustable rate loans. The reduced average balance of loans outstanding was due primarily to an increase in principal repayments, including the payoff of the Bank's largest loan, and refinancing of loans into lower fixed rates. As part of the Bank's interest rate risk policy, the majority of fixed rate loans originated in 1997
were sold with servicing released.   The decrease in interest income on
mortgage-backed and related securities resulted primarily from a decrease in the average balance from $8.3 million in 1996 to $6.9 million in 1997. The average rate changed from 8.12% in 1996 to 8.30% in 1997. The average balance of mortgage-backed and related securities declined as principal repayments were received. The average yield increased due to repayment and/or amortization of lower-rate securities.

     INTEREST EXPENSE. Interest expense decreased $87,000, from $7.1 million in 1996 to $7.0 million in 1997. The reduction resulted primarily from reduced interest expense on interest-bearing deposits of $61,000, and reduced expense on borrowing from the FHLB of $25,000. The decrease in interest expense on deposits was the result of the decline of the average balance of deposits, from $149.4 million in 1996 to $148.0 million in 1997. The average yield remained the same at 4.61%. The reduced deposit volume has resulted primarily from increased withdrawals and competition for funds from other financial intermediaries. The decrease in interest on FHLB advances is the result of a decline in the average balance, which was $3.0 million in 1996 compared to $2.6 million in 1997. The balance declined as a result of scheduled principal payments. The average rate increased from 6.08% in 1996 to 6.20% in 1997.

     PROVISION FOR LOAN LOSSES. The provision for loan losses increased $104,000, from $65,000 in 1996 to $169,000 in 1997. Management deemed the increase in the loan loss provision necessary as a result of an increase in non-performing loans as well as an increase in consumer credit lines which are inherently riskier than one- to four-family mortgage loans. Consumer loans increased $2.4 million in 1997.

     OTHER INCOME. Other income increased $158,000, from $729,000 in 1996 to $887,000 in 1997. The increase was due primarily to an increase in the gains on sales of loans, which were $214,000 in 1996, and $408,000 in 1997. These additional gains were the result of a slight increase in volume and the recording of mortgage servicing rights in accordance with SFAS No. 122 (see Note 1 of the Notes to Consolidated Financial Statements) for $10.2 million of loans securitized and sold with servicing rights retained.

     OTHER EXPENSES. Other expenses decreased from $5.7 million in 1996 to $4.3 million in 1997. The reduction was due primarily to a decrease in the Federal deposit insurance expense of $1.2 million. In 1996, the FDIC imposed a special premium on the thrift industry to recapitalize the SAIF. The Bank's share of the special premium amounted to $1.0 million. Compensation expense decreased $137,000 in 1997 compared to 1996. In June 1996 the Board of Directors approved a supplemental non-qualified retirement plan for the Bank's former president. Offsetting these decreased expenses was an increase in office occupancy expense of $85,000, up from $445,000 in 1996 to $530,000 in 1997. The increase was due to higher depreciation expense, as a result of capital improvements, and higher lease expense as a result of the opening of the Sunset Hills branch office in August 1996.

     INCOME TAXES. The provision for income taxes in 1997 increased $655,000 as the result of additional taxable income. The effective tax rate increased from 29.5% to 34.8% as the result of changes in investment portfolio mix and related taxable versus nontaxable investment yields.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED SEPTEMBER 30, 1996 AND 1995

     GENERAL. Net income for the year ended September 30, 1996 was $883,000, or $.42 per share (diluted), compared to $1.2 million, or $.58 per share (diluted), for the year ended September 30, 1995. The decline was primarily attributed to a special FDIC insurance assessment to recapitalize the SAIF. The special assessment of approximately $1.0 million was accrued by the Bank at September 30, 1996.

     INTEREST INCOME. Interest income increased from $12.8 million for the year ended September 30, 1995 to $13.3 million for the year ended September 30, 1996. The increase of $506,000, or 4.0%, resulted from an increase in interest on loans of $259,000, an increase in interest from investments of $297,000 and an increase of $114,000 in interest on federal funds and overnight deposits, offset by a decrease of $164,000 in the interest on mortgage-backed securities. The average yield on loans increased from 7.18% in 1995 to 7.86% in 1996. The higher average yield on loans is the result of an increase in market interest rates. Additionally, a portion of the Bank's teaser rate mortgages repriced into market rate adjustable mortgages. During the same period the average loan balance decreased from $156.3 million in 1995 to $146.0 million in 1996. The increased interest on investment securities resulted from an increase in the average balance from $7.2 million in 1995 to $12.2 million in 1996. The average balance on these investments increased as payments received on loans receivable and mortgage-backed securities were reinvested. Additionally, the average yield on investment securities increased from 5.73% in 1995 to 5.80% in 1996. The decrease in interest income on mortgage-backed and related securities resulted primarily from a decrease in the average balance from $10.6 million in 1995 to $8.3 million in 1996. The average balance of mortgage-backed and related securities declined as principal repayments were received. Management decided to invest in U.S. Treasury and Agency securities due to insufficient yield incentive for investment in long-term fixed rate mortgage-backed securities. Interest on federal funds and overnight deposits increased due to an increase in the average balance from $6.1 million in 1995 to $8.7 million in 1996. This, offset with a decrease in the average yield from 5.76% to 5.38% during the same time period, accounted for the $114,000 increase in interest income. The average balance increased as a portion of net cash inflows from the loan portfolio were invested in federal funds and overnight deposits. The decrease in the average yield was due to the downturn in short-term interest rates.

     INTEREST EXPENSE. Interest expense increased from $6.9 million for the year ended September 30, 1995 to $7.1 million for the year ended September 30, 1996. The increase of $189,000, or 2.8%, resulted primarily from increased interest expense on deposits of $472,000 offset by reduced borrowing costs of $282,000 on FHLB advances. The increase in interest expense on deposits resulted from an increase in the average rate paid on deposits from 4.24% in 1995 to 4.61% in 1996. The increase in average rate paid on deposits resulted from an overall increase in prevailing market interest rates and management's decision to offer competitive rates on special term certificates to help reduce the decline in savings growth. The average balance of deposits decreased from $151.2 million in 1995 to $149.4 million in 1996. A significant portion of the deposit loss was associated with the closing of the Sappington office in 1995, and the opening of a replacement office in Sunset Hills in July 1996. The residual effect of this transition was a decrease in deposits of approximately $1.2 million. This accounted for over 31% of the total savings loss experienced during 1996. The decrease in interest on FHLB advances is a result of a decrease in the average balance of advances, which was $7.8 million in 1995 contrasted to an average balance of $3 million in 1996.

     PROVISION FOR LOAN LOSSES. The provision for loan losses decreased $86,000 from $151,000 for 1995 to $65,000 for 1996. Management considered the decline in the balance of nonperforming loans from $848,000 at September 30, 1995 to $702,000 at September 30, 1996, as well as the decline in total loan portfolio, as the bases for the reduced addition to the allowance for loan losses.

     OTHER INCOME. Other income decreased $86,000, from $815,000 in 1995 to $729,000 in 1996. The decline was due primarily to reduced profits on the sale of foreclosed properties, the absence of a $230,000 insurance claim settlement on a commercial real estate property the Bank had acquired through foreclosure and had sold during 1995 and a $40,000 decrease on commissions from annuity sales due to lower sales volume. Offsetting these reduced amounts of other income were increases in gains on the sales of loans servicing released of $147,000 resulting from loan sale volume increasing from $34.5 million in 1995 to $49.7 million in 1996.

     OTHER EXPENSES. Other expenses increased $902,000 from $4.7 million for the year ended September 30, 1995 to $5.6 million for the year ended September 30, 1996. The increase was due primarily to the special FDIC premium imposed on the thrift industry to recapitalize the SAIF. The Bank's share of this special premium amounted to $1.0 million. Compensation expense increased $228,000, to $2.6 million, in 1996, due primarily to the implementation of a non-qualified supplemental retirement plan for the Bank's former president. The Bank experienced a decline of $63,000 in professional fees and reduced data processing costs of $32,000. The reduction in professional fees resulted from lower legal expense in 1996, and the data processing costs were reduced as a result of a new five year contract executed in May 1996. Additional expense reduction was achieved through reduced loss provisions on real estate owned, which were $50,000 in 1996, down $84,000 from $134,000 in 1995.

     INCOME TAXES. The provision for income taxes in 1996 decreased $244,000 as a result of a decrease in taxable income. The effective tax rate decreased from 33.4% to 29.5% which is primarily attributable to reduced levels of income subject to federal and state tax.

AVERAGE BALANCE SHEET

     The following table sets forth for the periods indicated information regarding average balances of assets and liabilities as well as the total dollar amounts of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities and average yields and costs. Such yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. Average balances for the year ended September 30, 1995 were derived from month-end balances.

                                                                  Six Months  Ended March 31,
                                               ---------------------------------------------------------------
                                                          1998                              1997
                                               ----------------------------      -----------------------------
                                                         Interest                          Interest
                                               Average   and        Yield/       Average   and        Yield
                                               Balance   Dividends  Cost(1)      Balance   Dividends  Cost(1)
                                               --------  ---------  -------      --------  ---------  -------
                                                                   (dollars in thousands)
Interest-earning assets:
 Net loans (2)...............................  $144,160   $  5,827      8.08%    $138,766     $5,540   7.98%
 Investment securities (3)...................    15,803        475      6.01       18,297        530   5.80
 Mortgage-backed and related securities......     6,233        258      8.28        7,144        292   8.18
 Federal funds sold and overnight deposits...    10,579        288      5.44       10,263        267   5.20
                                               --------   --------               --------     ------
     Total interest-earning assets...........   176,775      6,848      7.75      174,470      6,629   7.60
Non-interest-earning assets..................     4,999                             3,491
                                               --------                          --------
     Total assets............................  $181,774                          $177,961
                                               ========                          ========

Interest-bearing liabilities:
 Deposits (4)................................  $150,359      3,477      4.62      147,901      3,382   4.57
 FHLB advances...............................     2,196         69      6.28        2,996         91   6.07
                                               --------   --------               --------     ------
     Total interest-bearing liabilities......   152,557      3,546      4.65      150,897      3,473   4.60
                                                          --------                            ------
Non-interest bearing liabilities.............     4,417                             4,192
Stockholders' equity.........................    24,800                            22,872
                                               --------                          --------
     Total liabilities and stockholders'
      equity.................................  $181,774                          $177,961
                                               ========                          ========

Net interest income..........................              $ 3,302                           $ 3,156
                                                          ========                          ========

Interest rate spread (5).....................                           3.10%                            3.00%
Net interest margin (6)......................                           3.74%                            3.62%
Ratio of average interest-earning assets to
 average interest-bearing liabilities........   115.87%                           115.62%

___________________
(1)  Amounts are annualized.
(2) Includes loans held for sale. Also includes non-accrual loans with an average balance of $284,000 and $145,000 for the six months ended March 31, 1998 and 1997, respectively.
(3)  Includes FHLB stock.
(4) Includes non-interest-bearing deposits with an average balance of $1.1 million and $738,000 for the six months ended March 31, 1998 and 1997, respectively.
(5)  Yield on interest-earning assets less cost of interest-bearing liabilities.
(6)  Net interest income divided by average interest-earning assets.

                                                                         Years Ended September 30,
                                        -------------------------------------------------------------------------------------------
                                                  1997                           1996                            1995
                                        -----------------------------  -----------------------------  -----------------------------
                                                  Interest                       Interest                       Interest
                                        Average   and         Yield/   Average   and         Yield/   Average   and         Yield/
                                        Balance   Dividends   Cost     Balance   Dividends   Cost     Balance   Dividends   Cost
                                        --------  ----------  -------  --------  ----------  -------  --------  ----------  -------
                                                                          (dollars in thousands)
     Interest-earning assets:
          Net loans (1)...............  $140,827    $11,357     8.07%  $146,012    $11,480     7.86%  $156,291    $11,221     7.18%
          Investment securities(2)....    18,520      1,098     5.93     12,217        708     5.80      7,169        411     5.73
          Mortgage-backed and related
           securities.................     6,876        571     8.30      8,316        675     8.12     10,565        839     7.94
          Federal funds sold and
           overnight deposits.........     8,868        472     5.32      8,663        466     5.38      6,116        352     5.76
                                        --------    -------            --------    -------            --------    -------
                  Total
                  interest-earning
                  assets..............   175,091     13,498     7.71    175,208     13,329     7.61    180,141     12,823     7.12
     Non-interest-earning assets......     3,728                          4,263                          4,793
                                        --------                        -------                        -------
                  Total assets........  $178,819                       $179,471                       $184,934
                                        ========                       ========                       ========

     Interest-bearing liabilities:
          Deposits (3)................  $148,006      6,824     4.61   $149,355      6,885     4.61   $151,194      6,413     4.24
          FHLB advances...............     2,597        161     6.20      3,057        187     6.08      7,786        469     6.01
                                        --------    -------            --------    -------            --------    -------
                  Total
                  interest-bearing
                  liabilities.........   150,603      6,985     4.64    152,412      7,072     4.64    158,980      6,882     4.33
                                                    -------                        -------                        -------

     Non-interest bearing liabilities.     5,003                          4,438                          4,304
     Stockholders' equity.............    23,213                         22,621                         21,650
                                        --------                       --------                       --------
                  Total liabilities
                  and stockholders'
                  equity..............  $178,819                       $179,471                       $184,934
                                        ========                       ========                       ========

     Net interest income..............               $6,513                         $6,257                         $5,941
                                                     ======                         ======                         ======

     Interest rate spread (4).........                          3.07%                          2.97%                          2.79%
     Net interest margin (5)..........                          3.72%                          3.57%                          3.30%
     Ratio of average
      interest-earning assets to
          average interest-bearing      116.26%                          114.96%                        113.31%
          liabilities.................  ======                         ========                       ========

______________________
(1) Includes loans held for sale. Also includes nonaccrual loans with an average balance of $160,000, $111,000 and $414,000 for the years ended September 30, 1997, 1996, and 1995, respectively.
(2)  Includes FHLB stock.
(3) Includes non-interest-bearing deposits with an average balance of $759,000, $457,000 and $428,000 for the years ended September 30, 1997, 1996, and 1995, respectively.
(4) Yield on interest-earning assets less cost of interest-bearing liabilities.
(5)  Net interest income divided by average interest-earning assets.

YIELDS EARNED AND RATES PAID

     The following table sets forth at the date and for the periods indicated the weighted average yields earned on the Bank's assets and the weighted average rates paid on the Bank's liabilities, together with the Bank's interest rate spread and net interest margin.

                                                                     Six Months
                                                       At              Ended
                                                   March  31,         March 31,           Years Ended September 30,
                                                                   -----------------      -------------------------
                                                      1998         1998         1997       1997      1996      1995
                                                   ----------      ----         ----      -----      ----      ----
Weighted average yield earned on:
  Net loans......................................        8.27%       8.08%     7.98%      8.07%     7.86%     7.18%
  Investment securities (1)......................        5.90        6.01      5.80       5.93      5.80      5.73
  Mortgage-backed and related securities.........        8.23        8.28      8.18       8.30      8.12      7.94
  Federal funds sold and overnight deposits......        5.38        5.44      5.20       5.32      5.38      5.76
    Total interest-earning assets................        7.77        7.75      7.60       7.71      7.61      7.12

Weighted average rate paid on:
  Deposits.......................................        4.59        4.62      4.57       4.61      4.61      4.24
  FHLB advances..................................        6.32        6.28      6.07       6.20      6.08      6.01
    Total interest-bearing liabilities...........        4.66        4.65      4.60       4.64      4.64      4.33

Interest rate spread (spread between
  weighted average rate earned on all interest-
  earning assets and paid on all interest-
  bearing liabilities)...........................        3.11        3.10      3.00       3.07      2.97      2.79

Net interest margin (net interest
 income as a percentage of average
 interest-earning assets)........................         N/A        3.74      3.62       3.72      3.57      3.30

_______________
(1)  Includes FHLB stock.

RATE/VOLUME ANALYSIS

     The following table sets forth the effects of changing rates and volumes on net interest income of the Bank. Information is provided with respect to (i) effects on interest income attributable to changes in volume (changes in volume multiplied by prior rate); (ii) effects on interest income attributable to changes in rate (changes in rate multiplied by prior volume); (iii) changes in rate/volume (change in rate multiplied by change in volume); and (iv) the net change (the sum of the prior columns).

                               Six Months Ended March 31,        Year Ended September 30,          Year Ended September 30,
                                 1998 Compared to 1997             1997 Compared to 1996             1996 Compared to 1995
                               Increase (Decrease) Due to       Increase (Decrease) Due to        Increase (Decrease) Due to
                              -----------------------------  -------------------------------   -------------------------------------
                                                Rate/                         Rate/                               Rate/
                              Rate    Volume   Volume   Net   Rate   Volume   Volume    Net     Rate    Volume   Volume       Net
                              -----  -------  -------  ----  -----  -------  -------  ------  -------  -------  -------  -----------
                                                                     (in thousands)
Interest-earning assets:
 Total net loans...........   $ 69    $215      $ 3   $287   $296    $(409)    $(11)  $(124)  $1,067    $(738)    $(70)       $ 259
 Investment securities (1).     20     (72)      (3)   (55)    17      364        9     390        4      290        3          297
 Mortgage-backed and
  related securities.......      3     (37)      --    (34)    16     (117)      (3)   (104)      19     (179)      (4)        (164)

 Federal funds sold and
  overnight deposits.......     13       8       --     21     (5)      11       --       6      (23)     147      (10)         114
                              ----    ----   ------   ----   ----    -----     ----   -----   ------    -----     ----        -----

     Total net change in
      income on
      interest-earning
       assets..............    105     114       --    219    324     (151)      (5)    168    1,067     (480)     (81)         506

Interest-bearing
 liabilities:
 Interest-bearing deposits.     38      56        1     95      1      (62)      --     (61)     557      (78)      (7)         472
 FHLB advances.............      3     (24)      (1)   (22)     3      (28)      (1)    (26)       6     (285)      (3)        (282)

                              ----    ----   ------   ----   ----    -----     ----   -----   ------    -----     ----        -----
     Total net change in
      expense on
       interest-bearing
        liabilities........     41      32       --     73      4      (90)      (1)    (87)     563     (363)     (10)         190
                              ----    ----   ------   ----   ----    -----     ----   -----   ------    -----     ----        -----

Net change in net interest
 income....................   $ 64    $ 82      $--   $146   $320    $ (61)    $ (4)  $ 255   $  504    $(117)    $(71)       $ 316
                              ====    ====   ======   ====   ====    =====     ====   =====   ======    =====     ====        =====

_______________
(1)  Includes FHLB stock.

ASSET AND LIABILITY MANAGEMENT

     QUANTITATIVE ASPECTS OF MARKET RISK. The Bank does not maintain a trading account for any class of financial instrument nor does the Bank engage in hedging activities or purchase high-risk derivative instruments. Furthermore, the Bank is not subject to foreign currency exchange rate risk or commodity price risk. For information regarding the sensitivity to interest rate risk of the Bank's interest-earning assets and interest-bearing liabilities, see the tables under "BUSINESS OF THE BANK -- Lending Activities -- Loan Maturity and Repricing," "-- Investment Activities" and "-- Deposit Activities and Other Sources of Funds -- Time Deposits by Maturities."

     QUALITATIVE ASPECTS OF MARKET RISK. The Bank's principal financial objective is to achieve long-term profitability while reducing its exposure to fluctuating market interest rates. The Bank has sought to reduce the exposure of its earnings to changes in market interest rates by attempting to manage the mismatch between asset and liability maturities and interest rates. In order to reduce the exposure to interest rate fluctuations, the Bank has developed strategies to manage its liquidity, shorten its effective maturities of certain interest-earning assets and increase the interest rate sensitivity of its asset base. Management has sought to decrease the average maturity of its assets by emphasizing the origination of adjustable-rate residential mortgage loans and consumer loans, all of which are retained by the Bank for its portfolio. In addition, long-term, fixed-rate single-family residential mortgage loans are underwritten according to the guidelines of FANNIE MAE and FREDDIE MAC and usually sold for cash in the secondary market. The Bank relies on retail deposits as its primary source of funds. Management believes retail deposits, compared to brokered deposits, reduce the effects of interest rate fluctuations because they generally represent a more stable source of funds.

     The Bank uses interest rate sensitivity analysis to measure its interest rate risk by computing changes in NPV (net portfolio value) of its cash flows from assets, liabilities and off-balance sheet items in the event of a range of assumed changes in market interest rates. NPV represents the market value of portfolio equity and is equal to the market value of assets minus the market value of liabilities, with adjustments made for off-balance sheet items. This analysis assesses the risk of loss in market risk sensitive instruments in the event of a sudden and sustained 100 to 400 basis point increase or decrease in market interest rates with no effect given to any steps that management might take to counter the effect of that interest rate movement. Using data compiled by the OTS, the Bank receives a report which measures interest rate risk by modeling the change in NPV (net portfolio value) over a variety of interest rate scenarios. This procedure for measuring interest rate risk was developed by the OTS to replace the "gap" analysis (the difference between interest-earning assets and interest-bearing liabilities that mature or reprice within a specific time period).

     The following table is provided by the OTS and sets forth the change in the Bank's NPV at March 31, 1998, based on OTS assumptions, that would occur in the event of an immediate change in interest rates, with no effect given to any steps that management might take to counteract that change.

     Basis Point ("bp")             Estimated Change in
      Change in Rates               Net Portfolio Value
     -----------------          ---------------------------
                                       (in thousands)

            +400                          (4,519)
            +300                          (2,627)
            +200                          (1,102)
            +100                            (138)
            0                                  0
            (100)                           (500)
            (200)                         (1,410)
            (300)                         (1,931)
            (400)                         (1,779)

     The above table indicates that in the event of a sudden and sustained increase in prevailing market interest rates, the Bank's NPV would be expected to decrease, and that in the event of a sudden and sustained decrease in prevailing market interest rates, the Bank's NPV would also be expected to decrease.

     Certain assumptions utilized by the OTS in assessing the interest rate risk of savings associations within its region were utilized in preparing the preceding table. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates, and the market values of certain assets under differing interest rate scenarios, among others.

     As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as ARM loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could deviate significantly from those assumed in calculating the table.

LIQUIDITY AND CAPITAL RESOURCES

     The Bank's principal sources of funds are proceeds from maturities of investment securities, principal payments received on mortgage-backed and related securities, loan repayments and deposits.

     The primary investing activities of the Bank are originating and purchasing loans and purchasing investments and mortgage-backed securities. Proceeds from maturities of investment securities and principal payments received on mortgage-backed and related securities provided $14.6 million of liquidity for the year ended September 30, 1997, while loan repayments in excess of originations provided $3.5 million. For the six months ended March 31, 1998, proceeds from maturities of investment securities and principal payments received on mortgage-backed and related securities totaled $13.8 million and loan repayments in excess of originations totaled $5.4 million.

     The Bank's most significant financing activities are deposit accounts, FHLB borrowings, taxes and insurance on behalf of borrowers, and the payment of dividends. The repayment of FHLB borrowings of $800,000 and dividend payments totaling $640,000 were the primary uses of cash during 1997. These cash outflows were offset by net increases in deposits and escrow balances totaling $927,000 during 1997. During the six months ended March 31, 1998, the Bank repaid $300,000 of FHLB advances and paid dividends totaling $347,000, while the net increase in deposits and escrow balances was $3.9 million.

     Federal regulations require the Bank to maintain minimum levels of liquid assets (i.e., cash and eligible investments). The required percentage has varied from time to time based upon economic conditions and savings flows and is currently 4% of the average daily balance of its net withdrawable savings deposits and short-term borrowings. The Bank attempts to maintain levels of liquidity at levels in excess of those required by regulation. Maintaining levels of liquidity acts, in part, to reduce the Bank's balance sheet exposure to interest rate risk. At March 31, 1998, the Bank's liquidity ratio (liquid assets as a percentage of net withdrawable savings deposits and short-term borrowings) was 20.0%.

     The Bank must also maintain adequate levels of liquidity to ensure the availability of funds to satisfy loan commitments and deposit withdrawals. At March 31, 1998, the Bank had outstanding commitments to originate loans of $7.2 million and commitments to sell loans of $27.8 million. At the same time, certificates of deposit which are scheduled to mature in one year or less totaled $65.3 million. Based upon historical experience, management believes the majority of maturing certificates of deposit will remain with the Bank. In addition, management of the Bank believes that it can adjust the offering rates of certificates of deposit to retain deposits in changing interest rate environments. In the event that a significant portion of these deposits are not retained by the Bank, the Bank would be able to utilize FHLB advances to fund deposit withdrawals, which would result in an increase in interest expense to the extent that the average rate paid on such advances exceeds the average rate paid on deposits of similar duration.

     Management believes its ability to generate funds internally will satisfy its liquidity requirements. If the Bank requires funds beyond its ability to generate them internally, it has the ability to borrow funds from the FHLB under a blanket agreement which assigns all investments in FHLB stock as well as qualifying first mortgage loans equal to 150% of the outstanding advances as collateral to secure the amounts borrowed. At March 31, 1998, the Bank had approximately $72.2 million available to it under the above-mentioned borrowing arrangement. At March 31, 1998, the Bank had $1.9 million in advances from the FHLB.

     The Bank is required to maintain specific amounts of capital pursuant to OTS regulations on minimal capital standards. As of March 31, 1998, the Bank complied with all regulatory capital requirements as of that date with tangible, core and risk-based capital ratios of 13.39%, 13.39% and 26.27%, respectively. For a detailed discussion of regulatory capital requirements, see"REGULATION -- Federal Regulation of Savings Associations -- Capital Requirements." See also "HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE."

YEAR 2000 ISSUES

     The Year 2000 issue exists because many computer systems and applications use two-digit date fields to designate a year. As the century date change occurs, date-sensitive systems may recognize the year 2000 as 1900, or not at all. This inability to recognize or properly treat the year 2000 may cause systems to process financial and operational information incorrectly.

     All of the material data processing of the Bank that could be affected by this problem is provided by a third party service bureau. The Bank's service bureau informed the Bank that it intends to complete its year 2000 adjustments by October 1998 and to make its systems available for testing in November 1998. The Bank has developed a plan and created a committee of the Board of Directors to analyze how the year 2000 will impact its operations and to monitor the status of its vendors. The Bank will continue to monitor its status as well as its service providers' status in their efforts to become year 2000 compliant The Bank does not believe that the costs associated with its actions and those of its vendors will be material to the Bank. The Bank's service bureau will make available certain software that will allow the Bank to test its critical applications. The Bank plans on purchasing this software at a cost of $25,000 and plans to complete testing and system modifications by April 1999. Other internal costs are not expected to exceed $75,000 and will consist primarily of accelerating various hardware and purchased software upgrades which generally would have been incurred in the normal course of business. The costs for accomplishing the Bank's plans to complete the year 2000 modifications and testing processes are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of various resources, third-party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved, and actual results could differ from those plans. In the event the Bank's service bureau is unable to fulfill its contractual obligations to the Bank, it could have a significant adverse impact on the financial condition and results of operations of the Bank.

IMPACT OF ACCOUNTING PRONOUNCEMENTS AND REGULATORY POLICIES

     COMPREHENSIVE INCOME. SFAS No. 130, "Reporting Comprehensive Income," issued in July 1997, establishes standards for reporting and presentation of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. It requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is presented with the same prominence as other financial statements. SFAS No. 130 requires that companies (i) classify items of other comprehensive income by their nature in a financial statement and (ii) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the statement of financial condition. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Comparative financial statements are required to be reclassified to reflect the provisions of this statement.

     SEGMENT INFORMATION. SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information" establishes standards for the way public business enterprises report information about operating segments and establishes standards for related disclosures about products and services, geographic areas and major customers. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Information required to be disclosed includes segment profit or loss, certain specific revenue and expense items, segment assets and certain other information. This statement is effective for the Holding Company for financial statements issued for the fiscal year ending September 30, 1999.

     EMPLOYERS' DISCLOSURES ABOUT PENSIONS AND OTHER POSTRETIREMENT BENEFITS. SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," issued in February 1998, standardizes disclosure requirements for pensions and other postretirement benefits and requires additional disclosure on changes in benefit obligations and fair values of plan assets in order to facilitate financial analysis. SFAS No. 132 is effective for fiscal years beginning after December 15, 1997, with earlier application encouraged.

EFFECT OF INFLATION AND CHANGING PRICES

     The consolidated financial statements and related financial data presented herein have been prepared in accordance with GAAP, which require the measurement of financial position and operating results in terms of historical dollars, without considering the change in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of the Bank's operations. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature.
As a result, interest rates generally have a more significant impact on a financial institution's performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.


                        BUSINESS OF THE HOLDING COMPANY

GENERAL

     The Holding Company was organized as a Delaware business corporation at the direction of the Bank in May 1998 for the purpose of becoming the holding company for the Bank upon completion of the conversion. As a result of the conversion, the Bank will be a wholly-owned subsidiary of the Holding Company and all of the issued and outstanding capital stock of the Bank will be owned by the Holding Company.

BUSINESS

     Prior to the conversion, the Holding Company has not and will not engage in any significant activities other than of an organizational nature. Upon completion of the conversion, the Holding Company's sole business activity will be the ownership of the outstanding capital stock of the Bank. The Holding Company also will hold a note receivable from the ESOP. In the future, the Holding Company may acquire or organize other operating subsidiaries, although there are no current plans, arrangements, agreements or understandings, written or oral, to do so.

     Initially, the Holding Company will neither own nor lease any property but will instead use the premises, equipment and furniture of the Bank with the payment of appropriate rental fees, as required by applicable law and regulations.

     Since the Holding Company will only hold the outstanding capital stock of the Bank upon consummation of the conversion, the competitive conditions applicable to the Holding Company will be the same as those confronting the Bank. See "BUSINESS OF THE BANK -- Competition."

                             BUSINESS OF THE BANK

MARKET AREA

     The Bank conducts its operations through five offices located throughout the greater St. Louis area. Most of the Bank's depositors live in the areas surrounding its branches and most of the Bank's loans are made to persons in St. Louis, Missouri, St. Charles, Franklin, Jefferson and St. Louis Counties, Missouri and Jersey, St. Clair, Monroe and Madison Counties, Illinois. The St. Louis metropolitan statistical area is the 18th largest metropolitan area in the United States and in December 1997 had a population of approximately 2.6 million.

     Several major corporations are headquartered in the Bank's area, including Anheuser-Busch, Brown Group, Edison Bros., Emerson Electric, A.G. Edwards, General American Insurance Co., Kellwood, Laclede Gas, May Department Stores, Monsanto, Solutia, Enterprise Leasing, Ralston Purina, Trans World Airlines, Pulitzer Publishing and Ameren U.E.

     The Bank faces intense competition for deposits and loan originations from the many financial institutions conducting business within its market area. See "-- Competition" and "RISK FACTORS -- Competition."

LENDING ACTIVITIES

     GENERAL. At March 31, 1998, loans receivable totaled $124.7 million, which was 67.9% of total assets. At such date, loans held for sale totaled $21.7 million. The principal lending activity of the Bank is the origination and sale of mortgage loans for the purpose of purchasing or refinancing, one- to four-family residential property. To a significantly lesser extent, the Bank also originates mortgage loans secured by commercial and multi-family real estate and consumer loans. Most of the Bank's borrowers and the properties securing its loans are located in the greater St. Louis metropolitan area.

     LOAN PORTFOLIO ANALYSIS. The following table sets forth the composition of the Bank's loan portfolio at the dates indicated.




                                  At March 31,                                      At September 30,
                                                  --------------------------------------------------------------------------------
                                     1998                1997                   1996                1995                1994
                             -------------------  --------------------  ------------------  ------------------  ------------------
                              Amount    Percent    Amount    Percent     Amount   Percent    Amount   Percent    Amount   Percent
                             ---------  --------  --------  ----------  --------  --------  --------  --------  --------  --------
                                                                              (dollars in thousands)
Real Estate Loans:
 Conventional -
  residential and
  multi-family (1).........  $107,973     86.22%  $114,300      87.34%  $117,584    87.42%  $128,854    86.44%  $136,520    86.19%
 FHA and VA - residential
  and multi-family (1).....     9,399      7.51     10,745       8.21     11,845     8.81     14,912    10.00     16,031    10.12
 Commercial................       612      0.49      1,779       1.36      3,452     2.57      3,561     2.39      4,222     2.67
                             --------    ------   --------     ------   --------   ------   --------   ------   --------   ------
   Total real estate loans.   117,984     94.21    126,824      96.91    132,881    98.79    147,327    98.83    156,773    98.98

Consumer and Other Loans:
 Automobile loans..........     6,307      5.04      3,352       2.56      1,115     0.83      1,205     0.81      1,166     0.73
 Loans on savings accounts.       451      0.36        538       0.41        513     0.38        541     0.36        452     0.29
 Other.....................       493      0.39        161       0.12         --       --         --       --         --       --
                             --------    ------   --------     ------   --------   ------   --------   ------   --------   ------
   Total consumer and
    other loans............     7,251      5.79      4,051       3.09      1,628     1.21      1,746     1.17      1,618     1.02
                             --------    ------   --------     ------   --------   ------   --------   ------   --------   ------
  Total loans..............   125,235    100.00%   130,875     100.00%   134,509   100.00%   149,073   100.00%   158,391   100.00%
                                         ======                ======              ======              ======              ======

Less:
Loans in process...........       137                   47                    27                  48                  43
Unamortized loan
 origination fees
  (charges), net of direct
   costs...................      (300)                (143)                  (41)                 21                 109
Unearned discounts.........        --                   --                    --                  34                  38
Allowance for loan losses..       664                  613                   479                 419                 477
                             --------             --------              --------            --------            --------
     Total loans
      receivable, net......  $124,734             $130,358              $134,044            $148,551            $157,724
                             ========             ========              ========            ========            ========

                              ------------------
                                    1993
                              ------------------
                               Amount    Percent
                              --------  --------
Real Estate Loans:
 Conventional -
  residential and
  multi-family (1).........   $108,954    83.76%
 FHA and VA - residential
  and multi-family (1).....     14,841    11.41
 Commercial................      4,539     3.49
                              --------   ------
   Total real estate loans.    128,334    98.66

Consumer and Other Loans:
 Automobile loans..........      1,313     1.01
 Loans on savings accounts.        429     0.33
 Other.....................         --       --
                              --------   ------
   Total consumer and
    other loans............      1,742     1.34
                              --------   ------
  Total loans..............    130,076   100.00%
                                         ======

Less:
Loans in process...........        553
Unamortized loan
 origination fees
  (charges), net of direct
   costs...................        278
Unearned discounts.........         50
Allowance for loan losses..        245
                              --------
     Total loans
      receivable, net......   $128,950
                              ========

______________
(1) Aggregate conventional and FHA and VA multi-family loan balances were $1.5 million, $1.1 million, $1.4 million, $2.6 million, $2.7 million and $2.9 million at March 31, 1998 and September 30, 1997, 1996, 1995, 1994 and 1993, respectively.

     RESIDENTIAL REAL ESTATE LENDING. The primary lending activity of the Bank is the origination of mortgage loans to enable borrowers to purchase existing homes or to refinance existing mortgage loans. To a much lesser extent, the Bank also originates loans secured by multi-family residential property (five units or more). At March 31, 1998, $117.3 million, or 93.7%, of the Bank's total loan portfolio consisted of loans secured by residential and multi-family real estate. Of this amount, $1.5 million was secured by multi-family real estate. At March 31, 1998, 73.9% of the Bank's residential real estate loans were subject to periodic interest rate adjustments and 26.1% were fixed-rate loans.

     The Bank is a direct endorsement lender with FHA. Consequently, the Bank's FHA approved direct endorsement underwriters are authorized to approve or reject FHA insured loans up to maximum amounts established by FHA. The Bank is also an automatic lender with VA, which enables designated qualified Bank personnel to approve or reject loans on behalf of VA. At March 31, 1998, the Bank had $9.4 million of FHA- or VA-insured loans. The Bank also participates in programs to provide financing for low income housing through the MHDC.

     The Bank offers a variety of ARM loan products at rates and terms competitive with market conditions. The loan fees charged, interest rates and other provisions of the Bank's ARM loans are determined by the Bank on the basis of its own pricing criteria and market conditions. Interest rates and payments on the Bank's ARM loans generally are adjusted annually to a rate typically equal to 2.00% to 2.875% above the one-year constant maturity U.S. Treasury index. The Bank currently offers ARM loans with initial rates below those which would prevail under the foregoing computations, determined by the Bank based on market factors and competitive rates for loans having similar features offered by other lenders for such initial periods. The periodic interest rate cap (the maximum amount by which the interest rate may be increased or decreased in a given period) on the Bank's ARM loans is generally 2% per adjustment period and the lifetime interest rate cap is generally 6% over the initial interest rate of the loan. The Bank qualifies the borrower based on the borrower's ability to repay the ARM loan based on the maximum interest rate at the first adjustment, in the case of one-year ARM loans, and based on the initial interest rate in the case of ARM loans that adjust after three or more years. The Bank does not originate negative amortization loans. The terms and conditions of the ARM loans offered by the Bank, including the index for interest rates, may vary from time to time. The Bank believes that the annual adjustment feature of its ARM loans also provides flexibility to meet competitive conditions as to initial rate concessions while preserving the Bank's return on equity objectives by limiting the duration of the initial rate concession.

     The Bank also originates conventional fixed-rate mortgage loans on one- to four- family residential properties. All fixed-rate products are underwritten according to Freddie Mac and Fannie Mae standards so as to qualify for sale in the secondary mortgage market. In recent years, as part of its asset/liability management, the Bank has originated fixed-rate mortgage loans and sells these loans through its correspondent relationships. If the Bank's future portfolio needs change, the Bank may choose to retain more loans for its portfolio and/or retaining servicing rights. Retaining fixed-rate loans in its portfolio would subject the Bank to a higher degree of interest rate risk. See "RISK FACTORS - Interest Rate Risk."

     Occasionally, the Bank originates residential mortgage loans that do not meet Freddie Mac and Fannie Mae standards for retention in its portfolio. The Bank generally charges a higher interest rate to compensate for their non-conforming features. At March 31, 1998, the Bank had approximately $5.7 million of such loans. The Bank also offers fixed-rate second mortgage loans for terms of up to 15 years.

     Borrower demand for ARM loans versus fixed-rate mortgage loans is a function of the level of interest rates, the expectations of changes in the level of interest rates and the difference between the initial interest rates and fees charged for each type of loan. The relative amount of fixed-rate mortgage loans and ARM loans that can be originated at any time is largely determined by the demand for each in a competitive environment.

     The retention of ARM loans in the Bank's loan portfolio helps reduce the Bank's exposure to changes in the interest rates. There are, however, unquantifiable credit risks resulting from the potential of increased costs due to changed rates to be paid by the customer. It is possible that, during periods of rising interest rates, the risk of default on ARM loans may increase as a result of repricing and the increased costs to the borrower. Furthermore, because the

ARM loans originated by the Bank generally provide, as a marketing incentive, for initial rates of interest below the rates which would apply were the adjustment index used for pricing initially (discounting), these loans are subject to increased risks of default or delinquency. Another consideration is that although ARM loans allow the Bank to increase the sensitivity of its asset base to changes in interest rates, the extent of this interest sensitivity is limited by the periodic and lifetime interest rate adjustment limits. Because of these considerations, the Bank has no assurance that yields on ARM loans will be sufficient to offset increases in the Bank's cost of funds.

     While fixed-rate single-family residential real estate loans are normally originated with 15- or 30-year terms, and the Bank permits its ARM loans to be assumed by qualified borrowers, such loans typically remain outstanding for substantially shorter periods. This is because borrowers often prepay their loans in full upon sale of the property pledged as security or upon refinancing the original loan. In addition, substantially all mortgage loans in the Bank's loan portfolio contain due-on-sale clauses providing that the Bank may declare the unpaid amount due and payable upon the sale of the property securing the loan. The Bank enforces these due-on-sale clauses to the extent permitted by law and as business judgment dictates. Thus, average loan maturity is a function of, among other factors, the level of purchase and sale activity in the real estate market, prevailing interest rates and the interest rates payable on outstanding loans.

     The Bank requires title insurance insuring the status of its lien on all of the real estate secured loans and also requires that the fire and extended coverage casualty insurance (and, if appropriate, flood insurance) be maintained in an amount at least equal to the outstanding loan balance.

     The Bank's lending policies generally limit the maximum loan-to-value ratio on mortgage loans secured by owner-occupied properties to 80% of the lesser of the appraisal value or the purchase price, with the condition that mortgage insurance is required on loans with loan-to-value ratios greater than 80%. In the cases of loans guaranteed by FHA or VA, the Bank offers loans on loan-to-value ratios of up to 97% and 100%, respectively.

     The maximum financing on refinance loans is limited to 95% of the appraised value and such loans require mortgage insurance above 80% loan-to-value.

     The Bank obtains appraisals on all its real estate loans from outside appraisers, but, in limited instances (i.e. loan amounts less than $100,000 or loan-to-value ratios less than 55%), may waive its outside appraisal requirement.

     COMMERCIAL REAL ESTATE LOANS. The Bank engages in a limited amount of commercial real estate lending. At March 31, 1998, commercial real estate loans in the Bank's portfolio totaled $612,000 and consisted of 7 loans.

     Loans secured by commercial real estate generally are larger and involve greater risks than one- to four- family residential mortgage loans. Payments on loans secured by such properties are often dependent on successful operation or management of the properties. Repayment of such loans may be subject to a greater extent to adverse conditions in the real estate market or the economy. The Bank seeks to minimize these risks in a variety of ways, including limiting the size of such loans and strictly scrutinizing the financial condition of the borrower, the quality of the collateral and the management of the property securing the loan. The Bank also obtains loan guarantees from financially capable parties. Substantially all of the properties securing the Bank's commercial estate loans are inspected by the Bank's lending personnel before the loan is made. The Bank also obtains appraisals on each property in accordance with applicable regulations.

     CONSUMER AND OTHER LOANS. Historically, the Bank offered consumer loans only as an accommodation to existing customers. In the second quarter of fiscal 1997, the Bank formed a consumer loan department in order to increase its consumer lending activities. The Bank determined to increase its consumer lending in order to better serve its customers and because consumer loans generally have shorter-terms to maturity or repricing and higher interest rates than mortgage loans.

     At March 31, 1998, the Bank's consumer and other loans totaled approximately $7.3 million, or 5.8% of the Bank's total loans. The Bank's consumer and other loans consist primarily of automobile loans and, to a lesser degree, savings account loans. In early 1997, the Bank initiated relationships with automobile dealers, piano dealers and other large purchase retailers located primarily in the Bank's market area as a means of attracting consumer loans. The Bank intends to expand its line of consumer loans by offering home equity lines of credit beginning in the third calendar quarter of 1998.

     The Bank originates automobile loans primarily through dealer referrals. All automobile loans, however, are made on a direct basis. Automobile loans are secured by both new and used cars and light trucks made to the purchase price or wholesale value as published by National Automobile Research "Black Book," if pre-owned. New cars are financed for a period of up to 60 months while pre-owned cars are financed for 48 months or less depending on the year and model. Collision and comprehensive insurance coverage is required on all automobile loans. At March 31, 1998, automobile loans amounted to $6.3 million, or 5.0% of the Bank's total loans.

     The Bank may make savings account loans for up to 100% of the depositor's account balance. The interest rate is normally 2.0% above the rate paid on the certificate of deposit account, and the account must be pledged as collateral to secure the loan. Savings account loans are payable in monthly payments of principal and interest or in a single payment. At March 31, 1998, total loans on savings accounts amounted to $451,000, or 0.4% of the Bank's total loans.

     Consumer loans entail greater risk than do residential mortgage loans, particularly in the case of consumer loans which are unsecured or secured by rapidly depreciating assets such as automobiles. In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower beyond obtaining a deficiency judgment. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various Federal and state laws, including Federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. Such loans may also give rise to claims and defenses by a consumer loan borrower against an assignee of such loans such as the Bank, and a borrower may be able to assert against such assignee claims and defenses that it has against the seller of the underlying collateral. At March 31, 1998, the aggregate amount of consumer loans 90 days or more past due was $31,000, which represents 0.43% of total consumer loans.

     LOAN MATURITY AND REPRICING. The following table sets forth certain information at March 31, 1998 regarding the dollar amount of loans maturing in the Bank's portfolio based on their contractual terms to maturity, but does not include scheduled payments or potential prepayments. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due in one year or less. Mortgage loans that have adjustable rates are shown as maturing at their next repricing date. Loan balances are net of loans-in-process.

                                      After     After    After
                                     One Year  3 Years  5 Years
                            Within   Through   Through  Through    Beyond
                           One Year  3 Years   5 Years  10 Years  10 Years   Total
                           --------  --------  -------  --------  --------  --------
                                                (in thousands)

Residential real estate..   $66,015    $8,255  $ 8,917   $14,298   $19,750  $117,235
Commercial real estate...       382        --      230        --        --       612
Consumer and other.......       503     1,614    4,835       299        --     7,251
                            -------    ------  -------   -------  --------  --------
  Total..................   $66,901    $9,869  $13,982   $14,597   $19,750  $125,098
                            =======    ======  =======   =======  ========  ========

     The following table sets forth, as of March 31, 1998, the dollar amount of all loans due or repricing after March 31, 1999, which have fixed interest rates and have floating or adjustable interest rates.

                            Fixed-     Floating- or
                            Rates    Adjustable-Rates
                           -------   ----------------
                               (in thousands)
Residential real estate..  $29,072        $22,148
Commercial real estate...      230             --
Consumer and other.......    6,748             --
                           -------        -------

  Total..................  $36,050        $22,148
                           =======        =======

     Scheduled contractual principal repayments of loans and mortgage-backed securities do not reflect the actual life of such assets. The average life of loans and mortgage-backed securities is substantially less than their contractual terms because of prepayments. In addition, due-on-sale clauses on loans generally give the Bank the right to declare loans immediately due and payable in the event, among other things, that the borrower sells the real property subject to the mortgage and the loan is not repaid. The average life of mortgage loans tends to increase, however, when current mortgage loan market rates are substantially higher than rates on existing mortgage loans and, conversely, decreases when rates on existing mortgage loans are substantially higher than current mortgage loan market rates.

     LOAN SOLICITATION AND PROCESSING. Loan applicants come through direct solicitation by eight commissioned and two salaried loan representatives of the Bank, as well as through referrals by realtors, financial planners, previous and present customers and, to a far lesser extent, through print advertising promotions. All types of loans may be originated in any of the Bank's offices, though most loans are closed at the Bank's main office. Loans are serviced from the Bank's main office.

     Upon receipt of a loan application from a prospective borrower, a credit report and other data are obtained to verify specific information relating to the loan applicant's employment, income and credit standing. An appraisal of the real estate offered as collateral generally is undertaken by a fee appraiser approved by the Bank and licensed or certified by the State of Missouri.

     Loans in the amount of $400,000 or less may be approved by any one member of the Bank's Loan Committee, which consists of the Bank's President, Chief Financial Officer/Treasurer and Chief Lending Officer, and the underwriting staff. Loans in excess of $400,000 must be approved by the Bank's Executive Committee, which consists of Directors W. Donius, Hack and M. Donius.

     Loan applicants are promptly notified of the decision of the Bank. Interest rates are subject to change if the approved loan is not closed within the time of the commitment, which usually is 60 to 90 days.

     LOAN ORIGINATIONS, SALES AND PURCHASES. During the six months ended March 31, 1998 and the years ended September 30, 1997 and 1996, the Bank's total gross loan originations were $76.8 million, $95.7 million, and $74.9 million, respectively.

     In an effort to manage its interest rate risk position, the Bank generally sells the fixed-rate mortgage loans that it originates. The sale of loans in the secondary mortgage market reduces the Bank's risk that the interest rates paid to depositors will increase while the Bank holds long-term, fixed-rate loans in its portfolio. It also allows the Bank to continue to fund loans when savings flows decline or funds are not otherwise available. Mortgage loans generally have been sold with servicing released. Gains, net of origination expense, from the sale of such loans are recorded at the time of sale.
Generally a loan is committed to be sold and a price for the loan is fixed at the time the interest rate on the loan is fixed, which may be at the time the Bank issues a loan commitment or at the time the loan closes. This eliminates the risk to the Bank that arise in market interest rates will reduce the value of a mortgage before it can be sold. Additionally, the Bank negotiates a best efforts delivery, which minimizes any exposure from loans that do not close.

     During the six months ended March 31, 1998, the Bank sold $44.5 million of residential mortgage loans to correspondent lenders, servicing released, compared to $23.4 million in the first six months of fiscal 1997. The Bank also securitized and sold $7.1 million of "first time home buyer" loans to the MHDC, with servicing retained, during the six months ended March 31, 1998. For the same period last year loan sales to the MHDC totaled $4.1 million. Loan sales increased in the first half of fiscal 1998 as a result of low mortgage interest rates that stimulated both the purchase money and refinance markets.

     During the year ended September 30, 1997, the Bank's loan sales totaled $63.5 million, which included $10.2 million of "first time home buyer" loans securitized and sold, servicing retained, to the MDHC, as compared to $55.9 million in loan sales during the year ended September 30, 1996. The loan sales during 1996 consisted primarily of residential mortgage loans sold to correspondent lenders, servicing released. The Bank attributes the increased volume of loan sales during 1997 to its relationships with real estate brokers, its perceived reputation for prompt service, and successful sales and marketing strategies.

     The Bank occasionally purchases real estate loans in the secondary market subject to the Bank's underwriting standards. During the six months ended March 31, 1998 and the year ended September 30, 1997, the Bank purchased $0 and $305,000 of loans, respectively. Loans and participations purchased and serviced by others were approximately $3.4 million at March 31, 1998. The Bank's purchases in the secondary market are dependent upon the demand for mortgage credit in the local market area and the inflow of funds from deposits.

     At March 31, 1998, the Bank was servicing loans for others (GNMA and MHDC) amounting to approximately $34.4 million. Servicing loans for others generally consists of collecting mortgage payments, maintaining escrow accounts, disbursing payments to investors and foreclosure processing. Loan servicing income is recorded on the accrual basis and includes servicing fees from investors. In April 1998, the Bank discontinued its historical practice of retaining servicing on loans sold to MHDC due to a change in servicing policy by MHDC.

     The following table shows total loans originated, purchased, sold and repaid during the periods indicated.

                                                             Six Months
                                                          Ended March 31,       Years Ended September 30,
                                                       -------------------   -----------------------------
                                                       1998           1997      1997      1996      1995
                                                       ----           ----      ----      ----      ----
                                                                           (in thousands)
Total gross loans, including loans held for sale,
  at beginning of period.................            $145,189     $142,316   $142,316   $152,323  $160,900

Loans originated:
  Residential real estate................              71,864       36,712     91,536     73,856    44,684
  Commercial real estate.................                  --          395        395         --     1,150
  Consumer and other.....................               4,918          509      3,748      1,027     1,254
                                                     --------     --------   --------   --------  --------
    Total loans originated...............              76,782       37,616     95,679     74,883    47,088
                                                     --------     --------   --------   --------  --------

Loans purchased:
  Residential real estate................                  --          305        305      1,015       261
                                                     --------     --------   --------   --------  --------

Loans sold:
 Total whole loans sold..................             (44,322)     (23,439)   (53,307)   (49,691)  (36,094)
 Loans securitized and sold..............              (7,007)      (4,110)   (10,189)    (6,255)   (1,587)
                                                     --------     --------   --------   --------  --------

Mortgage loan principal repayments.......             (16,074)     (11,061)   (24,308)   (22,210)  (14,040)
                                                                                                  --------
Consumer loan repayments and all other...              (7,774)      (2,815)    (5,307)    (7,749)   (4,205)
                                                     --------     --------   --------   --------  --------

Net loan activity........................               1,605       (3,504)     2,873    (10,007)   (8,577)
                                                     --------     --------   --------   --------  --------

Total gross loans, including loans held
  for sale, at end of period.............            $146,794     $138,812   $145,189   $142,316  $152,323
                                                     ========     ========   ========   ========  ========

     LOAN COMMITMENTS. The Bank issues commitments for fixed- and adjustable-rate one- to four-family residential mortgage loans conditioned upon the occurrence of certain events. Such commitments are made in writing on specified terms and conditions and are honored for up to 60 to 90 days from the date of loan approval. The Bank had outstanding loan commitments of approximately $7.3 million at March 31, 1998, $5.2 million and $2.1 million of which were at fixed and variable rates, respectively. See Note 13 of Notes to Consolidated Financial Statements.

     LOAN ORIGINATION AND OTHER FEES. The Bank, in some instances, receives loan origination fees and discount "points." Loan fees and points are a percentage of the principal amount of the mortgage loan which are charged to the borrower for funding the loan. The amount of points charged by the Bank varies, though the range generally is between 0% and 2%. Current accounting standards require fees received (net of certain loan origination costs) for originating loans to be deferred and amortized into interest income over the contractual life of the loan. Net deferred fees or charges associated with loans that are prepaid are recognized as income adjustments at the time of prepayment. The Bank had $300,000 of net deferred mortgage loan charges at March 31, 1998.

     NONPERFORMING ASSETS AND DELINQUENCIES. When a mortgage loan borrower fails to make a required payment when due, the Bank institutes collection procedures. The first notice is mailed to the borrower 18 days after the payment due date and, if necessary, a second written notice follows within 15 days thereafter. Attempts to contact the borrower by telephone generally begin approximately 20 days after the payment due date. If a satisfactory response is not obtained, continuous follow-up contacts are attempted until the loan has been brought current. Before the 90th day of delinquency, attempts to interview the borrower, preferably in person, are made to establish (i) the cause of the delinquency,
(ii) whether the cause is temporary, (iii) the attitude of the borrower toward the debt, and (iv) a mutually satisfactory arrangement for curing the default. Also, in the case of second mortgage loans, before the 60th day of delinquency, all superior lienholders are contacted to determine (a) the status and unpaid principal balance of each superior lien, (b) whether any mortgage constituting a superior lien has been sold to any investor, and (c) whether the borrower is also delinquent under a superior lien and what the affected lienholder intends to do to resolve the delinquency.

     If the borrower cannot be reached and does not respond to collection efforts, a personal collection visit or property inspection is made and a photograph of the exterior is taken. The physical condition and occupancy status of the property is determined before recommending further servicing action. Such inspection normally takes place on or about the 75th day of delinquency. Generally, after 60 days into the delinquency procedure, the Bank notifies the borrower that home ownership counseling is available for eligible homeowners. In most cases, delinquencies are cured promptly; however, if by the 91st day of delinquency, or sooner if the borrower is chronically delinquent and all reasonable means of obtaining payment on time have been exhausted, foreclosure, according to the terms of the security instrument and applicable law, is initiated.

     When a consumer loan borrower fails to make a required payment on a consumer loan by the payment due date, the Bank institutes collection procedures. The first notice is mailed to the borrower 15 days following the payment due date. A computer-generated collection report is received by the Bank daily. The customer is contacted by telephone to ascertain the nature of the delinquency. In most cases, delinquencies are cured promptly; however, if, by the 45th day following the grace period of delinquency no progress has been made, a written notice is mailed informing the borrowers of their right to cure the delinquency within 20 days and of the Bank's intent to begin legal action if the delinquency is not corrected. Depending on the type of property held as collateral, the Bank either obtains a judgment in small claims court or takes action to repossess the collateral.

     Loans are placed on nonaccrual status when, in the opinion of management, there is reasonable doubt as to the timely collectibility of interest or principal. Nonaccrual loans are returned to accrual states when, in the opinion of management, the financial position of the borrower indicates there is no longer any reasonable doubt as to the timely collectibility of interest or principal.

     The Bank's Board of Directors is informed on a monthly basis as to the status of all mortgage and consumer loans that are delinquent 30 days or more, the status on all loans currently in foreclosure, and the status of all foreclosed and repossessed property owned by the Bank.

     The following table sets forth information with respect to the Bank's nonperforming assets at the dates indicated.

                                       At March 31,                   At September 30,
                                                       --------------------------------------------
                                           1998         1997      1996      1995      1994     1993
                                       ------------    -----      ----      ----      ----     ----
                                                        (dollars in thousands)
Loans accounted for on
  a nonaccrual basis:
  Residential real estate..........       $  171       $  214     $  51   $  214    $   60   $  --
  Commercial real estate...........          230           --        --       --     1,303      --
  Consumer and other...............            3            3        --       --        --      --
                                          ------       ------     -----   ------    ------   -----
      Total........................          404          217        51      214     1,363      --
                                          ------       ------     -----   ------    ------   -----

Accruing loans which are
  contractually past due
  90 days or more:
  Residential real estate..........          930          708       547      520       357     483
  Commercial real estate...........           --          236        --       --        --      --
  Consumer and other...............           31           20        22       14        --      --
                                          ------       ------     -----   ------    ------   -----
       Total.......................          961          964       569      534       357     483
                                          ------       ------     -----   ------    ------   -----

Troubled debt restructurings.......           61           69        85      100       120     143
                                          ------       ------     -----   ------    ------   -----
Nonperforming loans(1).............        1,426        1,250       705      848     1,840     626

Real estate owned (net)............           52           --       133      337       124     102
                                          ------       ------     -----   ------    ------   -----
   Total nonperforming assets......       $1,478       $1,250     $ 838   $1,185    $1,964   $ 728
                                          ======       ======     =====   ======    ======   =====

Total loans delinquent 90 days or
  more to net loans................         0.66%        0.67%     0.40%    0.36%     0.22%   0.37%

Total loans delinquent 90 days or
  more to total assets.............         0.52         0.54      0.32     0.29      0.19    0.26

Total nonperforming assets to
  total assets.....................         0.80         0.70      0.47     0.65      1.03    0.40

___________
(1) Includes $177,000 of FHA/VA loans at March 31, 1998, the principal and interest payments on which are fully insured.

     Interest income that would have been recorded for the six months ended March 31, 1998 and the year ended September 30, 1997 had nonaccruing and restructured loans been current in accordance with their original terms and the amount of interest included in interest income on such loans during such periods was not significant.

     REAL ESTATE OWNED. Real estate acquired by the Bank as a result of foreclosure or by deed-in-lieu of foreclosure is classified as real estate owned until it is sold. When property is acquired it is recorded at the lower of its cost, which is the unpaid principal balance of the related loan plus foreclosure costs, or fair market value. Subsequent to foreclosure, the property is carried at the lower of the foreclosed amount or fair value. Upon receipt of a new appraisal and market analysis, the carrying value is written down through a charge to income, if appropriate. At March 31, 1998, the Bank had $52,000 of real estate owned (net), which consisted of two single family homes.

     ASSET CLASSIFICATION. The OTS has adopted various regulations regarding problem assets of savings institutions. The regulations require that each insured institution review and classify its assets on a regular basis. In addition, in connection with examinations of insured institutions, OTS examiners have authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss. Substandard assets must have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified loss is considered uncollectible and of such little value that continuance as an asset of the institution without establishment of a specific reserve is not warranted. If an asset or portion thereof is classified loss, the insured institution establishes specific allowances for loan losses for the full amount of the portion of the asset classified loss. A portion of general loan loss allowances established to cover possible losses related to assets classified substandard or doubtful may be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses generally do not qualify as regulatory capital. OTS regulations also require that assets that do not currently expose an institution to a sufficient degree of risk to warrant classification as loss, doubtful or substandard but do possess credit deficiencies or potential weakness deserving management's close attention shall be designated "special mention" by either the institution or its examiners.

     The Bank's Chief Financial Officer/Treasurer, Executive Vice President/Chief Operating Officer and collection department personnel meet monthly to review all classified assets, to approve action plans developed to resolve the problems associated with the assets and to review recommendations for new classifications, any changes in classifications and recommendations for reserves.

     At March 31, 1998 and September 30, 1997, the aggregate amounts of the Bank's classified assets were as follows:

                          At March 31, 1998       At September 30, 1997
                          ------------------      ---------------------
                                     Real                        Real
                                     Estate                      Estate
                          Loans      Owned        Loans          Owned
                          ------     ------       -----          ------
                                        (in thousands)
Loss............         $    5       $--         $  4            $--
Doubtful........             --        --           --             --
Substandard.....          1,087        61          921             --

     At March 31, 1998, the Bank had no assets designated "special mention."

     ALLOWANCE FOR LOAN LOSSES. In originating loans, the Bank recognizes that losses will be experienced and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan, general economic conditions and, in the case of a secured loan, the quality of the security for the loan. The allowance method is used in providing for loan losses: all loan losses are charged to the allowance and all recoveries are credited to it. The allowance for loan losses is established through a provision for loan losses charged to the Bank's income. The provision for loan losses is based on management's periodic evaluation of the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations which may affect the borrower's ability to repay, the estimated value of any underlying collateral and current economic conditions.

     At March 31, 1998, the Bank had an allowance for loan losses of $664,000, which represented 0.45% of total loans. Management believes that the amount maintained in the allowances will be adequate to absorb losses inherent in the portfolio. Although management believes that it uses the best information available to make such determinations, future adjustments to the allowance for loan losses may be necessary and results of operations could be significantly and adversely affected if circumstances differ substantially from the assumptions used in making the determinations. While the Bank believes it has established its existing allowance for loan losses in accordance with GAAP, there can be no assurance that the Bank's regulators, in reviewing the Bank's loan portfolio, will not request the Bank to increase significantly its allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that substantial increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect the Bank's financial condition and results of operations.

     The following table sets forth an analysis of the Bank's allowance for loan losses for the periods indicated.

                                             Six Months
                                          Ended March 31,             Year Ended September 30,
                                         -----------------    ----------------------------------------
                                           1998     1997       1997    1996     1995     1994     1993
                                         --------  -------    ----     ----     ----     ----     ----
                                                                      (dollars in thousands)
Allowance at beginning of period.......   $  613   $  479   $  479   $  419   $  477   $  245   $  113
Provision for loan losses..............       70       18      169       65      152      274      158
Charge-offs:
 Residential real estate loans.........       21       37       38       17       92       42       26
 Commercial real estate loans..........       --       --       --       --      166        2       --
 Consumer and other loans..............        2        5        5       --       --       --       --
                                          ------   ------   ------   ------   ------   ------   ------
   Total charge-offs...................       23       42       43       17      258       44       26
Recoveries.............................        4        4        8       12       48        2       --
                                          ------   ------   ------   ------   ------   ------   ------
Net charge-offs........................       19       38       35        5      210       42       26
                                          ------   ------   ------   ------   ------   ------   ------
 Allowance at end of period............   $  664   $  459   $  613   $  479   $  419   $  477   $  245
                                          ======   ======   ======   ======   ======   ======   ======

Ratio of allowance to total loans
 outstanding at the end of the period..     0.45%    0.33%    0.42%    0.36%    0.28%    0.30%    0.19%

Ratio of net charge-offs to
 average loans outstanding
 during the period.....................     0.01     0.03     0.02       --     0.13     0.03     0.02

Allowance for loan losses to
 nonperforming loans...................    46.56    63.31    49.04    67.93    49.44    25.93    39.14

     The following table sets forth the breakdown of the allowance for loan losses by loan category for the periods indicated.

                                At March 31,                                      At September 30,
                                                  ---------------------------------------------------------------------------
                                   1998               1997                 1996                1995                1994
                             -------------------  -------------------  ------------------  ------------------  --------------
                                        % of                % of                % of                % of                % of
                                        Loans               Loans               Loans               Loans               Loans
                                        in Each             in Each             in Each             in Each             in Each
                                        Category            Category            Category            Category            Category
                                        to Total            to Total            to Total            to Total            to Total
                              Amount    Loans     Amount    Loans      Amount   Loans       Amount  Loans      Amount   Loans
                             --------  ---------  --------  ---------  ------   -----       ------  -------    ------  -------
                                                                          (dollars in thousands)
Residential real estate
 loans.....................     $ 132     93.72%     $  98     95.54%      $  62     96.22%    $ 78   96.42%    $ 41   96.31%
Commercial real estate
 loans.....................        34      0.49         37      1.36          --      2.58       --    2.40      197    2.67
Consumer and other loans...        93      5.79         94      3.10           6      1.20        8    1.18        6    1.02
Unallocated................       405       N/A        384       N/A         411       N/A      333     N/A      233     N/A
                                -----    ------      -----    ------       -----    ------     ----  ------     ----  ------

   Total allowance for
    loan losses............     $ 664    100.00%     $ 613    100.00%      $ 479    100.00%    $419  100.00%    $477  100.00%
                                =====    ======      =====    ======       =====    ======     ====  ======     ====  ======
                                    1993
                              ----------------
                                        % of
                                        Loans
                                        in Each
                                        Category
                                        to Total
                              Amount    Loans
                              ------    -----
Residential real estate
 loans.....................      $ 19   95.17%
Commercial real estate
 loans.....................        39    3.49
Consumer and other loans...        --    1.34
Unallocated................       187     N/A
                                 ----  ------

   Total allowance for
    loan losses............      $245  100.00%
                                 ====  ======

INVESTMENT ACTIVITIES

     The Bank is permitted under applicable law to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies and of state and municipal governments, deposits at the FHLB-Des Moines, certificates of deposit of federally insured institutions, certain bankers' acceptances and federal funds. Subject to various restrictions, savings institutions may also invest a portion of their assets in commercial paper, corporate debt securities and mutual funds. Savings institutions like the Bank are also required to maintain an investment in FHLB stock and a minimum level of liquid assets. See "REGULATION" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources."

     SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," requires that investments be categorized as "held to maturity," "trading securities" or "available for sale," based on management's intent as to the ultimate disposition of each security. SFAS No. 115 allows debt securities to be classified as "held to maturity" and reported in financial statements at amortized cost only if the reporting entity has the positive intent and ability to hold those securities to maturity. Securities that might be sold in response to changes in market interest rates, changes in the security's prepayment risk, increases in loan demand, or other similar factors cannot be classified as "held to maturity." Debt and equity securities held for current resale are classified as "trading securities." Such securities are reported at fair value, and unrealized gains and losses on such securities would be included in earnings. The Bank does not currently use or maintain a trading account. Debt and equity securities not classified as either "held to maturity" or "trading securities" are classified as "available for sale." Such securities are reported at fair value, and unrealized gains and losses on such securities are excluded from earnings and reported as a net amount in a separate component of equity. All investment and mortgage-backed securities are classified as held-to-maturity.

     The Bank maintains a portfolio of mortgage-backed and related securities in the form of GNMA and Freddie Mac participation certificates. GNMA certificates are guaranteed as to principal and interest by the full faith and credit of the United States, while Freddie Mac certificates are guaranteed by Freddie Mac. Mortgage-backed securities generally entitle the Bank to receive a pro rata portion of the cash flows from an identified pool of mortgages. The Bank has also invested in collaterized mortgage obligations ("CMOs"), which are securities issued by special purpose entities generally collateralized by pools of mortgage-backed securities. The cash flows from such pools are segmented and paid in accordance with a predetermined priority to various classes of securities issued by the entity. The Bank's CMOs are short-maturity tranches. See Note 3 of Notes to Consolidated Financial Statements.

     The Investment Committee, comprised of the Bank's President and Chief Financial Officer/Treasurer, determines appropriate investments in accordance with the Board of Directors' approved investment policies and procedures. Investments are made following certain considerations, which include the Bank's liquidity position and anticipated cash needs and sources (which in turn include outstanding commitments, upcoming maturities, estimated deposits and anticipated loan amortization and repayments). Further, the effect that the proposed investment would have on the Bank's credit and interest rate risk, and risk-based capital is given consideration during the evaluation. The interest rate, yield, settlement date and maturity are also reviewed. The Bank purchases investment securities to provide necessary liquidity for day-to-day operations. The Bank has not purchased any mortgage-backed securities for several years.

     The following table sets forth the Bank's investment and mortgage-backed securities portfolio at the dates indicated.

                                 At March 31,       At September 30,
                                             -----------------------------
                                     1998     1997       1996        1995
                                 -----------  ----       ----        ----
                                                 (dollars in thousands)
Investment securities:
  U.S. Treasury and
    agency obligations...........  $11,036   $16,068    $14,521     $5,488
  Bankers acceptances............       --        --        491         --
                                   -------   -------    -------     ------
    Total investment securities..  $11,036   $16,068    $15,012     $5,488
                                   =======   =======    =======     ======

Mortgage-backed and related
 securities:
  GNMA...........................  $ 4,187   $ 4,308    $ 4,682     $5,310
  FHLMC..........................      885       998      1,232      1,601
  CMOs...........................    1,048     1,056      1,498      2,516
  Other..........................       --        --         12         16
                                   -------   -------    -------     ------
    Total mortgage-backed and
      related securities.........  $ 6,120   $ 6,362    $ 7,424     $9,443
                                   =======   =======    =======     ======

FHLB stock.......................  $ 1,638   $ 1,638    $ 1,638     $1,606
                                   =======   =======    =======     ======

     The following table sets forth the maturities and weighted average yields of the securities in the Bank's investment and mortgage-backed securities portfolios at March 31, 1998. Expected maturities of mortgage-backed securities will differ from contractual maturities due to scheduled repayments and because borrowers may have the right to call or prepay obligations with or without prepayment penalties. At March 31, 1998, the Bank's portfolio included $5.0 million of callable securities with a weighted average rate of 6.01%. The following table does not take into consideration the effects of scheduled repayments or the effects of possible prepayments.

                                        Less Than               One to                Five to               Over Ten
                                        One Year              Five Years             Ten Years                Years
                                    ------------------     ----------------      -----------------       ----------------
                                    Amount       Yield     Amount     Yield      Amount      Yield       Amount     Yield
                                    ------       -----     ------     -----      ------      -----       ------     -----
                                                             (dollars in thousands)
Investment securities:
  U.S. Treasury and
    agency obligations..........    $4,737       5.57%     $6,299      6.00%         --         --           --        --
                                    ======                 ======
Mortgage-backed and
  related securities:
  GNMA..........................        --         --      $   16     11.00%       $ --         --%      $4,171      8.35%
  FHLMC.........................        --         --          55      9.17         213       8.25          617     10.06
  CMOs..........................        --         --          --        --          --         --        1,048      6.57
                                                           ------                  ----                  ------

      Total mortgage-backed
        and related securities..        --         --      $   71      9.58        $213       8.25       $5,836      8.23
                                                           ======                  ====                  ======

DEPOSIT ACTIVITIES AND OTHER SOURCES OF FUNDS

     GENERAL. Deposits and loan repayments are the major sources of the Bank's funds for lending and other investment purposes. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and money market conditions. Borrowings from FHLB-Des Moines may be used to compensate for reductions in the availability of funds from other sources. The Bank had no other borrowing arrangements at March 31, 1998.

     DEPOSIT ACCOUNTS. Substantially all of the Bank's depositors are residents of the State of Missouri. Deposits are attracted from within the Bank's market area through the offering of a broad selection of deposit instruments, including checking accounts, negotiable order of withdrawal ("NOW") accounts, money market deposit accounts, regular savings accounts, certificates of deposit and retirement savings plans. Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors. In determining the terms of its deposit accounts, the Bank considers current market interest rates, profitability to the Bank, matching deposit and loan products and its customer preferences and concerns. The Bank generally reviews its deposit mix and pricing weekly.

     In the unlikely event the Bank is liquidated after the conversion, depositors will be entitled to full payment of their deposit accounts before any payment is made to the Holding Company as the sole stockholder of the Bank.

     The following table sets forth information concerning the Bank's time deposits and other interest-bearing deposits at March 31, 1998.

Weighted
Average                                                                                         Percentage
Interest                                                              Minimum                   of Total
Rate             Term               Category                          Amount        Balance     Deposits
--------         ----               --------                          --------      --------    -----------
                                                                                  (in thousands)
--               None               Non-interest-bearing              $    100     $  1,545           1.00%
1.75             None               NOW accounts                           100        9,947           6.45
3.82             None               Money market deposit accounts        2,500       11,988           7.78
2.50             None               Savings accounts                       100       25,796          16.74

                                    Certificates of Deposit
                                    -----------------------
3.94             3 months           Fixed-term, fixed-rate               2,500          378           0.25
4.78             6 months           Fixed-term, fixed-rate               2,500        5,418           3.52
5.40             9 months           Fixed-term, fixed-rate               2,500       11,640           7.55
5.13             12 months          Fixed-term, fixed-rate                 500       10,076           6.54
5.46             15 months          Fixed-term, fixed-rate                 500        4,038           2.62
5.66             18 months          Fixed term, fixed-rate                 500       11,756           7.63
5.38             24 months          Fixed-term, fixed-rate                 500        4,095           2.66
5.82             30 months          Fixed-term, fixed-rate                 500       13,070           8.48
5.37             36 months          Fixed-term, fixed-rate                 500        2,480           1.61
5.47             48 months          Fixed-term, fixed-rate                 500        4,938           3.20
5.98             60 months          Fixed-term, fixed-rate                 500       17,373          11.27
5.61             IRA 18 months                                           1,000        3,551           2.30
5.68             IRA 36 months      Fixed-term, fixed-rate               1,000          225           0.15
5.94             IRA 60 months      Fixed-term, fixed-rate               1,000        3,762           2.44
5.23             IRA 12 months      Fixed-term, adjustable-rate            500        7,212           4.68
                 Various            Jumbo certificates                 100,000        4,828           3.13
                                                                                   --------        -------
                                                                                   $154,116         100.00%
                                                                                   ========        =======

          DEPOSIT FLOW. The following table sets forth the balances (inclusive of interest credited) of deposits in the various types of accounts offered by the Bank at the dates indicated.

                                       At March 31,                                                     At September 30,
                                                                ----------------------------------------------------------------
                                           1998                               1997                             1996
                             ---------------------------------  ---------------------------------  -----------------------------
                                           Percent                           Percent                          Percent
                                           of        Increase                of         Increase              of       Increase
                               Amount      Total    (Decrease)   Amount      Total     (Decrease)   Amount    Total   (Decrease)
                             ----------  ---------  ----------  ---------  ----------  ----------  --------  -------  ----------
                                                                            (dollars in thousands)
Non-interest-bearing.......    $  1,545      1.00%    $   529    $  1,016       0.68%    $   567   $    449    0.30%    $    76
NOW checking...............       9,947      6.45       1,375       8,572       5.77         (41)     8,613    5.83        (440)
Regular savings accounts...      25,796     16.74        (187)     25,983      17.48      (1,890)    27,873   18.86      (2,119)
Money market deposit.......      11,988      7.78       2,294       9,694       6.52         952      8,742    5.91        (259)
Certificates which mature:
  Within 1 year............      65,334     42.40       2,271      63,063      42.41       4,924     58,139   39.33      (1,636)
  After 1 year, but within
   3 years.................      34,952     22.68      (1,421)     36,373      24.47       3,799     32,574   22.04       3,904
  Certificate maturing
   thereafter..............       4,554      2.95         583       3,971       2.67      (7,463)    11,434    7.73      (3,207)
                               --------    ------     -------    --------     ------     -------   --------  ------     -------
     Total.................    $154,116    100.00%    $ 5,444    $148,672     100.00%    $   848   $147,824  100.00%    $(3,681)
                               ========    ======     =======    ========     ======     =======   ========  ======     =======

                               ------------------
                                     1995
                               ------------------
                                          Percent
                                          of
                                Amount    Total
                               --------  --------
Non-interest-bearing.......    $    373     0.25%
NOW checking...............       9,053     5.98
Regular savings accounts...      29,992    19.80
Money market deposit.......       9,001     5.94
Certificates which mature:
  Within 1 year............      59,775    39.45
  After 1 year, but within
   3 years.................      28,670    18.92
  Certificate maturing
   thereafter..............      14,641     9.66
                               --------   ------
     Total.................    $151,505   100.00%
                               ========   ======

     The following table indicates the amount of the Bank's jumbo certificates of deposit by time remaining until maturity as of March 31, 1998. Jumbo certificates of deposit represent minimum deposits of $100,000 and are not issued at premium interest rates.

          Maturity Period                 Amount
          ---------------             --------------
                                      (in thousands)
    Three months or less............         $  724
    Over three through six months...          1,117
    Over six through twelve months..          1,801
    Over twelve months..............          1,186
                                             ------

         Total......................         $4,828
                                             ======

    TIME DEPOSITS BY RATES. The following table sets forth the certificates of deposits in the Bank classified by rates as of the dates indicated.

                   At March 31,          At September 30,
                                  ------------------------------------
                      1998          1997          1996          1995
                   ------------   --------      --------      --------
                                             (in thousands)
3.00 - 3.99%.....   $    579      $    578      $    888      $  2,731
4.00 - 4.99......      5,911         7,062        10,839        19,218
5.00 - 5.99......     82,196        81,184        72,103        54,210
6.00 - 6.99......     11,392         9,795        13,371        21,553
7.00 - 7.99......      4,762         4,788         4,930         5,230
8.00 - 8.99......         --            --            16           127
9.00 - 9.99......         --            --            --            16
                    --------      --------      --------      --------
       Total.....   $104,840      $103,407      $102,147      $103,085
                    ========      ========      ========      ========

     TIME DEPOSITS BY MATURITIES. The following table sets forth the amount and maturities of time deposits at March 31, 1998.

                                              Amount Due
                          -----------------------------------------------

                          Less Than      1-2      2-3      3-4    After
                          One Year      Years    Years    Years   4 Years
                          ---------     -----    -----    -----   -------
                                             (in thousands)
3.00 - 3.99%.........     $   579     $    --   $   --   $   --    $   --
4.00 - 4.99..........       5,895          --       16       --        --
5.00 - 5.99..........      58,610      14,758    4,620    1,126     3,082
6.00 - 6.99..........         244       7,037    3,903      139        69
7.00 - 7.99..........           6       4,556       62       12       126
                          -------     -------   ------   ------    ------
       Total.........     $65,334     $26,351   $8,601   $1,277    $3,277
                          =======     =======   ======   ======    ======

     DEPOSIT ACTIVITY. The following table sets forth the deposit activities of the Bank for the periods indicated.

                                        Six Months Ended
                                            March 31,           Year Ended September 30,
                                       ------------------    -------------------------------
                                         1998      1997        1997        1996       1995
                                       --------  --------    --------    --------   --------
                                                          (in thousands)
Beginning balance....................  $148,672  $147,824    $147,824    $151,505   $152,828
                                       --------  --------    --------    --------   --------

Net increase (decrease) before
   interest credited.................     2,856      (658)     (4,226)     (8,712)    (5,908)
Interest credited....................     2,588     2,519       5,074       5,031      4,585
                                       --------  --------    --------    --------   --------

Net increase (decrease) in deposits..     5,444     1,861         848      (3,681)    (1,323)
                                       --------  --------    --------    --------   --------

Ending balance.......................  $154,116  $149,685    $148,672    $147,824   $151,505
                                       ========  ========    ========    ========   ========

     The Bank, like many thrift institutions in the relatively low interest rate environment, has had to compete for depositors' funds with non-traditional deposit vehicles, such as annuities, mutual funds, municipal bonds and other obligations. As a result of the higher yields available on such instruments, there has been some disintermediation (i.e. an outflow of funds from the institution) and, accordingly, a reduction in the Bank's deposits. During the year ended September 30, 1997, the Bank used proceeds from maturing investment securities, principal payments from mortgage-backed and related securities as well as Federal funds sold and overnight deposits, rather than deposits and other borrowings, in order to fund loans. Should disintermediation occur, management believes that the Bank's borrowing capacity with the FHLB-Des Moines at rates comparable to those associated with the outflow of funds should preclude any significant negative impact on earnings.

     BORROWINGS. The Bank has the ability to use advances from the FHLB-Des Moines to supplement its supply of lendable funds and to meet deposit withdrawal requirements. The FHLB-Des Moines functions as a central reserve bank providing credit for savings and loan associations and certain other member financial institutions. As a member, the Bank is required to own capital stock in the FHLB-Des Moines and is authorized to apply for advances on the security of such stock and certain of its mortgage loans and other assets (principally securities which are obligations of, or guaranteed by, the U.S. Government) provided certain creditworthiness standards have been met. Advances are made pursuant to several different credit programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based on the financial condition of the member institution and the adequacy of collateral pledged to secure the credit. At March 31, 1998 had a borrowing capacity of $72.2 million based on available collateral.

     The following table sets forth certain information regarding the Bank's use of FHLB advances during the periods indicated.

                                    Six Months Ended
                                        March 31,           Year Ended September 30,
                                    ----------------     -----------------------------
                                      1998     1997        1997       1996       1995
                                    -------  -------     -------     -------   -------
                                                        (dollars in thousands)
Maximum balance at any month end..   $2,200   $3,000      $3,000      $3,500    $9,000
Average balance...................    2,198    2,996       2,597       3,057     7,786
Period end balance................    1,900    2,200       2,200       3,000     5,000
Weighted average interest rate:
  At end of period................     6.32%    6.22%       6.22%       6.00%     6.29%
  During the period...............     6.28     6.07        6.20        6.08      6.01

COMPETITION

     The Bank faces intense competition in the attraction of savings deposits (its primary source of lendable funds) and in the origination of loans. Its most direct competition for savings deposits has historically come from other thrift institutions, credit unions and from commercial banks located in its market area. Particularly in times of high interest rates, the Bank has faced additional significant competition for investors' funds from short-term money market securities and other corporate and government securities. The Bank's competition for loans comes principally from other thrift institutions, commercial banks, mortgage banking companies and mortgage brokers.

PERSONNEL

     As of March 31, 1998, the Bank had 72 full-time and 20 part-time employees and eight commissioned loan representatives. The employees are not represented by a collective bargaining unit and the Bank believes its relationship with its employees is good.

SUBSIDIARY ACTIVITIES

     The Bank has one subsidiary, Pulaski Service Corporation, which sells insurance products and annuities. Federal savings associations generally may invest up to 3% of their assets in service corporations, provided that any amount in excess of 2% is used primarily for community, inner-city and community development projects. At March 31, 1998, the Savings Bank's equity investment in its subsidiary was $476,000, or 0.26% of total assets.

PROPERTIES

     The following table sets forth the Bank's offices, as well as certain additional information relating to these offices, as of March 31, 1998.

                                    Year                                       Approximate
Location                            Opened  Net Book Value (1)  Owned/Leased   Square Footage
---------                           ------  ------------------  -------------  --------------
                                              (in thousands)
Main Office
-----------

12300 Olive Boulevard                 1978         $1,323           Owned              29,000 (4)
St. Louis, Missouri  63141-6434

Branch Offices
--------------

6955 Parker Road at Highway 367       1968             32           Leased (2)          2,000
Florissant, Missouri  63033-5398

3760 South Grand Avenue               1967            213           Owned               3,500
St. Louis, Missouri  63118-3487

4225 Bayless Road                     1971             47           Leased (3)          2,000
Marian Heights Plaza
St. Louis, Missouri  63123-7500

10756 Sunset Hills Plaza              1996            118           Leased (5)          2,400
St. Louis, Missouri  63127-1207

----------------------------------
(1) Represents the net book value of land, buildings, furniture, fixtures and equipment owned by the Bank.

(2) Lease expires on November 30, 1998. OTS approval to relocate this office as discussed under "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Operating Strategy" is pending.
(3)  Lease expires on May 31, 2002.
(4)  6,888 square feet of which is leased to outside tenants.
(5)  Lease expires on June 9, 2001.

LEGAL PROCEEDINGS

     Periodically, there have been various claims and lawsuits involving the Bank, such as claims to enforce liens, condemnation proceedings on properties in which the Bank holds security interests, claims involving the making and servicing of real property loans and other issues incident to the Bank's business. In the opinion of management, after consultation with the Bank's legal counsel, no significant loss is expected from any of such pending claims or lawsuits. Aside from such pending claims and lawsuits which are incident to the conduct of the Bank's ordinary business, the Bank is not a party to any material pending legal proceedings.

                       MANAGEMENT OF THE HOLDING COMPANY

     Directors will be elected by the stockholders of the Holding Company for staggered three-year terms, or until their successors are elected and qualified. The Holding Company's Board of Directors currently consists of seven persons divided into three classes, each of which contains approximately one third of the Board. One class, consisting of Messrs. William A. Donius and Robert A. Ebel, has a term of office expiring at the first annual meeting of stockholders; a second class, consisting of Messrs. Michael J. Donius, E. Douglas Britt and Garland A. Dorn, has a term of office expiring at the second annual meeting of stockholders; and a third class, consisting of Messrs. Thomas F. Hack and Dr. Edward J. Howenstein, has a term of office expiring at the third annual meeting of stockholders. If the Holding Company decides to implement the 1999 Option Plan and the 1999 MRDP prior to the first anniversary of the conversion, the Holding Company will not hold its first annual meeting of stockholders until at least six months following consummation of the conversion so that it may obtain approval of such plans in accordance with OTS regulations.

     The executive officers of the Holding Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors. The executive officers of the Holding Company are:

     Name                     Position
     ----                     --------

     William A. Donius        President and Chief Executive Officer
     Michael J. Donius        Executive Vice President, Chief Operating Officer
                               and Secretary
     Thomas F. Hack           Chief Financial Officer and Treasurer

     Since the formation of the Holding Company, none of the executive officers, directors or other personnel has received remuneration from the Holding Company. Initially, no separate compensation will be paid for service as an executive officer of the Holding Company. For information concerning the principal occupations, employment and compensation of the directors and executive officers of the Holding Company during the past five years, see "MANAGEMENT OF THE BANK -
- Biographical Information."


                             MANAGEMENT OF THE BANK

DIRECTORS AND EXECUTIVE OFFICERS

     The Board of Directors of the Bank is presently composed of seven members who are elected for terms of three years, approximately one-third of whom are elected annually in accordance with the Bylaws of the Bank. The executive officers of the Bank are elected annually by the Board of Directors and serve at the Board's discretion. The following table sets forth information with respect to the directors and executive officers of the Bank, all of whom will continue to serve as directors and executive officers of the Bank and the Holding Company.

                                   DIRECTORS

                                                                                        Current
                                                                           Director     Term
Name                            Age (1)      Position                      Since        Expires
----                            -------      --------                      -----        -------
E. Douglas Britt                71           Director                       1993          1999
William A. Donius               39           President, Chief Executive     1997          1998
                                               Officer and Director
Michael J. Donius               38           Executive Vice President,      1993          1999
                                               Chief Operating Officer
                                               and Director
Garland A. Dorn                 66           Director                       1995          1999
Robert A. Ebel                  67           Director                       1979          1998
Thomas F. Hack                  54           Chief Financial Officer,       1985          2000
                                               Treasurer and Director
Dr. Edward J. Howenstein        71           Director                       1973          2000

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Name                            Age (1)      Position
----                            -------      --------

Beverly M. Kelley               56           Senior Vice President
Michael G. Flaton               49           Vice President
Victoria A. Konopka             52           Vice President
M. Brad Condon                  48           Chief Lending Officer

______________________
(1)  As of March 31, 1998.

DIRECTOR EMERITUS

     Walter A. Donius serves as Director Emeritus of the Holding Company and the Bank. Mr. Donius served as President of the Bank from 1971 until his retirement on December 1, 1997 and as a director from 1955 until his retirement.

BIOGRAPHICAL INFORMATION

     Set forth below is certain information regarding the directors and executive officers of the Bank. Unless otherwise stated, each director and executive officer has held his or her current occupation for the last five years. There are no family relationships among the directors or executive officers except that William and Michael Donius are brothers.

     E. Douglas Britt served as an officer and director of Prudential Savings and Loan Association, St. Louis, Missouri from its inception in 1950 until 1982, at which time he was elected Executive Vice President and director of St. Louis Federal Savings and Loan Association, St. Louis, Missouri (the successor to Prudential Savings and Loan Association following a merger). He served in those capacities until his retirement in 1986. Mr. Britt served as President of the Greater St. Louis Savings and Loan League and has been active in numerous community and professional organizations. He also is a retired officer in the U.S. Air Force.

     William A. Donius has served as President of the Bank since December 1, 1997. He previously served as Senior Vice President from February 1997 to December 1997, as Vice President from April 1995 to February 1997, and as Director of Marketing from July 1992 to April 1995.

     Michael J. Donius joined the Bank in 1988 and has served as Executive Vice President and Chief Operating Officer since 1993 and as Secretary since 1994. Prior to assuming his current positions, Mr. Donius served the Bank in various capacities, including Vice President in charge of compliance and CRA.

     Garland A. Dorn is President and Chief Executive Officer of Diagnostic Rehabilitation Systems, Inc., St. Louis, Missouri, a medical equipment supplier.

     Robert A. Ebel is Chairman of the Board and Chief Executive Officer of Universal Printing Co., a commercial printer in St. Louis, Missouri.

     Thomas F. Hack joined the Bank in 1967 and has served as the Treasurer since 1974 and the Chief Financial Officer since 1993.

     Dr. Edward J. Howenstein is a retired dentist.

     Beverly M. Kelley joined the Bank in 1966 and became Senior Vice President in 1977.

     Michael G. Flaton joined the Bank in 1975 and has served as Vice President of Savings since 1985.

     Victoria A. Konopka joined the Bank on 1969 and has served as Vice President of Human Resources since 1994.

     M. Brad Condon joined the Bank in 1998 as Chief Lending Officer. From 1985 until joining the Bank, he served as Senior Vice President of Magna Group, Inc.

BENEFICIAL OWNERSHIP OF BANK COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

     Persons and groups who beneficially own in excess of 5% of the Bank's common stock are required to file certain reports disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based on such reports, the following table sets forth, as of March 31, 1998, certain information as to those persons who were beneficial owners of more than
5% of the outstanding shares of Bank common stock.   To the Bank's knowledge, no
other person or entity beneficially owned more than 5% of the Bank's outstanding common stock at March 31, 1998.

     The following table also sets forth, as of March 31, 1998, information as to the shares of Bank common stock beneficially owned by (a) each director and
(b) all executive officers and directors of the Bank as a group. For information regarding proposed non-binding purchases of Holding Company common stock by the directors and officers and their anticipated stock ownership upon consummation of the conversion, see "SHARES TO BE PURCHASED BY MANAGEMENT PURSUANT TO SUBSCRIPTION RIGHTS."

                                          Number of Shares         Percent of Shares
Name                                   Beneficially Owned (1)         Outstanding
----                                   ----------------------      -----------------
Beneficial Owners of More Than 5%

Pulaski Bancshares, M.H.C.                    1,470,000                      69.9%

Directors

E. Douglas Britt                                 13,961 (2)                   *
William A. Donius (3)                             3,116                       *
Michael J. Donius (4)                             7,576                       *
Garland A. Dorn                                   3,934 (5)                   *
Robert A. Ebel                                   24,500 (6)                   1.1
Thomas F. Hack (7)                               10,270 (8)                   *
Dr. Edward J. Howenstein                         26,697 (9)                   1.3

All executive officers and                      112,622                       5.3
  directors as a group (10 persons)

__________________
* Less than 1%.

(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Bank common stock if he or she has voting and/or investment power with respect to such security. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. Shares of unvested restricted stock granted under the Bank's 1994 MRDP, as to which the holders have voting power but not investment power, are included as follows: E. Douglas Britt, 360 shares; Michael J. Donius, 1,308 shares; Robert A. Ebel, 480 shares; Thomas F. Hack, 1,692 shares; Dr. Edward J. Howenstein, 480 shares; and all executive officers and directors as a group, 7,228 shares. The amounts shown also include the following amounts of shares which the indicated individuals have the right to acquire within 60 days of March 31, 1998 through the exercise of stock options granted pursuant to the Bank's 1994 Option Plan: E. Douglas Britt, 1,080 shares; Michael J. Donius, 3,960 shares; Robert A. Ebel, 1,800 shares; Thomas F. Hack, 40 shares; Dr. Edward J. Howenstein, 1,800 shares; and all executive officers and directors as a group, 15,592 shares.

(2) Includes 5,982 shares held by a trust of which Mr. Britt is a co-trustee.

(3) William A. Donius is also the President and Chief Executive Officer of the Bank. On September 17, 1997, in connection with his appointment as President and Chief Executive Officer, Mr. Donius was awarded options to acquire 9,200 shares of Bank common stock at an exercise price of $26.00 per share. Such options vest ratably over a five-year period.

(4) Michael J. Donius is also Executive Vice President, Chief Operating Officer and Secretary of the Bank.

(5) On September 17, 1997, Mr. Dorn was awarded options to acquire 1,000 shares of Bank common stock at an exercise price of $26.00 per shares. Such options vest ratably over a five-year period.

(6) Includes 20,000 shares held by a trust of which Mr. Ebel is a co-trustee with his spouse and 1,500 shares held by his wife as joint tenant with their children.

(7) Mr. Hack is also the Chief Financial Officer and Treasurer of the Bank.

(8) Includes 7,588 shares owned by Mr. Hack and his wife as joint tenants.

(9) Includes 2,499 shares held by a trust of which Dr. Howenstein is a co-trustee with his spouse and 18,769 shares owned by his wife.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The business of the Bank is conducted through meetings and activities of its Board of Directors and its committees. During the fiscal year ended September 30, 1997, the Board of Directors held 12 regular meetings and no director attended fewer than 75% of the total meetings of the Board of Directors of the Bank and committees on which such director served.

     The Bank has standing Executive, Audit, Nominating and Salary Committees, among others.

     The Executive Committee of the Board of Directors, which currently consists of Directors W. Donius, Hack and M. Donius, meets as necessary, but at least twice monthly, between meetings of the full Board of Directors. All significant actions of the Executive Committee must be ratified by the full Board of Directors. The Executive Committee met 30 times during the fiscal year ended September 30, 1997.

     The entire Board of Directors serves as the Audit Committee, and in that capacity is responsible for developing and monitoring the Bank's audit program. The Board selects the Bank's outside auditor and meets with them to discuss the results of the annual audit and any related matters. The Board also receives and reviews the reports and findings and other information presented to them by the Bank's officers regarding financial reporting policies and practices. The Board of Directors met once in its capacity as the Audit Committee during the fiscal year ended September 30, 1997.

     The full Board of Directors acts as the Nominating Committee for nomination of members of the Board of Directors. The Board of Directors met once in its capacity as the Nominating Committee during the fiscal year ended September 30, 1997 to select the nominees for election at the Annual Meeting held in January 1998.

     The Salary Committee, currently consisting of Directors W. Donius, Ebel and Howenstein, recommends annual salary levels for senior officers and compensation for members of the Board of Directors. The Salary Committee met once during the fiscal year ended September 30, 1997.

DIRECTORS' COMPENSATION

     Directors receive a fee of $1,150 per month plus $275 for each board meeting attended. A fee of $275 per committee meeting is paid to non-officer directors.

     Directors also participate in the Bank's 1994 Option Plan and MRDP. All options granted under the 1994 Option Plan and shares awarded under the 1994 MRDP vest ratably over a five year period.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following information is furnished for the former Chief Executive Officer of the Bank and for each executive officer of the Bank who received salary and bonus in excess of $100,000 during the year ended September 30, 1997.

                                                                                  Long-Term Compensation
                                                                                  -----------------------
                                                      Annual Compensation                  Awards
                                                   --------------------------     -----------------------
                                                                                  Restricted   Securities
Name and                    Fiscal                 Other Annual                   Stock        Underlying    All Other
Position                     Year      Salary(1)      Bonus      Compensation     Award        Options(#)    Compensation
--------                    ------     ---------   ------------  ------------     ------       ----------    ------------
Walter A. Donius(2)          1997       $177,000        $11,271            --     $    --          --        $18,600(3)
 Former Chief                1996        173,400         10,000            --          --          --         17,700
 Executive Officer,          1995        170,000         11,500            --      59,730       9,600         17,400
 President and
 Chairman of the Board

Thomas F. Hack               1997         97,400          6,136            --          --          --         18,600(3)
 Chief Financial             1996         94,400          6,500            --          --          --         17,700
 Officer and Treasurer       1995         89,200          7,500            --      46,530       8,400         17,400

______________
(1) Includes remuneration from Pulaski Service Corporation, the Bank's wholly-owned subsidiary.

(2) Walter A. Donius retired from the positions of Chief Executive Officer, President and Chairman of the Board of the Bank effective December 1, 1997. The table does not reflect compensation received by the Bank's current President and Chief Executive Officer, Mr. William A. Donius, since his compensation did not exceed $100,000 during the year ended September 30, 1997.
(3) Includes directors' fees from the Bank and Pulaski Service Corporation. Does not include certain additional benefits, the aggregate amounts of which do not exceed the lesser of $50,000 or 10% of salary and bonus for the named executive officers.

     OPTION EXERCISE/VALUE TABLE. The following information is presented for the year ended September 30, 1997 for the executive officers named in the summary compensation table.

                     Number of                                                             Value of Unexercised
                     Shares                            Number of Securities                In-the-Money Options
                     Acquired on    Dollar Value       Underlying Unexercised Options      at Fiscal Year End($)
                                                       ------------------------------      -----------------------------
Name                 Exercise       Realized           Exercisable   Unexercisable         Exercisable     Unexercisable
----                 --------       --------           -----------   -------------         -----------     -------------
Walter A. Donius        800          $12,500               3,040          5,760               $47,500          $102,500

Thomas F. Hack           --               --               3,360          5,040                52,500            78,750

     EMPLOYMENT AGREEMENTS. The MHC and the Bank currently maintain employment agreements with Messrs. W. Donius, M. Donius and Hack. In connection with the conversion, the Holding Company and the Bank (collectively, the "Employers") will enter into three-year employment agreements with these same individuals, which have substantially the same terms as and will replace the existing agreements.

     Under the employment agreements, the initial salary levels for Messrs. W. Donius, M. Donius and Hack will be $135,000, $107,000 and $105,000, respectively, which amounts will be paid by the Bank and may be increased at the discretion of the Board of Directors. On each anniversary of the commencement date of the employment agreements, the term of each agreement may be extended for an additional year at the discretion of the Board. The agreement is terminable by the Employers at any time, by the executive if the executive is assigned duties inconsistent with his initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by federal regulations. In the event that an executive's employment is terminated without cause or upon the executive's voluntary termination in certain circumstances, the Bank would be required to honor the terms of the agreement through the expiration of the then current term, including payment of current cash compensation and continuation of employee benefits.

     The employment agreements also provide for severance payments and other benefits in the event of involuntary termination of employment in connection with any change in control of the Employers. Severance payments also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, an executive is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the agreement as having occurred when, among other things, (a) a person other than the Holding Company purchases shares of the Holding Company's common stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Holding Company representing 25% or more of the combined voting power of the Holding Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) stockholders of the Holding Company approve a merger, consolidation, sale or disposition of all or substantially all of the Holding Company's assets, or a plan of partial or complete liquidation.

     The maximum value of the severance benefits under the employment agreements is 2.99 times the executive's average annual compensation during the five-year period preceding the effective date of the change in control (the "base amount"). The employment agreements provide that the value of the maximum benefit may be distributed, at the executive's election, (i) in the form of a lump sum cash payment equal to 2.99 times the executive's base amount or (ii) a combination of a cash payment and continued coverage under the Employers' health, life and disability programs for a 36-month period following the change in control, the total present value of which does not exceed 2.99 times the executive's base amount. Assuming that a change in control had occurred at March 31, 1998 and that each executive elected to receive a lump sum cash payment, Messrs. W. Donius, M. Donius and Hack would be entitled to payments of approximately $261,000, $240,000 and $296,000, respectively. Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the Employers would not be entitled to deduct the amount of such excess payments.

     The employment agreements restrict the executive's right to compete against the Employers for a period of one year from the date of termination of the agreement if an executive's employment is terminated without cause, except if such termination occurs after a change in control.

     SEVERANCE AGREEMENTS. The MHC and the Bank currently maintain severance agreements with M. Brad Condon, Chief Lending Officer of the Bank, and Beverly
M. Kelley, Senior Vice President of the Bank. In connection with the conversion, the Holding Company and the Bank will enter into new severance agreements with these individuals on substantially the same terms as the existing agreements, which will be replaced by the new agreements.

     The new severance agreements will have an initial term of two years. On each anniversary of the commencement date of the severance agreements, the term of each agreement may be extended for an additional year at the discretion of the Board of the Bank. The severance agreements will provide for severance payments and continuation of insured employee welfare benefits in the event of involuntary termination of employment in connection with any change in control of the Employers in the same manner as provided for in the employment agreements. Severance payments and benefits also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, an officer is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the agreement as having occurred when, among other things, (a) a person other than the Holding Company purchases shares of the Holding Company's common stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Holding Company representing 25% or more of the combined voting power of the Holding Company's then outstanding securities, (c) the membership of the Board changes as the result of a contested election, or (d) stockholders of the Holding Company approve a merger, consolidation, sale or disposition of all or substantially all of the Holding Company's assets, or a plan of partial or complete liquidation.

     Assuming that a change in control had occurred at March 31, 1998, and excluding any other benefits due under the severance agreements, the aggregate value of the severance benefits payable to the two officers would have been approximately $374,000.

BENEFITS

     INSURANCE. Full-time employees are provided, with minimal contribution or expense to them, with group plan insurance that covers hospitalization, dependent coverage, long-term disability and life insurance. This insurance is available generally and on the same basis to all full-time employees.

     RETIREMENT PLAN. The Bank is a participant in the Financial Institutions Retirement Fund, a multi-employer, non-contributory defined benefit retirement plan ("Plan"). The following table indicates the annual retirement benefits that would be payable under the Plan upon retirement at age 65 to a participant electing to receive his retirement benefit in the standard form of benefit, assuming various specified levels of plan compensation and various specified years of credited service. Under the Internal Revenue Code, maximum annual benefits under the Plan are limited to $125,000 per year for the 1998 calendar year.

           High-5
          Average
        Compensation                  Years of Service
        ------------     -------------------------------------------
                            15       20       25       30       35
                         -------  -------  -------  -------  -------
         $ 10,000        $ 2,250  $ 3,000  $ 3,750  $ 4,500  $ 5,250
           20,000          4,500    6,000    7,500    9,000   10,500
           30,000          6,750    9,000   11,250   13,500   15,750
           40,000          9,000   12,000   15,000   18,000   21,000
           50,000         11,250   15,000   18,750   22,500   26,250
           60,000         13,500   18,000   22,500   27,000   31,500
           70,000         15,750   21,000   26,250   31,500   36,750
           80,000         18,000   24,000   30,000   36,000   42,000
           90,000         20,250   27,000   33,750   40,500   47,250
          100,000         22,500   30,000   37,500   45,000   52,500
          110,000         24,750   33,000   41,250   49,500   57,750

     The Plan is a non-contributory, defined benefit plan which provides for monthly payments to, or on behalf of, each covered employee. All full-time employees are eligible to participate in the Plan after completion of one year of service to the Bank (at least 1,000 hours of service in 12 consecutive months) and the attainment of age 21. Benefits are based upon years of service and salary excluding bonuses, fees, commissions, etc. Employees terminating employment before they are 100% vested will have benefits reduced accordingly based on the percentage they are vested. As of September 30, 1997, retired President Walter Donius and Mr. Hack had 42 and 28 years of credited service, respectively, under the Plan.

     The normal retirement age is 65 and the early retirement age is before age 65, but after age 45. Normal retirement benefits are equal to the sum of (i) 1.5% multiplied by the years of service to the Bank and by the employees's average base salary for the five highest consecutive years preceding retirement up to the covered compensation level and (2) 2% multiplied by the years of service to the Bank and by the employees's average base salary above the covered compensation level for the five highest consecutive years preceding retirement. If an employee elects early retirement, but defers the receipt of benefits until age 65, the formula for computation of early retirement benefits is the same as if the employee had retired at the normal retirement age. However, if the employee elects early retirement benefits payable under the Plan the benefits are equal to the benefits payable assuming retirement at age 65 reduced by applying an early retirement factor based on age and vesting service when payments begin. Payment may also be deferred to any time up to age 70, in which case the retirement allowance payable at age 65 will be increased by .8% for each month of deferment after age 65 (to a maximum increase of 48%). Under the Plan, the Bank makes annual contributions to fund the benefits computed on an actuarial basis.

     Upon retirement, the regular form of benefit under the Plan is an annuity payable in equal monthly installments for the life of the employee. Optional annuity benefit forms may also be elected by the employee. Benefits under the Plan are integrated with social security.

     At July 1, 1997 (the date of the most recent Plan statement), the Plan was over-funded by approximately $498,600.

     401(K) PLAN. The Bank maintains the Employees' Savings & Profit Sharing Plan (the "401(k) Plan") for the benefit of eligible employees of the Bank. The 401(k) Plan is intended to be a tax-qualified plan under Sections 401(a) and 401(k) of the Code. Employees of the Bank who have completed 1,000 hours of service during 12 consecutive months and who have attained age 21 are eligible to participate in the 401(k) Plan. Participants may contribute up to

15% of their annual compensation to the 401(k) Plan through a salary reduction election. The Bank matches 50% of participant contributions to a maximum of 4% of the participant's salary. In addition to employer matching contributions, the Bank may contribute a discretionary amount to the 401(k) Plan in any plan year which is allocated to individual participants in the proportion that their annual compensation bears to the total compensation of all participants during the plan year. To be eligible to receive a discretionary employer contribution, the participant must complete 1,000 hours of service during the plan year and remain employed by the Bank on the last day of the plan year. Participants are at all times 100% vested in their 401(k) Plan accounts. For the year ended September 30, 1997, the Bank incurred total contribution-related expenses of approximately $37,500 in connection with the 401(k) Plan.

     Generally, the investment of 401(k) Plan assets is directed by plan participants. In connection with the conversion the participants will be able to direct the investment of their 401(k) Plan account balance to purchase shares of common stock. A participant in the 401(k) Plan who elects to purchase common stock in the conversion through the 401(k) Plan will receive the same subscription priority and will be subject to the same individual purchase limitations as if the participant had elected to make such purchase using other funds. See "THE CONVERSION -- Limitations on Purchases of Conversion Shares."

     EMPLOYEE STOCK OWNERSHIP PLAN. The Board of Directors has authorized the adoption by the Bank of an ESOP for employees of the Bank to become effective upon the completion of the conversion. The ESOP is intended to satisfy the requirements for an employee stock ownership plan under the Internal Revenue Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Full-time employees of the Holding Company and the Bank who have been credited with at least 1,000 hours of service during a 12-month period and who have attained age 20-1/2 will be eligible to participate in the ESOP.

     In order to fund the purchase of up to 8% of the common stock to be sold in the conversion, it is anticipated that the ESOP will borrow funds from the Holding Company. Such loan will equal 100% of the aggregate purchase price of the common stock. The loan to the ESOP will be repaid principally from the Bank's contributions to the ESOP and dividends payable on common stock held by the ESOP over the anticipated 15-year term of the loan. The interest rate for the ESOP loan is expected to be the prime rate as published in The Wall Street Journal on the closing date of the conversion. See "PRO FORMA DATA." To the extent that the ESOP is unable to acquire 8% of the common stock sold in the offering, it is anticipated that such additional shares may be acquired following the conversion through open market purchases.

     In any plan year, the Bank may make additional discretionary contributions to the ESOP for the benefit of plan participants in either cash or shares of common stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders or which constitute authorized but unissued shares or shares held in treasury by Holding Company. The timing, amount, and manner of such discretionary contributions will be affected by several factors, including applicable regulatory policies, the requirements of applicable laws and regulations, and market conditions.

     Shares purchased by the ESOP with the proceeds of the loan will be held in a suspense account and released on a pro rata basis as the loan is repaid. Discretionary contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of each participant's proportional share of total compensation. Forfeitures will be reallocated among the remaining plan participants.

     Participants will vest in their accrued benefits under the ESOP at the rate of 20% per year, beginning upon the completion of two years of service. A participant is fully vested at retirement, in the event of disability or upon termination of the ESOP. Benefits are distributable upon a participant's retirement, early retirement, death, disability, or termination of employment. The Bank's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

     It is anticipated that members of the Bank's Board of Directors will serve as trustees of the ESOP. Under the ESOP, the trustees must vote all allocated shares held in the ESOP in accordance with the instructions of plan participants and unallocated shares and allocated shares for which no instructions are received must be voted in the same ratio on any matter as those shares for which instructions are given.

     Pursuant to Statement of Position 93-6, compensation expense for a leveraged ESOP is recorded at the fair market value of the ESOP shares when committed to be released to participants' accounts. See "PRO FORMA DATA."

     If the ESOP purchases newly issued shares from the Holding Company, total stockholders' equity would neither increase nor decrease. However, on a per share basis, stockholders' equity and per share net earnings would decrease because of the increase in the number of outstanding shares.

     The ESOP will be subject to the requirements of ERISA and the regulations of the IRS and the Department of Labor issued thereunder. The Bank intends to request a determination letter from the IRS regarding the tax-qualified status of the ESOP. Although no assurance can be given that a favorable determination letter will be issued, the Bank expects that a favorable determination letter will be received by the ESOP.

     STOCK OPTION PLANS. Following its conversion to stock form, the Bank adopted the 1994 Option Plan for the benefit of key employees and nonemployee directors, pursuant to which 60,000 shares of Bank common stock were reserved for issuance upon the exercise of stock options awarded thereunder. As of March 31, 1998, stock options have been awarded with respect to all shares reserved under the 1994 Stock Option Plan. The Holding Company will assume the 1994 Stock Option Plan in connection with the conversion, and appropriate adjustments to the exercise price and the number of shares subject to stock options outstanding under each plan will be made in accordance with the final Exchange Ratio.

     Following the conversion, the Holding Company's Board of Director intends to adopt the 1999 Option Plan in order to attract and retain qualified management personnel and nonemployee directors, to provide such key employees and nonemployee directors with a proprietary interest in the Holding Company as an incentive to contribute to the success of the Holding Company and the Bank, and to reward officers and key employees for outstanding performance. The 1999 Option Plan will provide for the grant of incentive stock options ("ISOs") intended to comply with the requirements of Section 422 of the Code and for nonqualified stock options ("NQOs"). Upon receipt of stockholder approval of the 1999 Option Plan, stock options may be granted to nonemployee directors and key employees of the Holding Company and its subsidiaries. Unless sooner terminated, the 1999 Option Plan will continue in effect for a period of ten years from the date the 1999 Option Plan is approved by stockholders. Under current OTS regulations, the approval of a majority vote of the Holding Company's outstanding shares is required prior to the implementation of the 1999 Option Plan within one year of the consummation of the conversion.

     A number of authorized shares of common stock equal to 10% of the number of shares sold in connection with the conversion will be reserved for future issuance under the 1999 Option Plan (690,000 shares based on the issuance of 6,900,000 shares at the maximum of the Estimated Valuation Range). Shares acquired upon exercise of options will be authorized but unissued shares or treasury shares. In the event of a stock split, reverse stock split, stock dividend, or similar event, the number of shares of common stock under the 1999 Option Plan, the number of shares to which any award relates and the exercise price per share under any option may be adjusted by the Committee (as defined below) to reflect the increase or decrease in the total number of shares of common stock outstanding.

     The 1999 Option Plan will be administered and interpreted by the Board of Directors. Subject to applicable OTS regulations, the Board will determine which nonemployee directors and key employees will be granted options, whether, in the case of officers and employees, such options will be ISOs or NQOs, the number of shares subject to each option, and the exercisability of such options. All options granted to nonemployee directors will be NQOs. The per share exercise price of all options will equal at least 100% of the fair market value of a share of common stock on the date the option is granted.

     It is anticipated that all options granted under the 1999 Option Plan will be granted subject to a vesting schedule whereby the options become exercisable over a specified period following the date of grant. Under OTS regulations, if the 1999 Option Plan is implemented within the first year following consummation of the conversion the minimum vesting period will be five years. All unvested options will be immediately exercisable in the event of the recipient's death or disability. Unvested options also will be exercisable following a change in control (as defined in the 1999 Option Plan) of the Holding Company or the Bank to the extent authorized or not prohibited by applicable law or regulations. OTS regulations currently provide that, if the 1999 Option Plan is implemented prior to the first anniversary of the conversion, vesting may not be accelerated upon a change in control of the Holding Company or the Bank.

     Each stock option that is awarded to an officer or key employee will remain exercisable at any time on or after the date it vests through the earlier to occur of the tenth anniversary of the date of grant or three months after the date on which the optionee terminates employment (one year in the event of the optionee's termination by reason of death or disability), unless such period is extended by the Board. Each stock option that is awarded to a nonemployee director will remain exercisable through the earlier to occur of the tenth anniversary of the date of grant or one year (two years in the event of a nonemployee director's death or disability) following the termination of a nonemployee director's service on the Board. Except as authorized by the Board, all stock options are nontransferable except by will or the laws of descent or distribution.

     Under current provisions of the Internal Revenue Code, the federal tax treatment of ISOs and NQOs is different. With respect to ISOs, an optionee who satisfies certain holding period requirements will not recognize income at the time the option is granted or at the time the option is exercised. If the holding period requirements are satisfied, the optionee will generally recognize capital gain or loss upon a subsequent disposition of the shares of common stock received upon the exercise of a stock option. If the holding period requirements are not satisfied, the difference between the fair market value of the common stock on the date of grant and the option exercise price, if any, will be taxable to the optionee at ordinary income tax rates. A federal income tax deduction generally will not be available to the Holding Company as a result of the grant or exercise of an ISO, unless the optionee fails to satisfy the holding period requirements. With respect to NQOs, the grant of an NQO generally is not a taxable event for the optionee and no tax deduction will be available to the Holding Company. However, upon the exercise of an NQO, the difference between the fair market value of the common stock on the date of exercise and the option exercise price generally will be treated as compensation to the optionee upon exercise, and the Holding Company will be entitled to a compensation expense deduction in the amount of income realized by the optionee.

     Although no specific award determinations have been made at this time, the Holding Company and the Bank anticipate that if stockholder approval is obtained it would provide awards to its directors and key employees to the extent and under terms and conditions permitted by applicable regulations. Under current OTS regulations, if the 1999 Option Plan is implemented within one year of the consummation of the conversion, (i) no officer or employee may receive an award of options covering in excess of 25%, (ii) no nonemployee director could receive in excess of 5% and (iii) nonemployee directors, as a group, may not receive in excess of 30% of the number of shares reserved for issuance under the 1999 Option Plan.

     MANAGEMENT RECOGNITION AND DEVELOPMENT PLANS. Following its conversion to stock form, the Bank adopted the 1994 MRDP for the benefit of key employees, pursuant to which 24,000 shares of Bank Common Stock were reserved for issuance in the form of restricted stock. As of September 30, 1997, all shares under the 1994 MRDP have been awarded, and such shares (including unvested shares) will be converted into shares of Holding Company common stock based on the final Exchange Ratio in the same manner as shares held by other public stockholders. The Holding Company will assume and continue the 1994 MRDP in connection with the conversion.

     Following the conversion, the Holding Company's Board of Directors intends to adopt the 1999 MRDP for non-employee directors, officers and employees of the Holding Company and the Bank. The Board of Directors believes that adoption of the 1999 MRDP is important to the Bank's overall compensation strategy, which emphasizes providing appropriate incentives to attract and retain capable employees. Specifically, the adoption of the 1999 MRDP will enable the Holding Company to provide participants with a proprietary interest in the Holding Company as an incentive to contribute to the success of the Holding Company.

     The 1999 MRDP will be submitted to stockholders for approval at a meeting following consummation of the conversion. The approval of a majority vote of the Holding Company's stockholders is required prior to implementation of the 1999 MRDP within one year of the consummation of the conversion. The 1999 MRDP expects to acquire a number of shares of common stock equal to 4% of the shares sold in the offering (276,000 shares based on the sale of 6,900,000 shares at the maximum of the Estimated Valuation Range). Such shares will be acquired on the open market, if available, with funds contributed by the Bank to a trust which the Holding Company may establish in conjunction with the 1999 MRDP ("1999 MRDP Trust") or from authorized but unissued shares or treasury shares of the Holding Company.

     The Board of Directors will administer the 1999 MRDP, members of which will also serve as trustees of the 1999 MRDP Trust, if formed. The trustees will be responsible for the investment of all funds contributed by the Bank to the 1999 MRDP Trust.

     It is anticipated that shares of common stock granted pursuant to the 1999 MRDP will be in the form of restricted stock payable ratably over a five-year period following the date of grant. During the period of restriction, all shares will be held in escrow by the Holding Company or by the 1999 MRDP Trust. If a recipient terminates employment for reasons other than death or disability, the recipient will forfeit all rights to allocated shares that are then subject to restriction. In the event of the recipient's death or disability, all restrictions will expire and all allocated shares will become unrestricted. In addition, all allocated shares will become unrestricted in the event of a change in control (as defined in the 1999 MRDP) of the Holding Company to the extent authorized or not prohibited by applicable law or regulations. Current OTS regulations, however, do not permit accelerated vesting of 1999 MRDP awards in the event of a change in control. Compensation expense in the amount of the fair market value of the common stock at the date of the grant to the recipient will be recognized during the years in which the shares vest.

     The Board of Directors may terminate the 1999 MRDP at any time and, upon termination, all unallocated shares of common stock will revert to the Holding Company.

     A recipient of a 1999 MRDP award in the form of restricted stock generally will not recognize income upon an award of shares of common stock, and the Holding Company will not be entitled to a federal income tax deduction, until the termination of the restrictions. Upon such termination, the recipient will recognize ordinary income in an amount equal to the fair market value of the common stock at the time and the Holding Company will be entitled to a deduction in the same amount after satisfying federal income tax withholding requirements. However, the recipient may elect to recognize ordinary income in the year the restricted stock is granted in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In that event, the Holding Company will be entitled to a deduction in such year and in the same amount. Any gain or loss recognized by the recipient upon subsequent disposition of the stock will be either a capital gain or capital loss.

     Although no specific award determinations have been made, the Bank anticipates that if stockholder approval is obtained it would provide awards to its key employees to the extent permitted by applicable regulations. OTS regulations currently provide that no individual officer or employee may receive more than 25% and no individual non-employee director may receive more than 5% (30% in the aggregate) of the shares reserved for issuance under any stock compensation plan.

TRANSACTIONS WITH THE BANK

     Federal regulations require that all loans or extensions of credit by the Bank to executive officers and directors must generally be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee) and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank's policy is not to make any new loans or extensions of credit to the Bank's executive officers and directors at different rates or terms than those offered to the general public. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, are in excess of the greater of $25,000, or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. See "REGULATION -- Federal Regulation of the Bank -- Transactions with Affiliates." The aggregate amount of loans by the Bank to its executive officers and directors and their associates was $442,000 at March 31, 1998, or approximately 0.5% of the Holding Company's pro forma stockholders' equity (based on the issuance of shares at the maximum of the Estimated Valuation Range).


                                  REGULATION

GENERAL

     The Bank is subject to extensive regulation, examination and supervision by the OTS as its chartering agency, and the FDIC, as the insurer of its deposits. The activities of federal savings institutions are governed by the Home Owners' Loan Act, as amended (the "HOLA") and, in certain respects, the Federal Deposit Insurance Act ("FDIA") and the regulations issued by the OTS and the FDIC to implement these statutes. These laws and regulations delineate the nature and extent of the activities in which federal savings associations may engage. Lending activities and other investments must comply with various statutory and regulatory capital requirements. In addition, the Bank's relationship with its depositors and borrowers is also regulated to a great extent, especially in such matters as the ownership of deposit accounts and the form and content of the Bank's mortgage documents. The Bank must file reports with the OTS and the FDIC concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the OTS and the FDIC to review the Bank's compliance with various regulatory requirements. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such policies, whether by the OTS, the FDIC or Congress, could have a material adverse impact on the Bank and its operations.

FEDERAL REGULATION OF SAVINGS ASSOCIATIONS

     OFFICE OF THRIFT SUPERVISION. The OTS is an office in the Department of the Treasury subject to the general oversight of the Secretary of the Treasury. The OTS generally possesses the supervisory and regulatory duties and responsibilities formerly vested in the Federal Home Loan Bank Board. Among other functions, the OTS issues and enforces regulations affecting federally insured savings associations and regularly examines these institutions.

     FEDERAL HOME LOAN BANK SYSTEM. The FHLB System, consisting of 12 FHLBs, is under the jurisdiction of the Federal Housing Finance Board ("FHFB"). The designated duties of the FHFB are to supervise the FHLBs, to ensure that the FHLBs carry out their housing finance mission, to ensure that the FHLBs remain adequately capitalized and able to raise funds in the capital markets, and to ensure that the FHLBs operate in a safe and sound manner. The Bank, as a member of the FHLB-Des Moines, is required to acquire and hold shares of capital stock in the FHLB-Des Moines in an amount equal to the greater of (i) 1.0% of the aggregate outstanding principal amount of residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year, or
(ii) 1/20 of its advances (i.e., borrowings) from the FHLB-Des Moines. The Bank is in compliance with this requirement with an investment in FHLB-Des Moines stock of $1.6 million at March 31, 1998. Among other benefits, the FHLB-Des Moines provides a central credit facility primarily for member institutions. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes advances to members in accordance with policies and procedures established by the FHFB and the Board of Directors of the FHLB-Des Moines.

     FEDERAL DEPOSIT INSURANCE CORPORATION. The FDIC is an independent federal agency that insures the deposits, up to prescribed statutory limits, of depository institutions. The FDIC currently maintains two separate insurance funds: the Bank Insurance Fund ("BIF") and the SAIF. As insurer of the Bank's deposits, the FDIC has examination, supervisory and enforcement authority over the Bank.

     The Bank's accounts are insured by the SAIF to the maximum extent permitted by law. The Bank pays deposit insurance premiums based on a risk-based assessment system established by the FDIC. Under applicable regulations, institutions are assigned to one of three capital groups that are based solely on the level of an institution's capital -- "well capitalized," "adequately capitalized," and "undercapitalized" -- which are defined in the same manner as the regulations establishing the prompt corrective action system, as discussed below. These three groups are then divided into three subgroups which reflect varying levels of supervisory concern, from those which are considered to be healthy to those which are considered to be of substantial supervisory concern. The matrix so created results in nine assessment risk classifications, with rates that until September 30, 1996 ranged from 0.23% for well capitalized, financially sound institutions with only a few minor weaknesses to 0.31% for undercapitalized institutions that pose a substantial risk of loss to the SAIF unless effective corrective action is taken.

     Pursuant to the Deposit Insurance Funds Act ("DIF Act"), which was enacted on September 30, 1996, the FDIC imposed a special assessment on each depository institution with SAIF-assessable deposits which resulted in the SAIF achieving its designated reserve ratio. In connection therewith, the FDIC reduced the assessment schedule for SAIF members, effective January 1, 1997, to a range of 0% to 0.27%, with most institutions, including the Bank, paying 0%. This assessment schedule is the same as that for the BIF, which reached its designated reserve ratio in 1995. In addition, since January 1, 1997, SAIF members are charged an assessment of .065% of SAIF-assessable deposits for the purpose of paying interest on the obligations issued by the Financing Corporation ("FICO") in the 1980s to help fund the thrift industry cleanup. BIF-assessable deposits will be charged an assessment to help pay interest on the FICO bonds at a rate of approximately .013% until the earlier of December 31, 1999 or the date upon which the last savings association ceases to exist, after which time the assessment will be the same for all insured deposits.

     The DIF Act provides for the merger of the BIF and the SAIF into the Deposit Insurance Fund on January 1, 1999, but only if no insured depository institution is a savings association on that date. The DIF Act contemplates the development of a common charter for all federally chartered depository institutions and the abolition of separate charters for national banks and federal savings associations. It is not known what form the common charter may take and what effect, if any, the adoption of a new charter would have on the operation of the Bank.

     The FDIC may terminate the deposit insurance of any insured depository institution if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the FDIC. Management is aware of no existing circumstances that could result in termination of the deposit insurance of the Bank.

     LIQUIDITY REQUIREMENTS. Under OTS regulations, each savings institution is required to maintain an average daily balance of liquid assets (cash, certain time deposits and savings accounts, bankers' acceptances, and specified U.S. Government, state or federal agency obligations and certain other investments) equal to a monthly average of not less than a specified percentage (currently 4.0%) of its net withdrawable accounts plus short-term borrowings. Monetary penalties may be imposed for failure to meet liquidity requirements. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources."

     PROMPT CORRECTIVE ACTION. Under the FDIA, each federal banking agency is required to implement a system of prompt corrective action for institutions that it regulates. The federal banking agencies have promulgated substantially similar regulations to implement this system of prompt corrective action. Under the regulations, an institution shall be deemed to be (i) "well capitalized" if it has a total risk-based capital ratio of 10.0% or more, has a Tier I risk-based capital ratio of 6.0% or more, has a leverage ratio of 5.0% or more and is not subject to specified requirements to meet and maintain a specific capital level for any capital measure; (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, has a Tier I risk-based capital ratio of 4.0% or more, has a leverage ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized;" (iii) "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, has a Tier I risk-based capital ratio that is less than 4.0% or has a leverage ratio that is less than 4.0% (3.0% under certain circumstances); (iv) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, has a Tier I risk-based capital ratio that is less than 3.0% or has a leverage ratio that is less than 3.0%; and (v) "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%.

     A federal banking agency may, after notice and an opportunity for a hearing, reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution or an undercapitalized institution to comply with supervisory actions as if it were in the next lower category if the institution is in an unsafe or unsound condition or has received in its most recent examination, and has not corrected, a less than satisfactory rating for asset quality, management, earnings or liquidity. (The OTS may not, however, reclassify a significantly undercapitalized institution as critically undercapitalized.)

     An institution generally must file a written capital restoration plan that meets specified requirements, as well as a performance guaranty by each company that controls the institution, with the appropriate federal banking agency within 45 days of the date that the institution receives notice or is deemed to have notice that it is undercapitalized, significantly undercapitalized or critically undercapitalized. Immediately upon becoming undercapitalized, an institution shall become subject to various mandatory and discretionary restrictions on its operations.

     At March 31, 1998, the Bank was categorized as "well capitalized" under the prompt corrective action regulations of the OTS.

     STANDARDS FOR SAFETY AND SOUNDNESS. The federal banking regulatory agencies have prescribed, by regulation, standards for all insured depository institutions relating to: (i) internal controls, information systems and internal audit systems; (ii) loan documentation; (iii) credit underwriting; (iv) interest rate risk exposure; (v) asset growth; (vi) asset quality; (vii) earnings; and (viii) compensation, fees and benefits ("Guidelines"). The Guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the OTS determines that the Bank fails to meet any standard prescribed by the Guidelines, the agency may require the Bank to submit to the agency an acceptable plan to achieve compliance with the standard. OTS regulations establish deadlines for the submission and review of such safety and soundness compliance plans.

     QUALIFIED THRIFT LENDER TEST. All savings associations are required to meet a qualified thrift lender ("QTL") test to avoid certain restrictions on their operations. A savings institution that fails to become or remain a QTL shall either convert to a national bank charter or be subject to the following restrictions on its operations: (i) the Bank may not make any new investment or engage in activities that would not be permissible for national banks; (ii) the Bank may not establish any new branch office where a national bank located in the savings institution's home state would not be able to establish a branch office; (iii) the Bank shall be ineligible to obtain new advances from any FHLB; and (iv) the payment of dividends by the Bank shall be subject to the rules regarding the statutory and regulatory dividend restrictions applicable to national banks. Also, beginning three years after the date on which the savings institution ceases to be a QTL, the savings institution would be prohibited from retaining any investment or engaging in any activity not permissible for a national bank and would be required to repay any outstanding advances to any FHLB. In addition, within one year of the date on which a savings association controlled by a company ceases to be a QTL, the company must register as a bank holding company and become subject to the rules applicable to such companies. A savings institution may requalify as a QTL if it thereafter complies with the QTL test.

     Currently, the QTL test requires that either an institution qualify as a domestic building and loan association under the Internal Revenue Code or that 65% of an institution's "portfolio assets" (as defined) consist of certain housing and consumer-related assets on a monthly average basis in nine out of every 12 months. Assets that qualify without

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limit for inclusion as part of the 65% requirement are loans made to purchase, refinance, construct, improve or repair domestic residential housing and manufactured housing; home equity loans; mortgage-backed securities (where the mortgages are secured by domestic residential housing or manufactured housing); FHLB stock; direct or indirect obligations of the FDIC; and loans for educational purposes, loans to small businesses and loans made through credit cards. In addition, the following assets, among others, may be included in meeting the test subject to an overall limit of 20% of the savings institution's portfolio assets: 50% of residential mortgage loans originated and sold within 90 days of origination; 100% of consumer loans; and stock issued by Freddie Mac or Fannie Mae. Portfolio assets consist of total assets minus the sum of (i) goodwill and other intangible assets, (ii) property used by the savings institution to conduct its business, and (iii) liquid assets up to 20% of the institution's total assets. At March 31, 1998, the Bank was in compliance with the QTL test.

     CAPITAL REQUIREMENTS. Under OTS regulations a savings association must satisfy three minimum capital requirements: core capital, tangible capital and risk-based capital. Savings associations must meet all of the standards in order to comply with the capital requirements.

     OTS capital regulations establish a 3% core capital or leverage ratio (defined as the ratio of core capital to adjusted total assets). Core capital is defined to include common stockholders' equity, noncumulative perpetual preferred stock and any related surplus, and minority interests in equity accounts of consolidated subsidiaries, less (i) any intangible assets, except for certain qualifying intangible assets; (ii) certain mortgage servicing rights; and (iii) equity and debt investments in subsidiaries that are not "includable subsidiaries," which is defined as subsidiaries engaged solely in activities not impermissible for a national bank, engaged in activities impermissible for a national bank but only as an agent for its customers, or engaged solely in mortgage-banking activities. In calculating adjusted total assets, adjustments are made to total assets to give effect to the exclusion of certain assets from capital and to account appropriately for the investments in and assets of both includable and non-includable subsidiaries. Institutions that fail to meet the core capital requirement would be required to file with the OTS a capital plan that details the steps they will take to reach compliance. In addition, the OTS's prompt corrective action regulation provides that a savings institution that has a leverage ratio of less than 4% (3% for institutions receiving the highest CAMEL examination rating) will be deemed to be "undercapitalized" and may be subject to certain restrictions. See "-- Federal Regulation of Savings Associations -- Prompt Corrective Action."

     Savings associations also must maintain "tangible capital" not less than 1.5% of adjusted total assets. "Tangible capital" is defined, generally, as core capital minus any "intangible assets" other than purchased mortgage servicing rights.

     Savings associations must maintain total risk-based capital equal to at least 8% of risk-weighted assets. Total risk-based capital consists of the sum of core and supplementary capital, provided that supplementary capital cannot exceed core capital, as previously defined. Supplementary capital includes (i) permanent capital instruments such as cumulative perpetual preferred stock, perpetual subordinated debt and mandatory convertible subordinated debt, (ii) maturing capital instruments such as subordinated debt, intermediate-term preferred stock and mandatory convertible subordinated debt, subject to an amortization schedule, and (iii) general valuation loan and lease loss allowances up to 1.25% of risk-weighted assets.

     The risk-based capital regulation assigns each balance sheet asset held by a savings institution to one of four risk categories based on the amount of credit risk associated with that particular class of assets. Assets not included for purposes of calculating capital are not included in calculating risk-weighted assets. The categories range from 0% for cash and securities that are backed by the full faith and credit of the U.S. Government to 100% for repossessed assets or assets more than 90 days past due. Qualifying residential mortgage loans (including multi-family mortgage loans) are assigned a 50% risk weight. Consumer, commercial, home equity and residential construction loans are assigned a 100% risk weight, as are nonqualifying residential mortgage loans and that portion of land loans and nonresidential construction loans that do not exceed an 80% loan-to-value ratio. The book value of assets in each category is multiplied by the weighing factor (from 0% to 100%) assigned to that category. These products are then totaled to arrive at total risk-weighted assets. Off-balance sheet items are included in risk-weighted assets by converting them to an

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approximate balance sheet "credit equivalent amount" based on a conversion schedule. These credit equivalent amounts are then assigned to risk categories in the same manner as balance sheet assets and included risk-weighted assets.

     The OTS has incorporated an interest rate risk component into its regulatory capital rule. Under the rule, savings associations with "above normal" interest rate risk exposure would be subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. A savings association's interest rate risk is measured by the decline in the net portfolio value of its assets (i.e., the difference between incoming and
                               ----
outgoing discounted cash flows from assets, liabilities and off-balance sheet contracts) that would result from a hypothetical 200 basis point increase or decrease in market interest rates divided by the estimated economic value of the Bank's assets, as calculated in accordance with guidelines set forth by the OTS. A savings association whose measured interest rate risk exposure exceeds 2% must deduct an interest rate risk component in calculating its total capital under the risk-based capital rule. The interest rate risk component is an amount equal to one-half of the difference between the institution's measured interest rate risk and 2%, multiplied by the estimated economic value of the Bank's assets. That dollar amount is deducted from an association's total capital in calculating compliance with its risk-based capital requirement. Under the rule, there is a two quarter lag between the reporting date of an institution's financial data and the effective date for the new capital requirement based on that data. A savings association with assets of less than $300 million and risk-based capital ratios in excess of 12% is not subject to the interest rate risk component, unless the OTS determines otherwise. The rule also provides that the Director of the OTS may waive or defer an association's interest rate risk component on a case-by-case basis. Under certain circumstances, a savings association may request an adjustment to its interest rate risk component if it believes that the OTS-calculated interest rate risk component overstates its interest rate risk exposure. In addition, certain "well-capitalized" institutions may obtain authorization to use their own interest rate risk model to calculate their interest rate risk component in lieu of the OTS-calculated amount. The OTS has postponed the date that the component will first be deducted from an institution's total capital.

     See "HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE" for a table that sets forth in terms of dollars and percentages the OTS tangible, core and risk-based capital requirements, the Bank's historical amounts and percentages at March 31, 1998 and pro forma amounts and percentages based upon the assumptions stated therein.

     LIMITATIONS ON CAPITAL DISTRIBUTIONS. OTS regulations impose uniform limitations on the ability of all savings associations to engage in various distributions of capital such as dividends, stock repurchases and cash-out mergers. In addition, OTS regulations require the Bank to give the OTS 30 days' advance notice of any proposed declaration of dividends, and the OTS has the authority under its supervisory powers to prohibit the payment of dividends.
The regulation utilizes a three-tiered approach which permits various levels of distributions based primarily upon a savings association's capital level.

     A Tier 1 savings association has capital in excess of its capital requirement (both before and after the proposed capital distribution). A Tier 1 savings association may make (without application but upon prior notice to, and no objection made by, the OTS) capital distributions during a calendar year up to 100% of its net income to date during the calendar year plus one-half its surplus capital ratio (i.e., the amount of capital in excess of its requirement)
                       ----
at the beginning of the calendar year or the amount authorized for a Tier 2 association. Capital distributions in excess of such amount require advance notice to the OTS. A Tier 2 savings association has capital equal to or in excess of its minimum capital requirement but below its requirement (both before and after the proposed capital distribution). Such an association may make (without application) capital distributions up to an amount equal to 75% of its net income during the previous four quarters depending on how close the Bank is to meeting its capital requirement. Capital distributions exceeding this amount require prior OTS approval. Tier 3 associations are savings associations with capital below the minimum capital requirement (either before or after the proposed capital distribution). Tier 3 associations may not make any capital distributions without prior approval from the OTS.

     The Bank currently meets the criteria to be designated a Tier 1 association and, consequently, could at its option (after prior notice to, and no objection made by, the OTS) distribute up to 100% of its net income during the calendar

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

year plus 50% of its surplus capital ratio at the beginning of the calendar year less any distributions previously paid during the year.

     LOANS TO ONE BORROWER. Under the HOLA, savings institutions are generally subject to the national bank limit on loans to one borrower. Generally, this limit is 15% of the Bank's unimpaired capital and surplus, plus an additional 10% of unimpaired capital and surplus, if such loan is secured by readily-marketable collateral, which is defined to include certain financial instruments and bullion. The OTS by regulation has amended the loans to one borrower rule to permit savings associations meeting certain requirements, including capital requirements, to extend loans to one borrower in additional amounts under circumstances limited essentially to loans to develop or complete residential housing units. At March 31, 1998, the Bank's regulatory limit on loans to one borrower was $3.7 million. At March 31, 1998, the Bank's largest aggregate amount of loans to one borrower was $544,000.

     ACTIVITIES OF ASSOCIATIONS AND THEIR SUBSIDIARIES. A savings association may establish operating subsidiaries to engage in any activity that the savings association may conduct directly and may establish service corporation subsidiaries to engage in certain preapproved activities or, with approval of the OTS, other activities reasonably related to the activities of financial institutions. When a savings association establishes or acquires a subsidiary or elects to conduct any new activity through a subsidiary that the Bank controls, the savings association must notify the FDIC and the OTS 30 days in advance and provide the information each agency may, by regulation, require. Savings associations also must conduct the activities of subsidiaries in accordance with existing regulations and orders.

     The OTS may determine that the continuation by a savings association of its ownership control of, or its relationship to, the subsidiary constitutes a serious risk to the safety, soundness or stability of the Bank or is inconsistent with sound banking practices or with the purposes of the FDIA. Based upon that determination, the FDIC or the OTS has the authority to order the savings association to divest itself of control of the subsidiary. The FDIC also may determine by regulation or order that any specific activity poses a serious threat to the SAIF. If so, it may require that no SAIF member engage in that activity directly.

     TRANSACTIONS WITH AFFILIATES. Savings associations must comply with Sections 23A and 23B of the Federal Reserve Act relative to transactions with affiliates in the same manner and to the same extent as if the savings
association were a Federal Reserve member bank.   A savings and loan holding
company, its subsidiaries and any other company under common control are considered affiliates of the subsidiary savings association under the HOLA. Generally, Sections 23A and 23B: (i) limit the extent to which the insured association or its subsidiaries may engage in certain covered transactions with an affiliate to an amount equal to 10% of such institution's capital and surplus and place an aggregate limit on all such transactions with affiliates to an amount equal to 20% of such capital and surplus, and (ii) require that all such transactions be on terms substantially the same, or at least as favorable to the institution or subsidiary, as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, the purchase of assets, the issuance of a guarantee and similar types of transactions. Any loan or extension of credit by the Bank to an affiliate must be secured by collateral in accordance with Section 23A.

     Three additional rules apply to savings associations: (i) a savings association may not make any loan or other extension of credit to an affiliate unless that affiliate is engaged only in activities permissible for bank holding companies; (ii) a savings association may not purchase or invest in securities issued by an affiliate (other than securities of a subsidiary); and (iii) the OTS may, for reasons of safety and soundness, impose more stringent restrictions on savings associations but may not exempt transactions from or otherwise abridge Section 23A or 23B. Exemptions from Section 23A or 23B may be granted only by the Federal Reserve, as is currently the case with respect to all FDIC-insured banks.

     The Bank's authority to extend credit to executive officers, directors and 10% shareholders, as well as entities controlled by such persons, is currently governed by Sections 22(g) and 22(h) of the Federal Reserve Act, and Regulation O thereunder. Among other things, these regulations require that such loans be made on terms and conditions substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. Regulation O also places individual and aggregate limits on the amount of loans the Bank may make to

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

such persons based, in part, on the Bank's capital position, and requires certain board approval procedures to be followed. The OTS regulations, with certain minor variances, apply Regulation O to savings institutions.

     COMMUNITY REINVESTMENT ACT. Savings associations are also subject to the provisions of the Community Reinvestment Act of 1977, which requires the appropriate federal bank regulatory agency, in connection with its regular examination of a savings association, to assess the saving association's record in meeting the credit needs of the community serviced by the savings association, including low and moderate income neighborhoods. The regulatory agency's assessment of the savings association's record is made available to the public. Further, such assessment is required of any savings association which has applied, among other things, to establish a new branch office that will accept deposits, relocate an existing office or merge or consolidate with, or acquire the assets or assume the liabilities of, a federally regulated financial institution.

SAVINGS AND LOAN HOLDING COMPANY REGULATIONS

     HOLDING COMPANY ACQUISITIONS. The HOLA and OTS regulations issued thereunder generally prohibit a savings and loan holding company, without prior OTS approval, from acquiring more than 5% of the voting stock of any other savings association or savings and loan holding company or controlling the assets thereof. They also prohibit, among other things, any director or officer of a savings and loan holding company, or any individual who owns or controls more than 25% of the voting shares of such holding company, from acquiring control of any savings association not a subsidiary of such savings and loan holding company, unless the acquisition is approved by the OTS.

     HOLDING COMPANY ACTIVITIES. As a unitary savings and loan holding company, the Holding Company generally is not subject to activity restrictions under the HOLA. If the Holding Company acquires control of another savings association as a separate subsidiary other than in a supervisory acquisition, it would become a multiple savings and loan holding company. There generally are more restrictions on the activities of a multiple savings and loan holding company than on those of a unitary savings and loan holding company. The HOLA provides that, among other things, no multiple savings and loan holding company or subsidiary thereof which is not an insured association shall commence or continue for more than two years after becoming a multiple savings and loan association holding company or subsidiary thereof, any business activity other than: (i) furnishing or performing management services for a subsidiary insured institution, (ii) conducting an insurance agency or escrow business, (iii) holding, managing, or liquidating assets owned by or acquired from a subsidiary insured institution, (iv) holding or managing properties used or occupied by a subsidiary insured institution, (v) acting as trustee under deeds of trust, (vi) those activities previously directly authorized by regulation as of March 5, 1987 to be engaged in by multiple holding companies or (vii) those activities authorized by the Federal Reserve Board as permissible for bank holding companies, unless the OTS by regulation, prohibits or limits such activities for savings and loan holding companies. Those activities described in (vii) above also must be approved by the OTS prior to being engaged in by a multiple savings and loan holding company.

     QUALIFIED THRIFT LENDER TEST. The HOLA provides that any savings and loan holding company that controls a savings association that fails the QTL test, as explained under "-- Federal Regulation of Savings Associations -- Qualified Thrift Lender Test," must, within one year after the date on which the Bank ceases to be a QTL, register as and be deemed a bank holding company subject to all applicable laws and regulations.


                                   TAXATION

FEDERAL TAXATION

     GENERAL. Upon consummation of the conversion, the Holding Company and the Bank will report their income on a fiscal year basis using the accrual method of accounting and will be subject to federal income taxation in the same manner as other corporations with some exceptions, including particularly the Bank's reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a

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

comprehensive description of the tax rules applicable to the Bank or the Holding Company. For additional information regarding income taxes, see Note 9 of Notes to Consolidated Financial Statements.

     BAD DEBT RESERVE. Historically, savings institutions such as the Bank which met certain definitional tests primarily related to their assets and the nature of their business ("qualifying thrift") were permitted to establish a reserve for bad debts and to make annual additions thereto, which may have been deducted in arriving at their taxable income. The Bank's deductions with respect to "qualifying real property loans," which are generally loans secured by certain interest in real property, were computed using an amount based on the Bank's actual loss experience, or a percentage equal to 8% of the Bank's taxable income, computed with certain modifications and reduced by the amount of any permitted additions to the non-qualifying reserve. Due to the Bank's loss experience, the Bank generally recognized a bad debt deduction equal to 8% of taxable income.

     The thrift bad debt rules were revised by Congress in 1996. The new rules eliminated the percentage of taxable income method for deducting additions to the tax bad debt reserves for all thrifts for tax years beginning after December 31, 1995. These rules also required that all institutions recapture all or a portion of their bad debt reserves added since the base year (last taxable year beginning before January 1, 1988). For taxable years beginning after December 31, 1995, the Bank's bad debt deduction must be determined under the experience method using a formula based on actual bad debt experience over a period of years or, if the Bank is a "large" association (assets in excess of $500 million) on the basis of net charge-offs during the taxable year. The new rules allowed an institution to suspend bad debt reserve recapture for the 1996 and 1997 tax years if the institution's lending activity for those years is equal to or greater than the institutions average mortgage lending activity for the six taxable years preceding 1996 adjusted for inflation. For this purpose, only home purchase or home improvement loans are included and the institution can elect to have the tax years with the highest and lowest lending activity removed from the average calculation. If an institution is permitted to postpone the reserve recapture, it must begin its six year recapture no later than the 1998 tax year. The unrecaptured base year reserves will not be subject to recapture as long as the institution continues to carry on the business of banking. In addition, the balance of the pre-1988 bad debt reserves continues to be subject to provisions of present law referred to below that require recapture of the pre-1988 bad debt reserve in the case of certain excess distributions to shareholders.

     DISTRIBUTIONS. To the extent that the Bank makes "nondividend distributions" to the Holding Company, such distributions will be considered to result in distributions from the balance of its bad debt reserve as of December 31, 1987 (or a lesser amount if the Bank's loan portfolio decreased since December 31, 1987) and then from the supplemental reserve for losses on loans ("Excess Distributions"), and an amount based on the Excess Distributions will be included in the Bank's taxable income. Nondividend distributions include distributions in excess of the Bank's current and accumulated earnings and profits, distributions in redemption of stock and distributions in partial or complete liquidation. However, dividends paid out of the Bank's current or accumulated earnings and profits, as calculated for federal income tax purposes, will not be considered to result in a distribution from the Bank's bad debt reserve. The amount of additional taxable income created from an Excess Distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Thus, if, after the Conversion, the Bank makes a "nondividend distribution," then approximately one and one-half times the Excess Distribution would be includable in gross income for federal income tax purposes, assuming a 34% corporate income tax rate (exclusive of state and local taxes). See "REGULATION" and "DIVIDEND POLICY" for limits on the payment of dividends by the Bank. The Bank does not intend to pay dividends that would result in a recapture of any portion of its tax bad debt reserve.

     CORPORATE ALTERNATIVE MINIMUM TAX. The Code imposes a tax on alternative minimum taxable income ("AMTI") at a rate of 20%. The excess of the tax bad debt reserve deduction using the percentage of taxable income method over the deduction that would have been allowable under the experience method is treated as a preference item for purposes of computing the AMTI. In addition, only 90% of AMTI can be offset by net operating loss carryovers. AMTI is increased by an amount equal to 75% of the amount by which the Bank's adjusted current earnings exceeds its AMTI (determined without regard to this preference and prior to reduction for net operating losses). For taxable years beginning after December 31, 1986, and before January 1, 1996, an environmental tax of 0.12% of the excess of

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

AMTI (with certain modification) over $2.0 million is imposed on corporations, including the Bank, whether or not an Alternative Minimum Tax is paid.

     DIVIDENDS-RECEIVED DEDUCTION. The Holding Company may exclude from its income 100% of dividends received from the Bank as a member of the same affiliated group of corporations. The corporate dividends-received deduction is generally 70% in the case of dividends received from unaffiliated corporations with which the Holding Company and the Bank will not file a consolidated tax return, except that if the Holding Company or the Bank owns more than 20% of the stock of a corporation distributing a dividend, then 80% of any dividends received may be deducted.

     AUDITS. The Bank's federal income tax returns have been audited through the tax year ended September 30, 1994 without material adjustment.

STATE TAXATION

     MISSOURI TAXATION. Missouri-based thrift institutions, such as the Bank, are subject to a special financial institutions tax, based on net income without regard to net operating loss carryforwards, at the rate of 7% of net income. This tax is in lieu of certain other state taxes on thrift institutions, on their property, capital or income, except taxes on tangible personal property owned by the Bank and held for lease or rental to others and on real estate, contributions paid pursuant to the Unemployment Compensation Law of Missouri, social security taxes, sales taxes and use taxes. In addition, the Bank is entitled to credit against this tax all taxes paid to the State of Missouri or any political subdivision, except taxes on tangible personal property owned by the Bank and held for lease or rental to others and on real estate, contributions paid pursuant to the Unemployment Compensation Law of Missouri, social security taxes, sales and use taxes, and taxes imposed by the Missouri Financial Institutions Tax Law. Missouri thrift institutions are not subject to the regular corporate income tax.

     The Bank's state income tax returns havebeen audited through the tax year ended September 30, 1994 without material adjustment.

     DELAWARE. As a Delaware holding company not earning income in Delaware, the Holding Company is exempt from Delaware corporate income tax, but is required to file an annual report with and pay an annual franchise tax to the State of Delaware.
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

                                THE CONVERSION

     THE OTS HAS APPROVED THE PLAN OF CONVERSION SUBJECT TO ITS APPROVAL BY THE MEMBERS OF THE MHC AND THE STOCKHOLDERS OF THE BANK ENTITLED TO VOTE THEREON AND TO THE SATISFACTION OF CERTAIN OTHER CONDITIONS IMPOSED BY THE OTS IN ITS APPROVAL. OTS APPROVAL DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN OF CONVERSION.

GENERAL

     On April 15, 1998, the Boards of Directors of the MHC and the Bank unanimously adopted the Plan of Conversion, pursuant to which the Bank will convert from the mutual holding company form of organization to the stock holding company form of organization. THE FOLLOWING DISCUSSION OF THE PLAN OF CONVERSION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN OF CONVERSION, WHICH IS ATTACHED AS EXHIBIT A TO BOTH THE MHC'S PROXY STATEMENT AND THE BANK'S PROXY STATEMENT, AND WHICH IS AVAILABLE TO BOTH MEMBERS OF THE MHC AND STOCKHOLDERS OF THE BANK UPON REQUEST. The Plan of Conversion is also filed as an exhibit to the Registration Statement. See "ADDITIONAL INFORMATION." The OTS has approved the Plan of Conversion, subject to its approval by the members of the MHC and the stockholders of the Bank and to the satisfaction of certain other conditions.

     Pursuant to the Plan of Conversion, (i) the MHC will convert from a federally-chartered mutual holding company to a federally-chartered interim stock savings bank (Interim A) and simultaneously merge with and into the Bank and (ii) an interim federal stock savings bank (Interim B) will be formed as a wholly-owned subsidiary of the Holding Company and Interim B will merge with and into the Bank. As a result of the merger of Interim A with and into the Bank, the MHC will cease to exist and the shares of Bank common stock held by the MHC will be canceled. As a result of the merger of Interim B with and into the Bank, the Bank will become a wholly owned subsidiary of the Holding Company and the common stock of the Bank will be converted into common stock of the Holding Company pursuant to the Exchange Ratio, which will result in the holders of such shares owning in the aggregate approximately the same percentage of the Holding Company common stock to be outstanding upon the completion of the conversion as the percentage of the Bank common stock owned by them in the aggregate immediately prior to consummation of the conversion, but before giving effect to
(a) the payment of cash in lieu of issuing fractional shares and (b) any shares of common stock purchased by the Bank's stockholders in this offering.

     As part of the conversion, the Holding Company is offering shares of its common stock in the Subscription Offering to holders of subscription rights in the following order of priority: (i) Eligible Account Holders (depositors of the Bank with $50.00 or more on deposit as of the close of business on March 31,
1997); (ii) Supplemental Eligible Account Holders (depositors of the Bank with $50.00 or more on deposit as of the close of business on June 30, 1998); and
(iii) Other Members (depositors of the Bank as of the close of business on ________________ and borrowers of the Bank with loans outstanding as of the close of business on May 11, 1994, which continue to be outstanding as of the close of business on ________________).

     Concurrently with the Subscription Offering, any shares of common stock not subscribed for in the Subscription Offering may be offered for sale in the Direct Community Offering to members of the general public, with priority being given first to stockholders of the Bank as of the close of business on the Voting Record Date (who are not Eligible Account Holders, Supplemental Eligible Account Holders or Other Members) and then to natural persons and trusts of natural persons residing in the Local Community. Shares of common stock not sold in the Subscription Offering and the Direct Community Offering may be offered in the Syndicated Community Offering. Regulations require that the Direct Community Offering and the Syndicated Community Offering be completed within 45 days after completion of the fully extended Subscription Offering unless extended by the Bank or the Holding Company with the approval of the regulatory authorities. If the Syndicated Community Offering is determined not to be feasible because of market conditions or otherwise, the Board of Directors of the Bank will consult with the regulatory authorities to determine an appropriate alternative method for selling the unsubscribed shares of common stock. The Plan of Conversion provides that the conversion must be completed within 24 months after the date of the approval of the Plan of Conversion by the members of the MHC.

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

     No sales of common stock may be completed, either in the Subscription Offering, Direct Community Offering or Syndicated Community Offering unless the Plan of Conversion is approved by the members of the MHC and the stockholders of the Bank. The completion of this offering, however, is subject to market conditions and other factors beyond the Bank's control. No assurance can be given as to the length of time after approval of the Plan of Conversion by the members of the MHC and the stockholders of the Bank that will be required to complete the Direct Community Offering or Syndicated Community Offering or other sale of the shares of common stock. If delays are experienced, significant changes may occur in the estimated pro forma market value of the MHC and the Bank, as converted, together with corresponding changes in the net proceeds realized by the Holding Company from the sale of its common stock.

     Orders for shares of common stock will not be filled until at least $51,000,000 of common stock has been subscribed for or sold and the OTS approves the final valuation and the conversion closes. If the conversion is not completed within 45 days after the last day of the fully extended Subscription Offering and the OTS consents to an extension of time to complete the conversion, subscribers will be given the right to increase, decrease or rescind their subscriptions. Unless an affirmative indication is received from subscribers that they wish to continue to subscribe for shares, the funds will be returned promptly, together with accrued interest at the Bank's passbook rate from the date payment is received until the funds are returned to the subscriber. If such period is not extended, or, in any event, if the conversion is not completed, all withdrawal authorizations will be terminated and all funds received will be promptly returned together with accrued interest at the Bank's passbook rate from the date payment is received until the conversion is terminated.

PURPOSES OF CONVERSION

     The MHC, as a federally chartered mutual holding company, does not have stockholders and has no authority to issue capital stock. As a result of the conversion, the Holding Company will be structured in the form used by holding companies of commercial banks, most business entities and a growing number of savings institutions. The holding company form of organization will provide the Holding Company with the ability to diversify the Holding Company's and the Bank's business activities through acquisition of or mergers with both stock savings institutions and commercial banks, as well as other companies. Although there are no current arrangements, understandings or agreements regarding any such opportunities, the Holding Company will be in a position after the conversion, subject to regulatory limitations and the Holding Company's financial position, to take advantage of any such opportunities that may arise.

     In their decision to pursue the conversion, the Boards of Directors of the MHC and the Bank considered various regulatory uncertainties associated with the mutual holding company structure including the ability to waive dividends in the future as well as the general uncertainty regarding a possible elimination of the federal savings association charter.

     The conversion will be important to the future growth and performance of the holding company organization by providing a larger capital base to support the operations of the Bank and Holding Company and by enhancing their future access to capital markets, their ability to diversify into other financial services related activities, and their ability to provide services to the public.

     The conversion also will result in a larger number of shares of Holding Company common stock to be outstanding as compared to the number of outstanding shares of Bank common stock, which will increase the likelihood of the development of an active and liquid trading market for the common stock. See "MARKET FOR COMMON STOCK." In addition, the conversion will permit the Holding Company to engage in stock repurchases without adverse federal income tax consequences. The Bank cannot repurchase its common stock without triggering adverse federal income tax consequences. Currently, the Holding Company has no specific plans regarding any stock repurchases.

     An additional benefit of the conversion will be an increase in the accumulated earnings and profits of the Bank for federal income tax purposes. When the Bank (as a mutual institution) transferred substantially all of its assets and liabilities to its stock savings bank successor in the MHC reorganization, its accumulated earnings and profits tax attribute was not able to be transferred to the Bank because no tax-free reorganization was involved. Accordingly, this tax attribute was retained by the Bank when it converted its charter to that of the MHC, even though the underlying

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

retained earnings were transferred to the Bank. The conversion has been structured to re-unite the accumulated earnings and profits tax attribute retained by the MHC in the MHC reorganization with the retained earnings of the Bank by merging the MHC with and into the Bank in a tax-free reorganization. This transaction will increase the Bank's ability to pay dividends to the Holding Company in the future. See "DIVIDEND POLICY."

     If the Bank had undertaken a standard conversion involving the formation of a stock holding company in 1994, applicable OTS regulations would have required a greater amount of common stock to be sold than the amount sold in the MHC reorganization. Management believed that it was advisable to profitably invest the proceeds raised in the MHC reorganization prior to raising the larger amount of capital that would have been raised at one time in a standard conversion. A standard conversion in 1994 also would have immediately eliminated all aspects of the mutual form of organization.

     In light of the foregoing, the Boards of Directors of the MHC and the Bank believe that the conversion is in the best interests of the MHC and the Bank, their respective members and stockholders, and the communities served by the Bank.

EFFECTS OF CONVERSION ON DEPOSITORS AND BORROWERS OF THE BANK

     GENERAL. Prior to the conversion, each depositor in the Bank has both a deposit account in the institution and a pro rata ownership interest in the net worth of the MHC based upon the balance in his or her account, which interest may only be realized in the event of a liquidation of the MHC. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from such deposit account. A depositor who reduces or closes his or her account receives a portion or all of the balance in the account but nothing for his or her ownership interest in the net worth of the MHC, which is lost to the extent that the balance in the account is reduced.

     Consequently, the depositors of the Bank normally have no way to realize the value of their ownership interest in the MHC, which has realizable value only in the unlikely event that the MHC is liquidated. In such event, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of the MHC after other claims are paid.

     Upon consummation of the conversion, permanent nonwithdrawable capital stock will be created to represent the ownership of the net worth of the Holding Company. The common stock is separate and apart from deposit accounts and cannot be and is not insured by the FDIC or any other governmental agency. Certificates are issued to evidence ownership of the permanent stock. The stock certificates are transferable, and therefore the stock may be sold or traded if a purchaser is available with no effect on any deposit and/or loan account(s) the seller may hold in the Bank.

     CONTINUITY. The conversion will not interrupt the Bank's normal business of accepting deposits and making loans. The Bank will continue to be subject to regulation by the OTS and the FDIC. After the conversion, the Bank will continue to provide services for depositors and borrowers under current policies by its present management and staff.

     The directors and officers of the Bank at the time of the conversion will continue to serve as directors and officers of the Bank after the conversion. The directors and officers of the Holding Company consist of individuals currently serving as directors and officers of the MHC and the Bank, and they will retain their positions in the Holding Company after the conversion.

     EFFECT ON THE BANK'S COMMON STOCK. Under the Plan of Conversion, upon consummation of the conversion, each share of the Bank's common stock held by the Bank's public stockholders will be converted into shares of Holding Company common stock based upon the Exchange Ratio without any further action on the part of the holder thereof. Upon surrender of certificates representing shares of Bank common stock, Holding Company common stock will be issued in exchange for such shares. See "-- Delivery and Exchange of Stock Certificates."

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

     Upon consummation of the conversion, the public stockholders of the Bank will become stockholders of the Holding Company. For a description of certain changes in the rights of stockholders as a result of the conversion, see "COMPARISON OF STOCKHOLDERS' RIGHTS."

     VOTING RIGHTS. Presently, depositors and borrowers of the Bank are members of, and have voting rights in, the MHC as to all matters requiring membership action. Upon completion of the conversion, the MHC will cease to exist and all voting rights in the Bank will be vested in the Holding Company as the sole stockholder of the Bank. Exclusive voting rights with respect to the Holding Company will be vested in the holders of the Holding Company's common stock. Depositors and borrowers of the Bank will not have voting rights in the Holding Company after the conversion, except to the extent that they become stockholders of the Holding Company.

     SAVINGS ACCOUNTS AND LOANS. The Bank's savings accounts, account balances and existing FDIC insurance coverage of savings accounts will not be affected by the conversion. Furthermore, the conversion will not affect the loan accounts, loan balances or obligations of borrowers under their individual contractual arrangements with the Bank.

     TAX EFFECTS. The Bank has received an opinion from Breyer & Aguggia LLP, Washington, D.C., that the conversion will constitute a nontaxable reorganization under Section 368(a)(1)(A) of the Internal Revenue Code. Among other things, the opinion provides that:

     (i) the conversion of the MHC from a mutual holding company to a federally-chartered interim stock savings bank (Interim A) and its simultaneous merger with and into the Bank, with the Bank as the surviving entity, will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code;

     (ii) no gain or loss will be recognized by the Bank upon the receipt of the assets of the MHC in such merger;

     (iii) the merger of Interim B with and into the Bank, with the Bank as the surviving entity, will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code;

     (iv) no gain or loss will be recognized by Interim B upon the transfer of its assets to the Bank;

     (v) no gain or loss will be recognized by the Bank upon the receipt of the assets of Interim B;

     (vi) no gain or loss will be recognized by the Holding Company upon the receipt of Bank common stock solely in exchange for Holding Company common stock;

     (vii) no gain or loss will be recognized by the Public Stockholders upon the receipt of shares of the Holding Company's common stock in exchange for their shares of Bank common stock;

     (viii) the basis of the shares of common stock of the Holding Company to be received by the Bank's public stockholders will be the same as the basis of the shares of common stock of the Bank surrendered in exchange therefor, before giving effect to any payment of cash in lieu of fractional shares;

     (ix) the holding period of the shares of Holding Company common stock to be received by the Bank's public stockholders will include the holding period of the Bank common stock, provided that the shares of Bank common stock were held as a capital asset on the date of the exchange;

     (x) no gain or loss will be recognized by the Holding Company upon the sale of shares of its common stock in this offering;

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

     (xi) the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will recognize gain, if any, upon the issuance to them of withdrawable savings accounts in the Bank following the conversion, interests in the liquidation account and nontransferable subscription rights to purchase common stock, but only to the extent of the value, if any, of the subscription rights; and

     (xii) the tax basis to the holders of shares of common stock purchased in this offering will be the amount paid therefor, and the holding period for the shares of common stock will begin on the date of consummation of this offering, if purchased through the exercise of Subscription Rights, and on the day after the date of purchase, if purchased in the Direct Community Offering or the Syndicated Community Offering.

     Unlike a private letter ruling issued by the IRS, an opinion of counsel is not binding on the IRS and the IRS could disagree with the conclusions reached therein. In the event of such disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the IRS.

     Based upon past rulings issued by the IRS, the opinion provides that the receipt of subscription rights by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members under the Plan of Conversion will be taxable to the extent, if any, that the subscription rights are deemed to have a fair market value. RP Financial, a financial consulting firm retained by the Bank, whose findings are not binding on the IRS, has issued a letter indicating that the subscription rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration and afford the recipients the right only to purchase shares of the common stock at a price equal to its estimated fair market value, which will be the same price paid by purchasers in the Direct Community Offering for unsubscribed shares of common stock. If the subscription rights are deemed to have a fair market value, the receipt of such rights may only be taxable to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise their subscription rights. The Bank could also recognize a gain on the distribution of such subscription rights. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event the subscription rights are deemed to have a fair market value.

     The Bank has also received an opinion from Breyer & Aguggia LLP, that, assuming the conversion does not result in any federal income tax liability to the Bank, its account holders, or the Holding Company, implementation of the Plan of Conversion will not result in any Missouri tax liability to such entities or persons.

     The opinion of Breyer & Aguggia LLP and the letter from RP Financial are filed as exhibits to the Registration Statement. See "ADDITIONAL INFORMATION."

     THE PRECEDING DISCUSSION SUMMARIZES THE MATERIAL TAX CONSEQUENCES OF THE CONVERSION. PROSPECTIVE INVESTORS, HOWEVER, ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE CONVERSION PARTICULAR TO THEM.

     LIQUIDATION ACCOUNT. In the unlikely event of a complete liquidation of the MHC, each depositor of the Bank would receive his or her pro rata share of any assets of the MHC remaining after payment of claims of all creditors. Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his or her deposit account was to the total value of all deposit accounts in the Bank at the time of liquidation. After the conversion, each depositor, in the event of a complete liquidation of the Bank, would have a claim as a creditor of the same general priority as the claims of all other general creditors of the Bank. However, except as described below, his or her claim would be solely in the amount of the balance in his or her deposit account plus accrued interest. Each stockholder would not have an interest in the value or assets of the Bank or the Holding Company above that amount.

     The Plan of Conversion provides for the establishment, upon the completion of the conversion, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an

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amount equal to the amount of any dividends waived by the MHC plus the greater of (i) the Bank's retained earnings of $15.2 million at December 31, 1993, the date of the latest statement of financial condition contained in the final offering circular utilized in the MHC reorganization, or (ii) _____% of the Bank's total stockholders' equity as reflected in its latest statement of financial condition contained in the final Prospectus utilized in this offering. As of the date of this Prospectus, the initial balance of the liquidation account would be $____ million. Each Eligible Account Holder and Supplemental Eligible Account Holder, if he or she were to continue to maintain his or her deposit account at the Bank, would be entitled, upon a complete liquidation of the Bank after the conversion to an interest in the liquidation account prior to any payment to the Holding Company as the sole stockholder of the Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in such liquidation account for each deposit account, including passbook accounts, transaction accounts such as checking accounts, money market deposit accounts and certificates of deposit, held in the Bank at the close of business on March 31, 1997 or June 30, 1998, as the case may be. Each Eligible Account Holder and Supplemental Eligible Account Holder will have a pro rata interest in the total liquidation account for each of his or her deposit accounts based on the proportion that the balance of each such deposit account on the Eligibility Record Date (March 31, 1997) or the Supplemental Eligibility Record Date (June 30, 1998), as the case may be, bore to the balance of all deposit accounts in the Bank on such date.

     If, however, on any September 30 annual closing date of the Bank, commencing September 30, 1998, the amount in any deposit account is less than the amount in such deposit account on March 31, 1997 or June 30, 1998, as the case may be, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to the Holding Company as the sole stockholder of the Bank.

EXCHANGE OF BANK COMMON STOCK

     As part of the conversion, each share of Bank common stock held by the MHC (1,470,000 shares, or 69.81% of the outstanding shares, as of the date of this prospectus) will be canceled and each share of Bank common stock held by the Bank's public stockholders (635,840 shares, or 30.19% of the outstanding shares, as of the date of this Prospectus) will be exchanged for shares of Holding Company common stock. The number of shares of Holding Company common stock to be issued to the Bank's public stockholders will be based on an Exchange Ratio that will result in the Bank's public stockholders owning in the aggregate approximately 26.86% of the outstanding shares of Holding Company common stock before giving effect to any (i) payment of cash in lieu of issuing fractional shares of Holding Company common stock and (ii) shares purchased by the Bank's public stockholders in the offering. As required by the OTS, the aggregate ownership interest of the Bank's public stockholders has been adjusted downward to reflect assets held by the MHC and the waiver of certain dividends by the MHC. The final Exchange Ratio will be based on the percentage ownership interest of the Bank's public stockholders in the Bank and the number of shares sold in this offering and not on the market value of Bank common stock. Accordingly, the value of the shares of Holding Company common stock to be received for each share of Bank common stock may be less than the market value of Bank common stock at the time of exchange. See "-- Stock Pricing and Number of Shares to be Issued in the Conversion."

     Pursuant to OTS regulations, holders of Bank common stock do not have dissent and appraisal rights with respect to the conversion because the Bank's common stock is listed on The Nasdaq Stock Market. Accordingly, the exchange of each share of Bank common stock for shares of Holding Company common stock is mandatory. DO NOT SEND YOUR CERTIFICATES FOR EXCHANGE AT THIS TIME. The Holding Company will mail exchange instructions and a transmittal letter to each stockholder of the Bank to his or her address of record after the consummation of the conversion. See "-- Delivery and Exchange of Stock Certificates -- Shares Issued in Exchange for Bank Common Stock."

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

THE SUBSCRIPTION, DIRECT COMMUNITY AND SYNDICATED COMMUNITY OFFERINGS

     SUBSCRIPTION OFFERING. In accordance with the Plan of Conversion, nontransferable subscription rights to purchase shares of common stock have been issued to persons and entities entitled to purchase the common stock in the Subscription Offering. The amount of the common stock which these parties may purchase will be subject to the availability of the common stock for purchase under the categories set forth in the Plan of Conversion. Subscription priorities have been established for the allocation of stock to the extent that the common stock is available. These priorities are as follows:

     Category 1: Eligible Account Holders. Each depositor with $50.00 or more on deposit at the Bank as of the close of business on March 31, 1997 will receive nontransferable Subscription Rights to subscribe for up to the greater of 40,000 shares of common stock, one-tenth of one percent of the total offering of common stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders. If the exercise of subscription rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing Eligible Account Holders so as to permit each Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make such person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing Eligible Account Holders proportionately, based on the amount of their respective qualifying deposits as compared to total qualifying deposits of all subscribing Eligible Account Holders. Subscription rights received by officers and directors in this category based on their increased deposits in the Bank in the one year period preceding March 31, 1997 are subordinated to the subscription rights of other Eligible Account Holders.

     Category 2: ESOP. The Plan of Conversion provides that the ESOP shall receive nontransferable subscription rights to purchase up to 8% of the shares of common stock sold in the conversion. The ESOP intends to purchase 8% of the shares of common stock sold in the conversion. In the event the number of shares offered in the conversion is increased above the maximum of the Estimated Valuation Range, the ESOP shall have a priority right to purchase any such shares exceeding the maximum of the Estimated Valuation Range up to an aggregate of 8% of the common stock sold in the conversion. If the ESOP's subscription is not filled in its entirety, the ESOP may purchase shares in the open market or may purchase shares directly from the Holding Company.

     Category 3: Supplemental Eligible Account Holders. Each depositor with $50.00 or more on deposit as of the close of business on June 30, 1998 will receive nontransferable subscription rights to subscribe for up to the greater of 40,000 shares of common stock, one-tenth of one percent of the total offering of common stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of qualifying deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders. If the exercise of Subscription Rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing Supplemental Eligible Account Holders proportionately, based on the amount of their respective qualifying deposits as compared to total qualifying deposits of all subscribing Supplemental Eligible Account Holders.

     Category 4: Other Members. Each depositor of the Bank as of the close of business on the Voting Record Date (__________, 1998) and each borrower with a loan outstanding as of the close of business on May 11, 1994, which continues to be outstanding as of the close of business on the Voting Record Date, will receive nontransferable subscription rights to purchase up 40,000 shares of common stock or one-tenth of one percent of the total offering of common stock to the extent shares are available following subscriptions by Eligible Account Holders and Supplemental

Eligible Account Holders. In the event of an oversubscription in this category, the available shares will be allocated proportionately based on the amount of the respective subscriptions.

     SUBSCRIPTION RIGHTS ARE NONTRANSFERABLE. PERSONS SELLING OR OTHERWISE TRANSFERRING THEIR RIGHTS TO SUBSCRIBE FOR COMMON STOCK IN THE SUBSCRIPTION OFFERING OR SUBSCRIBING FOR COMMON STOCK ON BEHALF OF ANOTHER PERSON WILL BE SUBJECT TO FORFEITURE OF SUCH RIGHTS AND POSSIBLE FURTHER SANCTIONS AND PENALTIES IMPOSED BY THE OTS OR ANOTHER AGENCY OF THE U.S. GOVERNMENT. EACH PERSON EXERCISING SUBSCRIPTION RIGHTS WILL BE REQUIRED TO CERTIFY THAT HE OR SHE IS PURCHASING SUCH SHARES SOLELY FOR HIS OR HER OWN ACCOUNT AND THAT HE OR SHE HAS NO AGREEMENT OR UNDERSTANDING WITH ANY OTHER PERSON FOR THE SALE OR TRANSFER OF SUCH SHARES. ONCE TENDERED, SUBSCRIPTION ORDERS CANNOT BE REVOKED WITHOUT THE CONSENT OF THE BANK AND THE HOLDING COMPANY.

     The Holding Company and the Bank will make reasonable attempts to provide a prospectus and related offering materials to holders of subscription rights. However, the Subscription Offering and all subscription rights under the Plan of Conversion will expire at 12:00 Noon, Eastern Time, on the Expiration Date, whether or not the Bank has been able to locate each person entitled to such subscription rights. ORDERS FOR COMMON STOCK IN THE SUBSCRIPTION OFFERING RECEIVED IN HAND BY THE BANK AFTER THE EXPIRATION DATE WILL NOT BE ACCEPTED.
The Subscription Offering may be extended by the Holding Company and the Bank up to _____, 1998 without the OTS's approval. OTS regulations require that the Holding Company complete the sale of common stock within 45 days after the close of the Subscription Offering, unless extended by the OTS. If the Direct Community Offering and the Syndicated Community Offerings are not completed within such period all funds received will be promptly returned with interest at the Bank's passbook rate and all withdrawal authorizations will be canceled. If regulatory approval of an extension of the time period has been granted, all subscribers will be notified of such extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If an affirmative response to any resolicitation is not received by the Holding Company from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest (or withdrawal authorizations will be canceled). No single extension can exceed 90 days.

     DIRECT COMMUNITY OFFERING. Concurrently with the Subscription Offering, the common stock will be offered by the Holding Company to certain members of the general public in a Direct Community Offering, with preference given first to the Bank's public stockholders as of the close of business on the Voting Record Date (who are not eligible to subscribe for shares of common stock in the Subscription Offering) and then to natural persons and trusts of natural persons residing in the Local Community. Purchasers in the Direct Community Offering are eligible to purchase up to 40,000 shares of common stock. In the event an insufficient number of shares are available to fill orders in the Direct Community Offering, the available shares will be allocated on a pro rata basis determined by the amount of the respective orders. The Direct Community Offering will terminate on the Expiration Date, unless extended by the Holding Company and the Bank, with approval of the OTS if necessary. If regulatory approval of an extension beyond 45 days after the close of the Subscription Offering has been granted, all subscribers will be notified of such extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If an affirmative response to any resolicitation is not received by the Holding Company from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest. THE RIGHT OF ANY PERSON TO PURCHASE SHARES IN THE DIRECT COMMUNITY OFFERING IS SUBJECT TO THE ABSOLUTE RIGHT OF THE HOLDING COMPANY AND THE BANK TO ACCEPT OR REJECT SUCH PURCHASES IN WHOLE OR IN PART. IF AN ORDER IS REJECTED IN PART, THE PURCHASER DOES NOT HAVE THE RIGHT TO CANCEL THE REMAINDER OF THE ORDER. THE HOLDING COMPANY PRESENTLY INTENDS TO TERMINATE THE DIRECT COMMUNITY OFFERING AS SOON AS IT HAS RECEIVED ORDERS FOR ALL SHARES AVAILABLE FOR PURCHASE IN THE CONVERSION.

     If all of the common stock offered in the Subscription Offering is subscribed for, no common stock will be available for purchase in the Direct Community Offering and all funds submitted pursuant to the Direct Community Offering will be promptly refunded with interest.

     SYNDICATED COMMUNITY OFFERING. The Plan of Conversion provides that, if necessary, all shares of common stock not purchased in the Subscription Offering and Direct Community Offering, if any, may be offered for sale to certain members of the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers to be formed and managed by Webb acting as agent of the Holding Company. THE HOLDING COMPANY AND THE BANK HAVE THE RIGHT TO REJECT ORDERS, IN WHOLE OR IN PART, IN THEIR SOLE DISCRETION IN THE SYNDICATED COMMUNITY OFFERING. Neither Webb nor any registered broker-dealer shall have any obligation to take or purchase any shares of the common stock in the Syndicated Community Offering; however, Webb has agreed to use its best efforts in the sale of shares in the Syndicated Community Offering.

     Shares of common stock sold in the Syndicated Community Offering also will be sold at the $10.00 purchase price. See "-- Stock Pricing, Exchange Ratio and Number of Shares to be Issued." No person will be permitted to subscribe for more than 40,000 shares of common stock in the Syndicated Community Offering. See "-- Plan of Distribution and Selling Commissions" for a description of the commission to be paid to the selected dealers and to Webb.

     Webb may enter into agreements with selected dealers to assist in the sale of shares in the Syndicated Community Offering. During the Syndicated Community Offering, selected dealers may only solicit indications of interest from their customers to place orders with the Holding Company as of a certain date ("Order Date") for the purchase of shares of common stock. When and if Webb and the Holding Company believe that enough indications of interest and orders have been received in the Subscription Offering, the Direct Community Offering and the Syndicated Community Offering to consummate the conversion, Webb will request, as of the Order Date, selected dealers to submit orders to purchase shares for which they have received indications of interest from their customers. Selected dealers will send confirmations to such customers on the next business day after the Order Date. Selected dealers may debit the accounts of their customers on a date which will be three business days from the Order Date ("Settlement Date"). Customers who authorize selected dealers to debit their brokerage accounts are required to have the funds for payment in their account on but not before the Settlement Date. On the Settlement Date, selected dealers will remit funds to the account that the Holding Company established for each selected dealer. Each customer's funds so forwarded to the Holding Company, along with all other accounts held in the same title, will be insured by the FDIC up to the applicable $100,000 legal limit. After payment has been received by the Holding Company from selected dealers, funds will earn interest at the Bank's passbook rate until the completion of this offering. At the completion of the conversion, the funds received in this offering will be used to purchase the shares of common stock ordered. The shares issued in the conversion cannot and will not be insured by the FDIC or any other government agency. In the event the conversion is not consummated as described above, funds with interest will be returned promptly to the selected dealers, who, in turn, will promptly credit their customers' brokerage accounts.

     The Syndicated Community Offering may terminate no more than 45 days after the close of the Subscription Offering, unless extended by the Holding Company and the Bank, with approval of the OTS.

     In the event the Bank is unable to find purchasers from the general public for all unsubscribed shares, other purchase arrangements will be made by the Board of Directors of the Bank, if feasible. Such other arrangements will be subject to the approval of the OTS. The OTS may grant one or more extensions of this offering period, provided that (i) no single extension exceeds 90 days,
(ii) subscribers are given the right to increase, decrease or rescind their subscriptions during the extension period, and (iii) the extensions do not go more than two years beyond the date on which the members approved the Plan of Conversion. If the conversion is not completed within 45 days after the close of the Subscription Offering, either all funds received will be returned with interest (and withdrawal authorizations canceled) or, if the OTS has granted an extension of time, all subscribers will be given the right to increase, decrease or rescind their subscriptions at any time prior to 20 days before the end of the extension period. If an extension of time is obtained, all subscribers will be notified of such extension and of their rights to modify their orders. If an affirmative response to any resolicitation is not received by the Holding Company from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest (or withdrawal authorizations will be canceled).

     If purchasers cannot be found for an insignificant residue of unsubscribed shares from the general public, other purchase arrangements will be made by the Boards of Directors of the Bank and the Holding Company, if possible. Such other purchase arrangements will be subject to the approval of the OTS and may provide for purchases for investment purposes by directors, officers, their associates and other persons in excess of the limitations provided in the Plan of Conversion and in excess of the proposed director purchases set forth herein, although no such purchases are currently intended. If such other purchase arrangements cannot be made, the Plan of Conversion will terminate.

     PERSONS IN NON-QUALIFIED STATES. The Holding Company and the Bank will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the Plan of Conversion reside. However, the Holding Company and the Bank are not required to offer stock in the Subscription Offering to any person who resides in a foreign country or resides in a state of the United States with respect to which (i) a small number of persons otherwise eligible to subscribe for shares of common stock reside in such state or (ii) the Holding Company or the Bank determines that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise, including but not limited to a request or requirement that the Holding Company and the Bank or their officers, directors or trustees register as a broker, dealer, salesman or selling agent, under the securities laws of such state, or a request or requirement to register or otherwise qualify the Subscription Rights or common stock for sale or submit any filing with respect thereto in such state. Where the number of persons eligible to subscribe for shares in one state is small, the Holding Company and the Bank will base their decision as to whether or not to offer the common stock in such state on a number of factors, including the size of accounts held by account holders in the state, the cost of reviewing the registration and qualification requirements of the state (and of actually registering or qualifying the shares) or the need to register the Holding Company, its officers, directors or employees as brokers, dealers or salesmen.

PLAN OF DISTRIBUTION AND SELLING COMMISSIONS

     The Holding Company and the Bank have retained Webb to consult with and to advise the Bank and the Holding Company, and to assist the Holding Company on a best efforts basis, in the distribution of the common stock in the Subscription Offering and Direct Community Offering. The services that Webb will provide include, but are not limited to (i) training the employees of the Bank who will perform certain ministerial functions in the Subscription Offering and the Direct Community Offering regarding the mechanics and regulatory requirements of the stock offering process, (ii) managing the Bank's stock information center by assisting interested stock subscribers and by keeping records of all stock orders, (iii) preparing marketing materials, and (iv) assisting in the solicitation of proxies from the MHC's members and the stockholders of the Bank. For its services, Webb will receive a management fee of $40,000 and a success fee of 0.8% of the aggregate purchase price of the shares sold in the Subscription Offering and the Direct Community Offering, excluding shares purchased by the ESOP and officers, directors and employees of the Bank, or members of their immediate families. The management fee will be applied to the success fee. If selected broker-dealers are used to assist in the sale of the common stock in the Syndicated Community Offering, Webb will be paid a fee of up to 5.5% of the aggregate purchase price of the shares sold by such broker-dealers and Webb will pay to such broker-dealers an amount competitive with gross underwriting commissions then charged for comparable amounts of stock sold at a comparable price per share in a similar market environment. The Holding Company and the Bank have agreed to reimburse Webb for its out-of-pocket expenses up to $10,000 and its legal fees up to $35,000. The Holding Company and the Bank have also agreed to indemnify Webb against certain claims and liabilities under the federal securities laws, including those in connection with material misstatements or omissions from this prospectus or otherwise arising from the use of this prospectus (except for claims and liabilities arising out of Webb's bad faith or gross negligence), and will contribute to payments Webb may be required to make in connection with any such claims or liabilities.

DESCRIPTION OF SALES ACTIVITIES

     The Common Stock will be offered in the Subscription Offering and Direct Community Offering principally by the distribution of this prospectus and through activities conducted at the Bank's stock information center at its main office facility. The stock information center is expected to operate during normal business hours throughout the Subscription Offering and Direct Community Offering. It is expected that at any particular time one or more Webb employees will be working at the stock information center. Stock information center personnel will be responsible for mailing materials relating to the offering, responding to questions regarding the conversion and the offering and processing stock orders.

     The management and employees of the Holding Company and the Bank may participate in this offering in clerical capacities, providing administrative support in effecting sales transactions or answering questions of a mechanical nature relating to the proper execution of the order form. Management of the Holding Company and the Bank may answer questions regarding the respective businesses of the Holding Company and the Bank. Other questions of prospective purchasers, including questions as to the advisability or nature of the investment, will be directed to registered representatives. The management and employees of the Holding Company and the Bank have been instructed not to solicit offers to purchase common stock or to provide advice regarding the purchase of common stock. None of the employees or directors who participate in this offering will receive any special compensation or other remuneration for such activities.

     None of the Holding Company and Bank personnel participating in the Subscription and Direct Community Offering are registered or licensed as a broker or dealer or an agent of a broker or dealer. Holding Company and Bank personnel will assist in the above-described sales activities pursuant to an exemption from registration as a broker or dealer provided by Rule 3a4-1 promulgated under the Exchange Act. Rule 3a4-1 generally provides that an "associated person of an issuer" of securities shall not be deemed a broker solely by reason of participation in the sale of securities of such issuer if the associated person meets certain conditions. Such conditions include, but are not limited to, that the associated person participating in the sale of an issuer's securities not be compensated in connection therewith at the time of participation, that such person not be associated with a broker or dealer and that such person observe certain limitations on his participation in the sale of securities. For purposes of this exemption, "associated person of an issuer" is defined to include any person who is a director, officer or employee of the issuer or a company that controls, is controlled by or is under common control with the issuer.

PROCEDURE FOR PURCHASING SHARES IN THE SUBSCRIPTION AND DIRECT COMMUNITY
OFFERINGS

     To ensure that each purchaser receives a prospectus at least 48 hours prior to the Expiration Date in accordance with Rule 15c2-8 under the Exchange Act, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms will only be distributed with a prospectus. The Bank will accept for processing only orders submitted on original order forms. The Bank is not obligated to accept orders submitted on photocopied or telecopied order forms. ORDERS CANNOT AND WILL NOT BE ACCEPTED WITHOUT THE EXECUTION OF THE CERTIFICATION APPEARING ON THE REVERSE SIDE OF THE ORDER FORM.

     To purchase shares in the Subscription Offering, an executed order form with the required full payment for each share subscribed for, or with appropriate authorization for withdrawal of full payment from the subscriber's deposit account with the Bank (which may be given by completing the appropriate blanks in the order form), must be received by the Bank by 12:00 Noon, Central Time, on the Expiration Date. Order forms which are not received by such time or are executed defectively or are received without full payment (or without appropriate withdrawal instructions) are not required to be accepted. The Holding Company and the Bank have the right to waive or permit the correction of incomplete or improperly executed order forms, but do not represent that they will do so. Pursuant to the Plan of Conversion, the interpretation by the Holding Company and the Bank of the terms and conditions of the Plan of Conversion and of the order form will be final. In order to purchase shares in the Direct Community Offering, the order form, accompanied by the required payment for each share subscribed for, must be received by the Bank prior to the time the Direct Community Offering terminates, which is expected to be at 12:00 Noon on the Expiration Date. Once received, an executed order form may not be modified, amended or rescinded without the consent of the Bank unless the conversion has not been completed within 45 days after the end of the Subscription Offering, unless such period has been extended.

     In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priorities, depositors as of the close of business on the Eligibility Record Date (March 31, 1997) and/or the Supplemental Eligibility Record Date (June 30, 1998) and/or the Voting Record Date (__________, 1998) must list all accounts on the order form giving all names in each account, the account number and the approximate account balance as of such date. Failure to list an account could result in fewer shares being allocated in the event of an oversubscription than if all accounts had been disclosed.

     Full payment for subscriptions may be made (i) in cash if delivered in person at the Bank's stock information center, (ii) by check, bank draft, or money order, or (iii) by authorization of withdrawal from deposit accounts maintained with the Bank. Appropriate means by which such withdrawals may be authorized are provided on the order form. No wire transfers will be accepted. Interest will be paid on payments made by cash, check, bank draft or money order at the Bank's passbook rate from the date payment is received until the completion or termination of the conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the conversion (unless the certificate matures after the date of receipt of the order form but prior to closing, in which case funds will earn interest at the passbook rate from the date of maturity until consummation of the conversion), but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the conversion. At the completion of the conversion, the funds received in this offering will be used to purchase the shares of common stock ordered. THE SHARES OF COMMON STOCK ISSUED IN THE CONVERSION CANNOT AND WILL NOT BE INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY. If the conversion is not consummated for any reason, all funds submitted will be promptly refunded with interest as described above.

     If a subscriber authorizes the Bank to withdraw the amount of the aggregate purchase price from his or her deposit account, the Bank will do so as of the effective date of the conversion, though the account must contain the full amount necessary for payment at the time the subscription order is received.
The Bank will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the Bank's passbook rate.

     The ESOP will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for such shares of common stock subscribed for at the $10.00 purchase price upon consummation of the conversion, provided that there is in force from the time of its subscription until such time, a loan commitment from an unrelated financial institution or the Holding Company to lend to the ESOP, at such time, the aggregate purchase price of the shares for which it subscribed.

     IRAs maintained in the Bank do not permit investment in the common stock.
A depositor interested in using his or her IRA funds to purchase common stock must do so through a self-directed IRA. Since the Bank does not offer such accounts, it will allow such a depositor to make a trustee-to-trustee transfer of the IRA funds to a trustee offering a self-directed IRA program with the agreement that such funds will be used to purchase the Holding Company's common stock in the offering. There will be no early withdrawal or IRS interest penalties for such transfers. The new trustee would hold the common stock in a self-directed account in the same manner as the Bank now holds the depositor's IRA funds. An annual administrative fee may be payable to the new trustee. Depositors interested in using funds in a Bank IRA to purchase common stock should contact the stock information center as soon as possible so that the necessary forms may be forwarded for execution and returned prior to the Expiration Date. In addition, the provisions of ERISA and IRS regulations require that officers, directors and 10% shareholders who use self-directed IRA funds to purchase shares of common stock in the Subscription Offering, make such purchases for the exclusive benefit of IRAs.

STOCK PRICING, EXCHANGE RATIO AND NUMBER OF SHARES TO BE ISSUED

     Federal regulations and the Plan of Conversion require that the purchase price of the common stock be based on the appraised pro forma market value of the MHC and the Bank, as converted (i.e., taking into account the expected
                                    ----
receipt of proceeds from the sale of securities in the conversion), as determined on the basis of an independent valuation. The Bank has retained RP Financial to make such valuation. For its services in making such appraisal and any expenses incurred in connection therewith, RP Financial will receive a fee of $35,000 plus out-of-pocket expenses, together with a fee of $7,500 plus out-of-pocket expenses for the preparation of a business plan and other services performed in connection with the Holding Company's holding company application to the OTS. The Bank has agreed to indemnify RP Financial and its employees and affiliates against certain losses (including any losses in connection with claims under the federal securities laws) arising out of its services as appraiser, except where RP Financial's liability results from its negligence or bad faith.

     The appraisal has been prepared by RP Financial in reliance upon the information contained in this prospectus, including the Consolidated Financial Statements. RP Financial also considered the following factors, among others: the present and projected operating results and financial condition of the Holding Company, the Bank and the MHC and the economic and demographic conditions in the Bank's existing market area; certain historical, financial and other information relating to the Bank; a comparative evaluation of the operating and financial statistics of the Bank with those of other similarly situated publicly-traded companies located in Missouri and other regions of the United States; the aggregate size of this offering of the Holding Company's common stock; the impact of the conversion on the Bank's capital and earnings potential; the proposed dividend policy of the Holding Company and the Bank; and the trading market for the Bank common stock and securities of comparable companies and general conditions in the market for such securities.

     On the basis of the foregoing, RP Financial has advised the Holding Company, the Bank and the MHC that, in its opinion, as of May 29, 1998 the estimated pro forma market value of the MHC and the Bank, as converted, ranged from $69,729,290 to $94,339,630. Because the Bank's public stockholders will continue to hold approximately the same aggregate percentage ownership interest in the Holding Company as they currently hold in the Bank (before giving effect to the payment of cash in lieu of issuing fractional shares and any shares of common stock purchased in this offering by the Bank's stockholders), the appraisal was multiplied by 73.14%, which represents the MHC's percentage interest in the Bank adjusted upward for assets held by the MHC and the waiver by the MHC of $__ million of dividends out of total waived dividends of $__ million. The resulting amount represents an offering range of $51,000,000 to $69,000,000. Based on such valuation, the Boards of Directors of the Holding Company and the Bank determined that the shares of common stock would be sold at $10.00 per share, resulting in a range of 5,100,000 to 6,900,000 shares of common stock being offered and a range of 1,872,929 to 2,533,963 shares being issued in exchange for the shares of the Bank's common stock. Upon consummation of the conversion, the shares sold in this offering and the shares issued in exchange for Bank common stock will represent approximately 73.14% and 26.86%, respectively, of the Holding Company's total outstanding shares. The aggregate ownership interest of the Bank's public stockholders was adjusted downward because the OTS determined that a portion of the dividends waived by the MHC are excess and should dilute the public stockholders' ownership interest.

     The Boards of Directors of the Holding Company, the Bank and the MHC reviewed RP Financial's appraisal report, including the methodology and the assumptions used by RP Financial, and determined that the Estimated Valuation Range was reasonable and adequate. The Boards of Directors of the Holding Company, the Bank and the MHC also established the formula for determining the Exchange Ratio. Based upon such formula and the Estimated Valuation Range, the Exchange Ratio will range from a minimum of 2.9456 to a maximum of 3.9852, with
a midpoint of 3.4654.   Based upon these Exchange Ratios, the Holding Company
expects to issue between 1,872,929 and 2,533,963 shares of Holding Company common stock to the holders of Bank common stock at the consummation of the conversion. The Estimated Valuation Range and the Exchange Ratio may be amended with the approval of the OTS, if required, or if necessitated by subsequent developments in the financial condition of any of the Holding Company, the Bank and the MHC or market conditions generally. If the appraisal is updated to below $69,729,290 or above

$108,490,570 (the maximum of the Estimated Valuation Range, as adjusted by 15%), such appraisal will be filed with the SEC by post-effective amendment.

     If, upon completion of the Subscription and Direct Community Offerings, at least the minimum number of shares are subscribed for, RP Financial, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of the pro forma market value of the Bank and the MHC as converted, as of the close of the Subscription Offering and Direct Community Offering.

     No sale of the shares will take place unless prior thereto RP Financial confirms to the OTS that, to the best of RP Financial's knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price on an aggregate basis was incompatible with its estimate of the total pro forma market value of the Bank and the MHC as converted at the time of the sale. If, however, the facts do not justify such a statement, the offering or other sale may be canceled, a new Estimated Valuation Range and price per share set and new Subscription, Direct Community and Syndicated Community Offerings held. Under such circumstances, subscribers would have the right to modify or rescind their subscriptions and to have their subscription funds returned promptly with interest and holds on funds authorized for withdrawal from deposit accounts would be released or reduced.

     Depending upon market and financial conditions, the number of shares sold may be more or less than the range in number of shares discussed herein. In the event the total amount of shares sold is less than 5,100,000 or more than 7,935,000 (15% above the maximum of the Estimated Valuation Range), for aggregate gross proceeds of less than $51,000,000 or more than $79,350,000, subscription funds will be returned promptly with interest to each subscriber unless he indicates otherwise. In the event a new valuation range is established by RP Financial, such new range will be subject to approval by the OTS.

     In formulating its appraisal, RP Financial relied upon the truthfulness, accuracy and completeness of all documents the Bank furnished to it. RP Financial also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While RP Financial believes this information to be reliable, RP Financial does not guarantee the accuracy or completeness of such information and did not independently verify the financial statements and other data provided by the Bank and the Holding Company or independently value the assets or liabilities of the Bank and the Holding Company. THE APPRAISAL BY RP FINANCIAL IS NOT INTENDED TO BE, AND MUST NOT BE INTERPRETED AS, A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF VOTING TO APPROVE THE PLAN OF CONVERSION OR OF PURCHASING SHARES OF COMMON STOCK. MOREOVER, BECAUSE THE APPRAISAL IS NECESSARILY BASED ON MANY FACTORS WHICH CHANGE FROM TIME TO TIME, THERE IS NO ASSURANCE THAT PERSONS WHO PURCHASE SUCH SHARES IN THE CONVERSION WILL LATER BE ABLE TO SELL SHARES THEREAFTER AT PRICES AT OR ABOVE THE PURCHASE PRICE.

     The appraisal report of RP Financial has been filed as an exhibit to this Registration Statement and Application for Conversion of which this prospectus is a part and is available for inspection in the manner set forth under "ADDITIONAL INFORMATION."

LIMITATIONS ON PURCHASES OF SHARES OF COMMON STOCK

     The Plan of Conversion provides for certain limitations to be placed upon the purchase of common stock by eligible subscribers and others in the conversion. Each subscriber must subscribe for a minimum of 25 shares of common stock. The Plan of Conversion provides for the following purchase limitations:

     (i) No person may purchase in either the Subscription Offering, Direct Community Offering or Syndicated Community Offering more than 40,000 shares of common stock; and

     (ii) The maximum number of shares of common stock which may be subscribed for or purchased in all categories in the conversion by any person, together with any associate or any group of persons acting in concert, when combined with any shares received in exchange for Bank common stock, shall not exceed 125,000 shares.

     For purposes of the Plan of Conversion, the directors are not deemed to be acting in concert solely by reason of their Board membership. Pro rata reductions within each subscription rights category will be made in allocating shares to the extent that the maximum purchase limitations are exceeded.

     BECAUSE OTS POLICY REQUIRES THE MAXIMUM PURCHASE LIMITATION TO INCLUDE SHARES TO BE ISSUED TO THE BANK'S PUBLIC STOCKHOLDERS IN EXCHANGE FOR THEIR BANK COMMON STOCK, CERTAIN OF THE BANK'S STOCKHOLDERS MAY BE LIMITED IN THEIR ABILITY TO PURCHASE SHARES IN THIS OFFERING, OR MAY EVEN BE PREVENTED FROM PURCHASING SHARES OF COMMON STOCK.

     The Boards of Directors of the Bank and the MHC may, in their sole discretion, increase the maximum purchase limitation set forth above up to 9.99% of the shares of common stock sold in the conversion, provided that orders for shares which exceed 5% of the shares of common stock sold in the conversion may not exceed, in the aggregate, 10% of the shares sold in the conversion. The Bank and the MHC do not intend to increase the maximum purchase limitation unless market conditions are such that an increase in the maximum purchase limitation is necessary to sell a number of shares in excess of the minimum of the Estimated Valuation Range. If the Boards of Directors decide to increase the purchase limitation above, persons who subscribed for the maximum number of shares of common stock will be, and other large subscribers in the discretion of the Holding Company and the Bank may be, given the opportunity to increase their subscriptions accordingly, subject to the rights and preferences of any person who has priority subscription rights.

     The term "acting in concert" is defined in the Plan of Conversion to mean
(i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party shall also be deemed to be acting in concert with any person who is also acting in concert with that other party.

     The term "associate" of a person is defined in the Plan of Conversion to mean (i) any corporation or organization (other than the Bank or a majority-owned subsidiary of the Bank) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity (excluding tax-qualified employee plans); and
(iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of the Bank or any of its parents or subsidiaries. For example, a corporation of which a person serves as an officer would be an associate of such person and, therefore, all shares purchased by such corporation would be included with the number of shares which such person could purchase individually under the above limitations.

     The term "officer" is defined in the Plan of Conversion to mean an executive officer of the Holding Company, the Bank or the MHC, including its Chief Executive Officer, President, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents in charge of principal business functions, Secretary and Controller.

     Shares purchased in the conversion will be freely transferable, except for shares purchased by directors and officers of the Bank and the Holding Company and by NASD members. See "-- Restrictions on Transferability by Directors and Officers and NASD Members."

DELIVERY AND EXCHANGE OF STOCK CERTIFICATES

     SHARES PURCHASED IN THIS OFFERING. Certificates representing shares of Holding Company common stock will be mailed by the Holding Company's transfer agent to the persons entitled thereto at the addresses of such persons appearing on the order form as soon as practicable following the consummation of the conversion. Any undeliverable certificates will be held by the Holding Company until claimed by persons legally entitled thereto or otherwise disposed of according to applicable law. Purchasers of shares of Holding Company common stock may be unable to sell such shares until certificates are available and delivered to them.

     SHARES ISSUED IN EXCHANGE FOR BANK COMMON STOCK. After the consummation of the conversion, each holder of a certificate(s) theretofore evidencing issued and outstanding shares of Bank common stock (other than the MHC), upon surrender of the same to an agent, duly appointed by the Holding Company, which is anticipated to be the transfer agent for the common stock ("Exchange Agent"), shall be entitled to receive in exchange therefor a certificate(s) representing the number of full shares of Holding Company common stock into which such shares have been converted based on the Exchange Ratio, and cash in lieu of any fractional shares. The Exchange Agent shall mail a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) advising such holder of the terms of the exchange offering and the procedure for surrendering to the Exchange Agent such certificates in exchange for a certificate(s) evidencing Holding Company common stock and cash in lieu of any fractional shares. YOU SHOULD NOT FORWARD CERTIFICATES FOR BANK COMMON STOCK TO THE BANK OR THE EXCHANGE AGENT UNTIL YOU HAVE RECEIVED THE TRANSMITTAL LETTER.

     No holder of a certificate theretofore representing shares of the Bank common stock shall be entitled to receive any dividends on the Holding Company common stock until the certificate representing such shares is surrendered in exchange for certificates representing shares of Holding Company common stock. In the event that dividends are declared and paid by the Holding Company in respect of common stock after the consummation of the conversion, but before surrender of certificates representing shares of Bank common stock, dividends payable in respect of shares of common stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the certificates representing such shares of Bank common stock. After the consummation of the conversion, the Holding Company shall be entitled to treat certificates representing shares of Bank common stock as evidencing ownership of the number of full shares of common stock into which the shares of Bank common stock represented by such certificates shall have been converted, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

     The Holding Company shall not be obligated to deliver a certificate(s) representing shares of common stock to which a holder of Bank common stock would otherwise be entitled as a result of the conversion until such holder surrenders the certificate(s) representing the shares of Bank common stock for exchange as provided above, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by the Holding Company. If any certificate evidencing shares of common stock is to be issued in a name other than that in which the certificate evidencing Bank common stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of common stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

RESTRICTIONS ON REPURCHASE OF STOCK

     Pursuant to OTS regulations, OTS-regulated savings associations (and their holding companies) may not for a period of three years from the date of an institution's mutual-to-stock conversion repurchase any of its common stock from any person, except in the event of (i) an offer made to all of its stockholders to repurchase the common stock on a pro rata basis, approved by the OTS; or (ii) the repurchase of qualifying shares of a director; or (iii) a purchase in the open market by a tax-qualified or non-tax-qualified employee stock benefit plan in an amount reasonable and

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

appropriate to fund the plan. Furthermore, repurchases of any common stock are prohibited if the effect thereof would cause the association's regulatory capital to be reduced below (a) the amount required for the liquidation account or (b) the regulatory capital requirements imposed by the OTS. Repurchases are generally prohibited during the first year following conversion. Upon ten days' written notice to the OTS, and if the OTS does not object, an institution may make open market repurchases of its outstanding common stock during years two and three following the conversion, provided that certain regulatory conditions are met and that the repurchase would not adversely affect the financial condition of the association. Any repurchases of common stock by the Holding Company, therefore, would be subject to these regulatory restrictions unless the OTS would provide otherwise.

RESTRICTIONS ON TRANSFERABILITY BY DIRECTORS AND OFFICERS AND NASD MEMBERS

     Shares of common stock purchased in this offering by directors and officers of the Holding Company may not be sold for a period of one year following consummation of the conversion, except in the event of the death of the stockholder or in any exchange of the common stock in connection with a merger or acquisition of the Holding Company. Shares of common stock received by directors or officers through the ESOP or the 1999 MRDP or upon exercise of options issued pursuant to the exercise of stock options or purchased subsequent to the conversion are not subject to this restriction. Accordingly, shares of common stock issued by the Holding Company to directors and officers shall bear a legend giving appropriate notice of the restriction and, in addition, the Holding Company will give appropriate instructions to the transfer agent for the Holding Company's common stock with respect to the restriction on transfers.
Any shares issued to directors and officers as a stock dividend, stock split or otherwise with respect to restricted common stock shall be subject to the same restrictions.

     Purchases of outstanding shares of common stock of the Holding Company by directors, executive officers (or any person who was an executive officer or director of the Bank after adoption of the Plan of Conversion ) and their associates during the three-year period following the conversion may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the OTS. This restriction does not apply, however, to negotiated transactions involving more than 1% of the Holding Company's outstanding common stock or to the purchase of stock pursuant to the exercise of stock options.

     The Holding Company has filed with the SEC a registration statement under the Securities Act for the registration of the common stock to be issued pursuant to the conversion. This registration does not cover the resale of such shares. Shares of common stock purchased by persons who are not affiliates of the Holding Company may be resold without registration. Shares purchased by an affiliate of the Holding Company will be subject to the resale restrictions of Rule 144 under the Securities Act. If the Holding Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Holding Company who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Holding Company or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by the Holding Company to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

     Under guidelines of the NASD, members of the NASD and their associates are subject to certain restrictions on the transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of such securities.

                      COMPARISON OF STOCKHOLDERS' RIGHTS

     As a result of the conversion, stockholders of the Bank will become stockholders of the Holding Company, a Delaware corporation. There are certain differences in stockholder rights arising from distinctions between the Bank's Federal Stock Charter and Bylaws and the Holding Company's Certificate of Incorporation and Bylaws and from distinctions between laws with respect to federally chartered savings institutions and Delaware law.

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

     The discussion herein is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the material differences affecting the rights of stockholders. The discussion herein is qualified in its entirety by reference to the Certificate of Incorporation and Bylaws of the Holding Company and the Delaware law. See "ADDITIONAL INFORMATION" for procedures for obtaining a copy of the Holding Company's Certificate of Incorporation and Bylaws.

     ISSUANCE OF CAPITAL STOCK. Pursuant to applicable laws and regulations, the MHC is required to own not less than a majority of the outstanding Bank common stock. There will be no such restriction applicable to the Holding Company following consummation of the conversion.

     The Holding Company's Certificate of Incorporation does not contain restrictions on the issuance of shares of capital stock to directors, officers or controlling persons of the Holding Company, whereas the Bank's Federal Stock Charter restricts such issuance to general public offerings, or if qualifying shares, to directors, unless the share issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal stockholders' meeting. Thus, stock-related compensation plans, such as stock option plans, could be adopted by the Holding Company without stockholder approval and shares of Holding Company capital stock could be issued directly to directors or officers without stockholder approval. The Bylaws of the NASD, however, generally require corporations with securities which are quoted on the Nasdaq National Market to obtain stockholder approval of most stock compensation plans for directors, officers and key employees of the corporation. Moreover, although generally not required, stockholder approval of stock related compensation plans may be sought in certain instances in order to qualify such plans for favorable federal income tax and securities law treatment under current laws and regulations. The Holding Company plans to submit the stock compensation plans discussed herein to its stockholders for approval.

     VOTING RIGHTS. Neither the Bank's Federal Stock Charter or Bylaws nor the Holding Company's Certificate of Incorporation or Bylaws currently provide for cumulative voting in elections of directors. For additional information regarding voting rights, see "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY -- Anti-takeover Provisions -- Limitation on Voting Rights" below.

     PAYMENT OF DIVIDENDS. The ability of the Bank to pay dividends on its capital stock is restricted by OTS regulations and by federal income tax considerations related to savings institutions such as the Bank. See "REGULATION -- Federal Regulation of the Bank -- Capital Requirements" and "TAXATION." Although the Holding Company is not subject to these restrictions as a Delaware corporation, such restrictions will indirectly affect the Holding Company because dividends from the Bank will be a primary source of funds of the Holding Company for the payment of dividends to stockholders of the Holding Company.

     Certain restrictions generally imposed on Delaware corporations may also have an impact on the Holding Company's ability to pay dividends. Delaware law generally provides that the Holding Company is limited to paying dividends in an amount equal to the excess of its net assets (total assets minus total liabilities) over its statutory capital or, if no such excess exists, equal to its net profits for the current year and/or the immediately preceding fiscal year.

     BOARD OF DIRECTORS. The Bank's Federal Stock Charter and Bylaws and the Holding Company's Certificate of Incorporation and Bylaws each require the Board of Directors of the Bank and the Holding Company to be divided into three classes as nearly equal in number as possible and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

     Under the Bank's Bylaws, any vacancies in the Board of Directors of the Bank may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. Persons elected by the directors of the Bank to fill vacancies may only serve until the next annual meeting of stockholders. Under the Holding Company's Certificate of Incorporation, any vacancy occurring in the Board of Directors of the Holding Company, including any vacancy created by reason of an increase in the number of directors, may be filled by the remaining directors, and any director so chosen shall hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.

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

     Under the Bank's Bylaws, any director may be removed for cause by the holders of a majority of the outstanding voting shares. The Holding Company's Certificate of Incorporation provides that any director may be removed for cause by the holders of at least 80% of the outstanding voting shares of the Holding Company.

     LIMITATIONS ON LIABILITY. The Holding Company's Certificate of Incorporation provides that the directors of the Holding Company shall not be personally liable for monetary damages to the Holding Company for actions as directors, except for liabilities that involve a breach of the director's duty of loyalty to the Holding Company or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or authorization of unlawful payment of dividends or unlawful stock purchase or redemption. This provision might, in certain instances, discourage or deter shareholders or management from bringing a lawsuit against directors for a breach of their duties even though such an action, if successful, might have benefitted the Holding Company.

     Currently, federal law does not permit federally chartered savings institutions such as the Bank to limit the personal liability of directors in the manner provided by Delaware law and the laws of many other states.

     INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The Bank's Federal Stock Charter and Bylaws do not contain any provision relating to indemnification of directors and officers of the Bank. Under current OTS regulations, however, the Bank will indemnify its directors, officers and employees for any costs incurred in connection with any litigation involving any such person's activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person or final judgment other than on the merits, if a majority of disinterested directors determine that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the Bank or its stockholders. The Bank also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification. Before making any indemnification payment, the Bank is required to notify the OTS of its intention and such payment cannot be made if the OTS objects thereto.

     The officers, directors, agents and employees of the Holding Company are indemnified with respect to certain actions pursuant to the Holding Company's Certificate of Incorporation, which complies with Delaware law regarding indemnification. Delaware law allows the Holding Company to indemnify the aforementioned persons for expenses, settlements, judgments and fines in suits in which such person has made a party by reason of the fact that he or she is or was an agent of the Holding Company. No such indemnification may be given if the acts or omissions of the person are adjudged to be in violation of law, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled.

     SPECIAL MEETINGS OF STOCKHOLDERS. The Holding Company's Certificate of Incorporation provides that special meetings of the stockholders of the Holding Company may be called only by the board of directors or an authorized committee thereof. The Bank's Federal Stock Charter provides that, until May 11, 1999 (i.e., five years after the consummation of the MHC reorganization), special
-----
meetings of the Bank's stockholders may only be called by the Board of Directors. Thereafter, special meetings may be called by the Chairman, President, a majority of the Board of Directors or the holders of not less than a majority of the outstanding capital stock of the Bank entitled to vote at the meeting.

     STOCKHOLDER NOMINATIONS AND PROPOSALS. The Bank's Bylaws generally provide that stockholders may submit nominations for election as director at an annual meeting of stockholders and any new business to be taken up at such a meeting by filing such in writing with the Bank at least thirty days before the date of any such meeting.

     The Holding Company's Bylaws generally provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to the Holding Company at least 30 days and not more than 60 days in advance of the meeting, together with certain information relating to the nomination or new business. However, if less than 31 days notice of the meeting is given,

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

stockholders must submit such written notice no later than the tenth day following the date on which notice of the meeting is mailed to stockholders. Failure to comply with these advance notice requirements will preclude such nominations or new business from being considered at the meeting.

     STOCKHOLDER ACTION WITHOUT A MEETING. The Bylaws of the Bank provide that any action to be taken or which may be taken at any annual or special meeting of stockholders may be taken if a consent in writing, setting forth the actions so taken, is given by the holders of all outstanding shares entitled to vote. The Holding Company's Certificate of Incorporation specifically denies the authority of stockholders to act without a meeting.

     STOCKHOLDER'S RIGHT TO EXAMINE BOOKS AND RECORDS. A federal regulation which is applicable to the Bank provides that stockholders may inspect and copy specified books and records of a federally chartered savings institution after proper written notice for a proper purpose. Delaware law similarly provides that a stockholder may inspect books and records upon written demand stating the purpose of the inspection, if such purpose is reasonably related to such person's interest as a stockholder.

     LIMITATIONS ON ACQUISITIONS OF VOTING STOCK AND VOTING RIGHTS. The Bank's Federal Stock Charter provides that until May 11, 1999 no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of the issued and outstanding shares of any class of an equity security of the Bank. In the event that shares are acquired in violation of this restriction, all shares beneficially owned by any person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to stockholders for a vote. The Holding Company's Certificate of Incorporation provides certain limitations on the ability of a person who owns in excess of 10% of the Holding Company's outstanding shares of common stock to vote shares in excess of such limit. See "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY -- Anti-takeover Provisions -- Limitation on Voting Rights."

     MERGERS, CONSOLIDATIONS AND SALES OF ASSETS. A federal regulation requires the approval of two-thirds of the Board of Directors of the Bank and the holders of two-thirds of the outstanding stock of the Bank entitled to vote thereon for mergers, consolidations and sales of all or substantially all of the Bank's assets. Such regulation permits the Bank to merge with another corporation without obtaining the approval of its stockholders if: (i) it does not involve an interim savings institution; (ii) the Bank's Federal Stock Charter is not changed; (iii) each share of the Bank's stock outstanding immediately prior to the effective date of the transaction is to be an identical outstanding share or a treasury share of the Bank after such effective date; and (iv) either: (A) no shares of voting stock of the Bank and no securities convertible into such stock are to be issued or delivered under the plan of combination or (B) the authorized unissued shares or the treasury shares of voting stock of the Bank to be issued or delivered under the plan of combination, plus those initially issuable upon conversion of any securities to be issued or delivered under such plan, do not exceed 15% of the total shares of voting stock of the Bank outstanding immediately prior to the effective date of the transaction.

     The Holding Company's Certificate of Incorporation requires the approval of the holders of at least 80% of the Holding Company's outstanding shares of voting stock to approve certain "Business Combinations" (as defined therein) involving a "Related Person" (as defined therein) except in cases where the proposed transaction has been approved in advance by a majority of those members of the Holding Company's Board of Directors who are unaffiliated with the Related Person and were directors prior to the time when the Related Person became a Related Person. Under Delaware law, absent this provision, business combinations, including mergers, consolidations and sales of substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of a majority of the outstanding shares of common stock of the Holding Company and any other affected class of stock. One exception under Delaware law to the majority approval requirement applies to stockholders owning 15% or more of the common stock of a corporation for a
period of less than three years.    See "RESTRICTIONS ON ACQUISITION OF THE
HOLDING COMPANY -- Anti-takeover Provisions -- Stockholder Vote Required to Approve Certain Business Combinations."

     The Holding Company's Certificate of Incorporation requires the Holding Company's Board of Directors to consider certain factors in addition to the amount of consideration to be paid when evaluating certain business combinations or a tender or exchange offer. These additional factors include:
(i) the social and economic effects of the transaction; (ii) the business and financial condition and earnings prospects of the acquiring person or entity; and (iii) the competence, experience, and integrity of the acquiring person or entity and its management.

     DISSENTERS' RIGHTS OF APPRAISAL. OTS regulations generally provide that a stockholder of a federally chartered savings institution that engages in a merger, consolidation or sale of all or substantially all of its assets shall have the right to demand from such institution payment of the fair or appraised value of his or her stock in the institution, subject to specified procedural requirements. This regulation also provides, however, that the stockholders of a federally chartered savings institution with stock which is listed on a national securities exchange or quoted on The Nasdaq Stock Market are not entitled to dissenters' rights in connection with a merger involving such savings institution if the stockholder is required to accept only "qualified consideration" for his or her stock, which is defined to include cash, shares of stock of any institution or corporation which at the effective date of the merger will be listed on a national securities exchange or quoted on the Nasdaq National Market or any combination of such shares of stock and cash.

     Under Delaware law, appraisal rights are available for the shares of any class or series of stock of a corporation that is a party to a merger or consolidation, other than a merger of a parent corporation and a 90% or more owned subsidiary. However, stockholders generally will not have appraisal rights if the corporation's stock is listed on a national securities exchange or the Nasdaq National Market or is held of record by more than 2,000 holders, or if stockholder approval is not required by Delaware law for the corporate action.

     AMENDMENT OF GOVERNING INSTRUMENTS. No amendment of the Bank's Federal Stock Charter may be made unless it is first proposed by the Board of Directors of the Bank, then preliminarily approved by the OTS, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. The Holding Company's Certificate of Incorporation may be amended by the vote of the holders of a majority of the outstanding shares of Holding Company Common stock, except that the provisions of the Certificate of Incorporation governing certain matters may not be repealed, altered, amended or rescinded except by the vote of the holders of at least 80% of the outstanding shares of the Holding Company. See "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY -- Anti-takeover Provisions -- Amendment of Certificate of Incorporation and Bylaws."

     The Bylaws of the Bank may be amended by a majority vote of the full Board of Directors of the Bank or by a majority vote of the votes cast by the stockholders of the Bank at any legal meeting. The Holding Company's Bylaws may only be amended by a majority vote of the Board of Directors of the Holding Company or by the holders of at least 80% of the outstanding stock by the Holding Company.


              RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY

     The following discussion is a summary of certain provisions of federal law and regulations and Delaware corporate law, as well as the Certificate of Incorporation and Bylaws of the Holding Company, relating to stock ownership and transfers, the Board of Directors and business combinations, all of which may be deemed to have "anti-takeover" effects. The description of these provisions is necessarily general and reference should be made to the actual law and regulations and to the Certificate of Incorporation and Bylaws of the Holding Company contained in the Registration Statement filed with the SEC. See "ADDITIONAL INFORMATION" as to how to obtain a copy of these documents.

CONVERSION REGULATIONS

     OTS regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution (or its holding company) from another person prior to completion of its conversion. Further, without the prior written approval of the OTS, no person may make such an offer or announcement of an offer to purchase shares or actually acquire shares in the converting institution (or its holding company) for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, that person would become the beneficial owner of more than 10% of the outstanding stock of the institution (or its holding company). The OTS has defined "person" to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to an association (or its holding company) or an underwriter or member of a selling group acting on the converting institution's (or its holding company's) behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution (or its holding company) or who controls more than 10% of the outstanding shares or voting rights of a converting or converted institution (or its holding company).

CHANGE OF CONTROL REGULATIONS

     Under the Change in Bank Control Act, no person may acquire control of an insured federal savings and loan association or its parent holding company unless the OTS has been given 60 days' prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, OTS regulations provide that no company may acquire control of a savings association without the prior approval of the OTS. Any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation by the OTS.

     Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the savings association's directors, or a determination by the OTS that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings association's voting stock, if the acquiror also is subject to any one of eight "control factors," constitutes a rebuttable determination of control under the regulations. Such control factors include the acquiror being one of the two largest stockholders. The determination of control may be rebutted by submission to the OTS, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings association's stock must file with the OTS a certification form that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the OTS, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group "acting in concert" exists, including presumed action in concert among members of an "immediate family."

     The OTS may prohibit an acquisition of control if it finds, among other things, that (i) the acquisition would result in a monopoly or substantially lessen competition, (ii) the financial condition of the acquiring person might jeopardize the financial stability of the institution, or (iii) the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.

ANTI-TAKEOVER PROVISIONS

     A number of provisions of the Holding Company's Certificate of Incorporation and Bylaws deal with matters of corporate governance and certain rights of stockholders. The following discussion is a general summary of certain provisions of the Holding Company's Certificate of Incorporation and Bylaws and regulatory provisions relating to stock ownership and transfers, the Board of Directors and business combinations, which might be deemed to have a potential "anti-takeover" effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual Holding Company stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the incumbent Board of Directors or management of the Holding

Company more difficult. The following description of certain of the provisions of the Certificate of Incorporation and Bylaws of the Holding Company is necessarily general and reference should be made in each case to such Certificate of Incorporation and Bylaws, which are incorporated herein by reference. See "ADDITIONAL INFORMATION" as to where to obtain a copy of these documents.

     LIMITATION ON VOTING RIGHTS. The Certificate of Incorporation of the Holding Company provides that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of common stock (the "Limit") be entitled or permitted to any vote in respect of the shares held in excess of the Limit, unless permitted by a resolution adopted by a majority of the board of directors. Beneficial ownership is determined pursuant to Rule 13d-3 of the General Rules and Regulations of the Exchange Act and includes shares beneficially owned by such person or any of his or her affiliates (as defined in the Certificate of Incorporation), shares which such person or his or her affiliates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and his or her affiliates have or share investment or voting power, but shall not include shares beneficially owned by the ESOP or directors, officers and employees of the Bank or Holding Company or shares that are subject to a revocable proxy and that are not otherwise beneficially, or deemed by the Holding Company to be beneficially, owned by such person and his or her affiliates.

     BOARD OF DIRECTORS. The Board of Directors of the Holding Company is divided into three classes, each of which shall contain approximately one-third of the whole number of the members of the Board. The members of each class shall be elected for a term of three years, with the terms of office of all members of one class expiring each year so that approximately one-third of the total number of directors are elected each year. The Certificate of Incorporation provides that any vacancy occurring in the Board, including a vacancy created by an increase in the number of directors, shall be filled by a vote of two-thirds of the directors then in office and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires. The classified Board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of the Holding Company. The Certificate of Incorporation of the Holding Company provides that a director may be removed from the Board of Directors prior to the expiration of his or her term only for cause and only upon the vote of 80% of the outstanding shares of voting stock. In the absence of this provision, the vote of the holders of a majority of the shares could remove the entire Board, but only with cause, and replace it with persons of such holders' choice.

     CUMULATIVE VOTING, SPECIAL MEETINGS AND ACTION BY WRITTEN CONSENT. The Certificate of Incorporation does not provide for cumulative voting for any purpose. Moreover, the Certificate of Incorporation provides that special meetings of stockholders of the Holding Company may be called only by the Board of Directors of the Holding Company and that stockholders may take action only at a meeting and not by written consent.

     AUTHORIZED SHARES. The Certificate of Incorporation authorizes the issuance of 25,000,000 shares of common stock and 1,000,000 shares of preferred stock. The shares of common stock and preferred stock were authorized in an amount greater than that to be issued in the conversion to provide the Holding Company's Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits, restricted stock grants and the exercise of stock options. However, these additional authorized shares may also be used by the Board of Directors, consistent with fiduciary duties, to deter future attempts to gain control of the Holding Company. The Board of Directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks control of the Holding Company, and thereby assist members of management to retain their positions. The Holding Company's Board currently has no plans for the issuance of additional shares, other than the issuance of shares of common stock in connection with its stock benefit plans.

     STOCKHOLDER VOTE REQUIRED TO APPROVE CERTAIN BUSINESS COMBINATIONS. The Certificate of Incorporation requires the approval of the holders of at least 80% of the Holding Company's outstanding shares of voting stock to approve certain "Business Combinations" (as defined therein) involving a "Related Person" (as defined therein) except in cases where the proposed transaction has been approved in advance by a majority of those members of the Holding Company's Board of Directors who are unaffiliated with the Related Person and were directors prior to the time when the Related Person became a Related Person.
The term "Related Person" is defined to include any individual, corporation, partnership or other entity (other than the Holding Company or its subsidiary) which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of the Holding Company or an affiliate of such person or entity. This provision of the Certificate of Incorporation applies to any "Business Combination," which is defined to include: (i) any merger or consolidation of the Holding Company with or into any Related Person;
(ii) any sale, lease, exchange, mortgage, transfer, or other disposition of 25% or more of the assets of the Holding Company or combined assets of the Holding Company and its subsidiaries to a Related Person; (iii) any merger or consolidation of a Related Person with or into the Holding Company or a subsidiary of the Holding Company; (iv) any sale, lease, exchange, transfer, or other disposition of 25% or more of the assets of a Related Person to the Holding Company or a subsidiary of the Holding Company; (v) the issuance of any securities of the Holding Company or a subsidiary of the Holding Company to a Related Person; (vi) the acquisition by the Holding Company or a subsidiary of the Holding Company of any securities of a Related Person; (vii) any reclassification of common stock of the Holding Company or any recapitalization involving the common stock of the Holding Company; or (viii) any agreement or other arrangement providing for any of the foregoing.

     Under Delaware law, absent this provision, business combinations, including mergers, consolidations and sales of substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of a majority of the outstanding shares of common stock of the Holding Company and any other affected class of stock. One exception under Delaware law to the majority approval requirement applies to stockholders owning 15% or more of the common stock of a corporation for a period of less than three years.
Such 15% stockholder, in order to obtain approval of a business combination, must obtain the approval of two-thirds of the outstanding stock, excluding the stock owned by such 15% stockholder, or satisfy other requirements under Delaware law relating to board of director approval of his or her acquisition of the shares of the Holding Company. The increased stockholder vote required to approve a business combination may have the effect of foreclosing mergers and other business combinations which a majority of stockholders deem desirable and placing the power to prevent such a merger or combination in the hands of a minority of stockholders.

     AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS. Amendments to the Holding Company's Certificate of Incorporation must be approved by a majority vote of its Board of Directors and also by a majority of the outstanding shares of its voting stock, provided, however, that an affirmative vote of at least 80% of the outstanding voting stock entitled to vote (after giving effect to the provision limiting voting rights) is required to amend or repeal certain provisions of the Certificate of Incorporation, including the provision limiting voting rights, the provisions relating to approval of certain business combinations, calling special meetings, the number and classification of directors, director and officer indemnification by the Holding Company and amendment of the Holding Company's Bylaws and Certificate of Incorporation. The Holding Company's Bylaws may be amended by its Board of Directors, or by a vote of 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.

     STOCKHOLDER NOMINATIONS AND PROPOSALS. The Certificate of Incorporation of the Holding Company requires a stockholder who intends to nominate a candidate for election to the Board of Directors, or to raise new business at a stockholder meeting to give not less than 30 nor more than 60 days' advance notice to the Secretary of the Holding Company. The notice provision requires a stockholder who desires to raise new business to provide certain information to the Holding Company concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide the Holding Company with certain information concerning the nominee and the proposing stockholder.

     PURPOSE AND TAKEOVER DEFENSIVE EFFECTS OF THE HOLDING COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS. The Board of Directors of the Association believes that the provisions described above are prudent and will reduce the Holding Company's vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by its Board of Directors. These provisions will also assist the Holding Company and the Association in the orderly deployment of the conversion proceeds into productive assets during the initial period after the conversion. The Board of Directors believes these provisions are in the best interest of the Bank and the Holding Company and its stockholders. In the judgment of the Board of Directors, the Holding Company's Board will be in the best position to determine the true value of the Holding Company and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, the Board of Directors believes that it is in the best interest of the Holding Company and its stockholders to encourage potential acquirors to negotiate directly with the Board of Directors of the Holding Company and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of the Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of the Holding Company and that is in the best interest of all stockholders.

     Attempts to acquire control of financial institutions and their holding companies have recently become increasingly common. Takeover attempts that have not been negotiated with and approved by the Board of Directors present to stockholders the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of the Holding Company for its stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of the Holding Company's assets.

     An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above the current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive the Holding Company's remaining stockholders of benefits of certain protective provisions of the Exchange Act, if the number of beneficial owners became less than 300, thereby allowing for deregistration under the Exchange Act.

     Despite the belief of the Bank and the Holding Company as to the benefits to stockholders of these provisions of the Holding Company's Certificate of Incorporation and Bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by the Holding Company's Board, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also render the removal of the Holding Company's Board of Directors and of management more difficult. The Board of Directors of the Bank and the Holding Company, however, have concluded that the potential benefits outweigh the possible disadvantages.

     Following the conversion, pursuant to applicable law and, if required, following the approval by stockholders, the Holding Company may adopt additional anti-takeover charter provisions or other devices regarding the acquisition of its equity securities that would be permitted for a Delaware business corporation.

     The cumulative effect of the restriction on acquisition of the Holding Company contained in the Certificate of Incorporation and Bylaws of the Holding Company and in Federal and Delaware law may be to discourage potential takeover attempts and perpetuate incumbent management, even though certain stockholders of the Holding Company may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in their best interests.

              DESCRIPTION OF CAPITAL STOCK OF THE HOLDING COMPANY

GENERAL

     The Holding Company is authorized to issue 25,000,000 shares of common stock having a par value of $.01 per share and 1,000,000 shares of preferred stock having a par value of $.01 per share. Each share of the Holding Company's common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, in accordance with the Plan of Conversion, all such stock will be duly authorized, fully paid and nonassessable.

     THE COMMON STOCK OF THE HOLDING COMPANY WILL REPRESENT NONWITHDRAWABLE CAPITAL, WILL NOT BE AN ACCOUNT OF ANY TYPE, AND WILL NOT BE INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY.

COMMON STOCK

     DIVIDENDS. The Holding Company can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its Board of Directors. The payment of dividends by the Holding Company is subject to limitations which are imposed by law and applicable regulation. See "DIVIDEND POLICY" and "REGULATION." The holders of common stock of the Holding Company will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of the Holding Company out of funds legally available therefor. If the Holding Company issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

     STOCK REPURCHASES. The Plan of Conversion and OTS regulations place certain limitations on the repurchase of the Holding Company's capital stock. See "THE CONVERSION -- Restrictions on Repurchase of Stock" and "USE OF PROCEEDS."

     VOTING RIGHTS. The holders of common stock of the Holding Company will possess exclusive voting rights in the Holding Company. They will elect the Holding Company's Board of Directors and act on such other matters as are required to be presented to them under Federal law or as are otherwise presented to them by the Board of Directors. Except as discussed in "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY," each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If the Holding Company issues preferred stock, holders of preferred stock may also possess voting rights. Certain matters require a vote of 80% of the outstanding shares entitled to vote thereon. See "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

     As a federal stock savings bank, corporate powers and control of the Bank are vested in the Board of Directors, who elect the officers of the Bank and who fill any vacancies on the Board of Directors as it exists upon conversion. Subsequent to conversion, voting rights will be vested exclusively in the owners of the shares of capital stock of the Bank, all of which will be owned by the Holding Company, and voted at the direction of the Holding Company's Board of Directors. Consequently, the holders of the Holding Company's common stock will not have direct control of the Bank.

     LIQUIDATION. In the event of any liquidation, dissolution or winding up of the Bank, the Holding Company, as holder of the Bank's capital stock would be entitled to receive, after payment or provision for payment of all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders (see "THE CONVERSION"), all assets of the Bank available for distribution. In the event of liquidation, dissolution or winding up of the Holding Company, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of the Holding Company available for distribution. If the Holding Company issues preferred stock, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

     PREEMPTIVE RIGHTS. Holders of the common stock of the Holding Company will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

PREFERRED STOCK

     Preferred stock may be issued with such designations, powers, preferences and rights as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. None of the shares of the authorized preferred stock will be issued in the conversion and there are no plans to issue preferred stock.

RESTRICTIONS ON ACQUISITION

     Acquisitions of the Holding Company are restricted by provisions in its Certificate of Incorporation and Bylaws and by the rules and regulations of various regulatory agencies. See "REGULATION" and "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

EFFECT OF RECEIVERSHIP ON THE COMMON STOCK

     In the event of the receivership of the Bank, the FDIC, as receiver, shall, by operation of law, succeed to, among other things, all the rights, titles, powers and privileges of the Bank and its stockholder, the Holding Company. As provided by the procedures and priorities applicable to receiverships of the Savings institutions, the holders of the common stock would be entitled to receive any funds remaining after all depositors, creditors, other claimants (other than holders of stock ranking junior to or on a parity with the common stock) and administrative expenses are paid.

TRANSFER AGENT AND REGISTRAR

     Registrar and Transfer Company is the transfer agent and registrar for shares of the Common stock.


                           REGISTRATION REQUIREMENTS

     The Holding Company has registered the common stock with the SEC pursuant to Section 12(g) of the Exchange Act and will not deregister its common stock for a period of at least three years following the completion of the conversion. As a result of such registration, the proxy solicitation and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of the Exchange Act will apply.


                            LEGAL AND TAX OPINIONS

     The legality of the common stock has been passed upon for the Holding Company by Breyer & Aguggia LLP, Washington, D.C. The federal and Missouri tax consequences of the conversion have been opined upon by Breyer & Aguggia LLP. Breyer & Aguggia LLP has consented to the references herein to its opinions. Certain legal matters will be passed upon for Webb by Armstrong, Teasdale, Schlafly & Davis, St. Louis, Missouri.


                                    EXPERTS

     The consolidated financial statements of the Bank as of September 30, 1997 and 1996 and for each of the years in the three-year period ended September 30, 1997 have been included herein and in the Registration Statement in reliance upon the report of Deloitte & Touche LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     RP Financial has consented to the publication herein of the summary of its report to the Bank setting forth its opinion as to the estimated pro forma market value of the MHC and the Bank, as converted, and its letter with respect to subscription rights and to the use of its name and statements with respect to it appearing herein.

                             ADDITIONAL INFORMATION

     The Holding Company has filed with the SEC a Registration Statement on Form S-1 (File No. 333-_____) under the Securities Act with respect to the common stock offered in the conversion. This prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You may read and copy such information at the SEC's public reference room in Washington, D.C. You can request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Registration Statement also is available through the SEC's World Wide Web site on the Internet (http://www.sec.gov).

     The MHC has filed with the OTS an Application for Approval of Conversion, which includes proxy materials for the special meetings of the members of the MHC and the stockholders of the Bank. This prospectus omits certain information contained in such Application. The Application, including the proxy materials, exhibits and certain other information that are a part thereof, may be inspected, without charge, at the offices of the OTS, 1700 G Street, N.W., Washington, D.C. 20552 and at the office of the Regional Director of the OTS at the OTS Midwest Regional Office, 122 W. John Carpenter Freeway, Suite 600, Irving, Texas 75039.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
             PULASKI BANK, A FEDERAL SAVINGS BANK AND SUBSIDIARIES

                                                                          Page
                                                                          ----
Independent Auditors' Report...........................................    F-1

Consolidated Balance Sheets as of
 March 31, 1998 (unaudited) and September 30, 1997 and 1996............    F-2

Consolidated Statements of Operations for the
 Six Months Ended March 31, 1998 and 1997 (unaudited) and the
 Years Ended September 30, 1997, 1996 and 1995.........................     30

Consolidated Statements of Stockholders' Equity
 Six Months Ended March 31, 1998 (unaudited) and the
 Years Ended September 30, 1997, 1996 and 1995.........................    F-3

Consolidated Statements of Cash Flows for the
 Six Months Ended March 31, 1998 and 1997 (unaudited) and the
 Years Ended September 30, 1997, 1996 and 1995.........................    F-4

Notes to Consolidated Financial Statements.............................    F-6

                                *      *      *

     All schedules are omitted as the required information either is not applicable or is included in the Consolidated Financial Statements or related Notes.

     Separate financial statements for the MHC have not been included herein because the MHC has no material assets other than shares of Bank common stock (which will be canceled as part of the conversion) and no significant liabilities (contingent or otherwise), revenues or expenses, and has not engaged in any significant activities to date.

     Separate financial statements for the Holding Company have not been included herein because the Holding Company, which has engaged in only organizational activities to date, has no significant assets, liabilities (contingent or otherwise), revenues or expenses.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
  Pulaski Bank, A Federal Savings Bank:

We have audited the accompanying consolidated balance sheets of Pulaski Bank, A Federal Savings Bank and subsidiaries (the "Bank") as of September 30, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended September 30, 1997. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Bank as of September 30, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1997, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Bank changed its method of accounting for mortgage servicing rights, effective October 1, 1996, to conform with Statement of Financial Accounting Standards No. 122.


/s/ DELOITTE & TOUCHE LLP


St. Louis, Missouri
November 7, 1997

PULASKI BANK, A FEDERAL SAVINGS BANK AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
MARCH 31, 1998 (UNAUDITED) AND SEPTEMBER 30, 1997 AND 1996
-------------------------------------------------------------------------------

                                                                               March 31,             SEPTEMBER 30,
                                                                                 1998      --------------------------------
ASSETS                                                                        (Unaudited)         1997            1996

Cash and amounts due from depository institutions                             $  2,028,113    $  1,248,294    $  2,022,158
Federal funds sold and overnight deposits                                       12,000,000       5,000,000       7,000,000
                                                                              ------------    ------------    ------------
           Total cash and cash equivalents                                      14,028,113       6,248,294       9,022,158

Investment securities (market value $11,043,506, $16,071,484 and
  $14,966,800, respectively) (Note 2)                                           11,035,768      16,068,191      15,011,923
Mortgage-backed and related securities - at cost (market value
  $6,408,547, $6,647,107 and $7,645,805, respectively) (Note 3)                  6,119,764       6,361,708       7,424,060
Loans held for sale                                                             21,695,321      14,384,480       7,209,570
Loans receivable, net of allowance for loan losses of $664,422,
  $612,852 and $478,804, respectively (Notes 4 and 8)                          124,734,487     130,358,537     134,044,087
Federal Home Loan Bank stock - at cost                                           1,638,000       1,638,000       1,638,000
Real estate acquired in settlement of loans, net of allowance
  for losses of $9,221, $-0- and $38,725, respectively (Note 5)                     52,251                         133,436
Premises and equipment - net (Note 6)                                            1,733,323       1,808,809       1,700,064
Accrued interest receivable:
  Investment securities                                                             80,198         140,225         110,005
  Mortgage-backed securities                                                        46,834          49,468          58,696
  Loans                                                                            871,845         925,708         884,198
  Other                                                                              1,883             882           1,767
Other assets                                                                     1,591,098       1,434,430       1,574,303
                                                                              ------------    ------------    ------------

TOTAL                                                                         $183,628,885    $179,418,732    $178,812,267
                                                                              ============    ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
  Deposits (Note 7)                                                           $154,115,542    $148,672,221    $147,824,430
  Advances from Federal Home Loan Bank of Des Moines (Note 8)                    1,900,000       2,200,000       3,000,000
  Advance payments by borrowers for taxes and insurance (Note 4)                 1,552,170       3,113,093       3,055,223
  Accrued interest payable                                                         258,732         262,833         261,462
  Other liabilities                                                              1,153,491       1,312,695       2,166,745
                                                                              ------------    ------------    ------------
              Total liabilities                                                158,979,935     155,560,842     156,307,860
                                                                              ------------    ------------    ------------

COMMITMENTS AND CONTINGENCIES (Notes 12 and 13)

STOCKHOLDERS' EQUITY:
  Preferred stock - $1.00 par value per share, authorized 10,000,000 shares; none issued or outstanding
  Common stock - $1.00 par value per share, authorized 20,000,000 shares; 2,105,840, 2,094,800 shares and 2,094,000 shares
    issued and outstanding, respectively                                         2,105,840       2,094,800       2,094,000
  Additional paid-in capital                                                     5,255,358       5,132,238       5,117,826
  Unearned MRDP shares (Note 11)                                                  (101,200)       (128,800)       (184,000)
  Retained earnings, substantially restricted (Note 10)                         17,388,952      16,759,652      15,476,581
                                                                              ------------    ------------    ------------
          Total stockholders' equity                                            24,648,950      23,857,890      22,504,407
                                                                              ------------    ------------    ------------

TOTAL                                                                         $183,628,885    $179,418,732    $178,812,267
                                                                              ============    ============    ============

See accompanying notes to the consolidated financial statements.

PULASKI BANK, A FEDERAL SAVINGS BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
SIX MONTHS ENDED MARCH 31, 1998 (UNAUDITED) AND YEARS ENDED
SEPTEMBER 30, 1997, 1996 AND 1995
-------------------------------------------------------------------------------

                                                                             UNEARNED
                                                                            MANAGEMENT
                                                                            RECOGNITION
                                    NUMBER OF                ADDITIONAL         AND
                                     SHARES       COMMON       PAID-IN      DEVELOPMENT       RETAINED
                                   OUTSTANDING     STOCK       CAPITAL      PLAN SHARES       EARNINGS        TOTAL
BALANCE,
  OCTOBER 1, 1994                    2,070,000   $2,070,000   $4,865,826      $       -      $14,392,429    $21,328,255

  Award of Management
    Recognition and Development
    Plan shares                         24,000       24,000      252,000       (276,000)

  Amortization of Management
    Recognition and Development
    Plan shares                                                                  36,800                          36,800

  Dividends ($.80 per share)*                                                                   (494,400)      (494,400)

  Net income                                                                                   1,225,490      1,225,490
                                   -----------  -----------  -----------    -----------     ------------    -----------

BALANCE,
  SEPTEMBER 30, 1995                 2,094,000    2,094,000    5,117,826       (239,200)      15,123,519     22,096,145

  Amortization of Management
    Recognition and Development
    Plan shares                                                                  55,200                          55,200

  Dividends ($0.85 per share)*                                                                  (530,400)      (530,400)

  Net income                                                                                     883,462        883,462
                                   -----------  -----------  -----------    -----------     ------------    -----------

BALANCE,
  SEPTEMBER 30, 1996                 2,094,000    2,094,000    5,117,826       (184,000)      15,476,581     22,504,407

  Stock option exercised                   800          800       14,412                                         15,212

  Amortization of Management
    Recognition and Development
    Plan shares                                                                  55,200                          55,200

  Dividends ($1.03 per share)*                                                                  (639,820)      (639,820)

  Net income                                                                                   1,922,891      1,922,891
                                   -----------  -----------  -----------    -----------     ------------    -----------

BALANCE,
  SEPTEMBER 30, 1997                 2,094,800    2,094,800    5,132,238       (128,800)      16,759,652     23,857,890

  Dividends ($.55 per share)*                                                                   (347,254)      (347,254)

  Stock options exercised               11,040       11,040      123,120                                        134,160

  Amortization of management
    recognition and development
    plan shares                                                                  27,600                          27,600

  Net income                                                                                     976,553        976,553
                                   -----------  -----------  -----------    -----------     ------------    -----------

BALANCE, MARCH 31, 1998              2,105,840   $2,105,840   $5,255,358      $(101,200)     $17,388,951    $24,648,949
                                   ===========  ===========  ===========    ===========     ============    ===========

*Pulaski Bancshares, M.H.C. ("Holding Company"), which owns 1,470,000 shares of stock in the Bank, waived receipt thereby reducing the actual dividend payment to the amounts shown above.

See accompanying notes to consolidated financial statements.

PULASKI BANK, A FEDERAL SAVINGS BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED MARCH 31, 1998 AND 1997 (UNAUDITED) AND YEARS ENDED
SEPTEMBER 30, 1997, 1996 AND 1995
-------------------------------------------------------------------------------


                                                             SIX MONTHS ENDED
                                                                 MARCH 31,                   YEARS ENDED SEPTEMBER 30,
                                                        ---------------------------   ----------------------------------------
                                                           1998            1997            1997         1996          1995
                                                                 (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                             $    976,553  $    894,413   $  1,922,891  $    883,462  $  1,225,490
                                                         ------------  ------------   ------------  ------------  ------------

  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
    Depreciation, amortization and accretion:
      Premises and equipment                                  141,055       125,315        270,254       206,205       233,911
      Management Recognition and Development Plan
        stock awards                                           27,600        27,600         55,200        55,200        36,800
      Loan fees, discounts and premiums - net                 (58,337)     (110,177)      (228,781)     (236,288)      (27,355)
    Provision for loan losses                                  69,523        18,481        169,176        64,700       151,358
    Provision for losses on real estate acquired in
      settlement of loans                                      15,998        14,723         14,653        50,023       133,627
    Gains on sales of real estate acquired in
     settlement
      of loans                                                              (15,676)        (4,694)      (44,447)      (24,745)
    Originations of loans for sale to
      correspondent lenders                               (58,639,358)  (29,537,786)   (70,365,167)  (59,795,458)  (36,848,195)
    Proceeds from sales of loans to
      correspondent lenders                                51,609,255    27,450,555     63,598,438    56,063,054    36,160,662
    Gains on sales of loans                                  (280,738)     (157,043)      (408,180)     (214,054)      (66,662)
    Deferred taxes                                             11,526       241,787        435,066      (562,061)      (37,244)
    Changes in other assets and liabilities                  (215,976)   (1,239,455)    (1,231,160)    1,132,706      (577,729)
                                                         ------------  ------------   ------------  ------------  ------------

          Net adjustments                                  (7,319,452)   (3,181,676)    (7,695,195)   (3,280,420)     (865,572)
                                                         ------------  ------------   ------------  ------------  ------------
          Net cash (used in) provided by
            operating activities                           (6,342,899)   (2,287,263)    (5,772,304)   (2,396,958)      359,918
                                                         ------------  ------------   ------------  ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from maturities of investment securities        13,545,000     7,500,000     13,500,000     5,997,700     3,000,000
  Purchases of investment securities and Federal           (8,412,722)  (11,023,826)
    Home Loan Bank stock                                                               (14,333,318)  (15,320,866)   (1,658,600)
  Principal payments received on mortgage-backed
   and related securities                                     242,998       556,831      1,070,115     2,022,252     2,244,310
  Loan purchases                                                                                                      (261,000)
  Loan repayments - net                                     5,397,604     5,047,984      3,511,481    14,164,754     7,888,888
  Proceeds from sales of real estate acquired in
    settlement of loans                                        46,103        58,936        126,436       475,479     1,333,000
  Net additions to premises and equipment                     (65,569)     (199,140)      (378,999)     (392,410)      (83,891)
                                                         ------------  ------------   ------------  ------------  ------------

          Net cash provided by investing activities        10,753,414     1,940,785      3,495,715     6,946,909    12,462,707
                                                         ------------  ------------   ------------  ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in deposits                    $  5,443,321     1,860,270        847,891    (3,680,444)   (1,323,191)
  Proceeds from Federal Home Loan Bank advances                                                                      1,000,000
  Repayment of Federal Home Loan Bank advances               (300,000)     (800,000)      (800,000)   (2,000,000)   (8,000,000)
  Net increase (decrease) in advance payments by
    borrowers for taxes and insurance                      (1,560,923)   (1,642,189)        79,442      (198,698)      (60,331)
  Common stock issued under Stock Option Plan and
    related tax benefit                                       134,160                       15,212
  Dividends declared on common stock                         (347,254)     (312,000)      (639,820)     (530,400)     (494,400)
                                                         ------------  ------------   ------------  ------------  ------------

          Net cash used in financing activities             3,369,304      (893,919)      (497,275)   (6,409,542)   (8,877,922)
                                                         ------------  ------------   ------------  ------------  ------------
                                                                                                                   (Continued)

PULASKI BANK, A FEDERAL SAVINGS BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED MARCH 31, 1998 AND 1997 (UNAUDITED) AND YEARS ENDED
SEPTEMBER 30, 1997, 1996 AND 1995
-------------------------------------------------------------------------------


                                                             SIX MONTHS ENDED
                                                                 MARCH 31,                   YEARS ENDED SEPTEMBER 30,
                                                        ---------------------------   ----------------------------------------
                                                           1998            1997            1997         1996          1995
                                                                 (UNAUDITED)

NET (DECREASE) INCREASE IN CASH AND CASH
  EQUIVALENTS                                            $  7,779,819  $ (1,240,397)  $ (2,773,864) $ (1,859,591) $  3,944,703

CASH AND CASH EQUIVALENTS, BEGINNING OF
  YEAR                                                      6,248,294     9,022,158      9,022,158    10,881,749     6,937,046
                                                         ------------  ------------   ------------  ------------  ------------

CASH AND CASH EQUIVALENTS, END OF YEAR                   $ 14,028,113  $  7,781,761   $  6,248,294  $  9,022,158  $ 10,881,749
                                                         ============  ============   ============  ============  ============

ADDITIONAL DISCLOSURES OF CASH FLOW
  INFORMATION:
  Cash paid during the year for:
    Interest on deposits                                 $  3,480,848  $  3,396,361   $  6,822,800  $  6,884,066  $  6,352,107
    Interest on advances from the
      Federal Home Loan Bank                                   69,230        90,983        160,594       187,239       468,983
    Income taxes                                              690,814       106,190        486,190       930,000       537,472

NONCASH INVESTING ACTIVITIES:
  Real estate acquired in settlement of loans                 114,352         5,138          2,959       277,590     1,425,003
  Loans securitized                                         7,006,517     4,091,086     10,188,257     6,220,945     1,587,396
  Award of Management Recognition and Development
    Plan shares                                                                                                        276,000

                                                                                                                   (Concluded)

See accompanying notes to the consolidated financial statements.

PULASKI BANK, A FEDERAL SAVINGS BANK AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
SIX MONTHS ENDED MARCH 31, 1998 AND 1997 (UNAUDITED) AND
YEARS ENDED SEPTEMBER 30, 1997, 1996 AND 1995
--------------------------------------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Pulaski Bank, A Federal Savings Bank (the "Bank") was founded in 1922 as a Missouri chartered savings and loan association and is headquartered in St. Louis County, Missouri. Pursuant to a Plan of Reorganization and Stock Issuance in Connection with Formation of a Mutual Holding Company adopted by the Bank's Board of Directors on November 17, 1993, and subsequently amended, the Bank reorganized as the Missouri chartered capital stock savings and loan association subsidiary of Pulaski Bancshares, M.H.C. ("Holding Company"), a Federally-chartered mutual holding company ("Reorganization"). The Reorganization was completed on May 11, 1994 through the issuance by the Bank of 2,070,000 shares of common stock, of which 1,470,000 shares were issued to the Holding Company and 600,000 shares were issued to depositors and borrowers of the Bank.

   On May 10, 1995, the Bank received conditional approval from the Office of Thrift Supervision ("OTS") to convert from a Missouri-chartered stock savings and loan association to a Federally-chartered stock savings bank. The charter conversion was conditioned upon the approval of the Bank's minority stockholders (other than Pulaski Bancshares, M.H.C.). At a special meeting of Stockholders held June 19, 1995, the charter conversion was approved by the stockholders and became effective. The Bank changed its name to "Pulaski Bank, A Federal Savings Bank" as part of the charter conversion.

   The accounting and reporting policies and practices of the Bank and subsidiaries conform to generally accepted accounting principles and to prevailing practices within the thrift industry. A summary of the Bank's significant accounting policies follows:

   UNAUDITED INTERIM FINANCIAL STATEMENTS - The interim consolidated financial statements as of March 31, 1998 and for the six months ended March 31, 1998 and 1997 and the related footnote information are unaudited. Such unaudited interim financial statements have been prepared in accordance with the requirements for presentation of interim financial statements and are in accordance with generally accepted accounting principles. In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position as of March 31, 1998 and the results of operations and cash flows for the six month periods ended March 31, 1998 and 1997. The results of operations for the six months ended March 31, 1998 are not necessarily indicative of results that may be expected for any other interim period or for the full year.

   NATURE OF OPERATIONS - The Bank is a community-oriented financial institution that provides traditional financial services through the operation of five full service branches within St. Louis City and County. The Bank is engaged primarily in the business of attracting deposits from the general public and using these and other funds to originate one- to four-family residential mortgage loans within the Bank's lending market area. The Bank is an approved lender/servicer for the Federal Housing Administration ("FHA") and the Veterans Administration ("VA"), as well as for the Missouri Housing Development Commission (a government agency established to provide home buying opportunities for lower income first time home buyers) ("MHDC"). The Bank is also an approved seller/servicer for the Government National Mortgage Association ("GNMA").

   PRINCIPLES OF CONSOLIDATION - The accompanying consolidated financial statements include the accounts of Pulaski Bank, A Federal Savings Bank, its wholly-owned subsidiary Pulaski Service Corporation and Pulaski Service Corporation's wholly-owned subsidiary Pulaski Real Estate Co. All significant intercompany balances and transactions have been eliminated. Pulaski Real Estate Co. was liquidated and dissolved during the year ended September 30, 1997. This transaction did not have a significant impact on the consolidated financial statements.

   USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The provision for loan losses is a significant estimate reported within the financial statements.

   CASH EQUIVALENTS - For purposes of reporting cash flows, cash and cash equivalents include cash and amounts due from depository institutions, federal funds sold, and overnight deposits. Generally, federal funds are sold for a one-day period.

   INVESTMENT AND MORTGAGE-BACKED AND RELATED SECURITIES - Investment and mortgage-backed and related securities are classified as held-to-maturity and are stated at cost, adjusted for amortization of premiums and accretion of discounts, as management has both the intent and ability to hold them to maturity. Such premiums and discounts are amortized and accreted utilizing the level yield method. Gains and losses from sales are determined on a specific identification method. Effective October 1, 1994, the Bank adopted Statement of Financial Accounting Standards No. 115, Accounting for Certain Debt and Equity Securities. All investments and mortgage-backed securities were classified as held-to-maturity.

   LOANS HELD FOR SALE - Loans held for sale are covered by investor commitments and generally sold servicing released. Accordingly, market values for such loans are based on commitment prices. Gains or losses on loan sales are recognized at the time of sale and are determined by the difference between net sales proceeds and the principal balance of the loans sold, adjusted for net deferred loan fees. Loan origination and commitment fees, net of certain direct loan origination costs, are deferred until the sale of the loan.

   LOANS - Loans are stated at the principal amounts outstanding adjusted for premiums and discounts. Premiums and discounts are amortized and accreted using the level yield method.

   Interest on loans is accrued based upon the principal amounts outstanding. The Bank's policy is to discontinue the accrual of interest income on any loan when, in the opinion of management, there is reasonable doubt as to the timely collectibility of interest or principal. Non-accrual loans are returned to accrual status when, in the opinion of management, the financial position of the borrower indicates there is no longer any reasonable doubt as to the timely collectibility of interest or principal.

   Loan origination and commitment fees, net of certain direct loan origination costs, are deferred and amortized to interest income using the level yield method.

   ALLOWANCE FOR LOAN LOSSES - The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations which may affect the borrower's ability to repay, the estimated value of any underlying collateral and current economic conditions.

   REAL ESTATE ACQUIRED IN SETTLEMENT OF LOANS - Real estate acquired in settlement of loans is initially recorded on an individual asset basis at the lower of (1) fair value minus estimated cost to sell or (2) cost, with any writedown charged to the allowance for loan losses. If, subsequent to foreclosure, the fair value of the real estate acquired through foreclosure is determined to have declined based upon periodic evaluations by management, valuation allowances are established through a charge to income. Subsequent increases in the fair value are recorded through a reversal of the valuation allowance, but not below zero. Costs relating to the development or improvement of real estate owned are capitalized, whereas those relating to holding and maintaining the property are charged to expense.

   PREMISES AND EQUIPMENT - Premises and equipment are stated at cost, less accumulated depreciation. Depreciation charged to operations is primarily computed utilizing the straight-line method over the estimated useful lives of the related assets. Estimated lives range from 3 to 45 years for buildings and improvements and 5 to l0 years for furniture and equipment.

   INCOME TAXES - Deferred income taxes are determined using an asset or liability approach that requires the recognition of deferred tax assets or liabilities based upon temporary differences in the tax basis of an asset or liability and its related financial statement balance. The deferred tax asset or liability is calculated using the enacted tax rates expected to apply in the period in which the deferred asset or liability is expected to be settled or realized.

   EARNINGS PER SHARE - Basic earnings per share are determined by dividing net income for the period by the weighted average number of common shares. Diluted earnings per share considers the effects of dilution of earnings after consideration of the stock options outstanding under the Bank's Stock Option Plan.

   A summary of the weighted average number of shares and weighted average number of shares and common equivalent shares follows:


                            SIX MONTHS
                          ENDED MARCH 31,          YEARS ENDED SEPTEMBER 30,
                      ----------------------  ----------------------------------
                         1998        1997        1997        1996        1995
Weighted average
  number of shares     2,097,509   2,094,092   2,094,092   2,094,000   2,086,833

Common equivalent
  shares                  33,444      11,475      16,860       8,874       9,218
                       ---------   ---------   ---------   ---------   ---------

Weighted average
  number of shares
  and common
  equivalent shares    2,130,953   2,105,567   2,110,860   2,102,874   2,096,051
                       =========   =========   =========   =========   =========

   MORTGAGE SERVICING RIGHTS - On October 1, 1996, the Bank adopted the provisions of Statement of Financial Accounting Standards No. 122, Accounting for Mortgage Servicing Rights ("SFAS 122"). Effective December 31, 1996, SFAS 122 was superseded by Statement of Financial Accounting

   Standards No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities ("SFAS 125"). SFAS 125 did not materially change the accounting of mortgage servicing rights under SFAS 122 but provided a broader umbrella on the accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities.

   For the six months ended March 31, 1998 and 1997 and for the year ended September 30, 1997, approximately $119,000, $92,000 and $194,000 of mortgage servicing rights were capitalized, respectively. The fair value of the mortgage servicing rights were based upon the present value of estimated expected future cash flows valuation technique and in some instances fair value. The discount rate utilized was commensurate with the risks inherent in the portfolio and the average portfolio life was based upon relative industry statistics and the Bank's historic prepayment rate. The cost of mortgage servicing rights is amortized in proportion to, and over the period of estimated net servicing revenues. Impairment of mortgage servicing rights is assessed based on the fair value of the rights. A valuation allowance has not been established as the amortized cost approximates fair value.

   RECLASSIFICATIONS - Certain amounts included in the 1995, 1996 and 1997 consolidated financial statements have been reclassified to conform to the 1998 presentation.

2. INVESTMENT SECURITIES

   Investment securities are summarized as follows:

                                                MARCH 31, 1998 (UNAUDITED)
                                  ---------------------------------------------------
                                                   GROSS       GROSS
                                    AMORTIZED    UNREALIZED  UNREALIZED     MARKET
                                       COST        GAINS       LOSSES        VALUE
U.S. Government and Agency
  debt obligations                 $11,035,768     $18,985    $(11,247)   $11,043,506
                                  ============    ========    ========   ============

Weighted average rate at end
  of period                               5.81%
                                  ============

                                                   SEPTEMBER 30, 1997
                                  ---------------------------------------------------
                                                    GROSS      GROSS
                                    AMORTIZED    UNREALIZED  UNREALIZED     MARKET
                                       COST         GAINS      LOSSES        VALUE
U.S. Government and Agency debt
  obligations                      $16,068,191     $27,288   $(23,995)    $16,071,484
                                  ============    ========   ==========  ============

Weighted average rate at end of
  period                                  5.88%
                                  ============

                                                   SEPTEMBER 30, 1996
                                  ---------------------------------------------------------
                                                   GROSS       GROSS
                                   AMORTIZED    UNREALIZED   UNREALIZED     MARKET
                                      COST         GAINS       LOSSES        VALUE

Bankers acceptances                $   490,725    $    -     $      -     $   490,725
U.S. Government and Agency debt
  obligations                       14,521,198     2,381      (47,504)     14,476,075
                                   -----------   -------    ---------     -----------

                                   $15,011,923    $2,381     $(47,504)    $14,966,800
                                   ===========   =======    =========     ===========

Weighted average rate at end of
  period                                  5.74%
                                   ===========


   The amortized cost and market values of debt securities by contractual maturity, are as follows:


                        AT MARCH 31, 1998         AT SEPTEMBER 30, 1997
                   --------------------------  ---------------------------
                     AMORTIZED      MARKET       AMORTIZED       MARKET
TERM TO MATURITY       COST          VALUE         COST           VALUE
Less than 1 year    $ 4,736,533   $ 4,732,881   $ 9,403,409    $ 9,383,935
1 year - 5 years      6,299,235     6,310,625     6,664,782      6,687,549
                    -----------   -----------   -----------    -----------

          Total     $11,035,768   $11,043,506   $16,068,191    $16,071,484
                    ===========   ===========   ===========    ===========


3. MORTGAGE-BACKED AND RELATED SECURITIES

   Mortgage-backed and related securities are summarized as follows:

                                                      MARCH 31, 1998 (UNAUDITED)
                                         ----------------------------------------------------
                                                          GROSS         GROSS
                                          AMORTIZED     UNREALIZED   UNREALIZED     MARKET
                                             COST         GAINS        LOSSES        VALUE
Federal Home Loan Mortgage
  Corporation pass-through
  certificates                            $  884,471     $ 59,922       $   -      $  944,393
Government National Mortgage
  Association pass-through
  securities                               4,187,394      203,073                   4,390,467
Collateralized mortgage obligations        1,047,899       25,788                   1,073,687
                                          ----------     --------      ------      ----------

          Total                           $6,119,764     $288,783       $   -      $6,408,547
                                          ==========     ========      ======      ==========

Weighted average rate at end of period          8.23%
                                          ==========


   At March 31, 1998, the Federal Home Loan Mortgage Corporation pass-through certificates were all fixed rate with a weighted average yield of 9.57%. The Government National Mortgage Association pass-through securities consisted of $3,601,784 at fixed rates and $585,610 at variable rates with a weighted average yield of 8.36%. The collateralized mortgage obligations consisted of $1,047,899 at variable rates with a weighted average yield of 6.57% with weighted average lives of 4.35 years.

                                                         SEPTEMBER 30, 1997
                                        ---------------------------------------------------
                                                         GROSS         GROSS
                                         AMORTIZED     UNREALIZED   UNREALIZED     MARKET
                                            COST         GAINS        LOSSES        VALUE
Federal Home Loan Mortgage
  Corporation pass-through
  certificates                           $  997,968     $ 63,756      $   -      $1,061,724
Government National Mortgage
  Association pass-through
  securities                              4,308,192      193,812                  4,502,004
Collateralized mortgage obligations       1,055,548       28,125       (294)      1,083,379
                                         ----------     --------      -----      ----------

          Total                          $6,361,708     $285,693      $(294)     $6,647,107
                                         ==========     ========      =====      ==========

Weighted average rate at end of period         8.24%
                                         ==========

   At September 30, 1997, the Federal Home Loan Mortgage Corporation pass-through certificates were all fixed rate with a weighted average yield of 9.56%. The Government National Mortgage Association pass-through securities consisted of $3,680,894 at fixed rates and $627,298 at variable rates with a weighted average yield of 8.35%. The collateralized mortgage obligations consisted of $1,055,548 at variable rates with a weighted average yield of 6.53% with weighted average lives of 5.22 years.

                                                         SEPTEMBER 30, 1996
                                        ---------------------------------------------------
                                                         GROSS        GROSS
                                         AMORTIZED     UNREALIZED   UNREALIZED     MARKET
                                            COST         GAINS        LOSSES        VALUE
Federal Home Loan Mortgage
  Corporation pass-through
  certificates                           $1,231,675     $ 74,737    $      -     $1,306,412
Government National Mortgage
  Association pass-through
  securities                              4,682,284      130,772      (8,819)     4,804,237
Collateralized mortgage obligations       1,498,015       26,259      (1,204)     1,523,070
Other                                        12,086                                  12,086
                                         ----------     --------    --------     ----------

          Total                          $7,424,060     $231,768    $(10,023)    $7,645,805
                                         ==========     ========    ========     ==========

Weighted average rate at end of period         8.17%
                                         ==========

4. LOANS RECEIVABLE

   Loans receivable are summarized as follows:

                                                                    SEPTEMBER 30,
                                           MARCH 31, 1998   -----------------------------
                                             (UNAUDITED)         1997            1996
Loans secured by residential real estate:
  Conventional                              $107,972,923     $113,959,269    $117,583,928
  FHA/VA                                       9,398,869       10,745,031      11,844,879
                                            ------------     ------------    ------------

                                             117,371,792      124,704,300     129,428,807

Commercial real estate loans                     612,096        2,120,129       3,452,282
Consumer loans                                 7,251,034        4,051,414       1,627,524
                                            ------------     ------------    ------------

                                             125,234,922      130,875,843     134,508,613
Less:
  Deferred loan (costs) fees                    (300,692)        (142,768)        (41,406)
  Loans-in-process                               136,705           47,222          27,128
  Allowance for loan losses                      664,422          612,852         478,804
                                            ------------     ------------    ------------

          Total                             $124,734,487     $130,358,537    $134,044,087
                                            ============     ============    ============

Weighted average rate at end of period              8.27%            8.34%           8.02%
                                            ============     ============    ============


   The adjustable rate loans have interest rate adjustment limitations and are generally indexed to the one year Constant Maturity U.S. Treasury rate. Future market factors may affect the correlation of the interest rate adjustment with the rates the Bank pays on the short-term deposits that have been primarily utilized to fund these loans.

   The Bank has granted loans to officers, directors and employees. Changes in loans to officers, directors and employees are summarized as follows:

   Balance, October 1, 1995                                        $  970,533
   Additions                                                           80,825
   Repayments and reclassifications                                  (389,314)
                                                                   ----------

   Balance, September 30, 1996                                        662,044
   Additions                                                          657,242
   Repayments and reclassifications                                  (316,420)
                                                                   ----------

   Balance, September 30, 1997                                      1,002,866
   Additions                                                          560,315
   Repayments and reclassifications                                  (268,383)
                                                                   ----------

   Balance, March 31, 1998                                         $1,294,798
                                                                   ==========

   Activity in the allowance for loan losses for the six months ended March 31, 1998 and 1997 and for the years ended September 30, 1997, 1996 and 1995 follows:

                                      SIX MONTHS ENDED MARCH 31,                    YEARS ENDED SEPTEMBER 30,
                                    -----------------------------        ---------------------------------------------
                                         1998            1997                 1997            1996            1995
    Balance, beginning of period         $612,852        $478,804             $478,804        $418,968       $ 477,319
    Provision charged to expense           69,523          18,481              169,176          64,700         151,358
    Charge-offs                           (23,180)        (42,487)             (43,915)        (17,057)       (257,980)
    Recoveries                              5,227           4,000                8,787          12,193          48,271
                                         --------        --------             --------        --------       ---------

    Balance, end of period               $664,422        $458,798             $612,852        $478,804       $ 418,968
                                         ========        ========             ========        ========       =========

   Nonaccrual loans for which interest has been reduced totaled approximately $404,000, $217,000, $51,000 and $214,000 at March 31, 1998 and September 30,
   1997, 1996 and 1995, respectively. Interest income recognized on impaired loans was not significant for the six months ended March 31, 1998 and 1997 or for the years ended September 30, 1997, 1996 and 1995. Similarly, the difference between interest that would have been recognized under the original terms of nonaccrual and renegotiated loans and interest actually recognized on such loans were not significant.

   At March 31, 1998, the Bank was servicing loans for others amounting to approximately $34,400,000. At September 30, 1997, 1996 and 1995, such loans approximated $28,972,000, $20,659,000 and $16,286,000, respectively.
   Servicing loans for others generally consists of collecting mortgage payments, maintaining escrow accounts, disbursing payments to investors and foreclosure processing. Loan servicing income is recorded on the accrual basis and includes servicing fees from investors and certain charges collected from borrowers. In connection with these loans serviced for others, the Bank held borrowers' escrow balances of $394,000, $294,000 and $247,000 at September 30, 1997, 1996 and 1995, respectively. Escrow balances at March 31, 1998 totaled $177,000.

   The Bank originates certain loans for resale to correspondent lenders. Loans sold to correspondent lenders during the six months ended March 31, 1998 and 1997 totaled $44.5 million and $23.4 million, respectively. During 1997, 1996 and 1995, the Bank sold whole loans to correspondent lenders totaling $53.4 million, $49.8 million and $34.6 million, respectively. The Bank also originates loans for sale to the MHDC. These loans are then pooled and securitized as GNMA mortgaged-backed securities and sold to MHDC. The Bank retains servicing of these loans. During the six months ended March 31, 1998 and 1997, the Bank securitized and sold loans to MHDC totaling $7.1 million and $4.1 million, respectively. During 1997, 1996 and 1995, the Bank securitized and sold loans to MHDC totaling $10.2 million, $6.3 million and $1.6 million.

5. REAL ESTATE ACQUIRED IN SETTLEMENT OF LOANS

   Real estate acquired in settlement of loans is summarized as follows:

                                                           SEPTEMBER 30,
                                              MARCH 31,  ------------------
                                                1998       1997      1996
       Acquired in settlement of loans         $61,472   $    -    $172,161
       Allowance for losses                     (9,221)             (38,725)
                                               -------   --------  --------

                 Total                         $52,251   $    -    $133,436
                                               =======   ========  ========

   Activity in the allowance for losses on real estate owned is summarized as follows:

                                           SIX MONTHS ENDED
                                               MARCH 31,                         YEARS ENDED SEPTEMBER 30,
                                      ---------------------------       -------------------------------------------
                                          1998           1997               1997           1996            1995
   Balance, beginning of period            $  -          $ 38,725           $ 38,725       $ 59,453        $ 21,843
   Provision charged to expense             15,998         14,723             14,653         50,023         133,627
   Charge-offs                              (6,777)       (41,038)           (53,378)       (70,751)        (96,017)
                                           -------       --------           --------       --------        --------

   Balance, end of period                  $ 9,221       $ 12,410           $   -          $ 38,725        $ 59,453
                                           =======       ========           ========       ========        ========

6. PREMISES AND EQUIPMENT

   Premises and equipment are summarized as follows:

                                                    MARCH 31,                 SEPTEMBER 30,
                                                   -----------     -----------------------------------
                                                    1998                 1997               1996
Land                                               $   439,886          $   439,886        $   439,886
Office buildings and improvements                    2,368,182            2,358,188          2,223,748
Furniture and equipment                              1,188,499            1,311,090          1,365,059
                                                   -----------          -----------        -----------
                                                     3,996,567            4,109,164          4,028,693
Less accumulated depreciation                       (2,263,244)          (2,300,355)        (2,328,629)
                                                   -----------          -----------        -----------

          Total                                    $ 1,733,323          $ 1,808,809        $ 1,700,064
                                                   ===========          ===========        ===========

7. DEPOSITS

   Deposits are summarized as follows:

                                                                                             SEPTEMBER 30,
                                                                          ---------------------------------------------------
                                                  MARCH 31, 1998                   1997                        1996
                                             ------------------------     ---------------------------------------------------
                                                             WEIGHTED                    WEIGHTED                    WEIGHTED
                                                              AVERAGE                     AVERAGE                     AVERAGE
                                                             INTEREST                    INTEREST                    INTEREST
                                                 AMOUNT        RATE          AMOUNT        RATE          AMOUNT        RATE
Transaction accounts:
  Noninterest-bearing checking                 $  1,544,784        - %     $  1,015,942        - %     $    448,721        - %
  Interest-bearing checking                       9,946,781      1.75         8,571,965      2.00         8,612,773      2.00
  Money market                                   11,988,306      3.82         9,693,561      3.78         8,742,290      3.60
                                               ------------                ------------                ------------

          Total transaction accounts             23,479,871      2.69        19,281,468      2.79        17,803,784      2.74
                                               ------------                ------------                ------------

Passbook savings account                         25,795,849      2.50        25,983,346      2.50        27,873,378      2.50
                                               ------------                ------------                ------------

Certificates of deposit:
  3.00% to 3.99%                                    578,927      3.94           577,558      3.94           888,009      3.95
  4.00% to 4.99%                                  5,910,820      4.78         7,062,476      4.78        10,839,013      4.68
  5.00% to 5.99%                                 82,196,282      5.42        81,184,023      5.43        72,102,875      5.36
  6.00% to 6.99%                                 11,391,636      6.22         9,794,905      6.26        13,371,658      6.42
  7.00% to 7.99%                                  4,762,157      7.03         4,788,445      7.03         4,930,052      7.07
  8.00% to 8.99%                                                                                             15,661      8.02
                                               ------------                ------------                ------------

          Total certificates of deposit         104,839,822      5.54       103,407,407      5.53       102,147,268      5.50
                                               ------------                ------------                ------------

          Total                                $154,115,542      4.59      $148,672,221      4.64      $147,824,430      4.60
                                               ============                ============                ============

   The aggregate amount of jumbo certificates of deposit with a minimum principal amount of $100,000 was approximately $4,828,000, $4,974,000 and $4,670,000 at March 31, 1998, September 30, 1997 and 1996, respectively. Jumbo certificates of deposit are not issued at premium rates.

   The scheduled maturities of certificates of deposit follows:

                                           MARCH 31, 1998                         SEPTEMBER 30, 1997
                                    ------------------------------         ---------------------------------
                                                         WEIGHTED                                 WEIGHTED
                                                          AVERAGE                                 AVERAGE
    MATURE WITHIN                         AMOUNT           RATE                  AMOUNT             RATE
    One year                              $ 65,334,551        5.31 %             $ 63,063,243           5.29 %
    Two years                               26,350,592        5.97                 22,632,981           5.66
    Three years                              8,601,016        5.81                 13,739,992           6.34
    Four years                               1,276,633        5.37                  2,510,930           5.52
    Five years                               3,141,486        5.76                  1,240,020           5.77
    Thereafter                                 135,544        7.08                    220,241           6.93
                                          ------------                           ------------

              Total                       $104,839,822        5.54 %             $103,407,407           5.53 %
                                          ============                           ============

8. ADVANCES FROM FEDERAL HOME LOAN BANK OF DES MOINES

   Advances from the Federal Home Loan Bank of Des Moines ("FHLB") at September 30, 1997 are summarized as follows:

                                                                                              INTEREST
      MATURITY DATE                                                                AMOUNT       RATE
      March 31, 1998                                                            $  300,000      5.60 %
      March 31, 1999                                                               300,000       5.93
      March 31, 2000                                                               300,000       6.15
      March 30, 2001                                                               300,000       6.35
      March 29, 2002                                                               500,000       6.40
      March 31, 2003                                                               500,000       6.57
                                                                                ----------

                                                                                $2,200,000
                                                                                ==========

   The Bank has the ability to borrow funds from the FHLB under a blanket agreement which assigns all investments in FHLB stock as well as qualifying first mortgage loans equal to 150% of the outstanding balance as collateral to secure the amounts borrowed. At March 31, 1998 and at September 30, 1997, the Bank had approximately $72,000,000 and $78,000,000, respectively, in borrowing capacity available to it under the above-mentioned borrowing arrangement.

9. INCOME TAXES

   Income tax (benefits) expense is summarized as follows:

                                      SIX MONTHS ENDED
                                         MARCH 31,                           YEARS ENDED SEPTEMBER 30,
                               -----------------------------      ---------------------------------------------
                                      1998            1997                1997           1996            1995
Current                             $545,460       $ 704,620          $  589,520      $ 932,035        $650,724
Deferred                             (11,526)       (241,787)            435,066       (562,061)        (37,244)
                                    --------       ---------          ----------      ---------        --------

             Total                  $533,934       $ 462,833          $1,024,586      $ 369,974        $613,480
                                    ========       =========          ==========      =========        ========

   Income tax expense for the years ended September 30, 1997, 1996 and 1995 and March 31, 1997 and 1998 differs from that computed at the Federal statutory rate of 34 percent as follows:

                                          1997                          1996                           1995
                              -------------------------      -------------------------      ------------------------
                                  AMOUNT           %             AMOUNT          %              Amount          %
Tax at statutory Federal
  income tax rate                 $1,002,142       34.0 %         $426,168        34.0 %         $625,250       34.0 %
Increase (decrease)
  resulting from:
    State taxes                       94,606        3.2             29,462         2.4             73,279        4.0
    Other                            (72,162)      (2.4)           (85,656)       (6.9)           (85,049)      (4.6)
                                  ----------      -----           --------       -----           --------      -----

           Total                  $1,024,586       34.8 %         $369,974        29.5 %         $613,480       33.4 %
                                  ==========      =====           ========       =====           ========      =====

                                                                    SIX MONTHS ENDED MARCH 31,
                                                    ----------------------------------------------------------
                                                                 1998                            1997
                                                    --------------------------      --------------------------
                                                          AMOUNT           %              AMOUNT           %
Tax at statutory Federal income tax rate                  $513,566        34.0 %          $461,464        34.0 %
Increase (decrease) resulting from:
    State taxes                                             42,294         2.8              42,414         3.2
    Other                                                  (21,926)       (1.5)            (41,045)       (3.1)
                                                          --------       -----            --------       -----

           Total                                          $533,934        35.3 %          $462,833        34.1 %
                                                          ========       =====            ========       =====

   The components of deferred tax assets and liabilities follows:

                                                          MARCH 31,                SEPTEMBER 30,
                                                         ----------       --------------------------------
                                                            1998                 1997              1996
Deferred tax assets:
  Bad debt reserve                                         $255,450             $223,756        $  141,783
  Deferred loan fees                                         48,212               61,732            88,769
  Premises and equipment                                    322,972              312,269           333,502
  Management Recognition and Development
    Plan stock awards                                        37,720               37,720            37,720
  SAIF recapitalization                                                                            414,143
  Supplemental retirement plan                              108,379              103,412            95,948
  Other                                                      31,004               31,130            15,967
                                                           --------             --------        ----------
           Total deferred tax assets                        803,737              770,019         1,127,832

Deferred tax liabilities:
  FHLB stock dividends                                      166,431              166,431           166,431
  Mortgage servicing rights                                 122,497               77,253
                                                           --------             --------        ----------

           Total deferred tax liabilities                   288,928              243,684           166,431
                                                           --------             --------        ----------

Net deferred tax assets                                    $514,809             $526,335        $  961,401
                                                           ========             ========        ==========

10. REGULATORY CAPITAL REQUIREMENTS

   The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

   Quantitative measures that have been established by regulation to ensure capital adequacy require the Bank to maintain minimum capital amounts and ratios (set forth in the table below). The Bank's primary regulatory agency, the OTS, requires that the Bank maintain minimum ratios of tangible capital (as defined in the regulations) of 1.5%, core capital (as defined) of 3%, and total risk-based capital (as defined) of 8%. The Bank is also subject to prompt corrective action capital requirement regulations set forth by the FDIC. The FDIC requires the Bank to maintain minimum of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of March 31, 1998 and September 30, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

   As of March 31, 1998 and September 30, 1997 and 1996, the most recent notification from the OTS categorized the Bank as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well capitalized" the Bank must maintain minimum total risk-based, Tier I risk-based, Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

                                                                                                            TO BE CATEGORIZED AS
                                                                                                             "WELL CAPITALIZED"
                                                                                                                UNDER PROMPT
                                                                               FOR CAPITAL                   CORRECTIVE ACTION
                                                   ACTUAL                   ADEQUACY PURPOSES                   PROVISIONS
                                        --------------------------      ------------------------        --------------------------
(DOLLARS IN THOUSANDS)                     AMOUNT         RATIO            AMOUNT        RATIO             AMOUNT         RATIO
AS OF MARCH 31, 1998:
  Tangible capital (to total assets)          $24,589       13.39 %           $2,754       1.50 %               N/A           N/A
  Core capital (to total assets)               24,589       13.39 %            5,507       3.00 %               N/A           N/A
  Total risk-based capital (to risk-
    weighted assets)                           25,248       26.27 %            7,608       8.00 %             $9,610        10.00 %
  Tier I risk-based capital (to risk-
    weighted assets)                           24,589       25.59 %             N/A         N/A                5,766         6.00 %
  Tier I leverage capital (to average
    assets)                                    24,589       13.49 %             N/A         N/A                9,112         5.00 %
AS OF SEPTEMBER 30, 1997:
  Tangible capital (to total assets)           23,839       13.29 %            2,691       1.50 %               N/A           N/A
  Core capital (to total assets)               23,839       13.29 %            5,382       3.00 %               N/A           N/A
  Total risk-based capital (to risk-
    weighted assets)                           24,448       28.74 %            6,804       8.00 %             $8,506        10.00 %
  Tier I risk-based capital (to risk-
    weighted assets)                           23,839       28.03 %             N/A         N/A                5,103         6.00 %
  Tier I leverage capital (to average
    assets)                                    23,839       13.33 %             N/A         N/A                8,941         5.00 %
AS OF SEPTEMBER 30, 1996:
  Tangible capital (to total assets)           22,504       12.59 %            2,682       1.50 %               N/A           N/A
  Core capital (to total assets)               22,504       12.59 %            5,364       3.00 %               N/A           N/A
  Total risk-based capital (to risk-
    weighted assets)                           22,976       29.41 %            6,249       8.00 %              7,811        10.00 %
  Tier I risk-based capital (to risk-
    weighted assets)                           22,504       28.81 %             N/A         N/A                4,687         6.00 %
  Tier I leverage capital (to average
    assets)                                    22,504       12.54 %             N/A         N/A                8,974         5.00 %

   A reconciliation of stockholders' equity and regulatory risk-based capital follows (dollars in thousands):


                                                              MARCH 31,                  SEPTEMBER 30,
                                                              ---------             ------------------------
                                                                1998                  1997            1996
Stockholders' equity                                            $24,649              $23,858         $22,504
Less disallowed mortgage servicing rights                           (60)                 (19)              -
                                                                -------              -------         -------

Tangible capital                                                 24,589               23,839          22,504
General valuation allowances                                        659                  609             472
                                                                -------              -------         -------

Regulatory risk-based capital                                   $25,248              $24,448         $22,976
                                                                =======              =======         =======

   The OTS has issued a final regulation adding an interest rate risk component to the risk-based capital standards (the "final IRR rule"). Institutions with a greater than normal interest rate exposure must take a deduction from the total capital available to meet their risk-based capital requirement. That deduction is equal to one-half of the difference between the institution's actual measured exposure and the normal level of exposure as defined by the regulation. Savings institutions such as the Bank, with less than $300,000,000 in assets and risk-based capital in excess of 12% are not subject to the final IRR rule.

   OTS regulations permit the Holding Company to waive receipt of dividends from the Bank with prior OTS approval. Under the provisions of the notice of intent to waive dividends approved by the OTS, the cumulative amount of such waived dividends constitutes restricted retained earnings and is available for declaration as a dividend solely to the Holding Company. Such dividends must be considered as having been paid by the Bank in evaluating any proposed dividend under OTS capital distribution regulations. In the event that the Holding Company undertakes a mutual-to-stock conversion, the appraisal submitted in connection with the conversion application must take into account the amount of dividends waived by the Holding Company. As of March 31, 1998 and September 30, 1997, the cumulative amount of dividends waived by the Holding Company and restricted by the above provisions was approximately $4,961,250 and $4,152,750, respectively. The Bank cannot pay cash dividends in excess of the higher of (i) net income to date during the calendar year plus one-half of surplus capital over regulatory capital or amounts which would result in the Bank not maintaining adequate capital requirements imposed by the OTS or (ii) 75% of net income over the most recent four-quarter period.

   On September 30, 1996, the Deposit Insurance Fund Act ("DIF Act") was enacted into law. Among other things, the DIF Act authorizes the FDIC to impose a special one-time assessment on each depository institution with SAIF-assessable deposits so that the SAIF may achieve its designated reserve ratio. The Bank's assessment was $1,010,105 on a pre-tax basis and is reflected in the accompanying statement of income for the year ended September 30, 1996. In addition, the DIF Act provides for the merger of the BIF and the SAIF on January 1, 1999, but only if no insured depository institution is a savings association on that date. The DIF Act contemplates the development of a common charter for all federally chartered depository institutions and the abolition of separate charters for national banks and federal savings associations. It is not known what form the common charter may take and what effect, if any, the adoption of a new charter would have on the financial condition or results of operations of the Bank.

11. EMPLOYEE BENEFITS

   The 1994 Management Recognition and Development Plan ("MRDP") was adopted on January 18, 1995. The MRDP is administered by the Board of Directors of the Bank. Collectively, the Board reserved 24,000 shares of the Bank's common stock for award pursuant to the MRDP, all of which have been awarded and will vest over a five-year period beginning on January 18, 1995. The value of the common stock contributed to the MRDP is being amortized to compensation expense over the vesting period. Such compensation expense amounted to $27,600 for the six months ended March 31, 1998 and 1997 and $55,200, $55,200 and $38,600 during the years ended September 30, 1997, 1996 and 1995, respectively.

   During 1996, the Bank executed a Supplemental Retirement Benefit agreement for its then chief executive officer. Under the terms of the agreement, the officer is to receive $2,473 monthly, commencing upon retirement, for a total of 15 years. The net present value of these payments is reflected in other liabilities and totaled $264,300, $252,000 and $234,000 at March 31, 1998 and September 30, 1997 and 1996, respectively. Compensation expense under this plan totaled $19,500 and $8,915 for the six months ended March 31, 1998 and 1997, respectively, and $18,200 and $234,000 for the years ended September 31, 1997 and 1996, respectively.

   Substantially all full-time salaried employees are included in a trusteed, defined benefit pension plan. The benefits contemplated by the plan are funded through payments to the Financial Institutions Retirement Fund, which operates as a multiemployer plan. Statement of Financial Accounting Standards No. 87 ("SFAS 87") Employers Accounting for Pensions requires that an employer participating in a multiemployer plan recognize as net pension cost the amount of the required contribution for the period and as a liability the amount of any contributions which are due and unpaid. During the six months ended March 31, 1998 and 1997 and during the years ended September 30, 1997, 1996 and 1995, the Bank was not required to make any contributions to the plan because it was fully funded and accordingly, no pension expense was required to be recorded. At March 30, 1998 and at September 30, 1997 and 1996, the Bank had no liability for contributions due and unpaid.

   Effective July 1, 1995, the Bank established a 401(k) savings plan for eligible employees. The Bank has historically matched 50% of each participant's contribution up to a maximum of 4%. The Bank's contributions to this plan approximated $17,400 for the six months ended March 31, 1998 and 1997 and $37,476, $36,700 and $7,859 for the years ended September 30, 1997,
   1996 and 1995, respectively.

   In connection with the Plan of Reorganization, the Bank has entered into three year employment agreements with certain members of management. Under the agreements, the Bank will pay the members their initial base salaries which may be increased at the discretion of the Board of Directors. Additionally, the agreements provide for severance payments if employment is terminated following a change in control. These payments will be equal to
   2.99 times their average annual compensation paid during the five years immediately preceding the change in control.

   Effective October 1, 1996, the Bank adopted Statement of Financial Accounting Standard No. 123, Accounting for Stock-Based Compensation. As permitted by the standard, the Bank has elected to continue following the guidance of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, for measurement and recognition of stock-based transactions with employees.

   On January 18, 1995, the Board of Directors established the Stock Option Plan (the "Plan") and reserved 60,000 shares of the Bank's common stock to be awarded under the Plan. On January 25,

   1995, the Board granted 49,800 shares to certain officers, employees and directors at an exercise price of $11.88 per share. The remaining shares were granted on October 15, 1997 at an exercise price of $25.63. The options vest 20% each year from the date of grant and expire no later than ten years from the date of grant. Had compensation cost for the Bank's stock-based compensation been determined based on fair value at the grant dates for the awards, the Bank's net income and earnings per share would not be materially different than that which has been reported.

   A summary of the status of the Bank's Stock Option Plan follows:


                                               WEIGHTED
                                               AVERAGE        REMAINING
                                               EXERCISE      CONTRACTUAL       EXERCISABLE         OUTSTANDING
                                                PRICE           LIFE              SHARES             SHARES
October 1, 1994:
  Granted                                       $11.88           -                  -                49,800
  Exercised                                                                                            -
                                                                                                    -------

September 30, 1995                               11.88           9.33                                49,800
  Granted                                                                                              -
  Exercised                                                                                            -
                                                                                                    -------

September 30, 1996                               11.88           8.33              9,960             49,800
  Granted                                                                                              -
  Exercised                                      11.88                                                 (800)
                                                                                                    -------

September 30, 1997                               11.88           7.33             19,120             49,000

  Granted                                        25.63                                               10,200
  Exercised                                      11.88                                              (11,040)
                                                                                                    -------

March 31, 1998                                   14.79           6.83             13,860             48,160
                                                                                                    =======

12. CONTINGENCIES

   The Bank is a defendant in legal actions arising from normal business activities. Management, after consultation with general counsel, believes that the resolution of these actions will not have any material adverse effect on the Bank's consolidated financial statements.

   Legislation is proposed periodically providing for a comprehensive reform of the banking and thrift industries, and has included provisions that would (i) require federal savings associations to convert to a national bank or a state-chartered bank or thrift, (ii) require all savings and loan holding companies to become bank holding companies and (iii) abolish the OTS. Included in such proposed legislation may be provisions imposing material limitations on the non-banking activities of federal savings associations.
   It is uncertain when or if any of this type of legislation will be passed, and, if passed, in what form the legislation would be passed. As a result, management cannot accurately predict the possible impact of such legislation on the Bank.

13. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND CONCENTRATIONS OF CREDIT RISK

   The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers in the way of commitments to extend credit. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's creditworthiness on a case-by-case basis.

   At September 30, 1997 and 1996, the Bank had commitments net of noncash portion of refinanced loans to originate loans of approximately $4,982,000 and $4,620,000, respectively, of which approximately $2,772,000 and $1,931,000 were at fixed rates. Such commitments at March 31, 1998 totaled $7,276,000 of which approximately $5,216,000 were at fixed rates.

   Substantially all of the Bank's loans are to borrowers located in St. Louis, Missouri and the surrounding counties.

14. FAIR VALUE OF FINANCIAL INSTRUMENTS

   The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments. The estimated fair value amounts have been determined by the Bank using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Bank could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

   Approximate carrying values and estimated fair values are summarized as follows:

                                                 MARCH 31, 1998           SEPTEMBER 30, 1997            SEPTEMBER 30, 1996
                                           -------------------------  --------------------------  ----------------------------
                                           APPROXIMATE    ESTIMATED   APPROXIMATE      ESTIMATED   APPROXIMATE       ESTIMATED
                                             CARRYING       FAIR        CARRYING         FAIR        CARRYING          FAIR
                                              VALUE         VALUE        VALUE           VALUE        VALUE            VALUE
ASSETS:
  Cash and cash equivalents                $ 14,028,000   14,028,000  $  6,284,000  $  6,284,000   $  9,022,000  $  9,022,000
  Bankers Acceptances                                                                                   491,000       491,000
  Investment securities                      11,036,000   11,043,000    16,068,000    16,071,000     14,521,000    14,476,000
  Mortgage-backed and related securities      6,120,000    6,409,000     6,362,000     6,647,000      7,424,000     7,646,000
  Loans:
    Loans held for sale                      21,695,000   21,934,000    14,384,000    14,559,000      7,209,000     7,355,000
    Loans receivable (net of allowance for
     loan losses of $664,422, $612,852 and
     $478,804, respectively)                124,734,000  127,154,000   130,359,000   133,476,000    134,044,000   136,752,000
    Mortgage servicing rights                   299,000      299,000       188,000       188,000

LIABILITIES:
  Transaction accounts                       23,480,000   23,480,000    19,281,000    19,281,000     17,804,000    17,804,000
  Passbook savings accounts                  25,796,000   25,796,000    25,983,000    25,983,000     27,873,000    27,873,000
  Certificates of deposit                   104,840,000  104,708,000   103,407,000   103,232,000    102,147,000   101,594,000
  Advances from Federal Home Loan Bank        1,900,000    1,900,000     2,200,000     2,188,000      3,000,000     2,950,000

   Cash and cash equivalents, bankers acceptances, mortgage servicing rights, transaction accounts and passbook savings are shown at their face value.

   The fair value of investment and mortgage-backed and related securities is based on quoted market prices and prices obtained from independent pricing services. The fair value of loans and advances from Federal Home Loan Bank is estimated based on present values using applicable risk-adjusted spreads to the U.S. Treasury curve to approximate current interest rates applicable to each category of such financial instruments. The fair value of loans held for sale is estimated using current investor commitment prices.

   No adjustment was made to the interest rates for changes in credit of performing loans for there are no known credit concerns. Management segregates loans in appropriate risk categories. Management believes that the risk factor embedded in the interest rates along with the general reserves applicable to the performing loan portfolio results in a fair valuation of such loans.

   The fair value estimates presented herein are based on pertinent information available to management. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

15. PROSPECTIVE IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

   In June 1997, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 130, Reporting of Comprehensive Income and SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. Both statements are effective for financial statements for periods beginning after December 15, 1997. Statement No. 130 establishes standards for reporting and display of comprehensive income in a full set of general purpose financial statements. An enterprise shall continue to display an amount for net income but will also be required to display other comprehensive income, which includes other changes in equity. Statement No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major customers.

   SFAS No. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits, was issued in February 1998. This statement standardizes disclosure requirements for pensions and other postretirement benefits and requires additional disclosure on changes in benefit obligations and fair values of plan assets in order to facilitate financial analysis. SFAS No. 132 is effective for fiscal years beginning after December 15, 1997, with earlier application encouraged.

   Adoption of these statements is not anticipated to have a significant effect upon the presentation of the Company's financial statements.

16. PLAN OF CONVERSION AND STOCK ISSUANCE - SUBSEQUENT EVENT (UNAUDITED)

   On April 15, 1998, the Board of Directors adopted a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan") to convert Pulaski Bancshares, M.H.C. from a federal mutual holding company to a Delaware corporation to become the parent company of the Bank. The new Delaware corporation will exchange certain shares of its common stock for the outstanding common stock of the Bank and will issue and offer for sale certain additional shares of its common stock. The additional shares of common stock of the new Delaware corporation will be offered to eligible account holders of the Bank as of March 31, 1997, who will receive nontransferable subscription rights to purchase these shares, as well as certain other persons as provided for in the Plan. The amount and pricing of the proposed stock offering will be based on an independent appraisal of the Bank.

   In connection with the proposed transaction, an application will be filed with the Office of Thrift Supervision and a registration statement with the U.S. Securities and Exchange Commission with respect to the reorganization and common stock offering. After receipt of the required regulatory approvals, the Plan will be submitted to the members of Pulaski Bancshares, M.H.C. for approval by at least a majority of the votes eligible to be cast at a special meeting and will also be submitted to Bank's stockholders for approval at a special meeting. The transaction is expected to be completed during the fourth quarter of fiscal 1998. Costs related to the conversion will be deferred and, upon conversion, such costs and any additional costs will be charged against the proceeds from the sale of the stock. As of March 31, 1998, deferred costs relating to the conversion were not material. If the conversion is terminated, these deferred costs will be expensed to operations.

                                  * * * * * *

                                   GLOSSARY

ARM loans                          Adjustable-rate mortgage loans.

Direct Community Offering          The offering of shares of the common stock to
                                   the general public with preference given first to the public stockholders of the Bank and second to natural persons and trusts of natural persons who are residents of the Bank's Local Community.

Eligible Account Holders           Holders of savings accounts at the Bank with
                                   balances of at least $50 as of March 31, 1997.

ESOP Employee Stock Ownership Plan to be implemented by the Bank in the conversion.

Exchange Act                       The Securities Exchange Act of 1934, as
                                   amended.

Expiration Date                    _________, 1998, the date on which the
                                   Subscription Offering ends.

FASB                               Financial Accounting Standards Board.

FDIC                               Federal Deposit Insurance Corporation.

FHLB                               Federal Home Loan Bank.

Fannie Mae                         Federal National Mortgage Association.

Freddie Mac                        Federal Home Loan Mortgage Corporation.

GAAP                               Generally accepted accounting principles.

GNMA                               Government National Mortgage Association.

IRA                                Individual Retirement Account.

IRS                                Internal Revenue Service.

Local Community                    St. Louis, Missouri; St. Charles, Jefferson,
                                   Franklin and St. Louis Counties, Missouri;
                                   and Jersey, St. Clair, Monroe and Madison
                                   Counties, Illinois.

MHDC                               Missouri Housing Development Commission.

NASD                               National Association of Securities Dealers,
                                   Inc.

Other Members                      Depositors of the Bank as of __________, 1998
                                   and borrowers of the Bank as of May 11, 1994 whose loans continue to be outstanding as of ________, 1998.

OTS                                Office of Thrift Supervision of the United
                                   States Department of the Treasury.

Plan of Conversion                 The plan of conversion adopted by the Bank,
                                   pursuant to which the conversion is being undertaken.

RP Financial                       RP Financial, LC., the firm the Bank engaged
                                   to prepare the appraisal of its estimated pro forma market value in the conversion and to advise the Bank about its business plan.

SAIF                               Savings Association Insurance Fund.

SEC                                Securities and Exchange Commission.

Securities Act                     The Securities Act of 1933, as amended.

SFAS                               Statement of Financial Accounting Standards.

Subscription Offering              The offering of shares of the common stock,
                                   in order to priority, to Eligible Account
                                   Holders, the ESOP, Supplemental Eligible
                                   Account Holders and Other Members.

Supplemental Eligible Account
 Holders Holders of accounts at the Bank with balances of at least $50 as of June 30, 1998.

Syndicated Community Offering      The offering of shares of the common stock to
                                   the general public by a group of selected dealers.

VA                                 Veteran's Administration

No dealer, salesman or any other person has been authorized to give any information or to make any representation other than as contained in this prospectus in connection with the offering made hereby, and, if given or made, such other information or representation must not be relied upon as having been authorized by Pulaski Financial Corp. or Pulaski Bank, A Federal Savings Bank. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Pulaski Financial Corp. or Pulaski Bank, A Federal Savings Bank since any of the dates as of which information is furnished herein or since the date hereof.



                       [Logo for Pulaski Financial Corp.]



                         (Proposed Holding Company for
                     Pulaski Bank, A Federal Savings Bank)



                        5,100,000 to 7,935,000 Shares of
                                  Common Stock


                                ________________

                                   PROSPECTUS

                                ________________



                            CHARLES WEBB & COMPANY,
                  a Division of Keefe, Bruyette & Woods, Inc.


                                ______ __, 1998



UNTIL THE LATER OF _______, 1998, OR 25 DAYS AFTER COMMENCEMENT OF THE SYNDICATED COMMUNITY OFFERING OF COMMON STOCK, IF ANY, ALL DEALERS THAT BUY, SELL OR TRADE THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                PART II: INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13.  Other Expenses of Issuance and Distribution*

  Legal fees and expenses.....................  $210,000
  Securities marketing firm legal fees........    35,000
  Securities marketing firm expenses..........    10,000
  EDGAR, printing, copying, postage, mailing..   150,000
  Appraisal/business plan fees and expenses...    45,000
  Accounting fees.............................   150,000
  Data processing fees and expenses...........    10,000
  SEC filing fee..............................    32,000
  OTS filing fee..............................     8,400
  Blue sky legal fees and expenses............     2,000
  Other.......................................    25,600
                                                --------
       Total..................................  $678,000
                                                ========

     *Estimated.

     In addition to the above expenses, Charles Webb & Company will receive a fee of 0.80% of the aggregate purchase price of the shares of common stock sold in the Subscription Offering and the Direct Community Offering, excluding shares purchased by the ESOP and by officers and directors of the Bank and their associates. See "THE CONVERSION AND REORGANIZATION -- Plan of Distribution and Selling Commissions."

Item 14.  Indemnification of Officers and Directors

     Article XVI of the Certificate of Incorporation of Pulaski Financial Corp. requires indemnification of directors, officers and employees to the fullest extent permitted by Delaware law.

     Section 145 of the Delaware General Corporation Law sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities:

     145 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.--(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

    (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


Item 15.  Recent Sales of Unregistered Securities.

          Not Applicable

Item 16.  Exhibits and Financial Statement Schedules

          The exhibits filed as part of this Registration Statement are as follows:

(a)       List of Exhibits

1.1       -   Form of proposed Agency Agreement among Pulaski Finanancial Corp.,
              Pulaski Bank, a Federal Savings Pulaski Bancshares, M.H.C. and
              Charles Webb & Company

1.2       -   Engagement Letter with Pulaski Bank, A Federal Savings Bank and
              Charles Webb & Company

2         -   Plan of Conversion and Agreement and Plan of Reorganization of
              Pulaski Bancshares, M.H.C. and Pulaski Bank, A Federal Savings
              Bank

3.1       -   Certificate of Incorporation of Pulaski Financial Corp.

3.2       -   Bylaws of Pulaski Financial Corp.

4         -   Form of Certificate for Common Stock

5         -   Opinion of Breyer & Aguggia LLP regarding legality of securities registered. (a)

8.1       -   Tax Opinion of Breyer & Aguggia LLP (a)

8.2       -   Opinion of RP Financial, LC. as to the value of subscription rights

10.1      -   Proposed Form of Employment Agreement for Executive Officers

10.2      -   Proposed Form of Severance Agreement for Senior Officers

10.3      -   Pulaski Bank, A Federal Savings Bank 401(k) Plan (a)

10.4      -   Proposed Form of Employee Stock Ownership Plan

21        -   Subsidiaries of Pulaski Financial Corp.

23.1      -   Consent of Deloitte & Touche LLP

23.2      -   Consent of Breyer & Aguggia LLP as to its Tax Opinion (a)

23.3      -   Consent of RP Financial, LC.

23.4      -   Consent of Breyer & Aguggia LLP (a)

24        -   Power of Attorney (included in signature page)

99.1      -   Order Form

99.2      -   Solicitation and Marketing Materials

99.3      -   Appraisal Agreement with RP Financial, LC.

99.4      -   Appraisal Report of RP Financial, LC.  (a)

99.5      -   Proxy Statement for Special Meeting of Members of Pulaski
              Bancshares, M.H.C.

99.6      -   Proxy Statement for Special Meeting of Stockholders of Pulaski
              Bank, A Federal Savings Bank

______________
(a)       To be filed by amendment.

Item 17.  Undertakings

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended ("Securities Act");

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) The undersigned registrant hereby undertakes to provide the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri on the 9th day of June 1998.

                              PULASKI FINANCIAL CORP.



                              By: /s/ William A. Donius
                                  ---------------------------------------
                                  William A. Donius
                                  President and Chief Executive Officer

     We, the undersigned directors and officers of Pulaski Financial Corp., do hereby severally constitute and appoint William A. Donius and Thomas F. Hack, our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute all instruments for us and in our names in the capacities indicated below which said William A. Donius and Thomas F. Hack may deem necessary or advisable to enable Pulaski Financial Corp. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-1 relating to the offering of Pulaski Financial Corp.'s Common Stock, including specifically but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that William A. Donius and Thomas F. Hack shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                 Title                                       Date
----------                 -----                                       ----

/s/ William A. Donius      President, Chief Executive Officer      June 9, 1998
------------------------
William A. Donius          and Director (Principal Executive
                           Officer)



/s/ Thomas F. Hack         Chief Financial Officer,Treasurer       June 9, 1998
------------------------
Thomas F. Hack             and Director (Principal Financial and
                           Accounting Officer)


/s/ Michael J. Donius      Executive Vice President,               June 9, 1998
------------------------
Michael J. Donius          Chief Operating Officer and Director

/s/ Robert A. Ebel               Director                          June 9, 1998
------------------------
Robert A. Ebel


/s/ E. Douglas Britt             Director                          June 9, 1998
------------------------
E. Douglas Britt


/s/ Garland A. Dorn              Director                          June 9, 1998
------------------------
Garland A. Dorn


/s/ Dr. Edward J. Howenstein     Director                          June 9, 1998
----------------------------
Dr. Edward J. Howenstein

                               INDEX TO EXHIBITS

 1.1   --     Form of proposed Agency Agreement among Pulaski Financial Corp.,
              Pulaski Bank, A Federal Savings Bank, Pulaski Bancshares, M.H.C.
              and Charles Webb & Company

 1.2   --     Engagement Letter between Pulaski Bank, A Federal Savings Bank and
              Charles Webb & Company

 2     --     Plan of Conversion and Agreement and Plan of Reorganization of
              Pulaski Bank, A Federal Savings Bank and Pulaski Bancshares,
              M.H.C.

 3.1   --     Certificate of Incorporation of Pulaski Financial Corp.

 3.2   --     Bylaws of Pulaski Financial Corp.

 4     --     Form of Certificate for Common Stock

 5     --     Opinion of Breyer & Aguggia LLP regarding legality of securities registered (a)

 8.1   --     Tax Opinion of Breyer & Aguggia LLP (a)

 8.2   --     Opinion of RP Financial, LC. as to the value of subscription rights

10.1   --     Proposed Form of Employment Agreement for Executive Officers

10.2   --     Proposed Form of Severance Agreement for Senior Officers

10.3   --     Pulaski Bank, A Federal Savings Bank 401(k) Plan (a)

10.4   --     Proposed Form of Employee Stock Ownership Plan

21     --     Subsidiaries of Pulaski Financial Corp.

23.1   --     Consent of Deloitte & Touche LLP

23.2   --     Consent of Breyer & Aguggia LLP as to its Federal Tax Opinion (a)

23.3   --     Consent of RP Financial, LC.

23.4   --     Consent of Breyer & Aguggia (a)

24     --     Power of Attorney (included in signature page)

99.1   --     Order Form

99.2   --     Solicitation and Marketing Materials

99.3   --     Appraisal Agreement with RP Financial, LC.

99.4   --     Appraisal Report of RP Financial, LC. (a)

99.5   --     Proxy Statement for Special Meeting of Members of Pulaski
              Bancshares, M.H.C.

99.6   --     Proxy Statement for Annual Meeting of Stockholders of Pulaski
              Bank, A Federal Savings Bank

________________________
(a) To be filed by amendment.